                          CREDIT AND REIMBURSEMENT AGREEMENT




                            DATED AS OF SEPTEMBER 1, 1997


                                        AMONG


                CENTERPOINT O'HARE, L.L.C., AS REIMBURSEMENT OBLIGOR,

                   CENTERPOINT PROPERTIES CORPORATION, AS GUARANTOR

                          THE FIRST NATIONAL BANK OF CHICAGO

             AS ADMINISTRATIVE AGENT, LETTER OF CREDIT ISSUER AND LENDER

     DRESDNER BANK AG NEW YORK AND GRAND CAYMAN BRANCHES, AS CO-AGENT AND LENDER

                              THE SEVERAL OTHER LENDERS
                           FROM TIME TO TIME PARTIES HERETO

                                  TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I     DEFINITIONS...................................................  2

ARTICLE II    TERMS OF CREDIT AND DOCUMENTS................................. 19
    2.1.  Agreement to Provide Credit....................................... 19
    2.2   Participation..................................................... 20
    2.3   Reimbursement of Advances......................................... 20
    2.4   Interest on Advances Other Than Term Loan Advances................ 21
    2.5.  Payment of Reimbursement Obligations.............................. 21
    2.6   Issuing Bank Charges and Expenses................................. 23
    2.7   Letter of Credit Fee.............................................. 23
    2.8   Issuer Fee........................................................ 23
    2.9   Transfer Fee...................................................... 23
    2.10  Interest and Fee Basis............................................ 23
    2.11. Applicable Margins................................................ 24
    2.12  Cure.............................................................. 24
    2.13. Method of Payment................................................. 25
    2.14. Lending Installations............................................. 25
    2.15. Non-Receipt of Funds by the Administrative Agent.................. 25
    2.16. Reserved.......................................................... 26
    2.17. Withholding Tax Exemption......................................... 26
    2.18. Usury............................................................. 27
    2.19. Application of Moneys Received.................................... 27
    2.20. Letter of Credit Collateral Account............................... 28

ARTICLE III   TERM LOAN FACILITY............................................ 28
    3.1.  Conversion to Term Loan........................................... 28
    3.2.  Conversion and Continuation of Outstanding Advances............... 28
    3.3.  Minimum Amount of Each LIBOR Advance.............................. 29
    3.4.  Optional Principal Payments....................................... 29
    3.5.  Changes in Interest Rate, Etc. for Term Loan Advances............. 29
    3.6.  Rates Applicable After Default For Term Loan Advances............. 30
    3.7.  Notes; Telephonic Notices......................................... 30
    3.8.  Interest Payment Dates for Term Loan Advances..................... 30
    3.9.  Notification of Interest Rates and Prepayments.................... 31

ARTICLE IV    CHANGE IN CIRCUMSTANCES....................................... 31
    4.1.  Yield Protection.................................................. 31
    4.2.  Changes in Capital Adequacy Regulations........................... 32
    4.3.  Availability of LIBOR Advances.................................... 32
    4.4.  Funding Indemnification........................................... 33
    4.5.  Lender Statements; Survival of Indemnity ......................... 33


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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                           PAGE

    4.6.  Limitation on Guarantor's Liability............................... 33

ARTICLE V CONDITIONS PRECEDENT.............................................. 33
    5.1.  Issuance of Letter of Credit...................................... 33

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF REIMBURSEMENT OBLIGOR.......... 36
    6.1.  Existence......................................................... 36
    6.2.  Authorization and Validity........................................ 36
    6.3.  No Conflict; Government Consent................................... 36
    6.4.  Financial Statements; Material Adverse Change..................... 36
    6.5.  Taxes............................................................. 37
    6.6.  Litigation and Contingent Obligations............................. 37
    6.7.  Subsidiaries...................................................... 37
    6.8.  ERISA............................................................. 37
    6.9.  Accuracy of Information........................................... 37
    6.10. Regulation U...................................................... 37
    6.11. Ownership of Properties........................................... 37
    6.12. Investment Company Act............................................ 38
    6.13. Public Utility Holding Company Act................................ 38
    6.14. Insurance......................................................... 38
    6.15. Environmental Matters............................................. 38
    6.16. Property Manager.................................................. 39

ARTICLE VII   REPRESENTATIONS AND WARRANTIES OF GUARANTOR................... 40
    7.1.  Existence......................................................... 40
    7.2.  Authorization and Validity........................................ 40
    7.3.  No Conflict; Government Consent................................... 40
    7.4.  Financial Statements; Material Adverse Change..................... 41
    7.5.  Taxes............................................................. 41
    7.6.  Litigation and Contingent Obligations............................. 41
    7.7.  Subsidiaries...................................................... 41
    7.8.  ERISA............................................................. 41
    7.9.  Accuracy of Information........................................... 42
    7.10. Regulation U...................................................... 42
    7.11. Material Agreements............................................... 43
    7.12. Compliance With Laws.............................................. 43
    7.13. Ownership of Properties........................................... 43
    7.14. Investment Company Act............................................ 43


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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                           PAGE

    7.15. Public Utility Holding Company Act................................ 43
    7.16. Solvency.......................................................... 43
    7.17. Insurance......................................................... 44
    7.18. NYSE and REIT Status.............................................. 44
    7.19. Environmental Matters............................................. 44
    7.20. Licenses, etc..................................................... 46
    7.21. Judgments......................................................... 46
    7.22. Property Manager.................................................. 46
    7.23. Updated Schedules................................................. 46
    7.24. Unencumbered Assets............................................... 46

ARTICLE VIII  COVENANTS..................................................... 49
    8.1.  Financial Reporting............................................... 49
    8.2.  Notice of Default................................................. 52
    8.3.  Conduct of Business............................................... 52
    8.4.  Taxes............................................................. 53
    8.5.  Insurance......................................................... 53
    8.6.  Compliance with Laws.............................................. 54
    8.7.  Maintenance of Properties......................................... 54
    8.8.  Inspection........................................................ 54
    8.9.  Maintenance of Status............................................. 54
    8.10. Dividends......................................................... 54
    8.11. Merger; Sale or Transfer of Assets................................ 55
    8.12. Transfers of Unencumbered Assets.................................. 55
    8.13. Transfer or Encumbrance of the O'Hare Project..................... 55
    8.14. Ownership and Control............................................. 55
    8.15. Subsidiaries and Qualifying Investment Affiliates................. 56
    8.16. Liens............................................................. 56
    8.17. Affiliates........................................................ 57
    8.18. Interest Rate Hedging............................................. 57
    8.19. Variable Interest Indebtedness.................................... 57
    8.20. Consolidated Net Worth............................................ 57
    8.21. Indebtedness and Cash Flow Covenants.............................. 58
    8.22. Environmental Matters............................................. 58
    8.23. Notification of Rating Change..................................... 59
    8.24. Maximum Revenue from Single Tenant................................ 60
    8.25. Negative Pledge................................................... 60
    8.26. Manager........................................................... 60
    8.27. Acceleration Notice............................................... 60


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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                           PAGE

    8.28.  Lien Searches; Title Searches.................................... 60
    8.29.  Additional Covenants............................................. 60
    8.30.  Calculation of Financial Covenants Upon Property Breaches........ 60
    8.31   Optional Redemption of Bonds..................................... 61

ARTICLE IX  DEFAULTS........................................................ 61

ARTICLE X ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.................... 64
    10.1.  Acceleration and other Remedies.................................. 64
    10.2.  Amendments, Waivers, Decisions................................... 65
    10.3.  Preservation of Rights........................................... 66

ARTICLE XI GENERAL PROVISIONS............................................... 67
    11.1.  Survival of Representations...................................... 67
    11.2.  Governmental Regulation.......................................... 67
    11.3.  Taxes............................................................ 67
    11.4.  Headings......................................................... 67
    11.5.  Entire Agreement................................................. 67
    11.6.  Several Obligations; Benefits of this Agreement.................. 67
    11.7.  Expenses; Indemnification........................................ 67
    11.8.  Numbers of Documents............................................. 68
    11.9.  Accounting....................................................... 68
    11.10. Severability of Provisions....................................... 68
    11.11. Nonliability of Lenders, Arranger, and Administrative Agent...... 68
    11.12. Publicity........................................................ 69
    11.13. Brokers.......................................................... 69
    11.14. Confidentiality.................................................. 69
    11.15. Payment on a Non-Business Day.................................... 70
    11.16. Telecopied or Telexed Documents.................................. 70
    11.17. CHOICE OF LAW.................................................... 70
    11.18. CONSENT TO JURISDICTION.......................................... 70
    11.19. WAIVER OF JURY TRIAL............................................. 71

ARTICLE XII  THE ADMINISTRATIVE AGENT AND AGREEMENTS AMONG LENDERS.......... 71
    12.1.  Appointment...................................................... 71
    12.2.  Powers........................................................... 71
    12.3.  GeneralImmunity.................................................. 71
    12.4.  No Responsibility for Loans, Recitals, etc....................... 71


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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                           PAGE
    12.5.  Action on Instructions of Lenders................................ 72
    12.6.  Employment of Administrative Agents and Counsel.................. 72
    12.7.  Reliance on Documents; Counsel................................... 72
    12.8.  Administrative Agent's Reimbursement and Indemnification......... 72
    12.9.  Rights as a Lender............................................... 73
    12.10. Lender Credit Decision........................................... 73
    12.11. Successor Administrative Agent................................... 73
    12.12. Notice of Defaults............................................... 74
    12.13. Requests for Approval............................................ 74
    12.14. Copies of Documents.............................................. 75
    12.15. Defaulting Lenders............................................... 75

ARTICLE XIII  RATABLE PAYMENTS.............................................. 76
    13.1.  Intentionally Deleted............................................ 76
    13.2.  Ratable Payments................................................. 76

ARTICLE XIV  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.............. 76
    14.1.  Successors and Assigns........................................... 76
    14.2.  Participations................................................... 77
           14.2.1.  Permitted Participants; Effect.......................... 77
           14.2.2.  Voting Rights........................................... 77
    14.3.  Assignments...................................................... 77
           14.3.1.  Permitted Assignments................................... 77
           14.3.2.  Effect; Effective Date.................................. 78
    14.4.  Dissemination of Information..................................... 78
    14.5.  Tax Treatment.................................................... 79
    14.6.  Possession of Credit Documents and Register...................... 79

ARTICLE XV NOTICES.......................................................... 79
    15.1.  Giving Notice.................................................... 79
    15.2.  Change of Address................................................ 79
    15.3.  Accounts......................................................... 79

ARTICLE XVI   COUNTERPARTS.................................................. 80


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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                           PAGE

Exhibits:

Exhibit A Table of Applicable Margins and Letter of Credit Fee
Exhibit B Form of Opinion
Exhibit C Form of Compliance Certificate
Exhibit D Form of Assignment Agreement
Exhibit E Form of Loan/Credit Related Money Transfer Instruction
Exhibit F Minimum Specifications for Environmental Investigations
Exhibit G Form of Letter of Credit

Schedules:

Schedule 1    Subsidiaries and Other Investments
Schedule 2    Unencumbered Assets
Schedule 3    Indebtedness and Liens
Schedule 4    Plans and Multiemployer Plans
Schedule 5    Environmental Disclosures
Schedule 6    Noncompliance with Laws
Schedule 7    Litigation and Investigations
Schedule 8    Contingent Obligations
Schedule 9    Indebtedness Defaults

                        CREDIT AND REIMBURSEMENT AGREEMENT

    This Credit and Reimbursement Agreement, dated as of September 1, 1997, is among CENTERPOINT O'HARE, L.L.C., an Illinois limited liability company ("REIMBURSEMENT OBLIGOR"), CENTERPOINT PROPERTIES CORPORATION, a Maryland corporation (the "GUARANTOR"), the several banks, financial institutions and other entities from time to time parties to this Agreement (collectively, the "LENDERS"), DRESDNER BANK AG NEW YORK AND GRAND CAYMAN BRANCHES, not individually but as "CO-AGENT" and THE FIRST NATIONAL BANK OF CHICAGO, not individually, but as "ADMINISTRATIVE AGENT".

                                       RECITALS

    A. The Guarantor is primarily engaged in the business of purchasing, developing, owning, operating, leasing, managing, financing and selling warehouse/industrial properties. It also currently owns four retail properties having approximately 73,000 square feet of gross leasable area and one 682-unit apartment complex located at 440 North Lake Street, Miller, Indiana (collectively, the "NON-INDUSTRIAL PROPERTIES").

    B. The Guarantor's common stock is listed on the New York Stock Exchange, and the Guarantor is qualified as a real estate investment trust.

    C. The Guarantor is a 95% member of the Reimbursement Obligor, which is the lessee of approximately 50 acres of land adjacent to O'Hare Airport under that certain Ground Lease for Site 19 O'Hare International Airport from the City of Chicago (the "CITY") to O'Hare Tech Center Associates, L.P., dated August 15, 1995, as amended by a Corrective and Implementing Supplement to Ground Lease dated May 8, 1996. O'Hare Tech Center Associates, L.P. assigned all of its right, title and interest in and to the Lease to the Reimbursement Obligor by an Assignment and Assumption of Ground Lease dated May 10, 1996, as amended by a Second Corrective and Implementing Supplement to Ground Lease dated October 25, 1996 and as amended by Amendment to Ground Lease dated as of September __, 1997 between the City and the Reimbursement Obligor, as further amended and supplemented from time to time (the "GROUND LEASE"). Reimbursement Obligor is constructing several buildings (together with related land and infrastructure improvements) in accordance with the terms of the ground lease and will lease these buildings to various air freight companies operating at O'Hare Airport. The foregoing development is hereinafter called the "O'HARE PROJECT".

    D. The Reimbursement Obligor has arranged to finance the O'Hare Project through the issuance of City of Chicago Variable/Fixed Rate Demand Special Facilities Airport Revenue Bonds (CenterPoint O'Hare L.L.C. Project Series 1997) in the principal amount of $55,000,000 (the "BONDS") pursuant to an Indenture of Trust dated as of September 1, 1997 between the City and the American National Bank and Trust Company of Chicago, as Trustee (the "Indenture"). In connection with the issuance of the Bonds, the Reimbursement Obligor is required to arrange for the issuance of a letter of credit to be available to pay principal on the Bonds and up to 45 days' interest on the principal of the Bonds at the maximum rate of 12%.

    E. The Reimbursement Obligor has requested that the Lenders make available a credit facility pursuant to which the Issuing Bank issues the letter of credit required in connection with the Bonds (the "FACILITY"), and that the Administrative Agent act as administrative agent for the Lenders. The Administrative Agent and the Lenders have agreed to provide the Facility and the Issuing Bank has agreed to issue the Letter of Credit (as hereinafter defined) on the terms and conditions hereinafter set forth.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


                                      ARTICLE I

                                     DEFINITIONS


    As used in this Agreement:

    "ADMINISTRATIVE AGENT" means The First National Bank of Chicago in its capacity as agent for the Lenders pursuant to ARTICLE X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to ARTICLE XI.

    "ADMINISTRATIVE AGENT'S FEE" is defined in SECTION 2.6.

    "ADVANCE" is defined in Section 2.3 hereof.

    "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

    "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Lenders, which shall be equal to the Stated Amount of the Letter of Credit.

    "AGREEMENT" means this Credit and Reimbursement Agreement, as it may be amended or modified and in effect from time to time.

    "APPLICABLE CAP RATE" means 10.25% for all Non-industrial Properties that are not multi-family Properties and 9.50% for all industrial and multi-family Properties.

    "APPLICABLE LAWS" is defined in SECTION 7.24(c).

    "APPLICABLE MARGIN" means the applicable margin set forth in the table in EXHIBIT A used in calculating the interest rate applicable to the various Types of Advances, which shall vary from time to time in accordance with the long term unsecured debt rating of Borrower in the manner set forth in EXHIBIT A.

    "ARRANGER" means First Chicago Capital Markets, Inc.

    "ARTICLE" means an article of this Agreement unless another document is specifically referenced.

    "ASSIGNMENT" as defined in SECTION 14.3.

    "AUTHORIZED OFFICER" means with respect to the Guarantor any of the President, Executive Vice President, Chief Operating Officer, Chief Financial Officer or Treasurer, acting singly, and with respect to Reimbursement Obligor the foregoing officers of the Guarantor in its capacity as managing member of the Reimbursement Obligor.

    "BOND DOCUMENTS" means the Indenture, Loan Agreement and all other documents entered into in connection with the issuance of the Bonds, whether or not Reimbursement Obligor is a party to such documents, but not including the Ground Lease.

    "BOND PLEDGE AGREEMENT" means the Bond Pledge Agreement bearing even date herewith between the Reimbursement Obligor and Administrative Agent, on behalf of the Lenders, as amended and/or supplemented from time to time.

    "BONDS" is defined in RECITAL D.

    "BREAK-UP FEE" means the amount due pursuant to SECTION 3.2 in the event a LIBOR Advance is prepaid.

    "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois, and New York, New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities.

    "CAPITAL EXPENDITURE RESERVE AMOUNT" means, for any period, 5CENTS per square foot of leasable space in Unencumbered Assets (on an annualized basis).

    "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

    "CAPITALIZED LEASE" of a Person means any lease of Property imposing obligations on such Person, as lessee thereunder, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

    "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

    "CASH EQUIVALENTS" means, as of any date, (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from such date, (ii) time deposits and certificates of deposit having maturities of not more than one year from such date and issued by any domestic commercial bank having (A) senior long-term unsecured debt rated at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody's and (B) capital and surplus in excess of $100,000,000, (iii) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within 120 days from such date; and (iv) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody's.

    "CBR ADVANCE" means an Advance which bears interest at the CBR Rate.

    "CBR APPLICABLE MARGIN" means, as of any date, the Applicable Margin in effect on such date with respect to CBR Advances and CBR Loans.

    "CBR LOAN" means a Loan which bears interest at the CBR Rate.

    "CBR RATE" means, for any day, a rate per annum equal to (i) the Corporate Base Rate for such day plus (ii) CBR Applicable Margin for such day, in each case changing when and as the Corporate Base Rate changes.

    "CHANGE IN CONTROL" means any of the following has occurred: (i) "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), other than the Guarantor or a wholly-owned subsidiary of the Guarantor, becomes the beneficial owner (as defined in Rule 13d-3 of the 1934 Act) of 51% or more of the voting membership interest of the Reimbursement Obligor or (ii) a Person, other than the Guarantor or a wholly-owned subsidiary of the Guarantor, becomes the managing member of the Reimbursement Obligor.

    "CLOSING DATE" means the date of this Agreement.

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    "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

    "COMMITMENT" means, for each Lender, the obligation of such Lender to make advances to reimburse the Issuing Bank for draws under the Letter of Credit not exceeding the amount equal to such Lender's Percentage multiplied by the Stated Amount, or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to SECTIN 13.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

    "CONDEMNATION" is defined in SECTION 9.9.

    "CONSOLIDATED NET WORTH" means, as of any date of determination, an amount equal to (a) Market Capitalization as of such date MINUS (b) Total Liabilities (other than Excludable Convertible Securities) as of such date.

    "CONSOLIDATED SECURED INDEBTEDNESS" means, as of any date of determination, the sum of (a) the aggregate principal amount of all Indebtedness of the Guarantor and its Subsidiaries outstanding at such date which is secured by a Lien on any asset of the Guarantor or any Subsidiary, including without limitation loans secured by mortgages, stock, or partnership interests, and
(b) the Guarantor's pro rata share (based on economic interest) of any secured debt of Investment Affiliates, without duplication of any Indebtedness included under clause (a), after eliminating intercompany items.

    "CONSOLIDATED SENIOR UNSECURED INDEBTEDNESS" means, as of any date of determination, the sum of (a) the aggregate principal amount of all Indebtedness of the Guarantor and its Subsidiaries outstanding at such date (excluding Indebtedness which is contractually subordinated to the Indebtedness of the Guarantor and its Subsidiaries under the Credit Documents on customary terms acceptable to the Administrative Agent) which does not constitute Consolidated Secured Indebtedness, and (b) the Guarantor's pro rata share (based on economic interest) of any unsecured debt of Qualifying Investment Affiliates that own assets included in the calculation of Value of Unencumbered Assets, without duplication of any Indebtedness included under clause (a), after eliminating intercompany items.

    "CONSOLIDATED TOTAL INDEBTEDNESS" means, as of any date of determination, all Indebtedness of the Guarantor and its Subsidiaries outstanding at such date, determined on a consolidated basis in accordance with GAAP, after eliminating intercompany items.

    "CONSOLIDATED UNSECURED INDEBTEDNESS" means, as of any date of determination, the sum of the aggregate principal amount of all Indebtedness for borrowed money of the Guarantor and its Subsidiaries outstanding at such date which does not constitute Consolidated Secured Indebtedness, after eliminating intercompany items.

    "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Guarantor or any of its Subsidiaries or Qualifying Investment Affiliates, are treated as a single employer under Section 414 of the Code.

    "CONVERSION/CONTINUATION NOTICE" is defined in SECTION 3.2.

    "CORPORATE BASE RATE" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as such corporate base rate changes.

    "CREDIT DOCUMENTS" means this Agreement, the Guaranty, the Bond Pledge Agreement and any other guaranty or other document executed and delivered by the Reimbursement Obligor, Guarantor or a Qualifying Investment Affiliate from time to time and evidencing, securing or guaranteeing payment of indebtedness or obligations incurred by the Reimbursement Obligor, under this Agreement, as any of the foregoing may be amended or modified from time to time.

    "DEBT SERVICE" means, for any period, (a) Interest Expense for such period PLUS (b) the aggregate amount of regularly scheduled principal payments of Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness) required to be made during such period by the Guarantor, or any of its Subsidiaries PLUS (c) a percentage of all such regularly scheduled principal payments required to be made during such period by any Investment Affiliate on Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness) taken into account in calculating Interest Expense, equal to the greater of (x) the percentage of the principal amount of such Indebtedness for which the Guarantor or any Subsidiary is liable and (y) the percentage ownership interest in such Investment Affiliate held by the Guarantor and any Subsidiaries, in the aggregate, without duplication.

    "DEBT-TYPE PREFERRED STOCK" means, for any Person, any preferred stock issued by such Person which is not typical preferred stock but instead is both
(i) redeemable by the holders thereof on any fixed date or upon the occurrence of any event and (ii) as to payment of dividends or amounts on liquidation, either guaranteed by any direct or indirect subsidiary of such Person or secured by any property of such Person or any direct or indirect subsidiary of such Person.

    "DEBT-TYPE PREFERRED STOCK EXPENSE" for any period for any Person, the aggregate dividend payments due to the holders of Debt-Type Preferred Stock of such Person, whether payable in cash or in kind, and whether or not actually paid during such period.

    "DEFAULT" means an event of default described in ARTICLE VIII.

    "DEFAULTING LENDER" means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation, or, if no time frame is specified, if such failure or refusal continues for a period of five Business Days after written notice from the Administrative Agent; PROVIDED that if such Lender cures such failure or refusal, such Lender shall cease to be a Defaulting Lender.

    "DEFAULT RATE" means the interest rate that would otherwise be applicable hereunder determined pursuant to Section 2.11 hereof, plus 2%.

    "EBITDA" means income before extraordinary items (but after the impact of minority interests and reduced to eliminate any income from Investment Affiliates), as reported by the Guarantor and its Subsidiaries on a consolidated basis in accordance with GAAP, plus Interest Expense, depreciation, amortization and income tax (if any) expense plus a percentage of such income (adjusted as described above) of any Investment Affiliate equal to the allocable economic interest in such Investment Affiliate held by the Guarantor and any Subsidiaries, in the aggregate (provided that no item of income or expense shall be included more than once in such calculation even if it falls within more than one of the foregoing categories).

    "ENVIRONMENTAL LAWS" means any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority having jurisdiction over the Guarantor, its Subsidiaries or Investment Affiliates, or their respective assets, and regulating or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the operations of the Guarantor, any Investment Affiliate, or any Subsidiary or any of their respective assets or Properties.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

    "EXCLUDABLE CONVERTIBLE SECURITIES" means convertible subordinated debt instruments which can be converted by the holder into common shares of the Guarantor at a price which is less than the market price for such shares as of the end of the applicable quarter or which were converted during such quarter.

    "FACILITY" is defined in RECITAL E.

    "FACILITY TERMINATION DATE" means September 23, 2002, or such earlier date on which all sums due in connection with the Facility shall be due as a result of the acceleration of the Facility Termination Date.

    "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

    "FINANCEABLE GROUND LEASE" means, a ground lease satisfactory to the Required Lenders and the Administrative Agent's counsel in their reasonable discretion, which must provide protections for a potential leasehold mortgagee ("MORTGAGEE") which include, among other things (i) a remaining term of no less than 25 years from the Closing Date, (ii) that the lease will not be terminated until the Mortgagee has received notice of a default and has had a reasonable opportunity to cure or complete foreclosure, and fails to do so, (iii) a new lease on the same terms to the Mortgagee as tenant if the ground lease is terminated for any reason, (iv) non-merger of the fee and leasehold estates,
(v) free transferability of the tenant's interest under the ground lease and
(vi) that insurance proceeds and condemnation awards (from the fee interest as well as the leasehold interest) will be applied pursuant to the terms of a leasehold mortgage.

    "FIRST CHICAGO" means The First National Bank of Chicago in its individual capacity, and its successors.

    "FULLY DILUTED DEBT SERVICE" means Debt Service less the amount of Debt Service attributable to instruments which as of the end of the applicable quarter are Excludable Convertible Securities.

    "FUNDING DATE" means a date on which an Advance is made hereunder.

    "FUNDS FROM OPERATIONS" means, for any period, net income for such period before depreciation and amortization, gains or losses from extraordinary items (but including gains or losses on sales of real estate in the ordinary course of business, E.G. build to suits), gains or losses on investments in marketable securities and any provisions/benefits for income taxes for such period, and after adjustments for Investment Affiliates, including joint ventures.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in SECTION 8.1.

    "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any quasi-governmental agency exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

    "GROUND LEASE" is defined in RECITAL C.

    "GUARANTEE OBLIGATION" means, as to any Person (the "GUARANTEEING PERSON"), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any Letter of Credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), PROVIDED, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Guarantor in good faith.

    "GUARANTOR" means CenterPoint Properties Corporation, and its successors and permitted assigns.

    "GUARANTY" means the Guaranty from Guarantor of all obligations of Reimbursement Obligor hereunder.

    "INDEBTEDNESS" of any Person at any date means without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities and other accounts payable and accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all Capitalized Lease Obligations, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated indebtedness of the Guarantor, Guarantee Obligations of the Guarantor in respect of primary obligations of any Subsidiary), (g) all reimbursement obligations of such Person for Letters of Credit and other contingent liabilities, (h) all liabilities secured by any Lien (other than Liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (i) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, (j) Debt-Type Preferred Stock, and (k) such Person's pro rata share of debt in Investment Affiliates and any loans where such Person is liable as a general partner, provided, however, that Indebtedness shall not include Excludable Convertible Securities or ground lease payments (other than Capitalized Lease Obligations).

    "INDENTURE" is defined in Recital D.

    "INTEREST EXPENSE" means all interest expense of the Guarantor and its Subsidiaries determined in accordance with GAAP PLUS (i) capitalized interest not covered by an interest reserve from a loan facility, PLUS (ii) the allocable portion (based on liability) of any accrued or paid interest incurred on any obligation for which the Guarantor is wholly or partially liable under repayment, interest carry, or performance guarantees, or other relevant liabilities, PLUS (iii) the allocable percentage of any accrued or paid interest incurred on any Indebtedness of any Investment Affiliate, whether recourse or non-recourse, equal to the applicable economic interest in such Investment Affiliate held by the Guarantor and any Subsidiaries, in the aggregate, PLUS
(iv) Debt-Type Preferred Stock Expense, provided that no expense shall be included more than once in such calculation even if it falls within more than one of the foregoing categories.

    "INVESTMENT" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business and other than advances to, or deposits with, contractors and suppliers in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

    "INVESTMENT AFFILIATE" means any Person in which the Guarantor, directly or indirectly, has an ownership interest, whose financial results are not consolidated under GAAP with the financial results of the Guarantor on the consolidated financial statements of the Guarantor.

    "ISSUING BANK" means First Chicago, or any other Lender that may replace First Chicago as the issuer of the Letter of Credit in accordance with SECTION 2 hereof.

    "LENDERS" means the lending institutions listed on the signature pages of this Agreement, their respective permitted successors and assigns and any other lending institutions that subsequently become parties to this Agreement.

    "LENDING INSTALLATION" means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender.

    "LETTER OF CREDIT" that certain letter of credit issued by First Chicago, in the Stated Amount, and any extensions, amendments, or supplement thereto, and any replacement letter of credit issued by a Lender pursuant to the terms of this Agreement.

    "LETTER OF CREDIT COLLATERAL ACCOUNT" is defined in SECTION 2.20.

    "LETTER OF CREDIT OBLIGATIONS" means, as at the time of determination thereof, all liabilities, whether actual or contingent, without duplication, of the Reimbursement Obligor with respect to the Letter of Credit, including the aggregate available but undrawn Stated Amount of the Letter of Credit, and all fees due in connection therewith, but not including Reimbursement Obligations.

    "LIBOR ADVANCE" means a Term Loan Advance which bears interest at a LIBOR Rate.

    "LIBOR APPLICABLE MARGIN" means, as of any date with respect to any LIBOR Advance, the Applicable Margin in effect for such LIBOR Advance.

    "LIBOR BASE RATE" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the rate determined by the Administrative Agent to be the rate at which deposits in U.S. dollars are offered by First Chicago (or if First Chicago is no longer either Administrative Agent or a Lender, then another Lender agreed upon by Reimbursement Obligor and the Required Lenders) to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, in the approximate amount of the relevant LIBOR Advance and having a maturity approximately equal to such LIBOR Interest Period. The LIBOR Base Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

    "LIBOR INTEREST PERIOD" means, with respect to a LIBOR Advance, a period of one, two, three or six months commencing on a Business Day selected by the Reimbursement Obligor pursuant to this Agreement. Such LIBOR Interest Period with respect to a LIBOR Advance shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such LIBOR Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a LIBOR Interest Period would otherwise end on a day which is not a Business Day, such LIBOR Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such LIBOR Interest Period shall end on the immediately preceding Business Day.

    "LIBOR RATE" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the sum of (i) the quotient of (a) the LIBOR Base Rate applicable to such LIBOR Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such LIBOR Interest Period, plus (ii) the LIBOR Applicable Margin in effect on the day that such LIBOR Base Rate was determined. The LIBOR Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

    "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement but excluding the leasehold interest of a lessee in a lease that is not a Capitalized Lease).

    "LIKE-KIND EXCHANGE" means any exchange of like-kind properties in accordance with Section 1031 of the Code.

    "LOAN" means, with respect to a Lender, such Lender's portion of any Advance.

    "LOAN AGREEMENT" means the Loan Agreement dated as of September 1, 1997 between the City of Chicago and the Reimbursement Obligor.

    "MARKET CAPITALIZATION" means, without duplication, (a) Total Property Operating Income (allocated appropriately by category of Property) capitalized at the Applicable Cap Rates for each Property type, plus (b) other income (other than income derived from Qualified Mortgages and Cash and Cash Equivalents) capitalized at 15%, plus (c) the Value of Qualified Mortgages, plus (d) 100% of the value of Preleased Assets Under Development but in no event shall the value of Preleased Assets Under Development exceed $50,000,000, plus (e) the amount of any Unrestricted Cash and Cash Equivalents owned by Guarantor and its Subsidiaries and the pro rata share of Unrestricted Cash and Cash Equivalents owned by Qualifying Investment Affiliates, plus (f) 50% of the lower of book value or market value of land not under development which is adjacent to stabilized improved properties (whether or not such stabilized improved properties are owned by the Guarantor or its Subsidiaries). Market Capitalization shall be determined based on the results of the most recent fiscal quarter as appropriately annualized in the case of items (a) and (b) in the foregoing definition.

    "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, Property, results of operations or financial condition of the Guarantor and its Subsidiaries taken as a whole or (ii) the ability of the Reimbursement Obligor and Guarantor to perform their obligations under the Credit Documents, or (iii) the validity or enforceability of any of the Credit Documents or the remedies or material rights of the Administrative Agent or the Lenders thereunder.

    "MATERIALS OF ENVIRONMENTAL CONCERN" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, radon, polychlorinated biphenyls and urea-formaldehyde insulation.

    "MAXIMUM LEGAL RATE" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the Note or other Credit Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

    "MOODY'S" means Moody's Investors Service, Inc. and its successors.

    "MULTIEMPLOYER PLAN" means a Plan to which more than one employer is obligated to make contributions, and which is maintained pursuant to one or more collective bargaining agreements to which the Guarantor or any member of the Controlled Group is a party.

    "NON-INDUSTRIAL PROPERTIES" is defined in RECITAL A.

    "NOTICE OF ASSIGNMENT" is defined in SECTION 14.3.2.

    "OBLIGATIONS" means the Letter of Credit Obligations and all Reimbursement Obligations and all expenses, indemnities and other obligations of the Reimbursement Obligor to the Lenders or to any Lender, the Administrative Agent, or any indemnified party hereunder arising under the Credit Documents.

    "O'HARE PROJECT" is defined in Recital C.

    "ORDINANCE" means the Ordinance of the City of Chicago dated September 10, 1997 providing for the legislative authorization of the issuance of the Bonds by the City.

    "PARTICIPANTS" is defined in SECTION 14.2.1.

    "PAYMENT DATE" means, with respect to the payment of interest accrued on any CBR Advance, the first Business Day of each calendar month (and in addition the day such Advance must be repaid in accordance with the terms contained herein), and with respect to the payment of interest accrued on any LIBOR Advance, the last day of the applicable LIBOR Interest Period, and if the length of the LIBOR Interest Period is greater than 3 months, interest shall also be payable every 3 months during the term of such LIBOR Interest Period.

    "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

    "PERCENTAGE" means for each Lender the percentage of the Aggregate Commitment allocated to such Lender as set forth opposite its signature.

    "PERMITTED LIENS" are defined in SECTION 8.16.

    "PERSON" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

    "PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Guarantor or any member of the Controlled Group may have any liability.

    "PRELEASED ASSETS UNDER DEVELOPMENT" means, as of any date of determination, any Project owned by Guarantor or a Qualifying Investment Affiliate (i) which is then treated as an asset under development under GAAP,
(ii) which is located in the United States of America (iii) which has been preleased under binding leases to unaffiliated tenants to the extent of at least fifty percent (50%) of the projected gross leasable area of such Project and
(iv) which has been designated by Guarantor in a written notice to Administrative Agent as a "Preleased Asset Under Development" for purposes of this Agreement, with the land and improvements being valued at then-current book value, as determined in accordance with GAAP, provided however, (a) in no event shall any Project be included in such category of "Preleased Assets Under Development" for more than two hundred seventy (270) days after construction of such asset commenced and (b) upon written designation to Administrative Agent delivered during such 270-day period, any Project which has previously been designated as a "Preleased Asset Under Development", shall be removed from such category. Upon the earlier to occur of (x) the expiration of any above-described 270-day period or (y) Administrative Agent's receipt of Guarantor's written designation in accordance with (b) above, any Project which has been designated a "Preleased Asset Under Development" shall automatically lose such designation (effective as of the next determination date) for the purpose of determining Market Capitalization.

    "PROJECT" means any Property owned or operated by the Guarantor or any Subsidiary or Investment Affiliate and operated or intended to be operated as an industrial or warehouse property.

    "PROPERTY" means each parcel of real property owned (including leasehold interests) or operated by the Guarantor, any Subsidiary or Investment Affiliate.

    "PROPERTY BREACH" is defined in SECTION 8.30.

    "PROPERTY OPERATING INCOME" means, with respect to any Property owned by Guarantor, any Subsidiary or any Investment Affiliate, for any period, earnings from rental operations after deduction for ground lease rents (computed in accordance with GAAP but without deduction for reserves) attributable to such Property plus depreciation, amortization and interest expense for such period, and, if such period is less than a year, adjusted by straight lining various ordinary operating expenses which are payable less frequently than once during every such period (e.g. real estate taxes and insurance).

    "PURCHASER" is defined in SECTION 14.3.1.

    "QUALIFIED LENDER" is defined in SECTION 14.3.1.

    "QUALIFYING INVESTMENT AFFILIATE" means (a) any Subsidiary or Investment Affiliate with respect to which (i) the Guarantor or one of its Wholly-Owned Subsidiaries has management control of the Subsidiary or Investment Affiliate and each of its assets and (ii) the Guarantor or such Wholly-Owned Subsidiary, as the case may be, is not subject to restrictions contained in the organizational documents of any of such entities (or any such restrictions have expired) on its ability to sell or finance the real property owned by such Subsidiary or Investment Affiliate or its interest in the Subsidiary or Investment Affiliate, and (b) CenterPoint Realty Services Corporation ("CRS"),
(c) CenterPoint Realty Management Corporation, (d) CP Realty Management Co. I, and (e) Reimbursement Obligor provided that the entities described in clauses
(b) through (e) inclusive do not materially change the nature of their current business or operations.

    "QUALIFIED MORTGAGE" means a first or second mortgage held by Guarantor on any real estate asset operated or intended to be operated as an industrial property.

    "REGISTER" is defined in SECTION 14.6.

    "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

    "REIMBURSEMENT OBLIGATIONS" means at any time, the aggregate of the obligations of the Reimbursement Obligor to the Lenders, the Issuing Bank and the Administrative Agent in respect of all unreimbursed payments or disbursements made by the Lenders, the Issuing Bank and the Administrative Agent under or in respect of the Letter of Credit, including any Term Loan Advances.

    "REMARKETING AGREEMENT" means the Remarketing Agreement dated as of September 1, 1997 between the Reimbursement Obligor and The First National Bank of Chicago.

    "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

    "REQUIRED LENDERS" means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment (not held by Defaulting Lenders who are not entitled to vote) or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances (not held by Defaulting Lenders who are not entitled to vote).

    "RESERVE REQUIREMENT" means, with respect to a LIBOR Loan and LIBOR
Interest Period, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board or other governmental authority or agency having jurisdiction with respect thereto for determining the maximum reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

    "RESTRICTED UNENCUMBERED ASSETS" is defined in SECTION 8.25.

    "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

    "SENIOR LOANS" as defined in SECTION 12.15.

    "SINGLE EMPLOYER PLAN" means a Plan maintained by the Guarantor or any member of the Controlled Group for employees of the Guarantor or any member of the Controlled Group.

    "STATED AMOUNT" means the maximum amount that can be drawn under the Letter of Credit, which initially shall be $55,813,699.

    "SUBSIDIARY" means a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by Guarantor, and provided such corporation, partnership or other entity is consolidated with Guarantor for financial reporting purposes under GAAP.

    "SUBSTANTIAL PORTION" means, with respect to the Property of the Guarantor or its Subsidiaries, Property which represents more than 10% of the Market Capitalization.

    "S&P" means Standard & Poor's Ratings Group and its successors.

    "TERM LOAN ADVANCE" is defined in SECTION 3.1.

    "TOTAL LIABILITIES" means all Indebtedness plus all other GAAP liabilities of the Guarantor and its Subsidiaries.

    "TOTAL PROPERTY OPERATING INCOME" means the sum of (i) Property Operating Income for each Property owned (including leaseholds) by Guarantor and its Subsidiaries, and (ii) (without redundancy) the Guarantor's pro rata share (based on economic interest) of Property Operating Income from Property owned (including leaseholds) by Investment Affiliates. The earnings from rental operations shall be adjusted to include pro forma earnings (as substantiated to the reasonable satisfaction of the Administrative Agent) for an entire quarter for any Property acquired or placed in service during the quarter and to exclude earnings during such quarter from any Property not owned as of the end of the quarter.

    "TRANSFEREE" is defined in SECTION 14.4.

    "TYPE" means, with respect to any Advance, its nature as a CBR Advance or a LIBOR Advance.

    "UNENCUMBERED ASSET" means, with respect to any Property owned by Guarantor or any Qualifying Investment Affiliate (provided that leasehold interests shall be included only if such interest is pursuant to a Financeable Ground Lease) which is in service, at any date of determination, the circumstance that such asset on such date (a) is not subject to any Liens other than those in favor of the Lenders or claims (including restrictions on transferability or assignability) of any kind (including any such Lien, claim or restriction imposed by the organizational documents of any Qualifying Investment Affiliate, but excluding the Permitted Liens described in SECTION 8.16(i)-(v)), (b) is not subject to any agreement (including (i) any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset, and (ii) if applicable, the organizational documents of any Qualifying Investment Affiliate) which prohibits or limits the ability of the Guarantor, or such Qualifying Investment Affiliate, as the case may be, to create, incur, assume or suffer to exist any Lien upon any assets or Capital Stock of the Guarantor, or any of its Qualifying Investment Affiliates, (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which entitles any Person to the benefit of any Lien (but excluding liens in favor of Lenders and other Permitted Liens) on any assets or Capital Stock of the Guarantor or any of its Qualifying Investment Affiliates or would entitle any Person to the benefit of any Lien (but excluding liens in favor of Lenders and the Permitted Liens described in SECTION 8.16(i)-(v)) on such assets or Capital Stock upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause), (d) is not the subject of a material environmental issue and, if requested by the Administrative Agent, Guarantor shall provide a current or updated supplemental environmental investigative report which may be an environmental site assessment conducted in accordance with the minimum specifications in EXHIBIT F (or one which is not more than two years old for Unencumbered Assets owned as of the Closing Date), (e) is not the subject of any material architectural/engineering issue and, if requested by the Administrative Agent, Guarantor shall provide a current engineering report (or one that is no more than two years old for Unencumbered Assets owned as of the Closing Date), and (f) is materially compliant with property related representations and covenants contained in
SECTION 7.24 hereof. No Property of a Qualifying Investment Affiliate shall be deemed to be unencumbered unless (i) both such Property and all Capital Stock of such Qualifying Investment Affiliate held by the Guarantor is unencumbered, (ii) none of the events described in SECTIONS 9.7, 9.8 or 9.9 has occurred with respect to such Qualifying Investment Affiliate (without regard to its Market Capitalization or whether its Indebtedness is recourse) and (iii) the aggregate Value of Unencumbered Assets attributable to Properties owned by Qualifying Investment Affiliates does not exceed 10% of the total Value of Unencumbered Assets except that Properties owned by a Qualifying Investment Affiliate shall not be counted toward such 10% cap if the Qualifying Investment Affiliate has become a co-obligor or guarantor on the Facility (with liability limited to the applicable Unencumbered Asset) by executing and delivering to the Administrative Agent a guaranty in form acceptable to the Required Lenders or if the Guarantor's interest in such Qualifying Investment Affiliate has been validly pledged for the benefit of the Lenders so, pursuant to documents in form and substance reasonably satisfactory to the Required Lenders, that the Lenders can succeed to all of the Guarantor's rights with respect to such Qualifying Investment Affiliate.

    "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans determined under Section 4001(a)(18)(A) of ERISA exceeds the fair market value of all such Plan assets allocable to such benefits determined as of the then most recent valuation date for such Plans.

    "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default, other than the occurrence of an event under SECTION 8.14 during the grace period provided therein.

    "UNRESTRICTED CASH AND CASH EQUIVALENTS" means, as of any date of determination, the sum of (a) the aggregate amount of Unrestricted cash and (b) the aggregate amount of Unrestricted Cash Equivalents (valued at the fair market value). As used in this definition, "UNRESTRICTED" means the specified asset is not subject to any Liens or claims of any kind in favor of any Person.

    "VALUE OF QUALIFIED MORTGAGES" means the sum of the value of each Qualified Mortgage which shall be the lesser of (i) the outstanding principal balance of such Qualified Mortgage at the time of any determination thereof, or (ii) 85% of the value of the collateral encumbered by such Qualified Mortgage (less the outstanding balance of the first mortgage if the Qualified Mortgage is a second mortgage) determined by capitalizing the operating income of such collateral, computed in the same manner as the Property Operating Income at 9.5%, provided that the aggregate principal balance of all Qualified Mortgages included in this determination shall not exceed $50,000,000.

    "VALUE OF UNENCUMBERED ASSETS" means, as of the end of a quarter, the sum of (a) the value of all Unencumbered Assets wholly owned by the Guarantor, PLUS
(b) the allocable share
based on Guarantor's economic interest in the value of the Unencumbered
Assets owned by Qualifying Investment Affiliates, plus (c) the amount of Unrestricted Cash and Cash Equivalents owned by Guarantor, PLUS (d) the allocable share based on Guarantor's economic interest in the amount of Unrestricted Cash and Cash Equivalents owned by a Qualifying Investment Affiliate. Unencumbered Assets shall be valued by capitalizing at a rate equal to the Applicable Cap Rate, the Property Operating Income from each Property which is an Unencumbered Asset for such quarter less, without duplication, an assumed management fee of 1% of gross revenues (excluding tenant recoveries) and the assumed Capital Expenditure Reserve Amount. If a Property is acquired during a quarter then Guarantor shall be entitled to include pro forma Property Operating Income from such Property for the entire quarter in the foregoing calculation. If a Property is no longer owned as of the last day of a quarter, then no value shall be included for such Property.

    "WHOLLY-OWNED SUBSIDIARY" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization of which 100% of the ownership interests having ordinary voting power and at least 95% of all other classes of ownership interest shall at the time be so owned or controlled by such Person.

    The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.



                                      ARTICLE II

                            TERMS OF CREDIT AND DOCUMENTS

    II.1.  AGREEMENT TO PROVIDE CREDIT

          (a) Subject to all of the terms, provisions and conditions set forth in this Agreement and the other Credit Documents, the Lenders shall cause the Issuing Bank, and the Issuing Bank agrees, to issue the Letter of Credit in accordance with all terms, conditions and limitations set forth herein.

          (b) The Letter of Credit shall solely provide liquidity and credit enhancement with regard to the Bonds. The Stated Amount of the Letter of Credit shall be in the outstanding principal amount of the Bonds, plus an interest component as required by the Bond Documents. The form of the Letter of Credit shall be substantially in accordance with the form attached hereto as EXHIBIT G and its terms are incorporated herein by reference.

          (c) The Reimbursement Obligor shall have the right, at any time and from time to time, to replace the Issuing Bank with a Lender selected by Reimbursement Obligor

(with the consent of such Lender) to issue a Letter of Credit having the same Stated Amount, taking into account any permanent reductions of the existing Letter of Credit. In connection with the replacement of any Letter of Credit, the Reimbursement Obligor agrees (i) to pay all reasonable expenses in connection with any remarketing of Bonds required by the applicable Bond Documents, and (ii) to execute all documents and instruments reasonably required by Administrative Agent in connection therewith.

          (d) Anything to the contrary in this Agreement contained notwithstanding, any increase in the Stated Amount of the Letter of Credit or extension of the Stated Expiration Date of the Letter of Credit shall be subject to the prior approval of all Lenders.

    II.2   PARTICIPATION.

          (a) Immediately upon issuance by the Issuing Bank of the Letter of Credit in accordance with the procedures set forth in SECTION 2.1, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse, representation or warranty, an undivided interest and participation equal to such Lender's Percentage in the Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto) and any security therefor or guaranty pertaining thereto.

          (b) In the event that the Issuing Bank makes any payment under the Letter of Credit and the Reimbursement Obligor shall not have repaid such amount to the Issuing Bank on the date of the Advance, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender of the same, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank the amount of such Lender's Percentage of the unreimbursed amount of such payment, and the Administrative Agent shall promptly pay such amount to the Issuing Bank. The failure of any Lender to make available to the Administrative Agent for the account of the Issuing Bank its Percentage of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Percentage of the unreimbursed amount of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent its Percentage of the unreimbursed amount of any payment on the date such payment is to be made. Any Lender which fails to make any payment required pursuant to this SECTION 2.2(b) shall be deemed to be a Defaulting Lender hereunder.

          (c) If the Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, the Issuing Bank shall promptly pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Lender's Percentage thereof.

          (d) The obligations of a Lender to make payments to the Administrative Agent for the account of each Issuing Bank with respect to the Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever other than a failure of any such Issuing Bank to comply with the terms of this Agreement relating to the issuance of the Letter of Credit and shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

    II.3 REIMBURSEMENT OF ADVANCES. The Reimbursement Obligor agrees to pay to the Administrative Agent on behalf of the Lenders an amount equal to each amount drawn under the Letter of Credit. Each drawing under the Letter of Credit shall be deemed to be an advance to the Reimbursement Obligor (an "ADVANCE").

          (a) Any Advance made for the payment of interest on the Bonds shall be payable no later than five (5) days following the Funding Date of such Advance.

          (b) Any Advance made to purchase a Bond tendered for purchase in accordance with the terms of the Bond Documents shall be payable seven (7) days following the Funding Date of the Advance except that the Reimbursement Obligor shall have the right to convert such Advance to a term loan in accordance with
SECTION 3.1 hereof by providing notice to the Administrative Agent of such election prior to the due date for such Advance.

          (c) Any Advance made in connection with the optional redemption of Bonds on behalf of the Reimbursement Obligor shall be payable five (5) days following the Funding Date of the Advance.

          (d) All other Advances, together with accrued and unpaid interest, shall be immediately due and payable on the date made.

    II.4 INTEREST ON ADVANCES OTHER THAN TERM LOAN ADVANCES. Each Advance (other than Term Loan Advances which shall be governed by the provisions of Article III) shall bear interest from the Funding Date of such Advance to the date of repayment at a rate per annum equal to the CBR Rate and interest on the amount of such outstanding Advances shall be payable on the first day of each month and on the date an Advance is repaid. Notwithstanding the foregoing, during the continuance of a Default, interest on outstanding Advances shall accrue at the Default Rate and shall be payable on demand.

    II.5.  PAYMENT OF REIMBURSEMENT OBLIGATIONS.

          (a) The Reimbursement Obligor agrees to pay to the Administrative Agent for the account of the Issuing Bank and other Lenders the amount of all Reimbursement Obligations, including interest and other amounts payable to the Issuing Bank and other Lenders under or in connection with the Letter of Credit, when due irrespective of any claim, set-off, defense or other right which the Reimbursement Obligor may have at any time against the Issuing Bank, any Lender or any other Person, under all circumstances, including without limitation any of the following circumstances:

              (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

             (ii) the existence of any claim, setoff, defense or other right which the Reimbursement Obligor may have at any time against the beneficiary named in the Letter of Credit or any transferee of the Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, the Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Reimbursement Obligor and the beneficiary named in the Letter of Credit);

             (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect or any particular conditions stipulated in the documents presented under the Letter of Credit are superimposed thereon;

             (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents;

             (v)  the occurrence of any Default or Unmatured Default;

             (vi) the failure of any instrument to bear any reference or adequate reference to the Letter of Credit, or the failure of any draft to be endorsed by the payee or to be accompanied by documents at negotiation, or the failure of any negotiating bank to endorse any draft or other instrument in connection with the Letter of Credit or the failure of any person to note the amount of any draft on the reverse of the Letter of Credit or to surrender or take up the Letter of Credit or to forward documents apart from drafts as required by the terms of the Letter of Credit (each of which provisions, if contained in the Letter of Credit itself, may be waived by the Issuing Bank);

             (vii) any error, omission, interruption or delay in transmission or delivery of any message or advice in connection with the Letter of Credit;

             (viii) any non-documentary conditions that may be stated in the Letter of Credit.

The happening of any one or more of the foregoing contingencies shall not affect, impair, or prevent the obligation of Reimbursement Obligor to make reimbursement. In furtherance and extension and not limitation of the specific provisions hereinabove set forth, Reimbursement Obligor and Guarantor agree that any action, inaction or omission by the Issuing Bank or any of its branches, affiliates or correspondents under or in connection with the Letter of Credit where the related drafts, documents or property, is taken in good faith, shall be binding on Reimbursement Obligor and Guarantor and shall not, except as set forth below, put or create liability on the Issuing Bank or any of its branches, affiliates or correspondents. Issuing Bank, Administrative Agent, and the Lender shall not, except as set forth below, be responsible for any act, error, neglect, default, omission, insolvency or failure in the business of any of the affiliates or correspondents of the Issuing Bank or for any refusal by the Issuing Bank to pay or honor drafts drawn under the Letter of Credit because of any United States or foreign laws or regulations now or hereafter in force or for any other matter beyond the control of such parties. Notwithstanding the foregoing, the Reimbursement Obligor and the Guarantor shall have a claim against the Issuing Bank and the Issuing Bank shall be liable to the Reimbursement Obligor and the Guarantor, to the extent of any actual direct contractual damages (and not indirect, special, exemplary, incidental, punitive or consequential damages) suffered by the Reimbursement Obligor or the Guarantor which are caused by the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms thereof.

          (b) In the event any payment by the Reimbursement Obligor received by the Issuing Bank or the Administrative Agent with respect to the Letter of Credit and distributed by the Administrative Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Administrative Agent or the Issuing Bank in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the Administrative Agent, contribute such Lender's Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuing Bank or the Administrative Agent upon the amount required to be repaid by the Issuing Bank or the Administrative Agent.

    II.6 ISSUING BANK CHARGES AND EXPENSES. The Reimbursement Obligor agrees to pay to the Issuing Bank a fee of $200 for the issuance of the Letter of Credit and $150 for each draw under the Letter of Credit.

    II.7 LETTER OF CREDIT FEE. The Reimbursement Obligor agrees to pay to the Administrative Agent for the account of the Lenders a letter of credit fee (the "LETTER OF CREDIT FEE") which shall be computed (on the basis of a year of 360 days) at an annual rate equal to the applicable L/C Fee set forth in the table attached as EXHIBIT A, multiplied by the Stated Amount. The Letter of Credit Fee for the period beginning on the date of issuance of the Letter of Credit and ending on September 30, 1997 shall be payable upon the issuance of the Letter of Credit. Thereafter, the Letter of Credit Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December commencing in December, 1997. The Letter of Credit Fee shall be prorated for any partial quarter that the Letter of Credit is outstanding.

    II.8 ISSUER FEE. The Reimbursement Obligor agrees to pay to the Issuing Bank such additional fees as may be set forth in a separate fee letter entered into by the Reimbursement Obligor, Guarantor, and Administrative Agent.

    II.9 TRANSFER FEE. The Reimbursement Obligor agrees to pay to the Issuing Bank upon each transfer of the Letter of Credit in accordance with its terms its reasonable usual and customary charges in connection with such transfer, together without duplication all reasonable expenses which the Issuing Bank may pay or incur relative to such transfer.

    II.10 INTEREST AND FEE BASIS. Interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

    II.11. APPLICABLE MARGINS. The CBR Applicable Margin and the LIBOR Applicable Margin to be used in calculating the interest rate applicable to different Types of Advances and the Letter of Credit Fee shall vary from time to time in accordance with the ratings from Moody's and/or (as applicable as described below) S&P for Guarantor's long-term unsecured debt. If a rating has been issued by only one of S&P or Moody's, that rating shall determine the Pricing Category. In the event both rating agencies have issued a rating and the rating agencies are split on the rating for the Guarantor's long-term unsecured debt, the lower rating shall be deemed to be the applicable rating (e.g., if the Guarantor's Moody's long-term unsecured debt rating is Baa1 and its S&P long-term unsecured debt rating is BBB then the Applicable Margins shall be computed based on the S&P rating). Commencing two years after the Closing Date, if both rating agencies have not issued a rating for the Guarantor's long-term unsecured debt, then Pricing Category 4 shall be applicable until such time as both rating agencies have issued a rating. The Applicable Margins shall be adjusted effective on the next Business Day following any change in the Guarantor's Moody's long-term unsecured debt rating and/or S&P's long-term unsecured debt rating, as the case may be (provided that if Administrative Agent does not receive notice of a change in rating within forty-five days after it occurs then any reduction in Applicable Margin shall be effective only when such notice is received). The applicable debt ratings and the Applicable Margins and Letter of Credit Fee (subject to the foregoing) are set forth in the table attached hereto as EXHIBIT A. In the event that either S&P or Moody's shall discontinue their ratings of the REIT industry or the Guarantor's long-term unsecured debt, a mutually agreeable substitute rating agency shall be selected by the Required Lenders and the Guarantor. If the Required Lenders and the Guarantor cannot agree on a substitute rating agency within forty-five (45) days of such discontinuance, the Applicable Margin to be used for the calculation of interest on Advances hereunder shall be Pricing Category 4. Lenders acknowledge that the rating for Guarantor's unsecured long term debt may be issued even though Guarantor has no outstanding unsecured long term debt.

    If a rating agency downgrade or discontinuance results in an increase in the CBR Applicable Margin or the LIBOR Applicable Margin and if such increase is reversed and the affected Applicable Margin is restored within ninety (90) days thereafter, at the Guarantor's request, the Guarantor shall receive a credit against interest next due the Lenders equal to interest accrued from time to time during such period of downgrade or discontinuance and actually paid by the Guarantor on the Advances at the differential between such Applicable Margins.

    II.12 CURE. The Reimbursement Obligor agrees to pay to the Administrative Agent on demand any amounts advanced by the Lenders to cure any default under the Bond Documents. Administrative Agent will endeavor to provide Reimbursement Obligor with two days prior written notice of any such advance but the failure to give such notice shall not in any way affect the obligation of the Reimbursement Obligor to pay the amount of such advance. This provision shall not be construed as obligating and shall not in any way obligate the Lenders to cure any such default.

    II.13. METHOD OF PAYMENT. All payments of the Reimbursement Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's account specified pursuant to ARTICLE XIV, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Reimbursement Obligor, by noon (Chicago time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its account specified pursuant to ARTICLE XIV or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender promptly. If any payment received by the Administrative Agent is not delivered to a Lender by the closing of business on the same Business Day as received by the Administrative Agent (with respect to payments received by 2:00 p.m., Chicago time) or the next Business Day (with respect to payments received after 2:00 p.m., Chicago time), Lender shall receive from the Administrative Agent interest at the Federal Funds Effective Rate on the payment. The Administrative Agent is hereby authorized to charge the specific account of the Reimbursement Obligor, if any, maintained with First Chicago for such purpose, for each payment of principal, interest and fees as it becomes due hereunder. The Guarantor and Reimbursement Obligor shall not have any liability to any Lender for the failure of the Administrative Agent to promptly deliver funds to any such Lender and shall be deemed to have made all such payments on the date the respective payment is made by the Guarantor or Reimbursement Obligor to the Administrative Agent provided that it is received by the Administrative Agent no later than the time specified in this
SECTION 2.13.

    II.14. LENDING INSTALLATIONS. Each Lender may book its share of Advances at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the

Notes, if any, shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Administrative Agent and the Reimbursement Obligor, designate a Lending Installation through which its share of Advances will be made by it and for whose account payments are to be made.

    II.15. NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Reimbursement Obligor or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, its Percentage of an Advance or (ii) in the case of the Reimbursement Obligor, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made, the Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If the Reimbursement Obligor has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such day. If a Lender has not in fact made such payment to the Administrative Agent, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such date. If such Lender does not make such payment upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Reimbursement Obligor, and the Reimbursement Obligor shall immediately pay such amount to the Administrative Agent together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at the CBR Rate. Nothing in this SECTION 2.15 shall be deemed to relieve any Lender from its obligation to fulfill any portion of its Obligations hereunder or to prejudice any rights which the Reimbursement Obligor may have against any Lender as a result of any default by such Lender hereunder.

    No Lender shall be responsible for any default by any other Lender in its obligation to fund its Percentage of an Advance, and each Lender shall be obligated to fund its Percentage of an Advance provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Percentage.

    II.16. RESERVED.

    II.17. WITHHOLDING TAX EXEMPTION. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Reimbursement Obligor and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes and an Internal Revenue Service Form W-8 or W-9 or applicable successor form, as the case may be, to establish an exemption from United States backup withholding tax. Each Lender which so delivers a Form 1001 or 4224 and Form W-8 or W-9 further undertakes to deliver to each of the Reimbursement Obligor and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Reimbursement Obligor or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes and is exempt from backup withholding, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Reimbursement Obligor and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax or is not exempt from backup withholding tax.

    II.18. USURY. This Agreement and any notes delivered pursuant hereto are subject to the express condition that at no time shall Reimbursement Obligor be obligated or required to pay interest on the Obligations at a rate which could subject any Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the Credit Documents, Reimbursement Obligor is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due pursuant hereto, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Obligations for so long as the Obligations are outstanding.

    II.19. APPLICATION OF MONEYS RECEIVED. All moneys collected or received by the Administrative Agent on account of the Facility directly or indirectly, shall be applied in the following order of priority:

        (i) to the payment of all reasonable costs incurred in the collection of such moneys of which the Administrative Agent shall have given notice to the Reimbursement Obligor;

       (ii) to the reimbursement of any yield protection due to the Lenders in accordance with SECTION 4.1;

      (iii)   to the payment of any fees due pursuant to this Agreement;

       (iv) to the payment of the whole amount then due and payable on the Reimbursement Obligations to the Lenders for principal, together with interest thereon at the Default Rate or the interest rate, as applicable, (other than a Defaulting Lender) as their respective Percentages appear until paid in full; and

        (v) to the payment of any sums due to each Defaulting Lender as their respective Percentages appear (provided that Administrative Agent shall have the right to set-off against such sums any amounts due from such Defaulting Lender).

    II.20. LETTER OF CREDIT COLLATERAL ACCOUNT. The Reimbursement Obligor hereby agrees that it will, if required pursuant to SECTION 10.1, maintain a special collateral account (the "LETTER OF CREDIT COLLATERAL ACCOUNT") at the Administrative Agent's office at the address specified pursuant to SECTION 15.1, in the name of the Reimbursement Obligor but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders, and in which the Reimbursement Obligor shall have no interest other than as set forth in
SECTION 10.1. Such Letter of Credit Collateral Account shall be funded to the extent required by SECTION 10.1 which shall be applied by the Administrative Agent in the manner described in Section 10.1. In addition to the foregoing, the Reimbursement Obligor hereby grants to the Administrative Agent, for the benefit of the Lenders, a properly perfected security interest in and to the Letter of Credit Collateral Account, any funds that may hereafter be on deposit in such account and the proceeds thereof. Amounts in the Letter of Credit Collateral Account may only be invested if Administrative Agent receives an opinion of counsel or other evidence satisfactory to it that such investment will not adversely affect the tax exempt status of the Bonds.

                                     ARTICLE III

                                  TERM LOAN FACILITY


    III.1. CONVERSION TO TERM LOAN. If there is a draw on the Letter of Credit to purchase any tendered Bonds ("LIQUIDITY DRAW") and the Bonds cannot be remarketed within the seven (7) day period provided for reimbursement of such Advance, then the Reimbursement Obligor shall have the option to convert such Advance to a term loan (hereinafter, a "TERM LOAN ADVANCE") which has a maturity date on the earlier of (i) the Facility Termination Date, (ii) three
(3) years following the date of such conversion, and (iii) the date on which the Bonds purchased with such Term Loan Advance are remarketed. If following such conversion (and prior to the repayment of such Term Loan Advance) there are additional Liquidity Draws that are not reimbursed because the Bonds are unable to be remarketed, the maturity date for such additional Term Loan Advances shall be the same as for the initial Term Loan Advance. The only Advances that can be converted to Term Loan Advances are Liquidity Draws which cannot be reimbursed from the proceeds of remarketing of the applicable Bonds purchased with the proceeds of such Liquidity Draws. All other Advances shall continue to be payable at the times set forth in SECTION 2.2.

    III.2. CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. All Term Loan Advances shall initially be CBR Advances. CBR Advances shall continue as CBR Advances unless and until such CBR Advances are converted into LIBOR Advances. Each LIBOR Advance shall continue as a LIBOR Advance until the end of the then applicable LIBOR Interest Period therefor, at which time such LIBOR Advance shall be automatically converted into a CBR Advance unless the Reimbursement Obligor shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such LIBOR Interest Period, such LIBOR Advance shall continue as a LIBOR Advance for the same or another LIBOR Interest Period. Subject to the terms of SECTION 2.7, the Reimbursement Obligor may elect from time to time to convert all or any part of a Term Loan Advance of any Type into any other Type of Advance; provided that any conversion of any LIBOR Advance shall be made on, and only on, the last day of the Interest Period applicable thereto unless Reimbursement Obligor pays the applicable Break-up Fee. The Reimbursement Obligor shall give the Administrative Agent irrevocable notice (a "CONVERSION/CONTINUATION NOTICE") of each conversion of a Term Loan Advance not later than 10:00 a.m. (Chicago time) at least one Business Day, in the case of a conversion into a CBR Advance, or three Business Days, in the case of a conversion into or continuation of a LIBOR Advance, prior to the date of the requested conversion or continuation, specifying:

        (i) the requested date which shall be a Business Day, of such conversion or continuation;

       (ii) the aggregate amount and Type of the Advance which is to be converted or continued; and

      (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a LIBOR Advance, the duration of the LIBOR Interest Period applicable thereto.

    III.3. MINIMUM AMOUNT OF EACH LIBOR ADVANCE. Each LIBOR Advance shall be in the minimum amount of $2,000,000 (and in multiples of $100,000 if in excess thereof). Reimbursement Obligor and Guarantor acknowledge that any LIBOR Advance not in a multiple of $750,000 or $1,000,000 may result in a higher LIBOR Rate.

    III.4. OPTIONAL PRINCIPAL PAYMENTS. The Reimbursement Obligor may from time to time pay, without penalty or premium, all or any part of outstanding Term Loan Advances, upon two Business Days' prior notice to the Administrative Agent and each such prepayment shall be in a minimum amount of $50,000.00 or in multiples thereof, provided that a LIBOR Advance may not be paid prior to the last day of the applicable LIBOR Interest Period unless Reimbursement Obligor pays the applicable Break-up Fee.

    III.5. CHANGES IN INTEREST RATE, ETC. FOR TERM LOAN ADVANCES. Each CBR Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a LIBOR Advance into a CBR Advance pursuant to SECTION 3.2 to but excluding the date it is paid or is converted into a LIBOR Advance pursuant to SECTION 3.2 hereof, at a rate per annum equal to the CBR Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a CBR Advance will take effect simultaneously with each change in the Corporate Base Rate. Each LIBOR Advance shall bear interest from and including the first day of the LIBOR Interest Period applicable thereto to (but not including) the last day of such LIBOR Interest Period at the LIBOR Rate determined as applicable to such LIBOR Advance.

    III.6. RATES APPLICABLE AFTER DEFAULT FOR TERM LOAN ADVANCES. Notwithstanding anything to the contrary contained in SECTION 2.9 or 2.10, during the continuance of a Default or Unmatured Default, the Required Lenders may, at their option, by written notice to the Reimbursement Obligor (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of SECTION 9.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be converted into or continued beyond its current term as a LIBOR Advance. During the continuance of a Default the Required Lenders may, at their option, by prior written notice to the Reimbursement Obligor (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of SECTION 9.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that each Advance shall bear interest at the Default Rate per annum until such Default shall have been cured; provided that such rates shall become applicable automatically without notice to the Reimbursement Obligor if a Default occurs under SECTION 9.7 or SECTION 9.8.

    III.7. NOTES; TELEPHONIC NOTICES. If any Advances are converted into Term Loan Advances, then at the request of the Administrative Agent, the Reimbursement Obligor shall execute and deliver to each of the Lenders a Note evidencing such Lender's Percentage of the Term Loan Advance, provided that the failure to deliver such Notes shall not affect the obligation of Reimbursement Obligor to repay such Term Loan Advances in accordance with the terms hereof. If Notes are executed and delivered to the Lenders, each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note, provided, however, that the failure to so record shall not affect the Reimbursement Obligor's obligations under such Note. Each Lender's books and records, including without limitation, the information, if any, recorded by the Lender on the schedule attached to its Note, shall be deemed to be PRIMA FACIA correct absent manifest error. The Reimbursement Obligor hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be an Authorized Officer. The Reimbursement Obligor agrees to deliver promptly to the Administrative Agent a written confirmation signed by an Authorized Officer of each telephonic notice, if such confirmation is requested by the Administrative Agent or any Lender. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

    III.8. INTEREST PAYMENT DATES FOR TERM LOAN ADVANCES. Interest accrued on each Term Loan Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date an Advance is converted to a Term Loan Advance, and at the Facility Termination Date, whether by acceleration or otherwise. Interest accrued on each Term Loan Advance shall also be payable on any date on which the Term Loan Advance is prepaid (provided that nothing herein shall authorize a prepayment which is not otherwise permitted hereunder).

    III.9. NOTIFICATION OF INTEREST RATES AND PREPAYMENTS. Promptly after receipt thereof (but in no event later than noon (Chicago time) one Business Day prior to the proposed Conversion/Continuation Date for an Advance continuing as, or being converted into, a CBR Advance or the close of business three Business Days prior to the proposed Conversion/Continuation Date for a Term Loan Advance continuing as, or being converted into, a LIBOR Advance) the Administrative Agent will notify each Lender of the contents of each Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender and the Reimbursement Obligor of the interest rate applicable to each LIBOR Advance promptly upon determination of such interest rate and will give each Lender and the Reimbursement Obligor prompt notice of each change in the Corporate Base Rate and the Applicable Margin.

                                      ARTICLE IV

                               CHANGE IN CIRCUMSTANCES


    IV.1. YIELD PROTECTION. If, after the date hereof, any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

        (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Reimbursement Obligor (excluding federal, state and local income, franchise or similar taxes on the overall income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of amounts due it hereunder, or

       (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Advances), or

      (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held, Letters of Credit issued or participated in, or interest received by it, by an amount deemed material by such Lender, then, within 15 days of written demand by such Lender, the Reimbursement Obligor shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment.

    IV.2. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender reasonably determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change (as hereinafter defined), then, within fifteen days of written demand by such Lender, the Reimbursement Obligor shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion on such increased capital which such Lender determines is attributable to this Agreement, its Loans, its interest in the

Letter of Credit, or its obligation to make Loans hereunder or participate in or issue the Letter of Credit (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, rule, regulation, policy, guideline, interpretation, or directive of any Governmental Authority having jurisdiction after the date of this Agreement which affects the amount of capital required or reasonably expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "INTERNATIONAL CONVERGENCE OF CAPITAL MEASUREMENTS AND CAPITAL STANDARDS," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

    IV.3. AVAILABILITY OF LIBOR ADVANCES. If any Lender determines that maintenance of any of its LIBOR Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive of any Governmental Authority having jurisdiction, the Administrative Agent shall suspend by written notice to Reimbursement Obligor the availability of LIBOR Advances and require any LIBOR Advances to be repaid; or if the Required Lenders determine that (i) deposits of a type or maturity appropriate to match fund LIBOR Advances are not available, the Administrative Agent shall suspend by written notice to Reimbursement Obligor the availability of LIBOR Advances with respect to any LIBOR Advances made after the date of any such determination, or (ii) an interest rate applicable to a LIBOR Advance does not accurately reflect the cost of making a LIBOR Advance, and, if for any reason whatsoever the provisions of SECTION 4.1 are inapplicable, the Administrative Agent shall suspend by written notice to Reimbursement Obligor the availability of LIBOR Advances with respect to any LIBOR Advances made after the date of any such determination.

    IV.4. FUNDING INDEMNIFICATION. If any payment of a LIBOR Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, the Reimbursement Obligor will indemnify each Lender (other than any Lender whose default was the reason that the LIBOR Advance was not made on the date specified), for any loss or cost incurred by it resulting therefrom, including,without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the LIBOR Advance upon Reimbursement Obligor's receipt of the written notice pursuant to SECTION 4.5.

    IV.5. LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its LIBOR Loans and shall take other measures in its discretion to reduce any liability of the Reimbursement Obligor to such Lender under SECTIONS 4.1 and 4.2 or to avoid the unavailability of a Type of a LIBOR Advance under SECTION 4.3, so long as such designation or other measure is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Administrative Agent and to the Reimbursement Obligor as to the amount due, if any, under SECTIONS 4.1, 4.2 or 4.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Reimbursement Obligor in the absence of manifest error. Determination of amounts payable under such Sections in connection with a LIBOR Loan shall be calculated as though each Lender funded its LIBOR Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Reimbursement Obligor of the written statement. The obligations of the Reimbursement Obligor under SECTIONS 4.1, 4.2 and 4.4 shall survive payment of the Obligations and termination of this Agreement for a period of one year.

    IV.6.  LIMITATION ON REIMBURSEMENT OBLIGOR'S LIABILITY.  The
Reimbursement Obligor shall not be obligated to compensate any Lender pursuant to SECTION 4.1, 4.2 or 4.4 for any amounts attributable to a period more than one year prior to such Lender's written notice under SECTION 4.5 of its intention to seek compensation under SECTION 4.1, 4.2 or 4.4.

                                      ARTICLE V

                                 CONDITIONS PRECEDENT


    V.1. ISSUANCE OF LETTER OF CREDIT. The Issuing Bank shall not be required to issue the Letter of Credit unless (a) the Reimbursement Obligor shall have paid all fees then due and payable to the Lenders and the Administrative Agent hereunder, and (b) the Reimbursement Obligor shall have furnished to the Administrative Agent, in form and substance satisfactory to the Lenders and their counsel and with sufficient copies for the Lenders, the following:

        (i) The duly executed originals of the Credit Documents, including this Agreement, the Bond Pledge Agreement and the Guaranty;

       (ii) Certified copies of the articles of incorporation, limited partnership certificate, limited liability company agreement or other organizational document of the Reimbursement Obligor, Guarantor, each Subsidiary and each Qualifying Investment Affiliate, to the extent applicable, with all amendments and certified by the appropriate governmental officer of the state of organization as of a recent date;

      (iii) Certificates of good standing for the Reimbursement Obligor, Guarantor, each Subsidiary and each Qualifying Investment Affiliate certified by the appropriate governmental officer of the state of organization, and foreign qualification certificates for the Guarantor, certified by the appropriate governmental officer, for each jurisdiction where an Unencumbered Asset is located and each other jurisdiction where the failure to so qualify or be licensed (if required) would have a Material Adverse Effect;

       (iv) Copies, certified by an officer of the Reimbursement Obligor, Guarantor, each Subsidiary and each Qualifying Investment Affiliate of its by-laws, partnership agreement, operating agreement or similar document, to the extent applicable together with all amendments thereto;

        (v) An incumbency certificate, executed by an officer of the Reimbursement Obligor and Guarantor, which shall identify by name and title and bear the signature of the Persons authorized to sign the Credit Documents on behalf of the Reimbursement Obligor and Guarantor, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Reimbursement Obligor and Guarantor;

       (vi) Copies, certified by the Secretary or Assistant Secretary, of the Guarantor's Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution, delivery and performance of the Credit Documents to be executed and delivered by the Guarantor hereunder;

      (vii) Copies, certified by an authorized representative of Reimbursement Obligor, evidencing authority for the execution, delivery and performance of the Credit Documents to be executed and delivered by the Reimbursement Obligor;

     (viii) A written opinion of counsel to Reimbursement Obligor and Guarantor, addressed to the Lenders in substantially the form of EXHIBIT B hereto;

       (ix) A certificate, signed by an officer of the Reimbursement Obligor, stating that on the Closing Date no Default or Unmatured Default has occurred and is continuing and that all representations and warranties of the Reimbursement Obligor contained herein are true and correct as of the Closing Date as and to the extent set forth herein;

        (x) The most recent financial statements of the Reimbursement Obligor and the Guarantor and a certificate from an Authorized Officer of the Guarantor that no change in the Guarantor's financial condition that would have a Material Adverse Effect has occurred since December 31, 1996;

       (xi) UCC financing statement, judgment, and tax lien searches with respect to the Reimbursement Obligor and Guarantor;

      (xii) A compliance certificate in the form of Exhibit C, and evidence of sufficient Unencumbered Assets to assist the Administrative Agent in determining the Guarantor's compliance with the covenants set forth in ARTICLE VII herein;

     (xiii) Evidence that all parties whose consent is required for Reimbursement Obligor and Guarantor to execute the Credit Documents have provided such consents;

      (xiv) To the extent requested by Administrative Agent, operating statements for any Property and other evidence of income and expenses to assist the Administrative Agent in determining Guarantor's compliance with the covenants set forth in Article VII herein;

       (xv) Evidence that the insurance coverage required in SECTION 6.17 is in full force and effect;

      (xvi)   Copies of each of the Bond Documents; and

     (xvii) Such other documents as any Lender or its counsel may have reasonably requested, the form and substance of which documents shall be acceptable to the parties and their respective counsel.


                                      ARTICLE VI

               REPRESENTATIONS AND WARRANTIES OF REIMBURSEMENT OBLIGOR

    The Reimbursement Obligor represents and warrants to the Lenders that as of the date hereof:

    VI.1. EXISTENCE. It is a duly organized limited liability company, validly existing and in good standing under the laws of the State of Illinois, with its principal place of business in Chicago, Illinois.

    VI.2. AUTHORIZATION AND VALIDITY. It has the power and authority and legal right to execute and deliver the Credit Documents and to perform its obligations thereunder. The execution and delivery by it of the Credit Documents and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Credit Documents constitute legal, valid and binding obligations of the Reimbursement Obligor enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

    VI.3. NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by it of the Credit Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate in any material respect any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on, operating agreement, or the provisions of any indenture, declaration of trust, instrument or agreement to which it is a party, including without limitation the Bond Documents, or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on its Property pursuant to the terms of any such indenture, instrument or agreement. Except as set forth on Schedule 6.3, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Credit Documents.

    VI.4. FINANCIAL STATEMENTS; MATERIAL ADVERSE CHANGE. The most recent financial statements of the Reimbursement Obligor delivered to the Lenders prior to the date that this representation is made were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Reimbursement Obligor at such date and results of its operations for the period then ended. Since the date of such financial statements, there has been no change in the business, Property, results of operations or financial condition of the Reimbursement Obligor which have or could be reasonably expected to have a Material Adverse Effect.

    VI.5. TAXES. It has filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Reimbursement Obligor except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Reimbursement Obligor in respect of any taxes or other governmental charges are adequate.

    VI.6. LITIGATION AND CONTINGENT OBLIGATIONS. There is no litigation, arbitration, governmental investigation or proceeding pending or, to the knowledge of any of its officers, threatened in a writing received by Reimbursement Obligor, against or affecting the Reimbursement Obligor which, if adversely determined, would have a Material Adverse Effect. It has no material contingent obligations not provided for or disclosed in the financial statements referred to in SECTION 8.1, which would have or could be reasonably expected to have a Material Adverse Effect.

    VI.7. SUBSIDIARIES. Reimbursement Obligor has no Subsidiaries or Investment Affiliates.

    VI.8. ERISA. The Reimbursement Obligor has no Plans. Throughout the term of the Letter of Credit, Reimbursement Obligor is not an "employee benefit plan" as defined in Section 3(32) of ERISA or a "governmental plan" within the meaning of Section 3(3) of ERISA, none of the assets of Reimbursement Obligor will constitute "plan assets" of one or more plans for purposes of Title I of ERISA and Reimbursement Obligor is not be subject to state statutes applicable to Reimbursement Obligor regulating investments and fiduciary obligations with respect to governmental plans.

    VI.9. ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of Reimbursement Obligor to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of Reimbursement Obligor to the Administrative Agent or any Lender will be, true and accurate (taken as a whole) on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time. There are no facts, events or conditions directly and specifically affecting Reimbursement Obligor known to Reimbursement Obligor and not disclosed to Administrative Agent or not disclosed in the information furnished by or on behalf of Reimbursement Obligor which, in the aggregate, have or could be reasonably expected to have a Material Adverse Effect.

    VI.10. REGULATION U. It does not hold any margin stock (as defined in Regulation U).

    VI.11. OWNERSHIP OF PROPERTIES. On the date of this Agreement, Reimbursement Obligor has good title, free of all Liens other than Permitted Liens, to its leasehold estate in the O'Hare Project.

    VI.12. INVESTMENT COMPANY ACT. Reimbursement Obligor is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

    VI.13. PUBLIC UTILITY HOLDING COMPANY ACT. Reimbursement Obligor is not a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

    VI.14. INSURANCE. It carries insurance on the O'Hare Project with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar projects, including, without limitation:

        (i) Property and casualty insurance (including coverage for flood and other water damage for any Property located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law) in the amount of 100% of the replacement cost of the improvements at the Project with a waiver of depreciation;

       (ii) Loss of rental income insurance in the amount not less than one year's gross revenues from the Project; and

      (iii) Comprehensive general liability insurance in the amount of $20,000,000 per occurrence.

    VI.15. ENVIRONMENTAL MATTERS. Except as disclosed in Schedule 5, each of the following representations and warranties is true and correct except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

        (i) To the knowledge of the Reimbursement Obligor, the O'Hare Project does not contain, any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability under, Environmental Laws.

       (ii) To the knowledge of Reimbursement Obligor, the O'Hare Project and all operations at the O'Hare Project are in compliance with all applicable Environmental Laws, and there is no contamination at or under such Properties, or violation of any Environmental Law with respect to the O'Hare Project for which Reimbursement Obligor, is or could be liable.

      (iii) The Reimbursement Obligor has not received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding Environmental Laws with regard to the O'Hare Project, nor does it have knowledge that any such notice will be received or is being threatened.

       (iv) To the knowledge of Reimbursement Obligor, Materials of Environmental Concern have not been transported or disposed of from the O'Hare Project in violation of, or in a manner or to a location which could reasonably give rise to liability of Reimbursement Obligor, under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under the O'Hare

              Project violation of, or in a manner that could give rise to liability of Reimbursement Obligor, under, any applicable Environmental Laws.

        (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of Reimbursement Obligor, threatened, under any Environmental Law to which Reimbursement Obligor, is named as a party nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the O'Hare Project.

       (vi) To the knowledge of Reimbursement Obligor, there has been no release or threat of release of Materials of Environmental Concern at or from the O'Hare Project, or arising from or related to the operations of such entity in connection with the O'Hare Project in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

    VI.16. PROPERTY MANAGER.  The manager of the O'Hare Project is the
Guarantor.

    6.22 ACCURACY OF OFFERING DOCUMENTS. The preliminary and final private placement memorandums for the sale of the Bonds and any supplement or amendments to either of them are on the dates such documents are issued true and correct in all material respects and do not contain any untrue or misleading statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; provided no representation or warranty is made with respect to information furnished by the Lenders, the City or the co-placement agents for the Bonds which is contained therein.

                                     ARTICLE VII

                     REPRESENTATIONS AND WARRANTIES OF GUARANTOR


    The Guarantor represents and warrants to the Lenders that as of the date hereof:

    VII.1. EXISTENCE. Guarantor is duly organized, validly existing and in good standing under the laws of the State of Maryland, with its principal place of business in Chicago, Illinois, and is duly qualified as a foreign corporation, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which it owns Properties and, except where the failure to be so qualified or to obtain such authority would not have a Material Adverse Effect, in each other jurisdiction in which its business is conducted. Each of its Subsidiaries and Investment Affiliates is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which it owns Property, and except where the failure to be so qualified or to obtain such authority would not have a Material Adverse Effect, in each other jurisdiction in which it conducts business.

    VII.2. AUTHORIZATION AND VALIDITY. It has the power and authority and legal right to execute and deliver the Credit Documents and to perform its obligations thereunder. The execution and delivery by it of the Credit Documents and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Credit Documents constitute legal, valid and binding obligations of the Guarantor enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

    VII.3. NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by it of the Credit Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate in any material respect any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on, respectively, the Guarantor or any of its Subsidiaries or Qualifying Investment Affiliates or any of such entities' articles of incorporation, by-laws, certificate of limited partnership, partnership agreement or operating agreement, as the case may be, or the provisions of any indenture, declaration of trust, instrument or agreement to which any entity is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of such entity pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Credit Documents.

    VII.4. FINANCIAL STATEMENTS; MATERIAL ADVERSE CHANGE. The most recent consolidated financial statements of the Guarantor and its Subsidiaries delivered to the Lenders prior to the date that this representation is made were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Guarantor and its Subsidiaries at such date and the consolidated results of their operations for the period then ended. Since the date of such financial statements, there has been no change in the business, Property, results of operations or financial condition of the Guarantor and its Subsidiaries which have or could be reasonably expected to have a Material Adverse Effect.

    VII.5. TAXES. It, its Subsidiaries, and its Qualifying Investment Affiliates, have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by, respectively, the Guarantor or any of its Subsidiaries except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Guarantor and its Subsidiaries and to Guarantor's knowledge, its Qualifying Investment Affiliates in respect of any taxes or other governmental charges are adequate.

    VII.6.  LITIGATION AND CONTINGENT OBLIGATIONS.  Except as set forth on
Schedule 7, there is no litigation, arbitration, governmental investigation or proceeding pending or, to the knowledge of any of its officers, threatened in a writing received by Guarantor, a Subsidiary, or a Qualifying Investment Affiliate, against or affecting the Guarantor or any of its Subsidiaries or Investment Affiliates which, if adversely determined, would have a Material Adverse Effect. Except as disclosed on Schedule 8, it has no material contingent obligations not provided for or disclosed in the financial statements referred to in SECTION 8.1, which would have or could be reasonably expected to have a Material Adverse Effect.

    VII.7. SUBSIDIARIES. SCHEDULE 1 hereto contains an accurate list of all of the presently existing Subsidiaries and Investment Affiliates of Guarantor, setting forth their respective jurisdictions of formation, the percentage of their respective Capital Stock owned by it or its Subsidiaries, Properties owned and a description or its business and with respect to Investment Affiliates, whether such Investment Affiliate constitutes a Qualifying Investment Affiliate. All of the issued and outstanding shares of Capital Stock of such Subsidiaries and, to Guarantor's knowledge, such Investment Affiliates have been duly authorized and issued and are fully paid and non-assessable.

    VII.8. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000. Neither the Guarantor nor any other member of the Controlled Group has incurred any withdrawal liability to Multiemployer Plans in excess of $250,000 in the aggregate. If withdrawals from all Multiemployer Plans occurred, the liability would not exceed $250,000. Each Plan and, to Guarantor's knowledge, each Multiemployer Plan, complies in all material respects with all applicable requirements of law and regulations and Guarantor and all members of the Controlled Group have complied in all material respects with ERISA and the Code with respect to each Plan. No Reportable Event has occurred with respect to any Plan, neither the Guarantor nor any other member of the Controlled Group has withdrawn from any Plan or Multiemployer Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan or to Guarantor's knowledge Multiemployer Plan. Neither Guarantor nor any member of the Controlled Group has any Plans or is a party to any collective bargaining agreements other than those listed on Schedule 4. There is no accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) outstanding which could reasonably be expected to have a Material Adverse Effect, there is no lien outstanding under Section 412 of the Code or Section 302 of ERISA with respect to assets of Guarantor or any member of the Controlled Group and no requirement to provide security under
Section 401(a)(29) of the Code or Section 307 of ERISA has been or is reasonably expected to be imposed on assets of Guarantor or any member of the Controlled Group. No liability to the PBGC or the Internal Revenue Service with respect to any Plan or Multiemployer Plan or trust related thereto has been or is reasonably expected to be incurred by Guarantor or any member of the Controlled Group which could reasonably be expected to have a Material Adverse Effect. Neither Guarantor nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefits under any "welfare plan" (as defined in Section 3(1) of ERISA) nor withdrawal liability or exit fee or charge with respect to any such post-retirement benefits under any welfare plan which could reasonably be expected to have a Material Adverse Effect. Throughout the term of the Loan, Guarantor is not and will not be an "employee benefit plan" as defined in Section 3(32) of ERISA or a "governmental plan" within the meaning of
Section 3(3) of ERISA, none of the assets of Guarantor will constitute "plan assets" of one nor more plans for purposes of Title I of ERISA and Guarantor will not be subject to state statutes applicable to Guarantor regulating investments and fiduciary obligations with respect to governmental plans.

    VII.9. ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of Guarantor or any of its Subsidiaries or Investment Affiliates to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of Guarantor or any of its Subsidiaries or Investment Affiliates to the Administrative Agent or any Lender will be, true and accurate (taken as a whole) on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time. There are no facts, events or conditions directly and specifically affecting Guarantor, its Subsidiaries or any Investment Affiliate known to Guarantor and not disclosed to Administrative Agent and the Documentation Agent or not disclosed in the information furnished by or on behalf of Guarantor, its Subsidiaries or Investment Affiliates, which, in the aggregate, have or could be reasonably expected to have a Material Adverse Effect.

    VII.10. REGULATION U. It does not hold any margin stock (as defined in Regulation U).

    VII.11. MATERIAL AGREEMENTS. Neither it nor any Subsidiary or Qualifying Investment Affiliate is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in
(i) any agreement to which it is a party, which default could have a Material Adverse Effect, or (ii) except as disclosed on Schedule 9 any agreement or instrument evidencing or governing Indebtedness.

    VII.12. COMPLIANCE WITH LAWS. Except as set forth in Schedule 6 it and its Subsidiaries and Qualifying Investment Affiliates have complied in all material respects, to Guarantor's knowledge, with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except where such non-compliance would not have a Material Adverse Effect. Except as disclosed on Schedule 6, neither Guarantor, any Subsidiary, or any Qualifying Investment Affiliate, has received any written notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state remedial action responding to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

    VII.13. OWNERSHIP OF PROPERTIES. On the date of this Agreement, Guarantor and its Subsidiaries and Qualifying Investment Affiliates will have good title, free of all Liens other than Permitted Liens, to all of the Property and assets reflected in the financial statements as owned by it.

    VII.14. INVESTMENT COMPANY ACT. Neither Guarantor nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

    VII.15. PUBLIC UTILITY HOLDING COMPANY ACT. Neither Guarantor nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

    VII.16. SOLVENCY.

        (i) Immediately after the Closing Date and immediately following the sale of the Bonds and after giving effect to the application of the proceeds of the Bonds, (a) the fair value of the assets of the Guarantor and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Guarantor and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Guarantor and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Guarantor and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Guarantor and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Guarantor and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

       (ii) It does not intend to, or to permit any of its Subsidiaries to incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

    VII.17. INSURANCE. It and its Subsidiaries and the Qualifying Investment Affiliates carry insurance on their Properties with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar projects in localities where it and its Subsidiaries and the Qualifying Investment Affiliates operate, including, without limitation:

        (i) Property and casualty insurance (including coverage for flood and other water damage for any Property located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law) in the amount of 100% of the replacement cost of the improvements at the Property with a waiver of depreciation;

       (ii) Loss of rental income insurance in the amount not less than one year's gross revenues from the Properties; and

      (iii) Comprehensive general liability insurance in the amount of $20,000,000 per occurrence.

    VII.18. NYSE AND REIT STATUS. The Guarantor's common stock is listed on the New York Stock Exchange and there is no proceeding pending to delist the Guarantor's stock, and the Guarantor is qualified as a real estate investment trust and currently is in compliance with all applicable provisions of the Code.

    VII.19. ENVIRONMENTAL MATTERS. Except as disclosed in Schedule 5, each of the following representations and warranties is true and correct except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

        (i) To the knowledge of the Guarantor, the Properties of Guarantor, its Subsidiaries, and Qualifying Investment Affiliates do not contain, any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability under, Environmental Laws.

       (ii) To the knowledge of Guarantor, the Properties of Guarantor and its Subsidiaries and Investment Affiliates and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no contamination at or under such Properties, or violation of any Environmental Law with respect to such Properties for which Guarantor, its Subsidiaries or Investment Affiliates is or could be liable.

      (iii) Neither Guarantor nor any of its Subsidiaries or Qualifying Investment Affiliates has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding Environmental Laws with regard to any of the Properties, nor does it have knowledge that any such notice will be received or is being threatened.

       (iv) To the knowledge of Guarantor, Materials of Environmental Concern have not been transported or disposed of from the Properties of Guarantor and its Subsidiaries and Qualifying Investment Affiliates in violation of, or in a manner or to a location which could reasonably give rise to liability of Guarantor, any Subsidiary, or any Qualifying Investment Affiliate under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of such Properties in violation of, or in a manner that could give rise to liability of Guarantor, any Subsidiary or any Qualifying Investment Affiliate under, any applicable Environmental Laws.

        (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of Guarantor, threatened, under any Environmental Law to which Guarantor, any of its Subsidiaries, or any Qualifying Investment Affiliate, is named as a party with respect to the Properties of such entity, nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such Properties for which Guarantor, its Subsidiaries, or any Qualifying Investment Affiliate is or could be liable.

       (vi) To the knowledge of Guarantor, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties of Guarantor and its Subsidiaries and Qualifying Investment Affiliates, or arising from or related to the operations of such entity in connection with the Properties in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

    VII.20. LICENSES, ETC. Guarantor, its Subsidiaries or the Qualifying Investment Affiliates have obtained and hold in full force and effect, all material trademarks, trade names, copyrights, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of the Properties.

    VII.21. JUDGMENTS. There are no judgments, decrees, or orders of any kind against Guarantor, its Subsidiaries or any Qualifying Investment Affiliate unpaid of record which would have a Material Adverse Effect.

    VII.22. PROPERTY MANAGER. As of the date hereof, the manager of each Property is the Guarantor or a Qualifying Investment Affiliate.

    VII.23. UPDATED SCHEDULES. The Guarantor may at any time and from time to time update any Schedule to this Agreement by delivery to the Administrative Agent of a revised Schedule and, from and after the date of delivery of such updated Schedule to the Administrative Agent, and its approval by the Required Lenders, the representations and warranties of the Guarantor hereunder shall be deemed to reflect such revised Schedule.

    VII.24. UNENCUMBERED ASSETS. SCHEDULE 2 hereto contains a complete and accurate description of Unencumbered Assets as of the Closing Date and as supplemented from time to time including the entity that owns each Unencumbered Asset. With respect to each Property identified from time to time as an Unencumbered Asset, Guarantor hereby represents and warrants as follows except to the extent disclosed in writing to the Lenders and approved by the Required Lenders (which approval shall not be unreasonably withheld):

              (a) No portion of any improvement on the Unencumbered Asset is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Guarantor or the respective Qualifying Investment Affiliate has obtained and will maintain the insurance prescribed in SECTION 6.17 hereof.

              (b) To the Guarantor's knowledge, Guarantor or the respective Qualifying Investment Affiliate has obtained all material certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Unencumbered Asset and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals which it is required to maintain, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

              (c) To the Guarantor's knowledge, the Unencumbered Asset and the present use and occupancy thereof are in material compliance with all applicable zoning ordinances (without reliance upon adjoining or other properties), building codes, land use and Environmental Laws, laws relating to the disabled including, but not limited to, the Americans with Disabilities Act to the extent applicable, and other similar laws ("APPLICABLE LAWS").

              (d) The Unencumbered Asset is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Unencumbered Asset has accepted or is equipped to accept such utility service.

              (e) All public roads and streets necessary for service of and access to the Unencumbered Asset for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

              (f) The Unencumbered Asset is served by public water and sewer systems or, if the Unencumbered Asset is not serviced by a public water and sewer system, such alternate systems are adequate and meet, in all material respects, all requirements and regulations of, and otherwise complies in all material respects with, all Applicable Laws with respect to such alternate systems.

              (g) Guarantor is not aware of any latent or patent structural or other significant deficiency of the Unencumbered Asset. The Unencumbered Asset is free of damage and waste that would materially and adversely affect the value of the Unencumbered Asset, is in good repair and there is no deferred maintenance other than ordinary wear and tear. The Unencumbered Asset is free from damage caused by fire or other casualty. There is no pending or, to the actual knowledge of Guarantor threatened condemnation proceedings affecting the Unencumbered Asset, or any part thereof.

              (h) To Guarantor's knowledge, all liquid and solid waste disposal, septic and sewer systems located on the Unencumbered Asset are in a good and safe condition and repair and to Guarantor's knowledge, in material compliance with all Applicable Laws with respect to such systems.

              (i) All improvements on the Unencumbered Asset lie within the boundaries and building restrictions of the legal description of record of the Unencumbered Asset, no such improvements encroach upon easements benefitting the Unencumbered Asset other than encroachments that do not materially adversely affect the use or occupancy of the Unencumbered Asset and no improvements on adjoining properties encroach upon the Unencumbered Asset or easements benefitting the Unencumbered Asset other than encroachments that do not materially adversely affect the use or occupancy of the Unencumbered Asset. All amenities, access routes or other items that materially benefit the Unencumbered Asset are under direct control of Guarantor or the respective Qualifying Investment Affiliate, constitute permanent easements that benefit all or part of the Unencumbered Asset or are public property, and the Unencumbered Asset, by virtue of such easements or otherwise, is contiguous to a physically open, dedicated all weather public street, and has the necessary permits for ingress and egress.

              (j) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, or other outstanding charges affecting the Unencumbered Asset except to the extent such items are being contested in good faith and as to which adequate reserves have been provided.

              (k) The Unencumbered Asset is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Unencumbered Asset or any portion thereof.

              (l) With respect to those Unencumbered Assets in which Guarantor or any Qualifying Investment Affiliate holds a leasehold estate under a Financeable Ground Lease, with respect to each such Financeable Ground Lease (i) Guarantor or the respective Qualifying Investment Affiliate is the owner of a valid and subsisting interest as tenant under the Financeable Ground Lease; (ii) the Financeable Ground Lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (iii) all rent, additional rent and other charges reserved therein have been paid to the extent they are payable to the date hereof;
    (iv) Guarantor or the respective Qualifying Investment Affiliate enjoys the quiet and peaceful possession of the estate demised thereby, subject to any sublease; (v) the Guarantor or the respective Qualifying Investment Affiliate is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder; (vi) the lessor under the Financeable Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed; (vii) the lessor under the Financeable Ground Lease has satisfied all of its repair or construction obligations, if any, to date pursuant to the terms of the Financeable Ground Lease; (viii) the execution, delivery and performance by Guarantor and any applicable Qualifying Investment Affiliate of the Negative Pledge Agreements do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Financeable Ground Lease; (ix) Schedule 2 lists all the Financeable Ground Leases to which any of the Unencumbered Assets are subject and all amendments and modifications thereto; and (x) the lessor indicated on Schedule 2 for each Financeable Ground Lease is the current lessor under the related Financeable Ground Lease.

    A breach of any of the representations and warranties contained in this
    SECTION 7.24 with respect to a Property shall disqualify unless otherwise approved by the Required Lenders, such Property from being an Unencumbered Asset but shall not constitute a Default (unless the elimination of such Property as an Unencumbered Asset results in a Default under one of the other provisions of this Agreement including without limitation
    SECTIONS 8.21(iii) or 8.21(iv)).


                                   ARTICLE VIII

                                      COVENANTS


    During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

    VIII.1. FINANCIAL REPORTING. The Guarantor and Reimbursement Obligor will maintain, for themselves and each Subsidiary, and shall cause each Qualifying Investment Affiliate to maintain, a system of accounting established and administered in accordance with GAAP, and furnish to the
Lenders:

        (i) as soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for the Guarantor an unaudited consolidated balance sheet as of the close of each such period and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Guarantor and its Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, all certified by the Guarantor's chief financial officer or chief accounting officer;

       (ii) As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for the Guarantor and its Subsidiaries, related reports in form and substance satisfactory to the Lenders, all certified by Guarantor's chief financial officer or chief accounting officer, including a statement of Funds From Operations, a description of Unencumbered Assets, a listing of capital expenditures (in the level of detail as disclosed in Guarantor's most recent Form 10Q), a report listing and describing all newly acquired Properties, including their cash flow, cost and secured or unsecured Indebtedness assumed in connection with such acquisition, if any, summary Property information for all Properties, including, without limitation, their Property Operating Income, occupancy rates, square footage, property type and date acquired or built, and such other information as may be requested to evaluate the quarterly compliance certificate delivered as provided below;

      (iii) As soon as publicly available but in no event later than the date such reports are to be filed with the Securities Exchange Commission, copies of all Form 10Ks, 10Qs, 8Ks, and any other annual, quarterly, monthly or other reports, copies of all registration statements and any other public information which the Guarantor or any of its Subsidiaries files with the Securities Exchange Commission and to the extent any of such reports contains information required under the other subsections of this

              SECTION 8.1, the information need not be furnished separately under the other subsections;

       (iv) As soon as available, but in any event not later than 90 days after the close of each fiscal year of the Guarantor and its Subsidiaries, reports in form and substance satisfactory to the Lenders, certified by the Guarantor's chief financial officer or chief accounting officer containing Property Operating Income for each individual Property;

        (v) Not later than forty-five (45) days after the end of each of the first three fiscal quarters, and not later than ninety (90) days after the end of the fiscal year, a compliance certificate in substantially the form of EXHIBIT C hereto signed by the Guarantor's chief financial officer or chief accounting officer confirming that Guarantor is in compliance with all of the covenants of the Credit Documents, showing the calculations and computations necessary to determine compliance with the financial covenants contained in this Agreement (including such schedules and backup information as may be necessary to demonstrate such compliance) and stating that to such officer's best knowledge, there is no other Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof;

       (vi) (a) As soon as possible and in any event within 10 Business Days after the Guarantor knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of Guarantor, describing said Reportable Event and within 20 days after such Reportable Event, a statement signed by such chief financial officer describing the action which Guarantor proposes to take with respect thereto; and (b) within 10 Business Days of receipt, any notice from the Internal Revenue Service, PBGC or Department of Labor with respect to a Plan regarding any excise tax, proposed termination of a Plan, prohibited transaction or fiduciary violation under ERISA or the Code which could result in any liability to Guarantor or any member of the Controlled Group in excess of $100,000; and (c) within 10 Business Days of filing, any Form 5500 filed by Guarantor with respect to a Plan, or any member of the Controlled Group which includes a qualified accountant's opinion.

      (vii) As soon as possible and in any event within 30 days after receipt by the Guarantor, a copy of (a) any notice or claim to the effect that the Guarantor or any of its Subsidiaries or Qualifying Investment Affiliates is or may be liable to any Person as a result of the release by such entity, or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Guarantor or any of its Subsidiaries or Investment Affiliates, which, in either case, could be reasonably likely to have a Material Adverse Effect;

     (viii) Promptly upon the furnishing thereof to the shareholders of the Guarantor, copies of all financial statements, reports and proxy statements so furnished;

       (ix) Promptly upon the distribution thereof to the press or the public, copies of all press releases;

        (x) As soon as possible, and in any event within 10 days after the Guarantor knows of any fire or other casualty or any pending or threatened condemnation or eminent domain proceeding with respect to all or any portion of any Property or any property secured by a Qualified Mortgage, a statement signed by the Chief Financial Officer of Guarantor, describing such fire, casualty or condemnation and the action Guarantor intends to take with respect thereto;

       (xi) Not later than 45 days after the end of each quarter, a report on the aging of receivables with respect to each of the Properties (I.E. 0-29, 30-59, 60-89 and 90 or more days past due) showing aggregate delinquencies for each of the Properties (including a characterization of the type of receivable) and trends for the prior four quarters;

      (xii) Not later than 45 days after the end of each quarter, an unaudited financial statement for each Qualifying Investment Affiliate that is not a Subsidiary that owns an Unencumbered Asset; and

     (xiii) Not later than 45 days after the end of each quarter, an operating statement and updated rent roll for the O'Hare Project, certified by an Authorized Officer of Reimbursement Obligor.

      (xiv) Such other information (including, without limitation, financial statements for the Guarantor and non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

To the extent that any of the foregoing document deliveries, including, but not limited to, the financial statements of the Guarantor, filings with the Securities and Exchange Commission, the compliance certificate and the report on Property receivables, are required under the Credit Agreement dated October 23, 1996 among the Guarantor, the Administrative Agent and the other lenders named therein (the "Revolving Credit Agreement), delivery of such documents in the form and in the manner required under the provisions of the Revolving Credit Agreement shall be deemed to satisfy the respective requirements of this Section 8.1 so long as Administrative Agent is also the administrative agent under the Revolving Credit Agreement.

    VIII.2. NOTICE OF DEFAULT. The Guarantor and Reimbursement Obligor will give, and will cause each of its Subsidiaries and each Qualifying Investment Affiliate to give, prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could be reasonably likely to have a Material Adverse Effect.

    VIII.3. CONDUCT OF BUSINESS. The Reimbursement Obligor will do all things necessary to remain a validly existing limited liability company in good standing in the State of Illinois. The Guarantor will do, and will cause each of its Subsidiaries and Qualifying Investment Affiliates to do, all things necessary to remain duly incorporated and/or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, general partnership, limited liability company or limited partnership, as the case may be, in its jurisdiction of incorporation/formation, except, with respect to any Subsidiary or any Qualifying Investment Affiliate having less than $10,000,000 of Market Capitalization, where the preservation of its corporate existence, in the good faith business judgment of the Guarantor, is no longer in the best interests of the Guarantor and the failure to preserve its corporate existence would not have a Material Adverse Effect and the elimination of its Properties from the calculation of financial covenant compliance would not cause a Default or an Unmatured Default. The Guarantor will maintain all requisite authority to conduct its business in each jurisdiction in which the Properties are located and, except where the failure to be so qualified would not have a Material Adverse Effect, in each jurisdiction required to carry on and conduct its businesses in substantially the same manner as it is presently conducted, and, specifically, neither the Guarantor nor its Subsidiaries nor the Qualifying Investment Affiliates will undertake any business other than the acquisition, development, ownership, management, operation and leasing of warehouse/industrial properties and ancillary businesses specifically related thereto, except that the Guarantor and its Subsidiaries and Qualifying Investment Affiliates may invest in other assets subject to the following limitations with respect to the specified categories of assets:

==============================================================================
    CATEGORIES OF ASSETS                        TOTAL INVESTMENT LIMITATIONS
------------------------------------------------------------------------------
   (i) unimproved land                           7% of Market Capitalization
------------------------------------------------------------------------------
(ii) other property holdings                     5% of Market Capitalization
     (excluding cash, Cash
     Equivalents, the
     Non-industrial Properties
     and Indebtedness of any
     Subsidiary or Qualifying
     Investment Affiliate to the
     Guarantor)
------------------------------------------------------------------------------
(iii)     stock holdings other than in           5% of Market Capitalization
          Subsidiaries and Qualifying
          Investment Affiliates
------------------------------------------------------------------------------
(iv) mortgages other than                        5% of Market Capitalization
     Qualified Mortgages
------------------------------------------------------------------------------
(v)  joint ventures and                          10% of Market Capitalization
     partnerships other than
     investments in Qualifying
     Investment Affiliates
==============================================================================

The total investment in all the foregoing investment categories in the aggregate shall be less than or equal to twenty percent (20%) of Market Capitalization. In addition to the foregoing restrictions, (a) investments in unimproved land which is not adjacent to existing improvements and not under active planning for near term development as evidenced to the reasonable satisfaction of Administrative Agent shall not exceed 5% of Market Capitalization, (b) lessee's interests in operating leases pursuant to which Guarantor, its Subsidiaries or Investment Affiliates operate any properties shall not exceed 10% of Market Capitalization, and (c) no single industrial property investment shall exceed 10% of Market Capitalization. For the purposes of this SECTION 8.3, all investments shall be valued in accordance with GAAP.

    VIII.4. TAXES. The Guarantor and Reimbursement Obligor will pay, and will cause each of their Subsidiaries and Qualifying Investment Affiliates to pay, when due all taxes, assessments and governmental charges and levies upon them of their income, profits or Properties, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

    VIII.5. INSURANCE. (i) The Guarantor and Reimbursement Obligor will, and will cause each of their Subsidiaries and Qualifying Investment Affiliates to, maintain with financially sound and reputable insurance companies insurance on all its Property in such amounts and covering such risks as is consistent with sound business practice and in compliance with the representation in SECTION 6.17, and the Guarantor will furnish to the Administrative Agent or any Lender upon request full information as to the insurance carried. (ii) The Guarantor and Reimbursement Obligor will promptly notify the Administrative Agent if there has been a termination of any insurance policy or a material change in coverage or of the credit rating of the insurer providing such coverage.

    VIII.6. COMPLIANCE WITH LAWS. The Guarantor and Reimbursement Obligor will, and will cause each of their Subsidiaries and Qualifying Investment Affiliates to, be in material compliance, with all laws, rules and regulations and with all final orders, writs, judgments, injunctions, decrees or awards to which they may be subject.

    VIII.7. MAINTENANCE OF PROPERTIES. The Guarantor and Reimbursement Obligor will, and will cause each of their Subsidiaries and Qualifying Investment Affiliates to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that their businesses carried on in connection therewith may be properly conducted at all times.

    VIII.8. INSPECTION. Upon reasonable notice, the Guarantor and Reimbursement Obligor will, and will cause each of their Subsidiaries and Qualifying Investment Affiliates to, permit the Lenders, by their respective representatives and agents, to inspect any of the Properties, corporate books and financial records of the Guarantor and each of its Subsidiaries and Qualifying Investment Affiliates, to examine and make copies of the books of accounts and other financial records of the Guarantor, Reimbursement Obligor and each of their respective Subsidiaries and Qualifying Investment Affiliates, and to discuss the affairs, finances and accounts of the Guarantor and each of its Subsidiaries and Qualifying Investment Affiliates, and to be advised as to the same by, their respective officers at such reasonable times during normal business hours and reasonable intervals as the Lenders may reasonably designate.

    VIII.9. MAINTENANCE OF STATUS. The Guarantor shall at all times (i) maintain the listing of its common stock on the New York Stock Exchange and not take any action that results in a proceeding to delist such stock, and
(ii) maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code.

    VIII.10. DIVIDENDS.  Provided there is NOT a continuing Default under
SECTION 9.1 or SECTION 9.2, and there is not a continuing Default under
SECTION 9.3 relating to a breach of any of the covenants contained in SECTIONS 8.20 and 8.21, the Guarantor and Reimbursement Obligor shall be permitted to declare and pay dividends on their Capital Stock from time to time in amounts determined by the Guarantor or Reimbursement Obligor, as the case may be, PROVIDED, HOWEVER, subject to the terms of the next sentence, in no event shall the Guarantor declare or pay dividends on its Capital Stock if dividends paid in any period of four fiscal quarters, in the aggregate, would exceed 90% of Funds From Operations for such period. Notwithstanding the foregoing, unless at the time of distribution there exists a Default in the payment of principal, interest, or the Letter of Credit Fee, the Guarantor shall be permitted to distribute whatever amount of dividends is necessary to maintain its tax status as a real estate investment trust.

    VIII.11. MERGER; SALE OR TRANSFER OF ASSETS. The Reimbursement Obligor and Guarantor will not, nor will they permit any of their Subsidiaries or Qualifying Investment Affiliates to, enter into any merger, consolidation, reorganization or liquidation or transfer or otherwise dispose of all or a portion of their Property if such disposition would constitute a "RESTRICTED DISPOSITION," except for (i) such transactions that occur between Wholly-Owned Subsidiaries, (ii) transactions where Guarantor is the surviving entity and there is no change in business conducted or loss of an investment grade rating on such entity's long-term unsecured debt and no other Default results from such transaction, or (iii) transactions that are approved in advance in writing by the Lenders. For purposes of this SECTION 8.11, a "RESTRICTED DISPOSITION" shall mean any disposition of assets (exclusive of Like-Kind Exchanges of one industrial/warehouse property for another and dispositions of Non-industrial Properties) if such disposition is of assets that (i) when aggregated with all other assets of the Guarantor, its Subsidiaries and Qualifying Investment Affiliates previously disposed of during the fiscal year (exclusive of Like-Kind Exchanges of one industrial/warehouse property for another and dispositions of Non-industrial Properties), comprise more than 10% of Market Capitalization for the most recent available quarter or (ii) when aggregated with all other assets of the Guarantor, its Subsidiaries and Qualifying Investment Affiliates previously disposed of (exclusive of Like-Kind Exchanges of one industrial/warehouse property for another and dispositions of Non-industrial Properties) from the Closing Date to the date of such sale comprise 25% or more of Market Capitalization for the most recent available quarter, or (iii) include all or any portion of the O'Hare Project.

    VIII.12. TRANSFERS OF UNENCUMBERED ASSETS. Neither the Guarantor nor any of its Qualifying Investment Affiliates shall transfer or otherwise dispose of (other than the creation or incurrence of Liens permitted under SECTION 8.16) an Unencumbered Asset (excluding its Non-industrial Properties) without the prior written consent of Lenders holding 51% or more of the Aggregate Commitment if such Unencumbered Asset, together with any other Unencumbered Assets (excluding the Non-industrial Properties) which have been disposed of during the period of four fiscal quarters ending with the quarter during which such transfer occurs, have a value which exceeds 20% of the Value of Unencumbered Assets (as determined at the beginning of such four quarter period and increased to reflect the acquisition of Unencumbered Assets during such four quarter period) or if such transfer would result in a violation of the covenants contained in SECTIONS 8.20 and 8.21.

    VIII.13. TRANSFER OR ENCUMBRANCE OF THE O'HARE PROJECT. The Reimbursement Obligor shall not transfer, encumber, or otherwise dispose of its interest or any part thereof in the O'Hare Project or any revenues derived from the operation of the O'Hare Project while the Letter of Credit is outstanding; provided, however, the foregoing shall not in any manner affect the ability of the Reimbursement Obligor to convey leasehold interests in the O'Hare Project, or to make distributions of funds derived from the operation of the O'Hare Project (to the extent such distributions are permitted under Section 8.10).

    VIII.14. OWNERSHIP AND CONTROL. The Guarantor's management (president, vice president, senior vice president, secretary, treasurer, executive vice president, chief financial officer or chief executive officer) and directors shall directly or indirectly control the ownership (which shall include vested options) of a minimum 550,000 common shares of the Guarantor adjusted for stock splits, provided that if Guarantor's management and directors fail to maintain such ownership, such failure shall not constitute a Default unless such failure continues for six months without approval by the Required Lenders of such lower level of ownership. The Guarantor shall not permit a Change of Control to occur.

    VIII.15. SUBSIDIARIES AND QUALIFYING INVESTMENT AFFILIATES. In the event that Guarantor shall, directly or indirectly, transfer or otherwise dispose of the Capital Stock (other than intercompany transfers where following such transfer the assets of the Subsidiary or Qualifying Investment Affiliate still meet the requirements for being an Unencumbered Asset) or other ownership interests in any Subsidiaries or Qualifying Investment Affiliates, such transfer or disposal shall be treated as though the applicable Subsidiary or Qualifying Investment Affiliate had disposed of its assets for purposes of determining whether such disposition is a Restricted Disposition as defined in SECTION 8.11 or whether such disposition requires a written consent of Lenders pursuant to SECTION 8.12.

    VIII.16. LIENS. The Guarantor and Reimbursement Obligor will not, nor will they permit any of their Subsidiaries or Qualifying Investment Affiliates to, create, incur, or suffer to exist any Lien in, of or on the Property of the Guarantor, Reimbursement Obligor, or any of their Subsidiaries or Qualifying Investment Affiliates except:

        (i) Liens for taxes, assessments or governmental charges or levies on their Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on their books;

       (ii) Liens which arise by operation of law, such as carriers', warehousemen's, landlords', materialmen and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

      (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

       (iv) Utility easements, building restrictions, zoning restrictions, easements and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Guarantor or its Subsidiaries or Qualifying Investment Affiliates;

        (v) Liens of any Subsidiary or Investment Affiliate in favor of the Guarantor;

       (vi) Liens existing on the date hereof and described in SCHEDULE 3 hereto; and

      (vii) Liens arising in connection with any Indebtedness permitted hereunder to the extent such Liens will not result in a violation of any of the provisions of this Agreement.

Liens permitted pursuant to this SECTION 8.16 shall be deemed to be "PERMITTED LIENS".

    VIII.17. AFFILIATES. The Guarantor and Reimbursement Obligor will not, nor will they permit any of their Subsidiaries or Qualifying Investment Affiliates to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the applicable entity's business and upon fair and reasonable terms no less favorable to the Guarantor, Reimbursement Obligor or such Subsidiary or Qualifying Investment Affiliate than the Guarantor or such Subsidiary or Qualifying Investment Affiliate would obtain in a comparable arms-length transaction.

    VIII.18. INTEREST RATE HEDGING. The Guarantor and Reimbursement Obligor will not enter into or remain liable upon, nor will they permit any Subsidiary or Qualifying Investment Affiliate to enter into or remain liable upon, any agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options unless such agreement, device or arrangement was entered into in the ordinary course of its business for the purpose of hedging interest rate risk to the Guarantor, Reimbursement Obligor, a Subsidiary or Qualifying Investment Affiliate.

    VIII.19. VARIABLE INTEREST INDEBTEDNESS. The Guarantor shall not at any time permit the outstanding principal balance of Indebtedness of the Guarantor and its Subsidiaries or Qualifying Investment Affiliates which bears interest at an interest rate that is not fixed through the maturity date of such Indebtedness ("VARIABLE RATE DEBT") to exceed $100,000,000, unless the amount in excess of $100,000,000 is covered by interest rate caps or other interest rate protection products reasonably satisfactory to the Required Lenders. Notwithstanding the foregoing, Guarantor shall be entitled to exclude up to $75,000,000 of tax exempt bonds from the calculation of Variable Rate Debt.

    VIII.20. CONSOLIDATED NET WORTH. The Guarantor as of the last day of any fiscal quarter, shall maintain a Consolidated Net Worth of not less than the sum of (i) $225,000,000 plus (ii) seventy-five percent (75%) of the aggregate proceeds received by the Guarantor (net of customary related fees and expenses) in connection with any offering of stock in the Guarantor after October 23, 1996.

    VIII.21. INDEBTEDNESS AND CASH FLOW COVENANTS. The Guarantor shall not at any time permit:

        (i) the ratio of EBITDA to Fully Diluted Debt Service to be less than 2.25 to 1.0 for the quarter then ended;

       (ii) Consolidated Total Indebtedness to exceed fifty percent (50%) of Market Capitalization;

      (iii) the Value of Unencumbered Assets to be less than 1.75 times the Consolidated Senior Unsecured Indebtedness;

       (iv) the ratio obtained by dividing: (a) the Property Operating Income after deducting (without duplication) the Capital Expenditure Reserve Amount and an assumed management fee equal to 1% of gross revenues (excluding tenant reimbursements) from all Unencumbered Assets qualifying for inclusion in the calculation of Value of Unencumbered Assets for such quarter by (b) that portion of Debt Service attributable to Consolidated Unsecured Indebtedness plus (without duplication) Guarantor's pro rata share (based on economic interest) of Debt Service for such quarter attributable to unsecured indebtedness of Qualifying Investment Affiliates that own assets qualifying for inclusion in the calculation of Value of Unencumbered Assets to be less than 2.00 to 1.0 for the quarter then ended; and

        (v) Consolidated Secured Indebtedness to exceed forty percent (40%) of Market Capitalization for quarters ending on or before March 31, 1998, and thirty-five percent (35%) thereafter.

    VIII.22. ENVIRONMENTAL MATTERS. The Guarantor, and Reimbursement Obligor will, and will cause each of their Subsidiaries and Qualifying Investment Affiliates to:

        (i) be in material compliance with, and use its reasonable efforts to ensure material compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and be in material compliance with and maintain, and use its reasonable efforts to ensure that all tenants and subtenants obtain and be in material compliance with and maintain, all material licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws;

       (ii) conduct and complete, or will use its reasonable efforts to cause its tenants or subtenants to conduct and complete, all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities applicable to Guarantor, its Subsidiaries or Qualifying Investment Affiliates or their respective Properties regarding Environmental Laws, except to the extent that (a) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect, or (b) the Guarantor has determined in good faith that contesting the same is not in the best interests of the Guarantor and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect;

      (iii) defend, indemnify and hold harmless the Administrative Agent, the Documentation Agent and each Lender, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Guarantor, its Subsidiaries and Qualifying Investment Affiliates or the Properties for which the Guarantor, its Subsidiaries or Qualifying Investment Affiliates are liable or could reasonably be expected to be liable, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement; and

       (iv) prior to the acquisition of a new Property after the Closing Date, perform or cause to be performed an environmental investigation, which investigation shall at a minimum comply with the specifications and procedures attached hereto as EXHIBIT F. In connection with any such investigation, Guarantor shall cause to be prepared a report of such investigation and make it available to the Administrative Agent, and any Lender may request that Administrative Agent obtain a copy of such report. Such report shall be reasonably satisfactory in form and substance to the Administrative Agent.

    VIII.23. NOTIFICATION OF RATING CHANGE. The Guarantor shall notify the Administrative Agent promptly (but no later than ten days following the occurrence of any of the following events) if there is any change in the rating assigned to Guarantor's long term unsecured debt (regardless of whether any such debt is outstanding) or Facility rating from Moody's or S&P or any substitute rating agency of either of such ratings.

    VIII.24. MAXIMUM REVENUE FROM SINGLE TENANT. Guarantor shall not permit the rent revenue (exclusive of tenant reimbursements) received from a single tenant during any quarter (as annualized), to exceed 5% of Market Capitalization as of the last day of such quarter.

    VIII.25. NEGATIVE PLEDGE. Guarantor agrees that throughout the term of this Facility, no "negative pledge" on Unencumbered Assets shall be given to any other lender.

    VIII.26. MANAGER. The Properties (other than the Non-industrial Properties) shall at all times be managed by the Guarantor or a Qualifying Investment Affiliate.

    VIII.27. ACCELERATION NOTICE. Guarantor and Reimbursement Obligor agree that they shall, within ten (10) days after receipt of written notice that any Indebtedness aggregating $5,000,000 or more of Guarantor, Reimbursement Obligor, or any Subsidiary or Qualifying Investment Affiliate has been accelerated, provide written notice to the Administrative Agent of such acceleration.

    VIII.28. LIEN SEARCHES; TITLE SEARCHES. Guarantor shall, upon the Administrative Agent's request therefor given from time to time, but not more frequently than once during the term of this Facility, unless a Default shall have occurred and be continuing or such Title Search indicates a Lien other than a Permitted Lien or another state of facts not reasonably satisfactory to the Administrative Agent and the Required Lenders, pay for (a) reports of UCC, tax lien, judgment and litigation searches with respect to Guarantor and each Qualifying Investment Affiliate that owns an Unencumbered Asset, and (b) searches of title to each of the Properties which are Unencumbered Assets (each, a "TITLE SEARCH"). All Title Searches and lien searches required under this Agreement shall be conducted by search firms designated by Administrative Agent in each of the locations designated by the Administrative Agent. After the effective date of the Negative Pledge Agreement pursuant to SECTION 8.25, such Title Searches may be required more frequently provided, however, that the Guarantor shall not be required to pay for more than one set of searches during any calendar year.

    VIII.29. ADDITIONAL COVENANTS.   Guarantor and Reimbursement Obligor will
not engage in or knowingly permit any illegal activities at any Property.

    VIII.30. CALCULATION OF FINANCIAL COVENANTS UPON PROPERTY BREACHES. In the event of a breach of a representation or warranty under ARTICLE VII or of a covenant under SECTION 8.5, 8.6, 8.7, 8.8, 8.16, 8.22 or 8.26 (which relates to a Property and which does not have a Material Adverse Effect (a "PROPERTY BREACH")), or if there are environmental disclosures concerning a Property contained in Schedule 5, Guarantor shall be required to demonstrate financial covenant compliance under applicable provisions of Article VIII both with and without the affected Property for as long as such breach or condition shall exist.

    VIII.31 OPTIONAL REDEMPTION OF BONDS. The Reimbursement Obligor shall not cause a notice of redemption to be sent to the Bond holders with respect to all or a portion of the Bonds unless prior to causing a notice of redemption to be sent to the Bondholders the Reimbursement Obligor has provided Administrative Agent with evidence satisfactory to it that Reimbursement Obligor has a source of funds available to reimburse the Lenders for any draw on the Letter of Credit in connection with such optional redemption.

    VIII.32 GROUND LEASE. The Reimbursement Obligor shall comply with all of its obligations under the Ground Lease and will not terminate the Ground Lease without the prior written consent of the Required Lenders.

                                      ARTICLE IX

                                       DEFAULTS


    The occurrence of any one or more of the following events shall constitute a Default:

    IX.1.  Nonpayment of any Reimbursement Obligation when due and payable;

    IX.2. Nonpayment of (i) interest upon any Reimbursement Obligation, any Letter of Credit Fee, or Administrative Agent's Fee under any of the Credit Documents within five (5) Business Days after the same becomes due or (ii) any other payment obligation under any of the Credit Documents within five
(5) Business Days of Guarantor's receipt of written notice;

    IX.3.  The breach of any of the terms or provisions of SECTIONS 8.1(iii),
(iv) and (v), 8.5(i) (to the extent such breach relates to a cancellation of an insurance policy or Guarantor's failure to pay the required premium to renew a policy), 8.5(II), 8.9, 8.10, 8.11, 8.12, 8.13, 8.14, 8.16, 8.18,
8.20, 8.21 or 8.25, or a breach of any of the terms or provisions of SECTION
8.1 (other than as set forth above) which remains uncured for ten (10) business days;

    IX.4. Any representation or warranty made or deemed made by or on behalf of the Guarantor, Reimbursement Obligor or any of their Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement (other than SECTION 7.24 and a Property Breach unless such breach causes a Default under another provision of this Article IX), or any certificate or information delivered in connection with this Agreement or any other Credit Document shall be materially false on the date as of which made;

    IX.5. The breach (other than a breach which constitutes a Default under SECTION 9.1, 9.2, 9.3 or 9.4 and other than a Property Breach) of any of the other terms or provisions of this Agreement which is not remedied within thirty (30) days or ninety (90) days, for a breach which is curable but cannot be cured within 30 days but is being diligently cured, after the earlier to occur of the breach or receipt of written notice from the Administrative Agent or any Lender;

    IX.6. Failure of the Guarantor, any Qualifying Investment Affiliate (to the extent the Indebtedness is recourse to Guarantor or any Subsidiary) or any of its Subsidiaries to pay when due (after applicable cure periods) any Indebtedness aggregating in excess of $5,000,000 for which liability is not limited to specific pledged collateral;

    IX.7. The Guarantor, the Reimbursement Obligor, any Qualifying Investment Affiliate that is not a Subsidiary having a Market Capitalization which is more than 3% of Market Capitalization, or any Subsidiary having more than $10,000,000 of Market Capitalization shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors,
(iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this SECTION 9.7, (vi) fail to contest in good faith any appointment or proceeding described in SECTION
9.8 or (vii) not pay, or admit in writing its inability to pay, its debts generally as they become due;

    IX.8. A receiver, trustee, examiner, liquidator or similar official shall be appointed for the Guarantor, the Reimbursement Obligor, any Qualifying Investment Affiliate that is not a Subsidiary having a Market Capitalization which is more than 3% of Market Capitalization, or any Subsidiary having more than $10,000,000 of Market Capitalization or any Substantial Portion of its Property, or a proceeding described in SECTION 9.7(iv) shall be instituted against the Guarantor any Qualifying Investment Affiliate or any such Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty
(60) consecutive days;

    IX.9. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "CONDEMNATION"), all or any portion of the Properties of the Guarantor, Reimbursement Obligor and their Subsidiaries and Qualifying Investment Affiliates which, when taken together with all other Property of the Guarantor and its Subsidiaries and Qualifying Investment Affiliates so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion of their Property;

    IX.10. The Guarantor, Reimbursement Obligor or any of their Subsidiaries or any Qualifying Investment Affiliate shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments or orders for the payment of money in an amount which, when added to all other judgments or orders outstanding against the Guarantor, Reimbursement Obligor or any Subsidiary or any Qualifying Investment Affiliate would exceed $10,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith, unless the liability is insured against and the insurer has not challenged coverage of such liability;

    IX.11. The Guarantor or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan, the PBGC or other party that it has incurred withdrawal liability or is in default of payments to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Guarantor or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification) or amounts in default, exceeds $250,000 or requires payments exceeding $100,000 per annum;

    IX.12. The Guarantor or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan or the PBGC or other party that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Guarantor and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $250,000 per year;

    IX.13. (i)  A Reportable Event shall occur with respect to a Plan, or
(ii) any Plan shall incur an accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, or fail to make a required installment payment on or before the due date under
Section 412 of the Code or Section 302 of ERISA, or (iii) Guarantor or a member of the Controlled Group shall have engaged in a nonexempt prohibited transaction under Section 4975 of the Code or Section 406 of ERISA, or (iv) Guarantor or any member of the Controlled Group shall fail to pay when due an amount which it shall have become liable to pay to the PBGC, or any Plan, any Multiemployer Plan, or (v) Guarantor or any member of the Controlled Group shall have received a notice from the PBGC of its intention to terminate a Plan or to appoint a trustee to administer a Plan, or Multiemployer Plan, or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that a Plan must be terminated, or (vi) any other event or condition shall occur or exist with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) or Plan or any Multiemployer Plan, which could reasonably be expected to subject Guarantor or any member of the Controlled Group to any tax, penalty or other liability or the imposition of any lien or security interest on Guarantor or any member of the Controlled Group, provided, however, that any event or circumstance in SECTIONS 9.13(i) through (vi) shall only be an Event of Default if it would result in liability to Guarantor in excess of $250,000 per year; or (vii) the assets of Guarantor become or are deemed to be assets of an employee benefit plan (as defined in Section 3(3) of ERISA or a plan as defined in Section 4975 of the
Code). No Default under this SECTION 9.13 shall be deemed to have been or be waived or corrected because of any disclosure by Guarantor;

    IX.14. Failure to remediate within the time period required by law or governmental order, (or within a reasonable time in light of the nature of the problem if no specific time period is so established), environmental problems in violation of applicable law (i) related to Properties of the Guarantor, Reimbursement Obligor and their Subsidiaries and the Qualifying Investment Affiliates if the affected Properties have an aggregate book value in excess of $10,000,000 or (ii) where the estimated cost of remediation is in the aggregate in excess of $500,000, in each case after all administrative hearings and appeals have been concluded;

    IX.15. The occurrence of any default under any Credit Document other than this Agreement or the breach of any of the terms or provisions of any Credit Document other than this Agreement, which default or breach continues beyond any period of grace therein provided;

    IX.16 A default by Reimbursement Obligor under the terms of any of the Bonds, Indenture or Loan Agreement, which default continues beyond any period of grace therein provided;

    IX.17 Any amendment to any of the Bonds, Indenture or Loan Agreement or any material amendment to any other Bond Documents shall have been agreed to by Reimbursement Obligor or Guarantor without the prior written consent of the Administrative Agent.

    IX.18 The Administrative Agent shall fail to have a valid and enforceable perfected security interest in all of the pledged Bonds described in the Bond Pledge Agreement;

    IX.19  A Change in Control occurs; or

    IX.20 The failure to replace the Letter of Credit at least five days before a notice of redemption would go to the Bondholders due to the expiration of the Letter of Credit, unless the Required Lenders otherwise consent in writing.

                                      ARTICLE X

                    ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES


    X.1. ACCELERATION AND OTHER REMEDIES. If any Default occurs and is continuing the Issuing Bank may, and upon direction of the Required Lenders shall, terminate the Letter of Credit and/or declare all Reimbursement Obligations to be immediately due and payable. If any Default occurs and is continuing, the Issuing Bank, at the request of the Required Lenders, shall direct the Trustee to declare the Bonds to be due and payable or to direct that Bonds be called for redemption as provided in the Paragraph entitled "Mandatory Redemption at the Direction of the Bank" as provided in Section 8 of the Bonds. A copy of such notice shall be sent to the Reimbursement Obligor. If the Letter of Credit has not been replaced at least five days before a notice of redemption of the Bonds is due to be issued by the Trustee under Section 8 of the Bonds because of the pending expiration of the Letter of Credit, the Issuing Bank may, with the consent of all Lenders, elect to extend the Stated Expiration Date of the Letter of Credit for such period as it determines by issuing a notice in the form of Exhibit H to the Letter of Credit and Reimbursement Obligor and Guarantor hereby consent to any such extension and acknowledge that such extension shall not be deemed to cure or satisfy the Default. Reimbursement Obligor and Guarantor hereby confirm that their obligations pursuant to this Agreement and the Guaranty shall not be affected by such amendments and they agree to execute such documentation as Administrative Agent may require in connection with any such extension but the absence of such documentation shall in no way limit or affect their respective obligations.

    In addition to the foregoing, following the occurrence and during the continuance of a Default and so long as the Letter of Credit has not been fully drawn and has not been cancelled or expired by its terms or terminated by the Lenders under this Section 10.1, upon demand by the Administrative Agent, the Reimbursement Obligor shall establish and deposit in the Letter of Credit Collateral Account cash in an amount equal to the aggregate undrawn face amount of the Letter of Credit and all fees and other amounts due or which may become due with respect thereto. The Reimbursement Obligor shall have no control over funds in the Letter of Credit Collateral Account, which funds will be invested by the Administrative Agent from time to time at its discretion in certificates of deposit of First Chicago having a maturity not exceeding 30 days. Such funds shall be promptly applied by the Administrative Agent to reimburse any Issuing Bank for drafts drawn from time to time under the Letter of Credit. Such funds, if any, remaining in the Letter of Credit Collateral Account following the payment of all obligations under the Credit Documents in full shall, unless Administrative Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Reimbursement Obligor.

    X.2. AMENDMENTS, WAIVERS, DECISIONS.  Subject to the provisions of this
ARTICLE X, the Required Lenders (or the Administrative Agent with the consent or direction in writing of the Required Lenders), the Guarantor and the Reimbursement Obligor may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Credit Documents or changing in any manner the rights of the Lenders or the Reimbursement Obligor hereunder, releasing any Restricted Unencumbered Assets from the Negative Pledge Agreements, if applicable or waiving any Default hereunder; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of all Lenders:

        (i) Extend the Facility Termination Date (except for an extension of the Letter of Credit in accordance with SECTION 10.1 to prevent a redemption of the Bonds) or forgive all or any portion of the Obligations, reduce the Applicable Margins on the underlying interest rate options or otherwise modify or add to such interest rate options, or extend the time of payment of any of the Obligations.

       (ii) Reduce the percentage specified in the definition of Required Lenders or change any provision that currently requires an approval from the Required Lenders, all Lenders or the specific Lender affected, to approval by a different standard.

      (iii)   Increase the amount of the Aggregate Commitment.

       (iv) Permit the Reimbursement Obligor to assign its rights under this Agreement.

        (v)   Amend SECTION 2.2, 2.3, 3.8(a), 13.2, or this SECTION 10.2.

       (vi) Release or limit the liability of Guarantor or any guarantor with respect to the Obligations.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, and no amendment increasing the Commitment of any Lender shall be effective without the written consent of such Lender.

    X.3. PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Credit Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Guarantor to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Credit Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to SECTION 10.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Credit Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

                                      ARTICLE XI

                                  GENERAL PROVISIONS


    XI.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties contained in this Agreement shall survive issuance of the Letter of Credit contemplated.

    XI.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Guarantor in violation of any limitation or prohibition provided by any applicable statute or regulation.

    XI.3. TAXES. Any taxes (excluding federal, state and local income or franchise or other similar taxes on the overall net income of any Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Credit Documents shall be paid by the Reimbursement Obligor, together with interest and penalties, if any.

    XI.4. HEADINGS. Section headings in the Credit Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Credit Documents.

    XI.5. ENTIRE AGREEMENT. The Credit Documents embody the entire agreement and understanding among the Reimbursement Obligor, Guarantor, the Administrative Agent, and the Lenders and supersede all prior commitments, agreements and understandings among the Guarantor, the Administrative Agent, and the Lenders relating to the subject matter thereof, except for the agreement of the Guarantor to pay certain fees to the Administrative Agent and the agreement of the Administrative Agent to pay certain fees to the Lenders.

    XI.6. SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

    XI.7. EXPENSES; INDEMNIFICATION. The Reimbursement Obligor shall reimburse the Arranger and Administrative Agent on demand for any costs, and reasonable out-of-pocket expenses (including, without limitation, all reasonable fees for consultants and reasonable fees and expenses for attorneys for the Arranger and Administrative Agent (without duplication), which attorneys may be employees of the Arranger or Administrative Agent) paid or incurred by the Arranger (whether in their capacity as arrangers, or, in the case of First Chicago, in its capacity as Administrative Agent) in connection with the preparation, negotiation, execution, delivery, amendment or modification of the Credit Documents. The Reimbursement Obligor also agrees to reimburse the Arranger, Administrative Agent, and the Lenders for any costs, internal charges and reasonable out-of-pocket expenses (including, without limitation, all reasonable fees and expenses for attorneys for the Arrangers, Administrative Agent and the Lenders, which attorneys may be employees of the Arrangers or the Lenders) paid or incurred by the Arrangers or Administrative Agent (whether in their capacity as arrangers, or, in the case of First Chicago, in its capacity as Administrative Agent) or any Lender in connection with the collection and enforcement of the Credit Documents (including, without limitation, any workout). The Reimbursement Obligor further agrees to indemnify the Administrative Agent, the Arranger and each Lender and their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not such entity is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Credit Documents, the Properties, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Advance hereunder; provided, however, the Reimbursement Obligor shall not have any liability for any claim, loss, cost or expense arising from (i) the gross negligence or wilful misconduct of the party seeking to be indemnified,
(ii) a misrepresentation in materials provided by any of the Lenders or their agents for inclusion in the preliminary or final Private Placement Memorandum or re-marketing circular prepared in connection with the sale or re-marketing of the Bonds, or (iii) the refusal or inability of an Issuing Bank to pay a draft strictly complying with the terms and conditions of the Letter of Credit. The obligations of the Reimbursement Obligor under this SECTION 11.7 shall survive for two years after the termination of this Agreement.

    XI.8. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

    XI.9. ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Guarantor and all its Subsidiaries.

    XI.10. SEVERABILITY OF PROVISIONS. Any provision in any Credit Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Credit Documents are declared to be severable.

    XI.11. NONLIABILITY OF LENDERS, ARRANGER, AND ADMINISTRATIVE AGENT. The relationship between the Reimbursement Obligor, on the one hand, and the Lenders, the Arranger and the Administrative Agent, on the other, shall be solely that of borrower and lender. Neither the Administrative Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to the Reimbursement Obligor. Neither the Administrative Agent, the Arranger nor any Lender undertakes any responsibility to the Reimbursement Obligor to review or inform the Reimbursement Obligor of any matter in connection with any phase of the Reimbursement Obligor's business or operations. Neither the Arranger nor the Administrative Agent shall have any responsibilities to the Reimbursement Obligor or Lenders under this Agreement except to the extent, if any, expressly provided for herein.

    XI.12. PUBLICITY. Each Lender and Arranger shall have the right to do a tombstone publicizing the transaction contemplated hereby upon the consent of the Guarantor which shall not be unreasonably withheld.

    XI.13. BROKERS. Reimbursement Obligor, Guarantor and Administrative Agent each hereby represent and warrant that no brokers or finders were used in connection with procuring the financing contemplated hereby and Reimbursement Obligor and Guarantor hereby agree to indemnify and save the Administrative Agent, and each Lender harmless from and against any and all liabilities, losses, costs and expenses (including attorneys' fees or court costs) suffered or incurred by the Administrative Agent, or any Lender as a result of any claim or assertion by any party claiming by, through or under Reimbursement Obligor, Guarantor, its Subsidiaries or any Investment Affiliate that it is entitled to compensation in connection with the financing contemplated hereby. Administrative Agent hereby agrees to indemnify and save Reimbursement Obligor and Guarantor harmless from and against any and all liabilities, losses, costs and expenses (including attorneys' fees or court costs) suffered or incurred by Reimbursement Obligor or Guarantor as a result of any claim or assertion by any party claiming by, through or under Administrative Agent that it is entitled to compensation in connection with the financing contemplated hereby.

    XI.14. CONFIDENTIALITY. With respect to the financial statements and other information delivered pursuant to SECTION 8.1, and any other information obtained by any Lender or any assignee of any Lender pursuant to this SECTION 11.14 or otherwise, each Lender and each assignee of any Lender agree that, to the extent that such information therein contained has not theretofore otherwise been disclosed in such a manner as to render such information no longer confidential, such Lender and such assignee will employ reasonable procedures reasonably designed to maintain the confidential nature of the information therein contained; provided that anything herein contained to the contrary notwithstanding, any Lender or its assignee may disclose or disseminate such information to: (a) its affiliates; (b) employees, agents, attorneys and accountants of such Lender, or their respective affiliates who would ordinarily have access to such information in the normal course of the performance of their duties; (c) such third parties as such Lender may deem reasonably necessary in connection with or in response to (i) compliance with any law, ordinance or governmental order, regulation, rule, policy, subpoena, investigation, regulatory authority request or requests, or (ii) any order, decree, judgment, subpoena, notice of discovery or similar ruling or pleading issued, filed, served or purported on its face to be issued, filed or served by or under authority of any court, tribunal, arbitration board of any governmental or industry agency, commission, authority, board or similar entity or in connection with any proceeding, case or matter pending (or on its face purported to be pending) before any court, tribunal, arbitration board or any governmental agency, commission, authority, board or similar entity; and (d) any prospective assignee of or Participant in such Lender's interest, provided such prospective assignee or Participant agrees in writing to be bound by these provisions.

    XI.15. PAYMENT ON A NON-BUSINESS DAY. Whenever any payment to be made hereunder or any other documents which may be delivered in connection herewith shall be stated to be due on a day which is not a Business Day, such payment shall be payable on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest; PROVIDED, HOWEVER, that if the day on which any such payment shall be stated to be due is not a Business Day and is a day of the month after which no further Business Day occurs in such month, then the due date of such payment shall be the next preceding Business Day.

    XI.16. TELECOPIED OR TELEXED DOCUMENTS. At the request of the Reimbursement Obligor, the Letter of Credit provides that documents required under the Letter of Credit may be presented to the Issuing Bank by, among other methods, telecopy or telex. The Reimbursement Obligor acknowledges and assumes all risks relating to the use of such telecopied or telexed documents and agrees that its obligations under this Agreement shall remain absolute, unconditional and irrevocable if the Issuing Bank honors such telecopied or telexed documents and if such telecopied or telexed documents otherwise conform to the terms hereof.

    XI.17. CHOICE OF LAW. THE CREDIT DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

    XI.18. CONSENT TO JURISDICTION. THE REIMBURSEMENT OBLIGOR AND GUARANTOR HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE CREDIT DOCUMENTS AND THE REIMBURSEMENT OBLIGOR AND GUARANTOR HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE REIMBURSEMENT OBLIGOR OR GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE GUARANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY CREDIT DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

    XI.19. WAIVER OF JURY TRIAL. THE REIMBURSEMENT OBLIGOR, GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY CREDIT DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                                     ARTICLE XII

                THE ADMINISTRATIVE AGENT AND AGREEMENTS AMONG LENDERS

    XII.1. APPOINTMENT. Subject to the provisions of SECTION 12.11, The First National Bank of Chicago is hereby appointed Administrative Agent hereunder and under each other Credit Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the agent of such Lender. The Administrative Agent agrees to act as such upon the express conditions contained in this ARTICLE XI. The Administrative Agent shall not have a fiduciary relationship in respect of the Guarantor or any Lender by reason of this Agreement. The Administrative Agent agrees to administer this Facility in the same manner as it administers similar facilities for its own account.

    XII.2. POWERS. The Administrative Agent shall have and may exercise such powers under the Credit Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Credit Documents to be taken by the Administrative Agent.

    XII.3. GENERAL IMMUNITY. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Guarantor, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct and except for liability of Administrative Agent for breach of an express agreement made by the Administrative Agent herein to take or not take actions based on the approval or direction of a requisite number of Lenders.

    XII.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Credit Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Credit Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in ARTICLE V, except receipt of items required to be delivered to the Administrative Agent; (iv) the validity, effectiveness or genuineness of any Credit Document or any other instrument or writing furnished in connection therewith (provided that Administrative Agent shall be obligated to furnish copies of the Credit Documents to the Lenders); or
(v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Guarantor to the Administrative Agent at such time, but is voluntarily furnished by the Guarantor to the Administrative Agent in its individual capacity.

    XII.5. ACTION ON INSTRUCTIONS OF LENDERS. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Credit Document in accordance with written instructions signed by the Required Lenders unless such action or inaction requires the consent of all the Lenders or an individual Lender not included in the direction of the Required Lenders pursuant to this Agreement, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

    XII.6. EMPLOYMENT OF ADMINISTRATIVE AGENTS AND COUNSEL. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Credit Document by or through employees, agents, and attorneys-in-fact and so long as it exercises reasonable care in the selection of such parties, the Administrative Agent shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such parties.
The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Credit Document.

    XII.7. RELIANCE ON DOCUMENTS; COUNSEL. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

    XII.8. ADMINISTRATIVE AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Administrative Agent (in its capacity as Administrative Agent but not as Lender) ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Reimbursement Obligor or Guarantor for which the Administrative Agent is entitled to reimbursement by the Reimbursement Obligor and Guarantor under the Credit Documents including reasonable out-of-pocket expenses in connection with the preparation, execution, delivery of the Credit Documents,
(ii) for any other reasonable out-of-pocket expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the administration and enforcement of the Credit Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Credit Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent or an action relating to a dispute which is solely between the Administrative Agent and one or more Lenders in which the other Lender prevails, or an action taken or not taken by Administrative Agent contrary to the express requirements contained herein pertaining to the requisite number of Lenders required to approve or direct certain actions. The obligations of the Lenders under this SECTION 12.8 shall survive payment of the Obligations and termination of this Agreement.

    XII.9. RIGHTS AS A LENDER.

          In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers and the same duties and obligations hereunder and under any other Credit Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "LENDER" or "LENDERS" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and any Lender may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Credit Document, with the Reimbursement Obligor, Guarantor or any of their Subsidiaries in which the Reimbursement Obligor, Guarantor or such Subsidiary is not restricted hereby from engaging with any other Person.

    XII.10. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, or any other Lender and based on the financial statements prepared by the Reimbursement Obligor and Guarantor and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Credit Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Credit Documents.

    XII.11. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the Reimbursement Obligor and the Guarantor, such resignation in either case to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, sixty days after the retiring Administrative Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint upon the confirmation of the Guarantor if such successor is not a Lender, on behalf of the Guarantor and the Lenders, a successor Administrative Agent.
If no successor Administrative Agent shall have been so appointed by the Required Lenders within forty-five days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Reimbursement Obligor, Guarantor and the Lenders, a successor Administrative Agent upon the confirmation of the Guarantor (if required). If the Administrative Agent has resigned and no successor Administrative Agent has been appointed and confirmed (if required) within 60 days, the Lenders shall perform all the duties of the Administrative Agent hereunder and the Guarantor shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be either a Lender or a commercial bank (or a subsidiary thereof) having capital and retained earnings of at least $500,000,000 that is generally in the business of making loans comparable to the Loans made under this Facility, except that if the successor Administrative Agent is a subsidiary of a bank, such capital and retained earnings requirement shall apply only to the parent bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation of the Administrative Agent, the resigning Administrative Agent and the successor Administrative Agent shall pro rate any agency fees, and the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the Credit Documents. After the effectiveness of the resignation of an Administrative Agent, the provisions of this ARTICLE XI shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Credit Documents.

    XII.12. NOTICE OF DEFAULTS. If a Lender becomes aware of a Default or Unmatured Default, such Lender shall notify the Administrative Agent of such fact. Upon receipt of such notice that a Default or Unmatured Default has occurred, the Administrative Agent shall notify each of the Lenders of such fact.

    XII.13. REQUESTS FOR APPROVAL. If the Administrative Agent requests in writing the consent or approval of a Lender, such Lender shall respond and either approve or disapprove definitively in writing to the Administrative Agent within ten Business Days (or sooner if such notice specifies a shorter period, but in no event less than five Business Days for responses based on Administrative Agent's good faith determination that circumstances exist warranting its request for an earlier response) after such written request from the Administrative Agent. If the Lender does not so respond, that Lender shall be deemed to have approved the request. Upon request, the Administrative Agent shall notify the Lenders which Lenders, if any, failed to respond to a request for approval.

    XII.14. COPIES OF DOCUMENTS. Administrative Agent shall promptly deliver to each of the Lenders copies of all notices of default and other formal notices sent or received in accordance with SECTION 15 of this agreement. Administrative Agent shall deliver to Lenders within 15 Business Days following receipt, copies of all financial statements, certificates and notices received regarding the Guarantor's unsecured debt rating except to the extent such items are required to be furnished directly to the Lenders by Guarantor hereunder. Within fifteen Business Days after a request by a Lender to the Administrative Agent for other documents furnished to the Administrative Agent by the Guarantor, the Administrative Agent shall provide copies of such documents to such Lender except where this Agreement obligates Administrative Agent to provide copies in a shorter period of time.

    XII.15. DEFAULTING LENDERS. At such time as a Lender becomes a Defaulting Lender, such Defaulting Lender's right to vote on matters which are subject to the consent or approval of the Required Lenders, each affected Lender or all Lenders shall be immediately suspended until such time as the Lender is no longer a Defaulting Lender. If a Defaulting Lender has failed to fund its Percentage of any amount due from the Lenders hereunder and until such time as such Defaulting Lender subsequently funds its Percentage of such amount, all Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal of, interest on and fees relating to the amount funded by the other Lenders for which the Defaulting Lender has not funded its Percentage (such principal, interest and fees being referred to as "SENIOR LOANS" for the purposes of this section). All amounts paid by the Reimbursement Obligor and otherwise due to be applied to the Obligations owing to such Defaulting Lender pursuant to the terms hereof shall be distributed by the Administrative Agent to the other Lenders in accordance with their respective Percentages (recalculated for the purposes hereof to exclude the Defaulting Lender) until all Senior Loans have been paid in full.
 At that point, the "DEFAULTING LENDER" shall no longer be deemed a Defaulting Lender. After the Senior Loans have been paid in full equitable adjustments will be made in connection with future payments by the Reimbursement Obligor to the extent a portion of the Senior Loans had been repaid with amounts that otherwise would have been distributed to a Defaulting Lender but for the operation of this SECTION 12.15. This provision governs only the relationship among the Administrative Agent, each Defaulting Lender and the other Lenders; nothing hereunder shall limit the obligation of the Reimbursement Obligor to repay all Loans in accordance with the terms of this Agreement. The provisions of this section shall apply and be effective regardless of whether a Default occurs and is continuing, and notwithstanding (i) any other provision of this Agreement to the contrary,
(ii) any instruction of the Reimbursement Obligor as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of the Required Lenders or all Lenders.

                                     ARTICLE XIII

                                   RATABLE PAYMENTS


    XIII.1. Intentionally Deleted.

    XIII.2. RATABLE PAYMENTS. If any Lender has payment made to it upon its Loans (other than payments received pursuant to SECTIONS 4.1, 4.2 or 4.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                     ARTICLE XIV

                  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS


    XIV.1. SUCCESSORS AND ASSIGNS. The terms and provisions of the Credit Documents shall be binding upon and inure to the benefit of the Reimbursement Obligor, Guarantor and the Lenders and their successors and permitted assigns, except that (i) the Reimbursement Obligor and Guarantor shall not have the right to assign their rights or obligations under the Credit Documents and (ii) any assignment by any Lender must be made in compliance with SECTION 14.3. Notwithstanding clause (ii) of this SECTION 14.1, any Lender may at any time, without the consent of the Reimbursement Obligor or Guarantor assign all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat a Lender as not having made an assignment or transfer unless and until such payee complies with SECTION 14.3 in the case of an assignment or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee agrees by acceptance thereof to be bound by all the terms and provisions of the Credit Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is a Lender, shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

    XIV.2. PARTICIPATIONS.

          XIV.2.1. PERMITTED PARTICIPANTS; EFFECT. Any Lender, in the ordinary course of its business and in accordance with applicable law, at any time, may sell participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender under the Credit Documents. Any Person to whom such a participating interest is sold is a "PARTICIPANT". In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Credit Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Credit Documents, all amounts payable by the Reimbursement Obligor under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Reimbursement Obligor and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Credit Documents.

          XIV.2.2. VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Credit Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment or postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment or releases any guarantor of any such Loan or releases any substantial portion of collateral, if any, securing such Loan.

    XIV.3. ASSIGNMENTS.

          XIV.3.1. PERMITTED ASSIGNMENTS. Any Lender, in the ordinary course of its business and in accordance with applicable law, at any time, may assign all or any portion (greater than or equal to $10,000,000 per assignee) of its rights and obligations under the Credit Documents, provided that unless such Lender sells its entire interest, it must maintain a minimum Commitment of $10,000,000 (exclusive of any portion of its Commitment in which it has sold a participation interest other than participations where the Lender, Documentation Agent or Administrative Agent retains full voting control). Notwithstanding the foregoing provision, any assignment by a Lender to another Lender in the Facility or an Affiliate thereof or an Affiliate of the assigning Lender shall not be subject to either the $10,000,000 minimum assignment amount or the requirement set forth below regarding Reimbursement Obligor's consent or the fee in SECTION 14.3.2(ii). If the Aggregate Commitment is reduced the references to $10,000,000 contained in this SECTION 14.3.1 shall be reduced proportionately. Any Person to whom such rights and obligations are assigned is a "PURCHASER". Such assignment shall be substantially in the form of EXHIBIT D hereto or in such other form as may be agreed to by the parties thereto (the "ASSIGNMENT"). The consent of the Issuing Bank to any such assignment shall be required. So long as no Default has occurred and is continuing, Reimbursement Obligor's consent shall also be required for any assignment provided that if such assignment is to an entity that is a "Qualified Lender", such consent shall not be unreasonably denied or delayed. "QUALIFIED LENDER" shall mean an institution with assets over $5,000,000,000.00 that is generally in the business of making loans comparable to the Loans made under this Facility and that maintains an office in the United States. Any Lender which is an Arranger, Documentation Agent, or Administrative Agent may make an assignment only if it first resigns its status as Arranger, Documentation Agent, or Administrative Agent as the case may be or if it obtains the consent of Reimbursement Obligor and any Lender which after such assignment would have a Percentage greater than the new Percentage of the Lender making the assignment. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, amounts owing to it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System), provided that no such security interest or the exercise by the secured party of any of its rights thereunder shall release Lender from its funding obligations hereunder and such Lender shall retain all voting rights.

          XIV.3.2. EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Administrative Agent and the Reimbursement Obligor of a notice of assignment, substantially in the form attached as EXHIBIT I to EXHIBIT D hereto (a "NOTICE OF ASSIGNMENT"), together with any consents required by
    SECTION 14.3.1, and (ii) payment of a $3,000 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment.
    The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Credit Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Credit Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Credit Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Guarantor, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser.

    XIV.4. DISSEMINATION OF INFORMATION. The Reimbursement Obligor authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Credit Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Reimbursement Obligor, Guarantor and their Subsidiaries, provided that such Transferees agree to maintain the confidentiality of any information that is confidential in the manner set forth in SECTION 11.14.

    XIV.5. TAX TREATMENT. If any interest in any Credit Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of SECTION 2.17.

    XIV.6. POSSESSION OF CREDIT DOCUMENTS AND REGISTER. The Administrative Agent shall keep and maintain complete and accurate files and records of all matters pertaining to the Facility. Upon reasonable prior notice to the Administrative Agent by any Lender, the Administrative Agent will make available to such Lender and their representatives and agents, the files and records relating to the Facility for inspection and copying during normal business hours. The Administrative Agent shall also maintain at its address specified pursuant to Article XV, a copy of each Assignment delivered to and accepted by it and a listing of the names and addresses of the Lenders, the amount of each Lender's Commitment and Percentage (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Reimbursement Obligor, Administrative Agent, and the Lenders may treat each person or entity whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection and copying by the Reimbursement Obligor or any Lender during normal business hours upon reasonable prior notice to the Administrative Agent.

                                      ARTICLE XV

                                       NOTICES


    XV.1. GIVING NOTICE. All notices and other communications provided to any party hereto under this Agreement or any other Credit Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

    XV.2. CHANGE OF ADDRESS. Any of the parties to this Agreement may change the address for service of notice upon it by a notice in writing to the other parties hereto.

    XV.3. ACCOUNTS. The Administrative Agent shall deliver to each Lender and Reimbursement Obligor, and each Lender shall deliver to Administrative Agent wiring instructions containing account information for purposes of the payment of sums due under this Agreement.

                                     ARTICLE XVI

                                     COUNTERPARTS


    This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Reimbursement Obligor, Guarantor, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action.

    IN WITNESS WHEREOF, the Reimbursement Obligor, Guarantor, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

                                  CENTERPOINT O'HARE, L.L.C., an
                                  Illinois limited liability company

                                  By:  CenterPoint Properties Corporation,
                                       its Manager


                                  By:
                                     ----------------------------------------

                                  Print Name:
                                             --------------------------------

                                  Title:
                                        -------------------------------------


                                  By:
                                     ----------------------------------------

                                  Print Name:
                                             --------------------------------

                                  Title:
                                        -------------------------------------


                                  c/o CENTERPOINT PROPERTIES
                                  CORPORATION, a Maryland corporation

                                  401 N. Michigan Avenue, Suite 3000
                                  Chicago, IL  60611

                                  Attention:  Paul S. Fisher
                                  Telephone:  (312) 346-5600
                                  Facsimile:  (312) 456-7696

                                  CENTERPOINT PROPERTIES CORPORATION, a
                                  Maryland corporation


                                  By:
                                     ----------------------------------------

                                  Print Name:
                                             --------------------------------

                                  Title:
                                        -------------------------------------

                                  By:
                                     ----------------------------------------

                                  Print Name:
                                             --------------------------------

                                  Title:
                                        -------------------------------------


                                  401 N. Michigan Avenue, Suite 3000
                                  Chicago, IL  60611

                                  Attention:  Paul S. Fisher
                                  Telephone:  (312) 346-5600
                                  Facsimile:  (312) 456-7696

                                  with a copy to:

                                  Ungaretti & Harris
                                  3500 Three First National Plaza
                                  Chicago, IL  60602

                                  Attention: Richard A. Ungaretti
                                  Telephone: (312) 977-4400
                                  Facsimile: (312) 977-4405

                                  THE FIRST NATIONAL BANK OF CHICAGO,
                                  Individually and as Administrative Agent

PERCENTAGE:
                                  By:
33 1/3%                              ----------------------------------------

                                  Print Name:
                                             --------------------------------

                                  Title:
                                        -------------------------------------

                                  One First National Plaza
                                  Chicago, Illinois 60670

                                  Attention:     Kevin L. Gillen
                                            Suite 0151, 14th Floor
                                  Telephone:  (312) 732-1486
                                  Facsimile:  (312) 732-1117

                                  DRESDNER BANK AG
                                  NEW YORK AND GRAND CAYMAN
                                  BRANCHES

PERCENTAGE:
                                  By:
33 1/3%                              ----------------------------------------

                                  Print Name:
                                             --------------------------------

                                  Title:
                                        -------------------------------------


                                  By:
                                     ----------------------------------------

                                  Print Name:
                                             --------------------------------

                                  Title:
                                        -------------------------------------

                                  Notice Address:

                                  190 South LaSalle Street
                                  Suite 2700
                                  Chicago, Illinois 60603

                                  Attention:  Maureen M. Slentz
                                  Telephone:  (312) 444-1316
                                  Facsimile:  (312) 444-1301


                                  LASALLE NATIONAL BANK


                                  By:  ______________________________
PERCENTAGE:                            Name:
                                       Title:
33 1/3%
                                  Notice Address:

                                  LaSalle National Bank
                                  135 S. LaSalle Street, Suite 1225
                                  Chicago, Illinois 60603
                                  Attention:  John Hein
                                  Telephone:  (312) 904-8620
                                  Facsimile:  (312) 904-6467

                                      EXHIBIT A

                                     PRICING GRID
                             BASE ON GUARANTOR'S RATINGS

------------------------------------------------------------------------------------
        Ratings:                                                        Below either
                             At least    At least   At least   At least    BBB- or
      S&P & Moody's          A- or A3    BBB+ or     BBB or     BBB- or    Baa3**
                                          Baa1       Baa2       Baa3
-------------------------------------------------------------------------------------
Corporate Base Rate Margin*     0           0         0           10         25
-------------------------------------------------------------------------------------
LIBOR Margin*                   80          90        100         110        125
-------------------------------------------------------------------------------------
L/C Fee*                        80          90        100         110        125
-------------------------------------------------------------------------------------
Pricing Category                0           1         2           3          4
-------------------------------------------------------------------------------------

*   In basis points per annum.
** Commencing October 23, 1998, this rating category will be deemed to apply if the Guarantor does not have a rating of at least BBB- from S&P and a rating of at least Baa3 from Moody's (or an alternate agency to the extent provided below). This rating category shall also apply at any time that either S&P has issued a rating of less than BBB- or Moody's has issued a rating of less than Baa3, or either S&P or Moody's has withdrawn its rating.

All margins and fees change as and when the rating classification of the Guarantor changes. In the event the rating agencies are split on the rating for the Guarantor, the lower rating shall be deemed to be the applicable rating. In the event either rating agency has not issued a rating, the rating from the agency that has issued its rating shall govern subject to the provisions above regarding the time by which certain ratings must be obtained.

In the event of a rating agency downgrade, the Reimbursement Obligor will receive a credit for any incremental borrowing cost should the rating agency(ies) restore the higher rating within a ninety day period. In the event that either S & P or Moody shall cease to follow the REIT industry, an alternate agency will be selected that is mutually acceptable to the Required Lenders and the Reimbursement Obligor.

                                      EXHIBIT B

                                   FORM OF OPINION

                                                     ______________ , 19__

The Administrative Agent and
  the Lenders who are parties to the
  Credit Agreement described below

Gentlemen/Ladies:

    We are counsel for CenterPoint O'Hare, L.L.C. ("REIMBURSEMENT OBLIGOR") CenterPoint Properties Corporation (the "GUARANTOR"), and have represented the Reimbursement Obligor and Guarantor in connection with their execution and delivery of an Credit and Reimbursement Agreement among the Reimbursement Obligor, Guarantor, The First National Bank of Chicago, individually and as Administrative Agent, and the Lenders named therein, dated as of __________________, 1997, providing for issuance of a Letter of Credit in the amount of _____________ (the "AGREEMENT"). All capitalized terms used in this opinion and not otherwise defined shall have the meanings attributed to them in the Agreement.

    We have examined the Reimbursement Obligor's and Guarantor's operating agreement, articles of incorporation, by-laws, and resolutions, the Credit Documents and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

    l. The Reimbursement Obligor, Guarantor and each of their Subsidiaries and each Qualifying Investment Affiliate are either duly incorporated corporations or duly qualified and formed limited partnerships or limited liability companies, validly existing and in good standing under the laws of their states of incorporation or formation, and they each have all requisite authority and power to enter into, and perform the obligations under, the Credit Documents and to conduct business in each jurisdiction in which they conduct business.

    2. The execution and delivery of the Credit Documents by the Guarantor and Reimbursement Obligor and the performance by the Guarantor and Reimbursement Obligor of their obligations under the Credit Documents have been duly authorized by all necessary action and/or proceedings on the part of the Guarantor and Reimbursement Obligor and will not:

          (a) require any consent of the shareholders of Guarantor or members of the Reimbursement Obligor;

          (b) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Reimbursement Obligor, Guarantor or any of its

    Subsidiaries or the Reimbursement Obligor's, Guarantor's or any Subsidiary's articles of incorporation, by-laws, certificate of limited partnership, partnership agreement, operating agreement or any indenture, instrument or agreement binding upon the Reimbursement Obligor, Guarantor or any of its Subsidiaries; or

          (c) result in, or require, the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument or agreement binding upon the Reimbursement Obligor, Guarantor or any of its Subsidiaries.

    3. The Credit Documents have been duly executed and delivered by the Reimbursement Obligor and Guarantor and constitute legal, valid and binding obligations of the Reimbursement Obligor and Guarantor enforceable in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

    4. There is no litigation or proceeding against the Reimbursement Obligor, Guarantor or any of their Subsidiaries which, if adversely determined, could have a Material Adverse Effect.

    5. No approval, authorization, consent, adjudication or order of, or registration or filing with, any governmental authority, which has not been obtained or made by the Reimbursement Obligor, Guarantor or any of their Subsidiaries, is required to be obtained or made by the Reimbursement Obligor, Guarantor or any of their Subsidiaries in connection with the execution and delivery of the Credit Documents, the borrowings under the Agreement or in connection with the payment by the Reimbursement Obligor or Guarantor of their obligations under the Credit Documents.

    6. The Loan does not violate the usury laws or laws regulating the use or forbearance of money of Illinois and the operation of any term of the Agreement or Credit Documents, including, without limitation, the terms regarding late charges and default interest rate or the lawful exercise of any right thereunder, shall not render the Agreement or Credit Documents unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense.

    7. The Guarantor qualifies as a real estate investment trust in accordance with all applicable requirements of the Internal Revenue Code.

    This opinion may be relied upon by the Administrative Agent, the Lenders and their participants, assignees and other transferees.

                             Very truly yours,


                             -----------------------------

                                      EXHIBIT C

                                COMPLIANCE CERTIFICATE



To: The Administrative Agent and the Lenders who are parties to the Agreement described below

    This Compliance Certificate is furnished pursuant to that certain Credit and Reimbursement Agreement, dated as of __________, 1997 (as amended, modified, renewed or extended from time to time, the "AGREEMENT") among CenterPoint O'Hare, L.L.C. ("REIMBURSEMENT OBLIGOR"), CenterPoint Properties Corporation (the "GUARANTOR"), The First National Bank of Chicago, individually and as Administrative Agent, and the Lenders named therein. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

    THE UNDERSIGNED HEREBY CERTIFIES THAT:

    1.  I am the duly elected Chief Financial Officer of the Guarantor.

    2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Guarantor and its Subsidiaries and Qualifying Investment Affiliates during the accounting period covered by the financial statements attached (or most recently delivered to the Administrative Agent if none are attached).

    3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Material Adverse Effect, Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below.

    4. Schedule I (if attached) attached hereto sets forth financial data and computations and other information evidencing the Guarantor's compliance with certain covenants of the Agreement, all of which data, computations and information (or if no Schedule I is attached, the data, computations and information contained in the most recent Schedule I attached to a prior Compliance Certificate) are true, complete and correct in all material respects.

    5. The financial statements and reports referred to in SECTION 8.1(i), 8.1(ii), 8.1(iv), or 8.1(xi), as the case may be, of the Agreement which are delivered concurrently with the delivery of this Compliance Certificate, if any, fairly present in all material respects the consolidated financial condition and operations of the Guarantor and its Subsidiaries at such date and the consolidated results of their operations for the period then-ended, in accordance with GAAP applied consistently throughout such period and with prior periods (except as approved by the accountants performing the audit in connection therewith or the undersigned, as the case may be, and disclosed therein), the Property Operating Income for each Property in accordance with GAAP and adjusted per the definition of Property Operating Income contained in the Agreement, and the aggregate aging of tenant receivables at such date. The following required reporting items are not yet available but will be delivered within the ten Business Day grace period: _______________________
_________________________________.

    Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Guarantor has taken, is taking, or proposes to take with respect to each such condition or event:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

    The foregoing certifications, together with the computations and information set forth in Schedule I hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this _______ day of _______ , 19___.


                             CENTERPOINT PROPERTIES CORPORATION

                             By:
                                ---------------------------------------
                             Print Name:
                                        -------------------------------
                             Title:
                                   ------------------------------------

                                      SCHEDULE I

                               Calculation of Covenants

                                                                       [QUARTER]
1.  Permitted Investments (Section 7.4)
===============================================================================
                                                                  Maximum
                                                 Percent         Percent of
        Category              Investment        of Market          Market
                           (i.e. Book Value)   Capitalization   Capitalization
--------------------------------------------------------------------------------
 (a)    unimproved land                                               7%
--------------------------------------------------------------------------------
 (b)    other property                                                5%
        holdings
        (excluding
        cash, Cash
        Equivalents,
        the
        Non-industrial
        Properties and
        Indebtedness of
        any Subsidiary
        or Qualifying
        Investment
        Affiliate to
        the Guarantor)
-------------------------------------------------------------------------------
 (c)    stock holdings                                                5%
        other than in
        Subsidiaries
        and Qualifying
        Investment
        Affiliates
-------------------------------------------------------------------------------
 (d)    mortgages other                                               5%
        than Qualified
        Mortgages
-------------------------------------------------------------------------------
 (e)    joint ventures                                                10%
        and
        partnerships
        other than
        investments in
        Qualifying
        Investment
        Affiliates
-------------------------------------------------------------------------------
 (f)    total                                                         20%
        investments in
       (a)-(e)
-------------------------------------------------------------------------------
 (g)    investments in                                                5%
        unimproved land
        not adjacent to
        existing
        improvements
        and not under
        active planning
        for near term

-------------------------------------------------------------------------------
        development
-------------------------------------------------------------------------------
 (h)    interest in                                                   10%
        operating
        leases
-------------------------------------------------------------------------------
 (i)    Identify any single property investments in excess of
        10% of Market Capitalization (If none, insert "none".):
        ____________________________
===============================================================================

2.  Dividends (Section 7.11)

    (a)   Amount paid during most recent quarter                     ---------


    (b)   Amount paid during preceding three quarters                ---------


    (c)   Funds From Operation during such four quarter period

          (i) net income for such period                             ---------


          (ii) adjustments to net income per definition
               of Funds From Operation (See Schedule)                ---------

          (iii)    Funds From Operation                              ---------

TOTAL DIVIDEND PAY OUT RATIO [(a) PLUS (b), DIVIDED BY (c)(iii)]     ---------

MUST BE LESS THAN OR EQUAL TO:                                      90% of Funds
                                                                    From
                                                                    Operation

3.  Variable Interest Indebtedness (Section 7.19)

    (a) Indebtedness which bears interest at an interest rate that --------- is not fixed through the maturity date of such Indebtedness

    (b) Amount of (a) subject to a swap, rate cap or other interest --------- rate management program that effectively converts the interest rate on such amount to a fixed rate or has otherwise been approved by the Required Lenders

    (c)   Excludable tax exempt bonds (subject to $75,000,000 cap)    ---------

VARIABLE INTEREST INDEBTEDNESS [(a) MINUS (b) MINUS (c)]:             ---------

MUST BE LESS THAN OR EQUAL TO:                                     $100,000,000


4.  Minimum Consolidated Net Worth (Section 8.20)

    (a)   Consolidated Net Worth

          (i)   Market Capitalization                                 ---------

          (ii)  Total Liabilities (including all
                Indebtedness and other GAAP
                liabilities)                                          ---------

          (iii) Excludable Convertible Securities                     ---------

          (iv)  Consolidated Net Worth [(i) MINUS (ii) PLUS (iii)]    ---------

    (b)   $225,000,000

    (c)   product of .75 and net proceeds of stock offerings
          since October 23, 1996                                      ---------

    (d)   sum of (b) plus (c)                                         ---------

(A)  MUST BE GREATER THAN OR EQUAL TO (d).


5.  EBITDA To Fully Diluted Debt Service Ratio (Section 8.21(i))

    (a)   EBITDA for the quarter most recently ended

          (i)   Guarantor and its Subsidiaries                        ---------

          (ii)  Allocable EBITDA of Investment Affiliates             ---------
                (See Schedule)

          (iii) EBITDA [(i) PLUS (ii)]                                ---------

    (b)   Fully Diluted Debt Service for the quarter most recently ended.

          (i)   Debt Service

                (1)  Interest (Guarantor and Subsidiaries)            ---------
                (2)  Principal (Guarantor and Subsidiaries)           ---------
                (3)  Allocable Interest (Investment Affiliates)       ---------
                (4)  Allocable Principal (Investment Affiliates)      ---------
                (5)  Debt Service [SUM OF (1)-(4)]                    ---------

          (ii)  Amount of Debt Service attributable to Excludable
                Convertible Securities                                ---------

          (iii) Fully Diluted Debt Service [(i) MINUS (ii)]           ---------


EBITDA TO FULLY DILUTED DEBT SERVICE RATIO
[(a) DIVIDED BY (b)]:

MUST BE LESS THAN OR EQUAL TO:                                            2.25

6.  Consolidated Total Indebtedness Ratio (Section 8.21(ii))

    (a)   Consolidated Total Indebtedness (See Schedule)              ---------

    (b)   Market Capitalization

          (i) Total Property Income Capped at
              Applicable Cap Rate (Attach
              schedule noting Property Operating
              Income for the most recent quarter
              by Property as appropriately
              annualized; for Subsidiaries and
              Investment Affiliates include
              allocable share only).

              (1)  Industrial and Multi-Family Properties             ---------
                   capped at 9.5%

              (2)  Non-industrial that is not Multi-Family
                   capped at 10.25%                                   ---------

              (3)  Sum of (1) plus (2) is Total Property              ---------
                   Income capped at Applicable Cap Rate.

          (ii)     Other Income capped at 15%                         ---------

          (iii)    Value of Qualified Mortgages

              (1)  [IDENTIFY MORTGAGE]

                   A.   Principal Balance                             ---------

                   B.   85% of value of Property                      ---------
                        encumbered by Qualified
                        Mortgage (i.e. Property
                        Operating Income for the most
                        recent quarter as
                        appropriately annualized, and
                        capitalized at the Applicable
                        Cap Rate) less first mortgage
                        if applicable

                   C.   Lesser of (A.) and (B.)                       ---------

              (__) Sum of amount shown as (C.) for (1)-(__)           ---------
                   above (maximum $50,000,000) is Value of
                   Qualified Mortgages

          (iv) Book value of Preleased Assets Under Development [IDENTIFY ASSET, LEASE PERCENTAGE, AND DATE
                   CONSTRUCTION COMMENCED]

          (v) Unrestricted Cash and Cash Equivalents                  ---------

          (vi) 50% of lower of book value and market value            ---------
               for land adjacent to stabilized improved
               Properties

          (vii)Sum of (i) through (vi) is "Market Capitalization"     ---------

CONSOLIDATED TOTAL INDEBTEDNESS RATIO                                 ---------
[(a) DIVIDED BY (b) EXPRESSED AS A PERCENTAGE]:

MUST BE LESS THAN OR EQUAL TO:                                           50%

7.  Value of Unencumbered Assets Ratio (Section 8.21(iii))

    (a)   Value of Unencumbered Assets
          (i) Property Operating Income
              attributable to Unencumbered Assets
              owned by Guarantor and Qualifying
              Investment Affiliates as of end of
              quarter as appropriately annualized
              (including pro forma Property
              Operating Income for entire quarter
              for Unencumbered Assets acquired
              during the quarter), less assumed
              1% management fee and assumed
              Capital Reserve Expenditure Amount
              (attach schedule noting Property
              Operating Income for each
              Unencumbered Asset as appropriately
              annualized; for Qualifying
              Investment Affiliates include
              allocable share only)

              (1)  Industrial and Multi-family Properties
                   capped at 9.5%                                     ---------

              (2)  Non-Industrial Properties that are not
                   Multi-family Properties capped at 10.25%           ---------

              (3)  Total value of Unencumbered Assets other
                   than Cash and Cash Equivalents [(1) PLUS (2)]      ---------

              (4)  Deduction for Unencumbered Assets owned            ---------
                   by Qualifying Investment Affiliates
                   to the extent the value attributable
                   to such Unencumbered Assets exceeds 10%
                   of the total shown in (3) unless permitted by the definition of Unencumbered Assets

              (5)  (3) minus (4)                                      ---------

          (ii)     Unrestricted Cash and Cash Equivalents owned       ---------
                   by Guarantor

          (iii)    Allocable Share of Unrestricted Cash and Cash      ---------
                   Equivalents Owned by Qualifying Investment
                   Affiliates

          (vi)     sum of (i)(5) plus (ii) plus (iii) is              ---------
                  "Value of Unencumbered Assets

    (b)   Consolidated Senior Unsecured Indebtedness                  ---------
          (provided schedule of such Indebtedness, including unsecured debt of Investment Affiliates which own
          Unencumbered Assets.)

VALUE OF UNENCUMBERED ASSETS RATIO [(a) DIVIDED BY (b)]:

MUST BE GREATER THAN OR EQUAL TO:                                       1.75

8.  Property Operating Income Ratio (Section 8.21(iv)

    (a)   Property Operating Income (after assumed management         ---------
          fee and Capital Reserve Expenditure Amount from all Unencumbered Assets other than those which are excluded from the Value of Unencumbered Assets under 7(a)(i)(4)

    (b) Debt Service on Consolidated Unsecured Indebtedness and unsecured indebtedness of Qualifying Investment Affiliates other than those which are excluded from the Value of Unencumbered Assets under 7(a)(i)(4)

          (i)    Interest (Guarantor and Subsidiaries)                ---------
          (ii)   Principal (Guarantor and Subsidiaries)               ---------
          (iii)  Allocable Interest (Qualifying Investment
                 Affiliates)                                          ---------
          (iv)   Allocable Principal (Qualifying Investment
                 Affiliates)                                          ---------
          (v)    Debt Service [SUM OF (i)-(iv)]                       ---------

PROPERTY OPERATING INCOME RATIO [(a) DIVIDED BY (b)]                  ---------

MUST BE GREATER THAN OR EQUAL TO:                                        2.00

9.  Consolidated Secured Indebtedness to Market Capitalization
    (Section 8.21(v))

    (a)   Consolidated Secured Indebtedness

          (i)   secured indebtedness of Guarantor and Subsidiaries    ---------
          (ii)  prorata share of secured indebtedness of
                Investment Affiliates                                 ---------
          (iii) Consolidated Secured Indebtedness [SUM OF (i) PLUS
                (ii)]                                                 ---------

    (b)   Market Capitalization [(6)(b)(vii)]                         ---------

    (c)   (a) divided by (b)                                          ---------


MUST BE LESS THAN OR EQUAL TO 40% OF MARKET CAPITALIZATION ON OR
BEFORE MARCH 31, 1998, AND 35% THEREAFTER

10. Maximum Revenue From a Single Tenant (Section 8.24)

    (a)   5% of Market Capitalization                                 ---------

    (b)   Identify any tenant for which rent revenue
          (exclusive of tenant reimbursements) as
          annualized exceeds amount shown in (a).                     ---------

11. Other

    Occurrence of Casualty or Condemnation at any Property or
    Property secured by an Qualified Mortgage.  (Yes/No)
    (Section 8.1(x)).  If yes, provide statement describing the occurrence and action Guarantor intends to take with
    respect thereto                                                   ---------

    Current on tax payments (Yes/No)  (Section 8.4)                   ---------

    Insurance in full force and effect (Yes/No)
    (Sections 7.17 and 8.5)                                           ---------

    Have any shares owned by Guarantor's management (as
    defined in Section 8.14) been traded (Yes/No)
    If yes, describe                                                  ---------

    Acceleration notice received for indebtedness
    aggregating $5,000,000 or more (Section 8.27) since
    last Section 8.27 notice (Yes/No)  If yes, promptly
    provide copy of notice to the extent not previously
    submitted                                                         ---------

    List all outstanding judgments (Section 9.10)                     ---------

    List all properties acquired or disposed of since the date        ---------
    of the last financial statements delivered
    (including the date of such acquisition or disposition) (Sections 8.12, 8.13, and 8.14).

    List all Property Breaches and the nature of such breach,         ---------
    if any.  (Section 8.30).  If such Property
    Breaches exist, the covenants calculated herein should be performed both with and without the affected Properties.


    NOTE: To the extent of any inconsistency between the form of this Compliance
          Certificate and the terms of the
          Agreement, the terms of the Agreement
          shall prevail.

                                 EXHIBIT D

                            ASSIGNMENT AGREEMENT

    This Assignment Agreement (this "ASSIGNMENT AGREEMENT") between
                           (the "ASSIGNOR") and
(the "ASSIGNEE") is dated as of                  , 19  .  The parties
hereto agree as follows:

    1. PRELIMINARY STATEMENT. The Assignor is a party to an Credit and Reimbursement Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "CREDIT AGREEMENT") described in Item 1 of Schedule 1 attached hereto ("SCHEDULE 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

    2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of
Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Credit Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

    3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "EFFECTIVE DATE") shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period agreed to by the Administrative Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under SECTIONS 4 AND 5 hereof are not made on the proposed Effective Date, unless otherwise agreed to in writing by Assignor and Assignee. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Credit Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Credit Documents with respect to the rights and obligations assigned to the Assignee hereunder.

    4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Administrative Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Administrative Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all

CBR Loans assigned to the Assignee hereunder and (ii) with respect to each LIBOR Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such LIBOR Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "LIBOR DUE DATE"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such LIBOR Loan assigned to the Assignee which is outstanding on the LIBOR Due Date. If the Assignor and the Assignee agree that the applicable LIBOR Due Date for such LIBOR Loan shall be the Effective Date, they shall agree, solely for purposes of dividing interest paid by the Guarantor on such LIBOR Loan, to an alternate interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the related Interest Period (the "AGREED INTEREST RATE") and any interest received by the Assignee in excess of the Agreed Interest Rate, with respect to such LIBOR Loan for such period, shall be remitted to the Assignor. In the event a prepayment of any LIBOR Loan which is existing on the Effective Date and assigned by the Assignor to the Assignee hereunder occurs after the Effective Date but before the applicable LIBOR Due Date, the Assignee shall remit to the Assignor any excess of the funding indemnification amount paid by the Guarantor under SECTION 3.4 of the Credit Agreement an account of such prepayment with respect to the portion of such LIBOR Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment amount were calculated based on the Agreed Interest Rate and only covered the portion of the Interest Period after the Effective Date. The Assignee will promptly remit to the Assignor
(i) the portion of any principal payments assigned hereunder and received from the Administrative Agent with respect to any LIBOR Loan prior to its LIBOR Due Date and (ii) any amounts of interest on Loans and fees received from the Administrative Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of CBR Loans or fees, or the LIBOR Due Date, in the case of LIBOR Loans, and not previously paid by the Assignee to the Assignor.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

    5.    FEES PAYABLE BY THE ASSIGNEE.  The Assignee shall pay to
the Assignor a fee on each day on which a payment of interest or Commitment Fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or Commitment Fees attributable to the period prior to the Effective Date or, in the case of LIBOR Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to
SECTION 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was
calculated at the rate of    % rather than the actual percentage used
to calculate the interest rate paid by the Guarantor or if the
Commitment Fee was calculated at the rate of    % rather than the
actual percentage used to calculate the Commitment Fee paid by the Guarantor, as applicable. In addition, the Assignee agrees to pay ___% of the fee required to be paid to the Agent in connection with this Assignment Agreement. [THIS SENTENCE CAN BE REVISED APPROPRIATELY BASED ON HOW THE FEE IS BEING PAID.]

*EACH ASSIGNOR MAY INSERT ITS STANDARD PROVISIONS IN LIEU OF THE
PAYMENT TERMS INCLUDED IN SECTIONS 4 AND 5 OF THIS EXHIBIT.

    6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Credit Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Guarantor or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Credit Documents,
(iii) the financial condition or creditworthiness of the Guarantor or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Credit Documents, (v) inspecting any of the Property, books or records of the Guarantor, its Subsidiaries or Investment Affiliates, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Credit Documents.

    7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Documentation Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents,
(iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Credit Documents will not be "plan assets" under ERISA, [AND (vii) ATTACHES THE FORMS PRESCRIBED

BY THE INTERNAL REVENUE SERVICE OF THE UNITED STATES CERTIFYING THAT THE ASSIGNEE IS ENTITLED TO RECEIVE PAYMENTS UNDER THE CREDIT DOCUMENTS WITHOUT DEDUCTION OR WITHHOLDING OF ANY UNITED STATES FEDERAL INCOME TAXES].**

**TO BE INSERTED IF THE ASSIGNEE IS NOT INCORPORATED UNDER THE LAWS OF THE UNITED STATES, OR A STATE THEREOF.

    8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

    9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to SECTION 13.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Credit Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Credit Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under SECTIONS 4, 5 AND 8 hereof.

    10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in
Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

    11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

    12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

    13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.


    IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                             [NAME OF ASSIGNOR]

                             By:
                                 ---------------------------------

                             Title:
                                    ------------------------------

                                    ------------------------------

                                    ------------------------------


                             [NAME OF ASSIGNEE]

                             By:
                                 ---------------------------------

                             Title:

                                    ------------------------------

                                    ------------------------------

                                    ------------------------------

                                 SCHEDULE 1

                          to Assignment Agreement

1.  Description and Date of Credit Agreement:

2.  Date of Assignment Agreement:               , 19

3.  Amounts (As of Date of Item 2 above):

          a.  Aggregate Commitment
              (Loans)* under
              Credit Agreement                                 $_______

          b.  Assignee's Percentage
              of the Aggregate Commitment
              purchased under this
              Assignment Agreement**                             _______%

    4.    Amount of Assignee's Commitment (Loan Amount)*
          Purchased under this Assignment Agreement:            $_______

    5.    Amount of Assignor's Commitment (Loan Amount)
          After Purchase under this Assignment Agreement        _________

    6.    Proposed Effective Date:                              _________


Accepted and Agreed:

[NAME OF ASSIGNOR]                     [NAME OF ASSIGNEE]
By:                                    By:
  ------------------------------          --------------------------------

Title:                                 Title:
      --------------------------              ----------------------------


 * If a Commitment has been terminated, insert outstanding Loans in place of Commitment
**  Percentage taken to 10 decimal places

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

        Attach Assignor's Administrative Information Sheet, which must include notice address and account information for the Assignor and the Assignee

                                   EXHIBIT "I"

                             to Assignment Agreement

                                     NOTICE
                                  OF ASSIGNMENT


                                            ------------------, 19--


To:       [NAME OF ADMINISTRATIVE AGENT]

          ------------------

          ------------------


From:  [NAME OF ASSIGNOR] (the "ASSIGNOR")

       [NAME OF ASSIGNEE] (the "ASSIGNEE")


          1. We refer to that Credit and Reimbursement Agreement (the "CREDIT AGREEMENT") described in Item 1 of Schedule 1 attached hereto ("SCHEDULE 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

          2. This Notice of Assignment (this "NOTICE") is given and delivered to the Administrative Agent pursuant to SECTION 13.3.2 of the Credit Agreement.

          3.  The Assignor and the Assignee have entered into an
Assignment Agreement, dated as of             , 19   (the "ASSIGNMENT"),
pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in
Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement. From and after such purchase, the Assignee's Commitment shall be the amount specified in Item 4 of Schedule 1 and the Assignor's Commitment shall be the amount specified in Item 5 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period as agreed to by the Administrative Agent) after this Notice of Assignment and any fee required by SECTION 13.3.2 of the Credit Agreement have been delivered to the Administrative Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee or set forth in SECTION 13 of the Credit Agreement has not been satisfied.

          4.  The Assignor and the Assignee hereby give to the
Administrative Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Administrative Agent before the date specified in Item 6 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to SECTION 3 hereof, and will confer with the Administrative Agent to determine the Effective Date pursuant to SECTION 3 hereof if it occurs thereafter. The Assignor shall notify the Administrative Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent
agreed to by the Assignor and the Assignee.   At the request of the
Administrative Agent, the Assignor will give the Administrative Agent written confirmation of the satisfaction of the conditions precedent.

          5. The Assignor or the Assignee shall pay to the Administrative Agent on or before the Effective Date the processing fee of $3,000 required by SECTION 13.3.2 of the Credit Agreement.

          6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Administrative Agent prepare and cause the Guarantor to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Administrative Agent the original Note received by it from the Guarantor upon its receipt of a new Note in the appropriate amount.

          7. The Assignee advises the Administrative Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

          8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Credit Documents will not be "plan assets" under ERISA.

          9. The Assignee authorizes the Administrative Agent to act as its agent under the Credit Documents in accordance with the terms thereof. The Assignee acknowledges that the Administrative Agent has no duty to supply information with respect to the Guarantor or the Credit Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                  NAME OF ASSIGNEE

By:                               By:
   ---------------------------       -------------------------------

Title:                            Title:
      ------------------------           ---------------------------

ACKNOWLEDGED AND CONSENTED TO
BY THE FIRST NATIONAL BANK OF CHICAGO, as Administrative Agent


By:
   ---------------------------------

Title:
      ------------------------------


                 [ATTACH PHOTOCOPY OF SCHEDULE 1 TO ASSIGNMENT]

                                    EXHIBIT E

                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION


To:  The First National Bank of Chicago,
     as Administrative Agent (the "AGENT") under the Credit Agreement Described Below

Re: Unsecured Revolving Credit Agreement, dated as of ___________, ____
    1996 (as amended, modified, renewed or extended from time to time, the "AGREEMENT"), among CenterPoint Properties Corporation (the "GUARANTOR"), The First National Bank of Chicago, individually and as Administrative Agent, Lehman Brothers Holdings Inc., individually and as Document Agent, and the Lenders named therein. Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

     The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Guarantor, provided, however, that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by the Guarantor in accordance with SECTION 14.1 of the Credit Agreement or based on any telephonic notice made in accordance with SECTION 2.16 of the Credit Agreement.

Facility Identification Number(s)
                                 ---------------------------------------------

Customer/Account Name
                      --------------------------------------------------------

Transfer Funds To
                  ------------------------------------------------------------

                  --------------------------------------------

                  --------------------------------------------

For Account No.
               ---------------------------------------------------------------

Reference/Attention To
                       -------------------------------------------------------

Authorized Officer (Customer Representative)          Date
                                                          --------------------

------------------                       -------------------------------------

------------------------------------     -------------------------------------
(Please Print)                           Signature

Bank Officer Name                        Date
                                              --------------------------------

------------------------------------     -------------------------------------
(Please Print)                           Signature

    (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                    EXHIBIT F


             MINIMUM SPECIFICATIONS FOR ENVIRONMENTAL INVESTIGATIONS

    The following are Guidelines for the qualification of firms and environmental professionals and for information to be included in Environmental Site Assessments. These standards include the minimum elements common to acceptable site assessments. Generally, it is intended for the standards to be consistent with those outlined in the American Society for Testing and Materials ("ASTM") Designation: E 1527-93.

QUALIFICATIONS OF INVESTIGATING FIRM

    The firm or environmental professional must have 5 years of experience in hazardous substances investigation. The environmental professional supervising and signing the report should be experienced in environmental site investigations, and should have relevant environmental experience and technical qualifications, such as demonstrated by professional registration and/or advanced education in related disciplines. The firm or environmental professional performing the work should have adequate professional liability insurance. Guarantor and Lenders may agree in advance on qualified firms or environmental professionals that will conduct the Phase I Reports. Guarantor may from time to time select other firms or environmental professionals that meet the minimum qualifications set out above to conduct a Phase I Report, subject to approval of the Administrative Agent, which approval shall not be unreasonably withheld or delayed.

DEPTH OF REPORTING REQUIRED

    Phase I - consists of site description, review of historical and regulatory data and physical inspection. The firm or environmental professional will follow the standard practices set out in the ASTM E 1527-93 guidelines in conducting the Phase I Site Assessment and drafting the Report and in preparing the Findings and Conclusions. All deletions and deviations from the ASTM E 1527-93 guidelines shall be listed individually and in detail. As an additional component of the Phase I Site Assessment, the firm or environmental professional will conduct an asbestos survey or inspection in accordance with the protocols set by OSHA under the Occupational Safety & Health Act (including protocols set forth under the Asbestos Hazard Emergency Response Act (AHERA) that are incorporated into the OSHA protocols) unless an alternate protocol is approved by the Administrative Agent. In all events such survey or inspection shall comply with all applicable Environmental Laws, including, but not limited to, 29 C.F.R. Section 1910.1001. The firm or environmental professional will also conduct a lead-based paint survey or inspection when necessary, including but not limited to prior to demolition or renovation work and as required by all applicable Environmental Laws, including, but not limited to 29 C.F.R. Sections 1910.1025 and 1926.62. If no potential contamination is indicated, the report should so state, and a specific statement should be made that no further investigation is required.

    Phase II - If a Phase I examination indicates the presence of recognized environmental conditions which would warrant further appropriate inquiry, the consultant should document the basis for that conclusion, recommend a testing program for further evaluation, including the areas to be tested and, if appropriate, the hazardous constituents of concern, sampling procedures to be used and methods used to assess the samples. If after evaluating the recommendation, the Guarantor determines that a Phase
II is necessary, then the Guarantor will request the firm or environmental professional to prepare a bid, and may solicit competitive bids from other firms or environmental professionals.
The Phase II Report should document the extent, and, if possible, source, of contamination so that the Guarantor can assess whether remediation is required under applicable Environmental Laws. If the Guarantor plans to conduct remediation estimated to cost more than $250,000 for any Project, the Guarantor will promptly provide written notice to the Administrative Agent. If the Guarantor does not follow the recommendation of the firm or environmental professional to conduct a Phase II investigation or remediation for any Project, the Guarantor will promptly provide written notice to the Administrative Agent.

RELIANCE ON PHASE I REPORT

    The Phase I Report shall include a statement that the firm or environmental professional acknowledges that the Lenders will be relying on the Report.

                                    EXHIBIT G

                            FORM OF LETTER OF CREDIT

                                   SCHEDULE 1

                       SUBSIDIARIES AND OTHER INVESTMENTS
                                (See SECTION 7.7)

=================================================================================================================
                                                              Qualifying Investment                Description
Investment   Owned   Amount of    Percent   Jurisdiction of       Affiliate           Properties   of Business
    In        By     Investment  Ownership   Organization        (Yes or No)             Owned     Operations
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

=================================================================================================================

                                   SCHEDULE 2

                               UNENCUMBERED ASSETS
                               (See SECTION 7.24)


---------------------------------------------------------------------------------------------
Project Name                          Date Placed                Fee or      If Leasehold,

and Address (*)    Type of Project    In Service     Owned By   Leasehold    Ground Lessor
---------------------------------------------------------------------------------------------

(*)  Those Properties identified with an asterisk are Restricted
     Unencumbered Assets (as defined in SECTION 7.25).

                                   SCHEDULE 3

                             INDEBTEDNESS AND LIENS
                               (See SECTION 8.16)

==============================================================================
                                                            Maturity and
  Indebtedness        Indebtedness        Property              Amount of
  Incurred By           Owned To         Encumbered           Indebtedness
------------------------------------------------------------------------------

==============================================================================

                                   SCHEDULE 4

                          PLANS AND MULTIEMPLOYER PLANS


                                      None.

                                   SCHEDULE 5

                            ENVIRONMENTAL DISCLOSURES


                                      None.

                                   SCHEDULE 6

                             NONCOMPLIANCE WITH LAWS


                                      None.

                                   SCHEDULE 7

                          LITIGATION AND INVESTIGATIONS


                                      None.

                                   SCHEDULE 8

                             CONTINGENT OBLIGATIONS


                                      None.

                                   SCHEDULE 9

                              INDEBTEDNESS DEFAULTS


                                      None.

                                       GUARANTY


    This Guaranty is made as of September 1, 1997, by CenterPoint Properties Corporation, a Maryland corporation (the "GUARANTOR"), to and for the benefit of The First National Bank of Chicago, individually ("FNBC") and as administrative agent (the "AGENT") for itself and the lenders under the Credit and Reimbursement Agreement (as defined below) and their respective successors and assigns (collectively, the "LENDERS").

                                       RECITALS

    A. CenterPoint O'Hare, L.L.C., an Illinois limited liability company ("Reimbursement Obligor"), and the Guarantor have requested that the Lenders make available a credit facility to the Reimbursement Obligor in the amount of $55,813,699 for the purpose of providing credit enhancement for certain bonds as is more fully described in the Credit Agreement described below.

    B. The Lenders have agreed to make available the Facility to the Reimbursement Obligor pursuant to the terms and conditions set forth in a Credit and Reimbursement Agreement of even date herewith between the Reimbursement Obligor, the Guarantor, FNBC, individually, and as Administrative Agent, and the Lenders named therein (as amended, modified or restated from time to time, the "CREDIT AGREEMENT"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

    C. The Guarantor is the manager and owner of 95% of the membership interest of the Reimbursement Obligor and, therefore, the Guarantor will derive financial benefit from the Facility. The execution and delivery of this Guaranty by the Guarantor is a condition precedent to the performance by the Lenders of their obligations under the Credit Agreement.

                                      AGREEMENTS

    NOW, THEREFORE, the Guarantor, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration, hereby agrees as follows:

1. The Guarantor absolutely, unconditionally, and irrevocably guarantees to each of the Lenders:

         (a) the full and prompt payment of all unpaid, outstanding amounts which may now be or may hereafter become due and owing to Agent and Lenders under the Credit Agreement and any other Credit Documents, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter;

         (b) the payment of all Enforcement Costs (as hereinafter defined in PARAGRAPH 7 hereof); and

         (c) the full, complete, and punctual observance, performance, and satisfaction of all of the obligations, duties, covenants, and agreements of the Reimbursement Obligor under the Credit Agreement and the Credit Documents.

All amounts due, debts, liabilities, and payment obligations described in subparagraphs (a) and (b) of this PARAGRAPH 1 are referred to herein as the "FACILITY INDEBTEDNESS." All obligations described in subparagraph (c) of this PARAGRAPH 1 are referred to herein as the "OBLIGATIONS."

2. Upon the occurrence of a Default, the Guarantor agrees, on written demand by the Agent, to pay all the Facility Indebtedness and to perform all the Obligations as are then or thereafter become due and owing or are to be performed under the terms of the Credit Agreement and the other Credit Documents.

3. The Guarantor does hereby waive (i) notice of acceptance of this Guaranty by the Agent and the Lenders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which the Guarantor may have against the Reimbursement Obligor or which the Guarantor or the Reimbursement Obligor may have against the Agent or the Lenders, (iii) presentment for payment, demand for payment (other than as provided for in PARAGRAPH 2 above), notice of nonpayment (other than as provided for in PARAGRAPH 2 above) or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge the Guarantor with liability, (iv) any failure by the Agent and the Lenders to inform the Guarantor of any facts the Agent and the Lenders may now or hereafter know about the Reimbursement Obligor, the Facility, or the transactions contemplated by the Credit Agreement, it being understood and agreed that the Agent and the Lenders have no duty so to inform and that the Guarantor is fully responsible for being and remaining informed by the Reimbursement Obligor of all circumstances bearing on the existence or creation, or the risk of nonpayment of the Facility Indebtedness or the risk of nonperformance of the Obligations, and (v) any and all right to cause a marshalling of assets of the Reimbursement Obligor or any other action by any court or governmental body with respect thereto, or to cause the Agent and the Lenders to proceed against any other security given to a Lender in connection with the Facility Indebtedness or the Obligations. Credit may be granted or continued from time to time by the Lenders to the Reimbursement Obligor without notice to or authorization from the Guarantor, regardless of the financial or other condition of the Reimbursement Obligor at the time of any such grant or continuation. The Agent and the Lenders shall have no obligation to disclose or discuss with the Guarantor their assessment of the financial condition of the Reimbursement Obligor. The Guarantor acknowledges that no representations of any kind whatsoever have been made by the Agent and the Lenders to the Guarantor. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Agent and the Lenders except as expressly set forth in a writing duly signed and delivered on behalf of the Agent and the Lenders.

4. The Guarantor further agrees that Guarantor's liability as guarantor shall in no way be impaired by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of the Guarantor of the time for payment of any Facility Indebtedness or by any waiver by the Agent and the Lenders under the Credit Agreement, or any other Credit Documents, or by the Agent or the Lenders' failure or election not to pursue any other remedies they may have against the Reimbursement Obligor, or by any change or modification in the Credit Agreement, the Letter of Credit (including any extension of the term of the Letter of Credit) or any other Credit Documents, or by the acceptance by the Agent or the Lenders of any security or any increase, substitution or change therein, or by the release by the Agent and the Lenders of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation of the Reimbursement Obligor other than the Facility Indebtedness, even though a Lender might lawfully have elected to apply such payments to any part or all of the Facility Indebtedness, it being the intent hereof that Guarantor shall remain liable as principal for payment of the Facility Indebtedness and performance of the Obligations until all indebtedness has been paid in full and the other terms, covenants and conditions of the Credit Agreement, and other Credit Documents and this Guaranty have been performed, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. The Guarantor further understands and agrees that the Agent and the Lenders may at any time enter into agreements with the Reimbursement Obligor to amend and modify the Credit Agreement or any of the other Credit Documents, or any thereof, and may waive or release any provision or provisions of the Credit Agreement, or any other Credit Document and, with reference to such instruments, may make and enter into any such agreement or agreements as the Agent, the Lenders and the Reimbursement Obligor may deem proper and desirable, without in any manner impairing this Guaranty or any of the Agent and the Lenders' rights hereunder or any of the Guarantor's obligations hereunder.

5. This is an absolute, unconditional, complete, present and continuing guaranty of payment and performance and not of collection. The Guarantor agrees that this Guaranty may be enforced by the Agent and the Lenders without the necessity at any time of resorting to or exhausting any security or collateral, if any, given in connection herewith or with the Credit Agreement, or any of the other Credit Documents or by or resorting to any other guaranties, and the Guarantor hereby waives the right to require the Agent and the Lenders to join the Reimbursement Obligor in any action brought hereunder or to commence any action against or obtain any judgment against the Reimbursement Obligor or to pursue any other remedy or enforce any other right. The Guarantor further agrees that nothing contained herein or otherwise shall prevent the Agent and the Lenders from pursuing concurrently or successively all rights and remedies available to them at law and/or in equity or under the Credit Agreement or any other Credit Documents, and the exercise of any of their rights or the completion of any of their remedies shall not constitute a discharge of any of the Guarantor's obligations hereunder, it being the purpose and intent of the Guarantor that the obligations of such Guarantor hereunder shall be primary, absolute, independent and unconditional under any and all circumstances whatsoever. Neither the Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of the Reimbursement Obligor under the Credit Agreement (except to the extent the Reimbursement Obligor's liability is limited under Section 11.7 of the Credit Agreement) or any other Credit Document or by reason of the Reimbursement Obligor's bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against the Reimbursement Obligor. This Guaranty shall continue to be effective and be deemed to have continued in existence or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Credit Agreement or any other Credit Document is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the payor, all as though such payment to such Lender had not been made, regardless of whether such Lender contested the order requiring the return of such payment. The obligations of the Guarantor pursuant to the preceding sentence shall survive any termination, cancellation, or release of this Guaranty.

6. This Guaranty shall be assignable by a Lender to any permitted assignee of all or a portion of such Lender's rights under the Credit Documents.

7. If: (i) this Guaranty, or any of the Credit Documents are placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent the Agent or any Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Guaranty, the Credit Agreement, or any Credit Document; (iii) an attorney is retained to enforce any of the other Credit Documents or to provide advice or other representation with respect to the Credit Documents in connection with an enforcement action or potential enforcement action; or (iv) an attorney is retained to represent the Agent or any Lender in any other legal proceedings whatsoever in connection with this Guaranty, the Credit Agreement, any of the Credit Documents, or any property subject thereto (other than any action or proceeding brought by any Lender or participant against the Agent alleging a breach by the Agent of its duties under the Credit Documents), then the Guarantor shall pay to the Agent or such Lender upon demand all reasonable attorney's fees, costs and expenses, including, without limitation, court costs, filing fees and all other costs and expenses reasonably incurred in connection therewith (all of which are referred to herein as "ENFORCEMENT COSTS"), in addition to all other amounts due hereunder.

8. The parties hereto intend that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of the Agent and the Lender or the holder of a NOTE under the remainder of this Guaranty shall continue in full force and effect.

9. Any indebtedness of the Reimbursement Obligor to the Guarantor now or hereafter existing is hereby subordinated to the Facility Indebtedness. The Guarantor agrees that until the entire Facility Indebtedness has been paid in full, (i) the Guarantor will not seek, accept, or retain for the Guarantor's own account, any payment from the Reimbursement Obligor on account of such subordinated debt, and (ii) any such payments to the Guarantor on account of such subordinated debt shall be collected and received by the Guarantor in trust for the Lenders and shall be paid over to the Agent on behalf of the Lenders on account of the Facility Indebtedness without impairing or releasing the obligations of the Guarantor hereunder.

10. The Guarantor waives and releases any claim (within the meaning of 11 U.S.C. Section 101) which the Guarantor may have against the Reimbursement Obligor arising from a payment made by the Guarantor under this Guaranty and agrees not to assert or take advantage of any subrogation rights of the Guarantor or the Lenders or any right of the Guarantor or the Lenders to proceed against (i) the Reimbursement Obligor for reimbursement, or (ii) any other guarantor or any collateral security or guaranty or right of offset held by the Lenders for the payment of the Facility Indebtedness and performance of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Reimbursement Obligor or any other guarantor in respect of payments made by the Guarantor hereunder unless and until the Facility Indebtedness is paid in full. It is expressly understood that the waivers and agreements of the Guarantor set forth above constitute additional and cumulative benefits given to the Lenders for their security and as an inducement for their extension of credit to the Reimbursement Obligor. Nothing contained in this Paragraph 10 is intended to prohibit the Guarantor from making all distributions to its constituent shareholders which are required by law from time to time in order for the Guarantor to maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code.

11. Any amounts received by a Lender from any source on account of any Facility Indebtedness may be applied by such Lender toward the payment of such Facility Indebtedness, and in such order of application, as a Lender may from time to time elect.

12. The Guarantor hereby submits to personal jurisdiction in the State of Illinois for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty. The Guarantor hereby consents to the jurisdiction of either the Circuit Court of Cook County, Illinois, or the United States District Court for the Northern District of Illinois, in any action, suit, or proceeding which the Agent or a Lender may at any time wish to file in connection with this Guaranty or any related matter. The Guarantor hereby agrees that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court in the State of Illinois and hereby waives any objection which the Guarantor may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this

Paragraph shall not be deemed to preclude the Agent or a Lender from filing any such action, suit, or proceeding in any other appropriate forum.

13. All notices and other communications provided to any party hereto under this Agreement or any other Credit Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes). Notice may be given as follows:

         To the Guarantor:

              CENTERPOINT PROPERTIES CORPORATION
              401 N. Michigan Avenue, Suite 3000
              Chicago, IL  60611
              Attention:  Paul S. Fisher
              Telephone:  (312) 346-5600
              Facsimile:  (312) 456-7696

         with a copy to:

              Ungaretti & Harris
              3500 Three First National Plaza
              Chicago, IL  60602
              Attention: Richard A. Ungaretti
              Telephone: (312) 977-4400
              Facsimile: (312) 977-4405

         To FNBC as Agent, and as a Lender:

              The First National Bank of Chicago
              One First National Plaza
              Chicago, Illinois  60670
              Attention:  Kevin L. Gillen
                          Real Estate Portfolio Management
                          Suite 0315,14th Floor
              Telephone:  (312) 732-1486
              Facsimile:  (312) 732-1117

         With a copy to:

              Sonnenschein Nath & Rosenthal
              8000 Sears Tower
              Chicago, Illinois  60606
              Attention:  Steven R. Davidson, Esq.
              Telephone:  (312) 876-8238
              Facsimile:  (312) 876-7934

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

14. This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Agent and the Lenders' successors and assigns.

15. This Guaranty shall be construed and enforced under the internal laws of the State of Illinois.

16. THE GUARANTOR, THE AGENT AND THE LENDERS, BY THEIR ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                        [SIGNATURE PROCEED ON FOLLOWING PAGES]

         IN WITNESS WHEREOF, the Guarantor has delivered this Guaranty in the State of Illinois as of the date first written above.


                                  CENTERPOINT PROPERTIES
                                  CORPORATION, a Maryland corporation


                                  By:
                                     ----------------------------------------

                                  Print Name:
                                             ---------------------------------

                                  Title:
                                        --------------------------------------


                                  By:
                                     -----------------------------------------

                                  Print Name:
                                             ---------------------------------

                                  Title:
                                        --------------------------------------

                             INDENTURE OF TRUST





                        Dated as of September 1, 1997

                                 between

                              CITY OF CHICAGO

                                   and

              AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO,

                                                   as trustee


              -----------------------------------------------------
                  City of Chicago Variable/Fixed Rate Demand
                   Special Facilities Airport Revenue Bonds
                    (CenterPoint O'Hare, L.L.C Project)
                                 Series 1997
              ------------------------------------------------------

                                  TABLE OF CONTENTS


GRANTING CLAUSE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2


ARTICLE I     DEFINITIONS AND RULES OF CONSTRUCTION. . . . . . . . . . . . . .2

    Section 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . .2

    Section 1.02.  Rules of Construction . . . . . . . . . . . . . . . . . . .7


ARTICLE II    THE SERIES 1997 BONDS; ADDITIONAL BONDS. . . . . . . . . . . . .7

    Section 2.01.  Issuance of Series 1997 Bonds; Form; Dating . . . . . . . .7

    Section 2.02.  Interest on the Series 1997 Bonds . . . . . . . . . . . . .8

    Section 2.03.  Execution and Authentication. . . . . . . . . . . . . . . 15

    Section 2.04.  Bond Register . . . . . . . . . . . . . . . . . . . . . . 15

    Section 2.05.  Registration and Exchange of Bonds; Persons Treated as
     Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

    Section 2.06.  Mutilated, Lost, Stolen, Destroyed or Undelivered Bonds . 16

    Section 2.07.  Cancellation of Bonds . . . . . . . . . . . . . . . . . . 16

    Section 2.08.  Temporary Bonds . . . . . . . . . . . . . . . . . . . . . 16

    Section 2.09.  Book-Entry System . . . . . . . . . . . . . . . . . . . . 17

    Section 2.10.  Additional Bonds. . . . . . . . . . . . . . . . . . . . . 18


ARTICLE III   REDEMPTION, PURCHASES IN LIEU OF REDEMPTION AND REMARKETING. . 19

    Section 3.01.  Notices to Trustee. . . . . . . . . . . . . . . . . . . . 19

    Section 3.02.  Redemption Dates. . . . . . . . . . . . . . . . . . . . . 19

    Section 3.03.  Selection of Bonds to Be Redeemed . . . . . . . . . . . . 19

    Section 3.04.  Redemption Notices. . . . . . . . . . . . . . . . . . . . 20

    Section 3.05.  Payment of Bonds Called for Redemption. . . . . . . . . . 21

    Section 3.06.  Bonds Redeemed in Part. . . . . . . . . . . . . . . . . . 21

    Section 3.07.  Purchase of Series 1997 Bonds in Lieu of Redemption . . . 21

    Section 3.08.  Disposition of Purchased Series 1997 Bonds. . . . . . . . 22


ARTICLE IV    APPLICATION OF PROCEEDS AND PAYMENT OF SERIES 1997 BONDS . . . 24

    Section 4.01.  Application of Proceeds . . . . . . . . . . . . . . . . . 24

    Section 4.02.  Payments of Series 1997 Bonds . . . . . . . . . . . . . . 28

    Section 4.03.  Investments of Moneys . . . . . . . . . . . . . . . . . . 30

    Section 4.04.  Moneys Held in Trust. . . . . . . . . . . . . . . . . . . 30


ARTICLE V     LETTER OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . 30

    Section 5.01.  Requirements for Letter of Credit . . . . . . . . . . . . 30

    Section 5.02.  Draws . . . . . . . . . . . . . . . . . . . . . . . . . . 33


ARTICLE VI    COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 34

    Section 6.01.  Payment of Bonds. . . . . . . . . . . . . . . . . . . . . 34

    Section 6.02.  Further Assurances. . . . . . . . . . . . . . . . . . . . 34

    Section 6.03.  Rebate Fund . . . . . . . . . . . . . . . . . . . . . . . 34

    Section 6.04.  Tax Covenants . . . . . . . . . . . . . . . . . . . . . . 35


ARTICLE VII   DISCHARGE OF INDENTURE . . . . . . . . . . . . . . . . . . . . 36

    Section 7.01.  Bonds Deemed Paid; Discharge of Indenture . . . . . . . . 36

    Section 7.02.  Application of Trust Moneys . . . . . . . . . . . . . . . 37

    Section 7.03.  Repayment to Bank and Company . . . . . . . . . . . . . . 37


ARTICLE VIII  DEFAULTS AND REMEDIES. . . . . . . . . . . . . . . . . . . . . 37

    Section 8.01.  Events of Default . . . . . . . . . . . . . . . . . . . . 37

    Section 8.02.  Acceleration. . . . . . . . . . . . . . . . . . . . . . . 39

    Section 8.03.  Other Remedies. . . . . . . . . . . . . . . . . . . . . . 39

    Section 8.04.  Waiver of Past Defaults . . . . . . . . . . . . . . . . . 40

    Section 8.05.  Control by Majority . . . . . . . . . . . . . . . . . . . 40

    Section 8.06.  Limitation on Suits . . . . . . . . . . . . . . . . . . . 40

    Section 8.07.  Rights of Owners to Receive Payment . . . . . . . . . . . 40

    Section 8.08.  Collection Suit by Trustee. . . . . . . . . . . . . . . . 41

    Section 8.09.  Trustee May File Proofs of Claim. . . . . . . . . . . . . 41

    Section 8.10.  Priorities. . . . . . . . . . . . . . . . . . . . . . . . 41

    Section 8.11.  Undertaking for Costs . . . . . . . . . . . . . . . . . . 41


ARTICLE IX    TRUSTEE AND REMARKETING AGENT. . . . . . . . . . . . . . . . . 42

    Section 9.01.  Duties of Trustee . . . . . . . . . . . . . . . . . . . . 42

    Section 9.02.  Rights of Trustee . . . . . . . . . . . . . . . . . . . . 43

    Section 9.03.  Individual Rights of Trustee. . . . . . . . . . . . . . . 43

    Section 9.04.  Trustee's Disclaimer. . . . . . . . . . . . . . . . . . . 44

    Section 9.05.  Notice of Defaults. . . . . . . . . . . . . . . . . . . . 44

    Section 9.06.  Compensation of Trustee . . . . . . . . . . . . . . . . . 44

    Section 9.07.  Eligibility of Trustee. . . . . . . . . . . . . . . . . . 44

    Section 9.08.  Replacement of Trustee. . . . . . . . . . . . . . . . . . 44

    Section 9.09.  Acceptance of Trust by Successor Trustee. . . . . . . . . 45

    Section 9.10.  Duties of Remarketing Agent . . . . . . . . . . . . . . . 46

    Section 9.11.  Eligibility of Remarketing Agent. . . . . . . . . . . . . 46

    Section 9.12.  Replacement of Remarketing Agent. . . . . . . . . . . . . 47

    Section 9.13.  Compensation of Remarketing Agent . . . . . . . . . . . . 47

    Section 9.14.  Successor Trustee or Remarketing Agent by Merger. . . . . 47

    Section 9.15.  Separate or Co-Trustee. . . . . . . . . . . . . . . . . . 47


ARTICLE X     AMENDMENTS OF AND SUPPLEMENTS TO INDENTURE . . . . . . . . . . 48

    Section 10.01. Without Consent of Bondholders. . . . . . . . . . . . . . 48

    Section 10.02. With Consent of Bondholders . . . . . . . . . . . . . . . 49

    Section 10.03. Effect of Consents. . . . . . . . . . . . . . . . . . . . 50

    Section 10.04. Notation on or Exchange of Bonds. . . . . . . . . . . . . 50

    Section 10.05. Signing by Trustee of Amendments and Supplements. . . . . 50

    Section 10.06. Company and Bank Consent Required . . . . . . . . . . . . 50

    Section 10.07. Notice to Bondholders . . . . . . . . . . . . . . . . . . 50


ARTICLE XI    AMENDMENTS OF AND SUPPLEMENTS TO LEASE AGREEMENT . . . . . . . 51

    Section 11.01. Without Consent of Bondholders. . . . . . . . . . . . . . 51

    Section 11.02. With Consent of Bondholders . . . . . . . . . . . . . . . 51

    Section 11.03. Consents by Trustee to Amendments or Supplements. . . . . 51


ARTICLE XII   MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . .. 51

    Section 12.01. Notices . . . . . . . . . . . . . . . . . . . . . . . . .. 51

    Section 12.02. Bondholders' Consents . . . . . . . . . . . . . . . . . .. 52

    Section 12.03. Limitation of Rights. . . . . . . . . . . . . . . . . . .. 52

    Section 12.04. Severability. . . . . . . . . . . . . . . . . . . . . . .. 53

    Section 12.05. Payments Due on Non-Business Days . . . . . . . . . . . .. 53

    Section 12.06. Governing Law . . . . . . . . . . . . . . . . . . . . . .. 53

    Section 12.07. Captions. . . . . . . . . . . . . . . . . . . . . . . . .. 53

    Section 12.08. No Recourse Against City's Officers . . . . . . . . . . .. 53

    Section 12.09. Limitation of Liability . . . . . . . . . . . . . . . . .. 53

    Section 12.10. Counterparts. . . . . . . . . . . . . . . . . . . . . . .. 53

    Section 12.11. Notice to Rating Agencies . . . . . . . . . . . . . . . .. 53

Signature . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54

Exhibit A -- Form of Bond

EXHIBIT B -- Form of Disbursement from Project Fund

                             INDENTURE OF TRUST





    THIS INDENTURE OF TRUST, made and entered into as of the first day of September 1, 1997, by and between CITY OF CHICAGO, a home rule unit duly organized and existing under the laws of the State of Illinois (the "CITY"), and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association duly organized, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of United States of America, with its principal office located at 33 North LaSalle Street, Chicago, Illinois 60690, as trustee (the "TRUSTEE").


                                 WITNESSETH:

    WHEREAS, the City is a home rule unit of local government, duly organized and validly existing under the laws of the State of Illinois, and, in accordance with the provisions of Section 6(a) of the 1970 Constitution of the State of Illinois, is authorized to issue bonds for the purpose of financing a portion of the costs of funding the designing, constructing, rehabilitating, furnishing and equipping and leasing of air cargo facilities used for the receiving and storing of cargo being transported at Chicago-O'Hare International Airport (the "AIRPORT") and other incidental uses and other improvements related to the operation of the Airport (the "PROJECT");

    WHEREAS, the City now intends to issue its Variable/Fixed Rate Demand Special Facilities Airport Revenue Bonds (CenterPoint O'Hare, L.L.C. Project) Series 1997 in the aggregate principal amount of $55,000,000 (the "SERIES 1997 BONDS") and loan the proceeds to CenterPoint O'Hare, L.L.C. (the "COMPANY") for the purpose of financing a portion of the costs of funding the designing, constructing, rehabilitating, furnishing and equipping and leasing the Project on property owned by the City and leased to the Company under the Ground Lease (defined in Article I); and

    WHEREAS, the execution and delivery of this Indenture, as hereinafter defined, and the issuance of the Series 1997 Bonds as herein provided have been in all respects duly and validly authorized by proceedings duly passed on and approved by the City; and

    WHEREAS, the Series 1997 Bonds and any additional parity bonds issued hereunder (the Series 1997 Bonds and any such additional parity bonds are hereinafter called the "BONDS") will be payable from and secured by a pledge of certain of the City's rights under the Loan Agreement, as hereinafter defined;

    NOW, THEREFORE, the City and the Trustee agree as follows for the benefit of the other and for the benefit of the Owners, as hereinafter defined, of the Bonds issued pursuant to this Indenture.



                             GRANTING CLAUSE

    To secure the payment of the Bonds, the City assigns to the Trustee and grants to the Trustee a security interest in all right, title and interest of the City in and to (a) the Loan Agreement, including the current and continuing right to claim, collect, receive and give receipts for all amounts payable by or receivable from the Company under the Loan Agreement, to bring actions and proceedings under the Loan Agreement for the enforcement of the Loan Agreement and to do all things that the City is entitled to under the Loan Agreement, but excluding the Unassigned Rights, as hereinafter defined, and (b) all moneys and securities held from time to time by the Trustee as provided in this Indenture for the equal and proportionate benefit of all Owners of the Bonds without priority or distinction as to lien or otherwise of any Bonds over any other Bonds, except the Rebate Fund and the Purchase Fund created herein and as otherwise provided in this Indenture. Neither the Trustee, the Owners nor the Beneficial Owners shall have any interest in the Ground Lease (defined in Article I) or any amounts payable thereunder or in the Project or in any property or improvements at the Airport or any revenues derived by the City from the operation of the Airport generally.

                                  ARTICLE I



                    DEFINITIONS AND RULES OF CONSTRUCTION


    SECTION 1.01. DEFINITIONS. For all purposes of this Indenture, unless the context requires otherwise, the following terms shall have the following meanings:

    "ADDITIONAL BONDS" means the additional parity bonds authorized to be issued by the City pursuant to Section 2.10.

    "AIRPORT" is defined in the first recital clause of this Indenture.

    "ALTERNATE LETTER OF CREDIT" means an irrevocable letter of credit authorizing drawings thereunder by the Trustee, issued by a national banking association, a bank, a trust company or other financial institution, and satisfying the requirements of Article V.

    "BANK" means the issuer of a Letter of Credit and its successors and assigns in that capacity and, in the event an Alternate Letter of Credit is outstanding, the issuer of the Alternate Letter of Credit.

    "BANKRUPTCY LAW" is defined in Section 8.01.

    "BENEFICIAL OWNER" is defined in Section 2.09 when the Bonds are in the Book-Entry System and otherwise means the Bondholder.

    "BONDHOLDER" or "OWNER" means the registered owner of any Bond.

    "BONDS" is defined in the fourth recital clause of this Indenture.

    "BOOK-ENTRY SYSTEM" means the system maintained by the Securities Depository and described in Section 2.09.

    "BUSINESS DAY" means any day other than (i) a Saturday or Sunday, (ii) a day on which commercial banks in Chicago, Illinois, or the city or cities in which are located the principal corporate trust office of the Trustee and the office of the Bank at which demands for payment under the Letter of Credit are to be presented are authorized by law to close or (iii) a day on which the New York Stock Exchange is closed.

    "CODE" means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

    "COMMERCIAL PAPER MODE" means each period of time, comprised of Commercial Paper Periods, during which Commercial Paper Rates are in effect.

    "COMMERCIAL PAPER PERIOD" means, with respect to any Series 1997 Bond, each period set under Section 2.02(a)(3).

    "COMMERCIAL PAPER RATE" means, with respect to any Series 1997 Bond, the interest rate on such Bond set under Section 2.02(a)(3).

    "COMPANY" means CenterPoint O'Hare, L.L.C., a limited liability company, and its permitted successors and assigns as provided in Section 5.6 of the Loan Agreement.

    "COMPANY REPRESENTATIVE" means the President, any Executive Vice President or Senior Vice President of the Manager or any other person at the time designated by a written certificate furnished to the Trustee and the City containing the specimen signature of such person and signed on behalf of the Company by any of its officers. The certificate may designate an alternate or alternates.

    "COSTS OF ISSUANCE FUND" is the fund of that name created in Section 4.01.

    "DAILY RATE" means any interest rate on the Series 1997 Bonds set under
Section 2.02(a)(1).

    "EVENT OF DEFAULT" is defined in Section 8.01.

    "EXPIRATION DATE" means the stated expiration date of the Letter of Credit, as such date may be extended from time to time by the Bank.

    "FAVORABLE OPINION OF TAX COUNSEL" means an Opinion of Tax Counsel addressed to the City and the Trustee to the effect that the action proposed to be taken is permitted by the laws of the State, is not prohibited by this Indenture and will not adversely affect any exclusion from gross income for federal income tax purposes of interest on the Bonds. Tax Counsel, with the consent of the Company, may take such actions it deems necessary in order to enable it to deliver a Favorable Opinion of Tax Counsel, including, without limitation, the filing of a Form 8038 with the Internal Revenue Service.

    "GROUND LEASE" means the Ground Lease for Site 19 O'Hare International Airport from the City, as Landlord, to O'Hare Tech Center Associates, L.P., Tenant, dated August 15, 1995, as heretofore supplemented and amended, as amended by the Ground Lease Amendment and as hereafter further supplemented and amended from time to time. The Ground Lease was assigned to the Company pursuant to an Assignment and Assumption of Ground Lease dated May 10, 1996 from O'Hare Tech Center Associates, L.P., which assignment was consented to by the City.

    "GROUND LEASE AMENDMENT" means the First Amendment to Ground Lease dated as of September 1, 1997 between the City and the Company.

    "INDENTURE" means this Indenture of Trust, as amended or supplemented from time to time in accordance with its terms.

    "INTEREST PAYMENT DATE" is defined in the Series 1997 Bonds.

    "INTEREST PERIOD" is defined in the Series 1997 Bonds.

    "J.J. KENNY INDEX" means, as of any date, the index of 30-day yields on high-grade tax exempt municipal bonds as determined by J.J. Kenny Co., Inc. or any successor thereto and published on such date (or, if not published on such date, on the most recent day prior thereto on which such index shall have been so published) or, if such index is unavailable, then such other publicly available index or measurement of short-term yields on high-grade tax-exempt municipal bonds selected by the Trustee.

    "LETTER OF CREDIT" means a letter of credit or other credit facility satisfying the requirements of Article V, including any extensions or amendments thereto, and including any Alternate Letter of Credit delivered pursuant to
Section 5.01.

    "LOAN AGREEMENT" means the Loan Agreement, dated as of the date of this Indenture, between the City and the Company, as amended or supplemented from time to time in accordance with its terms.

    "LONG-TERM INTEREST RATE" means any interest rate on the Series 1997 Bonds set under Section 2.02(a)(4).

    "LONG-TERM INTEREST RATE PERIOD" is defined in Section 2.02(a)(4).

    "MANAGER" means the manager of the Company pursuant to its Operating Agreement, the initial Manager being CenterPoint Properties Corporation, a Maryland corporation.

    "MATURITY DATE" means, with respect to Series 1997 Bonds, September 1, 2032 or any extension thereof pursuant to Section 9 of the Series 1997 Bonds.

    "OPINION OF COUNSEL" means a written opinion of counsel who is reasonably acceptable to the City and the Trustee. The counsel may be an employee of or counsel to the City, the Trustee or the Company.

    "OPINION OF TAX COUNSEL" means an Opinion of Counsel by counsel of nationally recognized standing in matters relating to the exclusion of interest from gross income on obligations issued by states and their political subdivisions or agencies.

    "OUTSTANDING," when used with reference to Bonds, means all Bonds which have been authenticated and delivered by the Trustee under this Indenture, except the following:

         a. Bonds canceled or purchased by or delivered to the Trustee for cancellation;

         b. Bonds that have become due (at maturity or on redemption, acceleration or otherwise) and for the payment, including premium and interest accrued to the due date, of which sufficient moneys are held by the Trustee;

         c.   Bonds deemed paid by Section 7.01; and

         d.   Bonds in lieu of which others have been authenticated under
    Section 2.05 (relating to registration and exchange of Bonds) or 2.06 (relating to mutilated, lost, stolen, destroyed or Undelivered Bonds).

Bonds purchased by the Trustee or the Company pursuant to tenders or in lieu of redemption under Article III will continue to be Outstanding until the Company directs the Trustee to cancel them. Undelivered Bonds are not Outstanding, but Bonds authenticated and delivered in lieu of Undelivered Bonds as provided in the second paragraph of Section 2.06 will be Outstanding.

    "PSA MUNICIPAL INDEX" means the Public Securities Association Municipal Index as of the most recent date for which such index was published or such other weekly, high-grade index comprised of seven-day, tax-exempt variable rate demand notes produced by Municipal Market Data, Inc., or its successor, or otherwise designated by the Public Securities Association.

    "PARTICIPANT" means one of the entities which deposit securities, directly or indirectly, in the Book-Entry System.

    "PROJECT" means the facilities financed from the proceeds of the Series 1997 Bonds and described in Exhibit A to the Loan Agreement.

    "PROJECT CERTIFICATE" means the Project Certificate executed and delivered by the Company on the date of issuance of the Series 1997 Bonds.

    "PROJECT COSTS" is defined in Section 4.01.

    "PROJECT FUND" is the fund of that name created in Section 4.01.

    "PROJECT SITE" means the real property described in the Ground Lease, including any property added thereto pursuant to Article 27 of the Ground Lease.

    "PURCHASE CONTRACT" means the Bond Placement Agreement, dated September 17 1997, among the City, the Company and The First National Bank of Chicago and LaSalle National Bank, relating to the placement of the Series 1997 Bonds upon the original issuance thereof.

    "PURCHASE FUND" is the fund of that name created in Section 4.02.

    "RATING AGENCY" means Moody's Investors Service, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware, and its successors and assigns, and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of New York, and its successors and assigns, except that if either such entity shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then the term "Rating Agency" shall be deemed to include any other nationally recognized securities rating agency selected by the Company and approved by the Trustee (which shall not be subject to any liability by reason of such approval).

    "REBATE FUND" is the fund of that name created in Section 6.03.

    "RECORD DATE" is defined in the Bonds.

    "REMARKETING AGENT" means The First National Bank of Chicago and its successors acting in such capacity under this Indenture.

    "REMARKETING AGREEMENT" means the Remarketing Agreement, dated as of the date of this Indenture, between the Company and the Remarketing Agent, or any similar agreement between the Company and the Remarketing Agent, as amended or supplemented from time to time in accordance with its terms.

    "RESPONSIBLE OFFICER" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

    "SECURITIES DEPOSITORY" means The Depository Trust Company, New York, New York, or its nominee and the successors and assigns of such nominee, or any successor appointed under Section 2.09.

    "SERIES 1997 BONDS" is defined in the second recital clause of this Indenture.

    "STATE" means the State of Illinois.

    "TAX AGREEMENT" means the Tax Exemption Certificate and Agreement, dated the date of issuance of the Series 1997 Bonds, among the Company, the City and the Trustee.

    "TRUSTEE" means American National Bank and Trust Company of Chicago and its successors acting in such capacity under this Indenture.

    "UNASSIGNED RIGHTS" means the rights of the City under Section 5.1 (relating to fees and expenses), Section 5.3 (relating to indemnification),
Section 6.2 (relating to expenses of collection) and Section 8.4 (relating to payment of certain expenses) of the Loan Agreement.

    "UNDELIVERED BOND" means any Bond purchased pursuant to tender or in lieu of redemption and which is not delivered to the Trustee for payment of the purchase price thereof and is subject to the second paragraph of Section 2.06.

    "U.S. GOVERNMENT OBLIGATIONS" is defined in Section 7.01.

    "WEEKLY RATE" means any interest rate on the Series 1997 Bonds set under
Section 2.02(a)(2).

    SECTION 1.02. RULES OF CONSTRUCTION. Unless the context otherwise requires:

         (a) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

         (b) references to Articles and Sections are to the Articles and Sections of this Indenture; and

         (c)  the singular form of any word, including the terms defined in
    Section 1.01, includes the plural, and vice versa, and a word of any gender includes all genders.


                                 ARTICLE II


                   THE SERIES 1997 BONDS; ADDITIONAL BONDS


    The Series 1997 Bonds shall be designated "City of Chicago Variable/Fixed Rate Demand Special Facilities Airport Revenue Bonds (CenterPoint O'Hare, L.L.C. Project) Series 1997." The total aggregate principal amount of Series 1997 Bonds that may be Outstanding shall not exceed the amount specified in the Series 1997 Bonds, except as provided in Section 2.06 with respect to the replacement of lost, stolen, destroyed or Undelivered Bonds. The Series 1997 Bonds shall be substantially in the form of EXHIBIT A to this Indenture, which is hereby incorporated by reference and made a part hereof, and in the denominations provided for in the Series 1997 Bonds. The Series 1997 Bonds may have notations, legends or endorsements required by law or usage.

    Each Series 1997 Bond shall be dated the date of the original issuance and delivery of the Bonds and shall mature, subject to prior redemption, on the Maturity Date. Series 1997 Bonds issued in exchange for Series 1997 Bonds surrendered for transfer or exchange or in replacement of mutilated, lost, stolen, destroyed or Undelivered Bonds shall bear interest from the last date to which interest has been paid on the Series 1997 Bonds being transferred, exchanged or replaced or, if no interest has been paid, from the date of the original issuance and delivery of the Series 1997 Bonds. Series 1997 Bonds shall be numbered as determined by the Trustee.

    Upon the execution and delivery of this Indenture, the City shall execute and deliver to the Trustee and, upon receipt by the Trustee of a Letter of Credit satisfying the requirements of Article V, the Trustee shall authenticate, the Series 1997 Bonds and deliver them to the purchaser or purchasers as directed by the City.

    SECTION 2.02. INTEREST ON THE SERIES 1997 BONDS. Interest on the Series 1997 Bonds shall be payable as provided in the Series 1997 Bonds and in this
Section 2.02. Interest on the Series 1997 Bonds shall initially be payable at the Weekly Rate. The interest rate determination method may be changed by the Company as described in the following subsection (b). The effective date of any such change in the interest rate determination method shall be the first day of the first Interest Period during which the Bonds shall bear interest at a rate determined by the new method. The methods of determining the interest rate on the Bonds are as provided in the following subsection (a).

    (a) INTEREST RATE DETERMINATION METHODS. While there exists an Event of Default, the interest rate on each Series 1997 Bond shall be the interest rate on such Series 1997 Bond on the day before the Event of Default occurred.

         (1) DAILY RATE. When interest on the Series 1997 Bonds is payable at a Daily Rate, the Remarketing Agent shall set the Daily Rate on or before 9:30 a.m., New York City time, on each Business Day for that Business Day. Each Daily Rate shall be the minimum rate necessary (as determined by the Remarketing Agent based on the examination of tax-exempt obligations comparable to the Series 1997 Bonds known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) for the Remarketing Agent to sell the Series 1997 Bonds on the effective date of such Daily Rate at their principal amount (without regard to accrued interest). The Daily Rate for any non-Business Day shall be the Daily Rate for the last day on which a Daily Rate was set.

         (2) WEEKLY RATE. The Remarketing Agent shall set a Weekly Rate on or before 4:30 p.m., New York City time, on the last Business Day before the commencement of a period during which the Series 1997 Bonds will bear interest at a Weekly Rate and on each Tuesday thereafter so long as interest on the Series 1997 Bonds is to be payable at a Weekly Rate or, if any Tuesday is not a Business Day, on the next preceding Business Day.
    Each Weekly Rate shall be the minimum rate necessary (as determined by the Remarketing Agent based on the examination of tax-exempt obligations comparable to the Series 1997 Bonds known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) for the Remarketing Agent to sell the Series 1997 Bonds on the effective date of such Weekly Rate at their principal amount (without regard to accrued interest). The first Weekly Rate shall apply to the period beginning on the date of original issuance and delivery of the Series 1997 Bonds and ending on the next Tuesday. Thereafter, each Weekly Rate shall apply to
    (i) the period beginning on the Wednesday of the week in which such Weekly Rate is set and ending on the following Tuesday or, if earlier, ending on the day before the effective date of a new method of determining the interest rate on the Series 1997 Bonds or (ii) the period beginning on the effective date of a change to a Weekly Rate and ending on the next Tuesday.

         (3) COMMERCIAL PAPER RATE. During a Commercial Paper Mode, each Series 1997 Bond shall bear interest during the Commercial Paper Period then applicable to such Series 1997 Bond at the then applicable Commercial Paper Rate for such Series 1997 Bond. Different Commercial Paper Periods may apply to different Series 1997 Bonds at any time and from time to time. Except as otherwise described in this subdivision (3), the Commercial Paper Period and Commercial Paper Rate for each Series 1997 Bond shall be determined by the Remarketing Agent no later than 4:30 p.m., New York City time, on the first day of each Commercial Paper Period.

         (i) DETERMINATION OF COMMERCIAL PAPER PERIODS. Each Commercial Paper Period shall be a period of at least one day and not more than 365 days, determined by the

    Remarketing Agent to be the period which, together with all other Commercial Paper Periods for all Series 1997 Bonds then Outstanding, will result in the lowest overall interest expense on the Series 1997 Bonds over the next 365 days. Each Commercial Paper Period shall end on either the day before a Business Day or on the day before the Maturity Date. However, any Series 1997 Bond purchased on behalf of the Company and remaining unsold by the Remarketing Agent as of the close of business on the first day of a Commercial Paper Period for such Series 1997 Bond shall have a Commercial Paper Period of one day or, if that Commercial Paper Period would not end on a day before a Business Day, a Commercial Paper Period of the shortest possible duration greater than one day and ending on a day before a Business Day.

         In determining the number of days in each Commercial Paper Period, the Remarketing Agent shall take into account the following factors: (I) existing short-term tax-exempt market rates and indices of such short-term rates, (II) the existing market supply and demand for short-term tax-exempt securities, (III) existing yield curves for short-term and long-term tax-exempt securities for obligations of credit quality comparable to the Series 1997 Bonds, (IV) general economic conditions, (V) industry economic and financial conditions that may affect or be relevant to the Series 1997 Bonds, (VI) the number of days in other Commercial Paper Periods applicable to the Series 1997 Bonds and
    (VII) such other facts, circumstances and conditions as the Remarketing Agent, in its sole discretion, shall determine to be relevant.

         (ii) DETERMINATION OF COMMERCIAL PAPER RATES. The Commercial Paper Rate for each Commercial Paper Period for each Series 1997 Bond shall be the minimum rate necessary (as determined by the Remarketing Agent based on the examination of tax-exempt obligations comparable to the Series 1997 Bonds known by the Remarketing Agent to have been priced or traded under the then-prevailing market conditions) for the Remarketing Agent to sell such Series 1997

    Bond on the effective date of such Commercial Paper Rate at its principal amount (without regard to accrued interest).

         Notwithstanding anything in this Indenture to the contrary, no Commercial Paper Period may be established (i) in respect of Series 1997 Bonds to be redeemed or purchased in lieu of redemption after the making of a determination requiring a "MANDATORY REDEMPTION ON DETERMINATION OF TAXABILITY" as described in Section 8 of the Series 1997 Bonds and (ii) unless the Letter of Credit, if any, terminates no earlier than 20 days after the last day of such Commercial Paper Rate Period.

         (4) LONG-TERM INTEREST RATE. The Remarketing Agent shall set a Long-Term Interest Rate on a date no later than the day before the beginning of any period (a "LONG-TERM INTEREST RATE PERIOD") during which interest on the Series 1997 Bonds will be payable at a Long-Term Interest Rate. Each Long-Term Interest Rate shall be the minimum rate necessary (as determined by the Remarketing Agent based on the examination of tax-exempt obligations comparable to the Series 1997 Bonds known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) for the Remarketing Agent to sell the Series 1997 Bonds on the effective date of such Long-Term Interest Rate at their principal amount (without regard to accrued interest). The Long-Term Interest Rate Period shall be determined as provided in the following subsection (b).

         (5) FAILURE OF REMARKETING AGENT TO ANNOUNCE INTEREST RATES ON THE SERIES 1997 BONDS. In the event that the appropriate interest rate or Commercial Paper Period is not or cannot be determined for whatever reason, the method of determining interest on the Series 1997 Bonds shall be converted automatically to the Weekly Rate (without the necessity of complying with the requirements of Section 2.02(b)) and the interest rate shall be equal to the PSA Municipal Index, provided that if such index is no longer provided by Municipal Market Data, Inc. or its successor, the rate shall be equal to the J.J. Kenny Index or if such index is not available, such other index (or percentage of an index) deemed appropriate for tax-exempt securities of the nature of the Series 1997 Bonds as the Remarketing Agent, with the consent of the Trustee, may have previously selected; PROVIDED that if the Series 1997 Bonds are then in a Long-Term Interest Rate Period, the Series 1997 Bonds shall bear interest at a Weekly Rate, but only if a Favorable Opinion of Tax Counsel with respect to the change to a Weekly Rate has been delivered to the Trustee and not rescinded prior to the effective date of such conversion. If such Favorable Opinion of Tax Counsel has not been delivered or has been delivered but thereafter rescinded prior to the effective date of such conversion, the Series 1997 Bonds shall remain in a Long-Term Interest Rate Period with an interest rate equal to the interest rate for the immediately prior Long-Term Interest Rate Period and with a duration equal to such Long-Term Interest Rate Period (or, if shorter, a Long-Term Interest Rate Period ending on the day before the Maturity Date). The Trustee shall promptly notify the holders of Series 1997 Bonds of any such automatic change as set forth in
    Section 2.02(c). While Series 1997 Bonds are in a Commercial Paper Mode, during any transition period caused by an automatic conversion of such Series 1997 Bonds to a Weekly Rate in accordance with this subdivision (5), Series 1997 Bonds bearing interest at a Weekly Rate and Series 1997 Bonds bearing interest at a Commercial Paper Rate, as applicable, shall be governed by the provisions of this Indenture applicable to such methods of determining interest on the Series 1997 Bonds, respectively.

    (b) (1) CHANGE IN INTEREST RATE DETERMINATION METHOD. The Company may change the method of determining the interest rate on the Series 1997 Bonds by notifying the City, the Trustee, the Bank, the Remarketing Agent and, if the Book-Entry System is then in effect for the Series 1997 Bonds, the Securities Depository. Such notice shall contain (a) the effective date of the change (as specified in the fourth sentence of this Section 2.02), (b) the new interest rate determination method and (c) if the change is to a Long-Term Interest Rate, the last day of the first Long-Term Interest Rate Period and, at the option of the Company, the effective date and last day of any succeeding Long-Term Interest Rate Period or Periods (which last day for each Long-Term Interest Rate Period must be either the day before the Maturity Date or a day before a Business Day which is at least 365 days after the effective date). The notice must be accompanied by a Favorable Opinion of Tax Counsel, except as described below. Except in the case of the rescission of such Favorable Opinion of Tax Counsel as described in Section 2.02(e), if the Company's notice complies with this subsection (b), the interest rate on the Series 1997 Bonds shall be determined in accordance with the method specified therein, to become effective on the date specified therein; and such new method shall continue in effect until there is another change as provided in this Section 2.02. Notwithstanding anything in this Indenture to the contrary, the Company must deliver a Favorable Opinion of Tax Counsel whenever there is a change from a method during which the interest rate on the Series 1997 Bonds is set at intervals of one year or less to a method during which the interest rate on the Series 1997 Bonds is set at intervals in excess of one year, or vice versa.

    If at any time the Series 1997 Bonds shall bear interest at a Long-Term Interest Rate and 30 days before the end of the then current Long-Term Interest Rate Period the Company shall not have provided for the next interest rate period, a new Long-Term Interest Rate Period of the same duration shall follow (or, if shorter, a Long-Term Interest Rate Period ending on the day before the Maturity Date).

    When one Long-Term Interest Rate Period succeeds another, all provisions of this Indenture applying to a change in the interest rate determination method shall apply, except:

         (A) there shall be no redemption as described under "MANDATORY REDEMPTION UPON A CHANGE IN THE METHOD OF DETERMINING THE INTEREST RATE ON THE SERIES 1997 BONDS" in Section 8 of the Series 1997 Bonds;

         (B) the Company shall not be required to deliver a Favorable Opinion of Tax Counsel if the new Long-Term Interest Rate Period automatically occurs because the Company has not provided for the next Long-Term Interest Rate Period as described in the preceding paragraph; and

         (C) the Company shall not be required to deliver a Favorable Opinion of Tax Counsel if the Company has previously designated one or more successive Long-Term Interest Rate Periods substantially equal in length to the then current Long-Term Interest Rate Period and if a Favorable Opinion of Tax Counsel was delivered before the first such Long-Term Interest Rate Period.

    (2) LIMITATIONS. Any change in the method of determining the interest rate on the Series 1997 Bonds pursuant to subdivision (1) above must also comply with the following:

         (i) the effective date of the change (or each effective date in the case of a change from a Commercial Paper Mode) shall be a Business Day which is at least 15 days (30 days if the effective date is earlier than the day after the last day of the then current Long-Term Interest Rate Period) after the fifth Business Day (or such shorter period as shall be agreed to by the Trustee) following receipt by the Trustee of the Company's notice of change;

         (ii) if a Long-Term Interest Rate is then in effect, the effective date of any change must be either (A) the day after the last day of the then current Long-Term Interest Rate Period or (B) provided that the Company delivers a Favorable Opinion of Tax Counsel on the date notice of such change is given to the Trustee, any other day on which the Series 1997 Bonds would be subject to redemption as described under the paragraph captioned "OPTIONAL REDEMPTION DURING LONG-TERM INTEREST RATE PERIOD" in
    Section 8 of the Series 1997 Bonds;

         (iii) if the Company designates successive Long-Term Interest Rate Periods, the effective date of each later Long-Term Interest Rate Period must be the day after the last day of the immediately preceding Long-Term Interest Rate Period;

         (iv) if a Commercial Paper Mode is then in effect, the effective date of any change must be either the day after the last day of the then current Commercial Paper Mode or, as to any Series 1997 Bond, the day after the last day of the Commercial Paper Period then in effect (or to be in effect) with respect to such Series 1997 Bond;

         (v) (A) if any Series 1997 Bonds have been called for redemption and the redemption has not yet been effected, the effective date of the change cannot occur before the redemption date, and (B) after a determination is made requiring a redemption as described under "MANDATORY REDEMPTION ON DETERMINATION OF TAXABILITY" in Section 8 of the Series 1997 Bonds, no change in the method of determining the interest rate on the Series 1997 Bonds may become effective until such redemption or purchase in lieu of redemption has been effected;

         (vi) if a Commercial Paper Mode is then in effect, the Remarketing Agent shall determine Commercial Paper Periods of such duration as will, in the judgment of the Remarketing Agent, best promote an orderly transition to the new method; and after the receipt by the Trustee of the Company's notice of such change, the day after the last day of the then current Commercial Paper Period for each Series 1997 Bond shall be, with respect to such Series 1997 Bond, the effective date of such change; and the Remarketing Agent shall promptly give written notice of each such last day and each such effective date with respect to each Series 1997 Bond to the City, the Company and the Trustee;

         (vii) if a Long-Term Interest Rate or a Daily Rate is then in effect, the effective date of any change cannot occur during the period after a Record Date and to, but not including, the related Interest Payment Date; and

         (viii) if a Letter of Credit is then in effect, the number of days of interest covered by the Letter of Credit shall be as set forth in
    Article V.

         During any transition period, Series 1997 Bonds bearing interest at a Commercial Paper Rate shall be governed by the provisions of this Indenture applicable to a Commercial Paper Mode and Series 1997 Bonds bearing interest at a Daily Rate, Weekly Rate or Long-Term Interest Rate, as applicable, shall be governed by the provisions of this Indenture applicable to such methods of determining the interest rate on the Series 1997 Bonds.

    (c) NOTICE TO HOLDERS OF SERIES 1997 BONDS OF CHANGE IN INTEREST RATE DETERMINATION METHOD. When a change in the method of determining the interest rate on the Series 1997 Bonds is to be made, or upon the commencement of any new Long-Term Interest Rate Period, the Trustee will notify the holders of Series 1997 Bonds by first-class mail at least 15 days before the effective date (or each effective date in the case of a change from a Commercial Paper Mode) of such change or new period, except that such notice shall be given at least 30 days prior to the effective date if a Long-Term Interest Rate is then in effect and the effective date is earlier than the day after the last day of the then current Long-Term Interest Rate Period. The notice shall state:

         (1) that the interest rate determination method for the Series 1997 Bonds will be changed and what the new method will be;

         (2)  the effective date of the change; and

         (3) that the Series 1997 Bonds will be subject to mandatory redemption on the effective date of the change, as provided in Section 8 of the Series 1997 Bonds.

    The information required in any notice pursuant to this subsection (c) and the information required in any redemption notice (including an Additional Notice) pursuant to Section 3.04 may be combined in a single notice if the same shall be sent to holders of Series 1997 Bonds in the manner and at the time specified in "NOTICE OF REDEMPTION" in Section 8 of the Series 1997 Bonds.

    (d) CALCULATION OF INTEREST. The Remarketing Agent shall provide the Trustee, the Bank and the Company with notice in writing or by telephone (promptly confirmed by facsimile transmission):

         (1) by 3:00 p.m., New York City time, on the last Business Day of each month during which interest on the Series 1997 Bonds is payable at a Daily Rate, the Daily Rate for each day in such month;

         (2) by 9:00 a.m., New York City time, on the Business Day after each day on which a Weekly Rate is set, such Weekly Rate;

         (3) by 9:00 a.m., New York City time, on the Business Day after the first Business Day of each Commercial Paper Period, the duration thereof and the related Commercial Paper Rate, PROVIDED that, for Commercial Paper Periods of only one Business Day such information shall be provided by 12:00 noon on the first day of such Commercial Paper Period;

         (4) on the first Business Day of each Long-Term Interest Rate Period, the duration thereof and the related Long-Term Interest Rate; and

         (5) on a Business Day preceding any redemption date, any interest rate required by the Trustee in order to enable it to calculate the accrued interest, if any, due on such redemption date.

    Using the interest rates supplied by such notices, the Trustee shall calculate the amount of interest payable on the Series 1997 Bonds. The Remarketing Agent shall inform the Trustee, the Bank and the Company orally (promptly confirmed by facsimile, if requested) at the oral request of either of them of any interest rate set by the Remarketing Agent. The Remarketing Agent shall confirm the current interest rate by telephone or in writing to any holder of Series 1997 Bonds who requests it in any manner.

    The setting of interest rates and the calculation of the amount of interest payable on the Series 1997 Bonds, as provided in this Indenture, shall be conclusive and binding on the parties to the Indenture, the

Company, the Bank, the Remarketing Agent and the holders of Series 1997 Bonds.

    (e) CHANGE IN RATE DETERMINATION METHOD-OPINIONS OF COUNSEL. Notwithstanding any other provision of this Section 2.02, no change shall be made in the method of determining the interest rate on the Series 1997 Bonds at the direction of the Company pursuant to Section 2.02(b)(1) if the Trustee shall receive written notice prior to the effective date of such change that the Favorable Opinion of Tax Counsel required by Section 2.02(b)(1) or Section 2.02(b)(2)(ii) has been rescinded. If the Trustee shall have sent notice to the holders of Series 1997 Bonds regarding such change under Section 2.02(c), the Trustee shall promptly notify the holders of Series 1997 Bonds of such rescission and the Series 1997 Bonds shall continue to bear interest in accordance with the current method.

    SECTION 2.03. EXECUTION AND AUTHENTICATION. The Bonds shall be signed on behalf of the City by the manual or facsimile signature of its Mayor or Chief Financial Officer and attested by the manual or facsimile signature of its City Clerk, and the seal of the City shall be impressed or imprinted on the Bonds by facsimile or otherwise. All authorized facsimile signatures shall have the same effect as if manually signed. If an officer of the City whose signature is on a Bond no longer holds that office at the time the Trustee authenticates the Bond, the Bond shall nevertheless be valid. Also, if a person signing a Bond is the proper officer on the actual date of execution, the Bond shall be valid even if that person is not the proper officer on the nominal date of action.

    A Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under this Indenture until the Trustee manually signs the certificate of authentication on such Bond. Such signature shall be conclusive evidence that such Bond has been authenticated under this Indenture.

    SECTION 2.04. BOND REGISTER. Bonds must be presented at the principal corporate trust office of the Trustee for registration of transfer, exchange and payment. Bonds tendered by their Owners must be delivered as specified in the Bonds. The Trustee shall keep a register of Bonds and of their transfer and exchange, which register shall be open to inspection by the City and the Company during normal business hours.

    Bonds may be transferred only on the register maintained by the Trustee. Upon surrender for transfer of any Bond to the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Owner or the Owner's attorney duly authorized in writing, the City shall execute and the Trustee shall authenticate and deliver a new Bond or Bonds in an equal aggregate principal amount and registered in the name of the transferee.

    Bonds may be exchanged for an equal aggregate principal amount of Bonds of different authorized denominations. The City shall execute and the Trustee shall authenticate and deliver the new Bond or Bonds that the Bondholder making the exchange is entitled to receive, bearing numbers not then outstanding.

    Except in connection with the purchase of Bonds tendered for purchase or purchased in lieu of redemption, the Trustee shall not be required to transfer or exchange any Bond called for redemption or during the period beginning 15 days before the mailing of a notice calling the Bonds or any portion of the Bonds for redemption and ending on the redemption date. In the event the Trustee transfers such Bonds, the new owner shall be given notice of the pending redemption.

    The Owner of a Bond shall be the absolute owner of such Bond for all purposes, and all payments of principal, premium, if any, interest or purchase price shall be made only to or upon the written order of such Owner or such Owner's legal representative.

    The Trustee shall require the payment by a Bondholder requesting exchange or transfer of any tax or other governmental charge required to be paid in respect of the exchange or transfer but will not impose any other charge.

    If any Bond is mutilated, lost, stolen or destroyed, the City shall execute and the Trustee shall authenticate and deliver a new Bond of the same denomination if any mutilated Bond shall first be surrendered to the Trustee, and if, in the case of any lost, stolen or destroyed Bond, there shall first be furnished to the City, the Trustee, the Bank and the Company evidence of such loss, theft or destruction, together with an indemnity satisfactory to them. If such Bond has matured, instead of issuing a replacement Bond, the Trustee may with the consent of the Company pay such Bond without requiring surrender of such Bond upon satisfaction of such requirements as the Trustee deems fit for the protection of the City, the Company and the Trustee, including a lost instrument bond. The City, the Company and the Trustee may charge reasonable fees and expenses in this connection.

    If a Series 1997 Bond is called for redemption and the Company elects to purchase such Bond in lieu of redemption as provided in Article III, or if the Owner of a Series 1997 Bond gives irrevocable notice of tender to the Remarketing Agent, and in either case if funds are deposited with the Trustee sufficient for the purchase or purchase in lieu of redemption, upon request of the Company or the Remarketing Agent, the City shall execute and the Trustee shall authenticate a new Series 1997 Bond in the same denomination registered as the Company or the Remarketing Agent may direct and deliver it to the Company or its order, whether the Series 1997 Bond so purchased is ever delivered, but if the funds are obtained by a drawing on the Letter of Credit, the Trustee must comply with Section 3.08(a)(3). From and after the purchase date, interest on the purchased Series 1997 Bond shall cease to be payable to the prior Owner thereof; such Owner shall cease to be entitled to the benefits or security of this Indenture and shall have recourse solely to the funds held by the Trustee for the purchase of such Series 1997 Bond, and the Trustee shall not register any further transfer of such Series 1997 Bond by such prior Owner.

    SECTION 2.07. CANCELLATION OF BONDS. Whenever a Bond is delivered to the Trustee for cancellation (upon payment, redemption or otherwise), or for transfer, exchange or replacement pursuant to Section 2.05 or 2.06, the Trustee shall promptly cancel and destroy such Bond and deliver a certificate of destruction to the Company and the City.

    SECTION 2.08. TEMPORARY BONDS. Until definitive Bonds are ready for delivery, the City may execute and the Trustee shall authenticate and deliver temporary Bonds substantially in the form of the definitive

Bonds, with appropriate variations. The City shall, without unreasonable delay, prepare and execute and the Trustee shall authenticate and deliver definitive Bonds in exchange for the temporary Bonds. Such exchange shall be made by the Trustee without charge.

    SECTION 2.09. BOOK-ENTRY SYSTEM. The Series 1997 Bonds shall be initially registered in the name of Cede & Co., as nominee for The Depository Trust Company as the initial Securities Depository, and held in the custody of the Securities Depository. A single certificate shall be issued and delivered to the Securities Depository for the Series 1997 Bonds. The actual purchasers of the Series 1997 Bonds (the "BENEFICIAL OWNERS") will not receive physical delivery of Series 1997 Bond certificates except as provided herein. So long as there exists a Securities Depository as provided herein, all transfers of beneficial ownership interests in the Series 1997 Bonds shall be made by book-entry only, and no person purchasing, selling or otherwise transferring beneficial ownership interests in the Series 1997 Bonds will be permitted to receive, hold or deliver any Series 1997 Bond certificate. The City, the Company and the Trustee shall treat the Securities Depository or its nominee as the sole and exclusive Owner of Series 1997 Bonds for all purposes, including payments of principal of, premium, if any, and interest on the Bonds, notices and voting.

    The City and the Trustee covenant and agree, so long as The Depository
Trust Company shall continue to serve as Securities Depository for the Series 1997 Bonds, to meet the requirements of The Depository Trust Company with respect to required notices and other provisions of the Letter of Representations executed by the City, the Trustee and the Remarketing Agent with respect to the Series 1997 Bonds.

    The City, the Trustee and the Remarketing Agent may conclusively rely upon
(i) a certificate of the Securities Depository as to the identity of the Participants in the Book-Entry System with respect to the Series 1997 Bonds and
(ii) a certificate of any such Participant as to the identity of, and the respective principal amount of Bonds beneficially owned by, the Beneficial Owners.

    Whenever Series 1997 Bonds remain Outstanding and the beneficial ownership thereof must be determined by the books of the Securities

Depository, the requirements in this Indenture for holding, delivering, tendering or transferring Series 1997 Bonds shall be deemed modified to require the appropriate person to meet the requirements of the Securities Depository with respect to such actions to produce the same effect. Any provision hereof permitting or requiring delivery of Series 1997 Bonds shall, while the Series 1997 Bonds are in the Book-Entry System, be satisfied by notation on the books of the Securities Depository in accordance with state law.

    The Trustee and the City, at the direction and expense of the Company and with the consent of the Remarketing Agent, may from time to time appoint a successor Securities Depository and enter into any agreement with such Securities Depository to establish procedures with respect to the Series 1997 Bonds not inconsistent with the provisions of this Indenture. Any successor Securities Depository shall be a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934, as amended.

    None of the City, the Company, the Trustee and the Remarketing Agent shall have any responsibility or obligation to any Securities Depository, any Participant in the Book-Entry System or the Beneficial Owners with respect to
(i) the accuracy of any records maintained by the Securities Depository or any Participant; (ii) the payment by the Securities Depository or by any Participant of any amount due to any Beneficial Owner in respect of the principal amount (including premium) or redemption or purchase price of, or interest on, any Series 1997 Bonds; (iii) the delivery of any notice by the Securities Depository or any Participant; (iv) the selection of the Beneficial Owners to receive payment in the event of any partial redemption of the Series 1997 Bonds; or (v) any other action taken by the Securities Depository or any Participant in connection with the Series 1997 Bonds.

    Series 1997 Bond certificates shall be delivered to and registered in the name of the Beneficial Owners only under the following circumstances:

         (a) The Securities Depository determines to discontinue providing its service with respect to the Series 1997 Bonds and no successor Securities Depository is appointed as described above. Such a determination may be made at any time by giving reasonable notice to the City or the Trustee and discharging its responsibilities with respect thereto under applicable law.

         (b) The Company determines not to continue the Book-Entry System through any Securities Depository.

If at any time the Securities Depository ceases to hold the Series 1997 Bonds, all references herein to the Securities Depository shall be of no further force or effect.

    A supplemental indenture authorizing Additional Bonds need not provide for the same securities depository or any securities depository.

    SECTION 2.10. ADDITIONAL BONDS. Additional Bonds may be issued under and secured by this Indenture at one time or from time to time, in addition to the Series 1997 Bonds and, subject to the conditions hereinafter provided in this
Section 2.10, for the purposes set forth in Section 4.5 of the Loan Agreement. Such Additional Bonds shall be dated, shall be stated to mature on such date and in such year or years, shall bear interest at such rate or rates, and may be made redeemable at such times and prices, all as may be provided by the supplemental indenture authorizing the issuance of such Additional Bonds. Additional Bonds may be issued as taxable or tax exempt.

    Such Additional Bonds shall be executed substantially in the form and manner hereinabove set forth and shall be deposited with the Trustee for authentication, but before such Additional Bonds shall be authenticated and delivered by the Trustee, there shall be delivered to the Trustee the following:

         (a) A written statement by the Company approving the terms, conditions, manner of issuance, delivery and contemplated disposition of the proceeds of the sale of such Additional Bonds and agreeing that the amounts payable under Section 4.2 of the Loan Agreement shall be computed so as to include such Additional Bonds.

         (b) Original executed counterparts of the amendment to the Loan Agreement and the supplemental indenture.

         (c) An Opinion of bond counsel to the effect that the Additional Bonds have been validly issued under the supplemental indenture and that all requirements under the supplemental indenture precedent to the delivery of the Additional Bonds have been satisfied.

         (d) A request and authorization to the Trustee on behalf of the City and signed by an authorized officer to authenticate and deliver such Additional Bonds to or as directed by the purchaser or purchasers therein identified, registered in the names and in the denominations specified to the Trustee by the purchaser or purchasers, upon payment to the Trustee, but for the account of the City, of a sum specified in such request and authorization plus accrued interest, if any, on such Additional Bonds to the date of delivery. The proceeds of the sale of such Additional Bonds shall be paid over to the Trustee and applied as provided in the supplemental indenture authorizing their issuance.



                                Article III

        REDEMPTION, PURCHASES IN LIEU OF REDEMPTION AND REMARKETING


    SECTION 3.01. NOTICES TO TRUSTEE. If the Company elects to redeem any Bonds pursuant to any optional redemption provision in the Bonds, the Company shall notify the Trustee of the applicable provision, the redemption date, the principal amount of Bonds to be redeemed, the redemption price and other necessary particulars. The Company shall give such notice at least 45 days before the redemption date.

    SECTION 3.02. REDEMPTION DATES. The redemption date of the Bonds to be redeemed pursuant to any optional redemption provision in the Bonds shall be a date permitted by the Bonds and specified by the Company in the notice delivered pursuant to Section 3.01. The redemption date for mandatory redemptions shall be as specified in the Bonds or as determined by the Trustee consistently with the provisions of the Bonds.

    SECTION 3.03. SELECTION OF BONDS TO BE REDEEMED. Except as otherwise provided in the Bonds, and while a Book-Entry System is not in effect, if fewer than all the Bonds of a series are to be redeemed, the Trustee shall select the Bonds of that series to be redeemed by lot or other method it deems fair and appropriate, except that the Trustee shall select, FIRST, any Bonds owned by the Bank or any of its nominees or held by the Trustee for the account of the Bank or any of its nominees and, SECOND, any Undelivered Bonds if the Company has offered to purchase such Bonds in lieu of redemption. The Trustee shall make its selection from Bonds not previously called for redemption. For this purpose, the Trustee shall consider each Bond in a denomination larger than the minimum denomination permitted by the Bonds at the time to be separate Bonds, each in the minimum denomination. Provisions of this Indenture that apply to Bonds called for redemption shall also apply to portions of Bonds called for redemption. While a Book-Entry System is in effect, the procedures of the Securities Depository shall control with respect to the selection of Bonds to be redeemed.

    SECTION 3.04. REDEMPTION NOTICES. (a) OFFICIAL NOTICE OF REDEMPTION. The Trustee shall give notice of each redemption as provided in the Bonds and shall at the same time give a copy of such notice to the Bank and the Remarketing Agent, PROVIDED that no redemption notice shall be required with respect to a redemption of Series 1997 Bonds under the paragraph captioned "MANDATORY REDEMPTION ON EACH INTEREST PAYMENT DATE DURING COMMERCIAL PAPER MODE" in
Section 8 of the Bonds. The notice shall identify the Bonds to be redeemed and shall state (1) the redemption date, (2) the redemption price, (3) that the Bonds called for redemption must be surrendered to collect the redemption price,
(4) the address at which the Bonds must be surrendered and (5) that interest on the Bonds called for redemption ceases to accrue on the redemption date. In addition, if a Letter of Credit is expiring, the notice will state the expiration date and that the expiration might result in reduction or withdrawal of either of or both the Rating Agencies' ratings of the Bonds.

    With respect to any redemption of the Series 1997 Bonds under the paragraph captioned "OPTIONAL REDEMPTION DURING LONG-TERM INTEREST RATE PERIOD," "EXTRAORDINARY OPTIONAL REDEMPTION" or "OPTIONAL REDEMPTION DURING DAILY OR WEEKLY RATE PERIOD" in Section 8 of the Series

1997 Bonds, unless moneys sufficient to pay the principal of, and the premium, if any, and interest on, the Series 1997 Bonds to be redeemed shall have been received by the Trustee prior to the giving of such notice of redemption, such notice may state that said redemption shall be conditional upon the receipt of such moneys by the Trustee on or prior to the date fixed for redemption. If such moneys are not received by the redemption date, such notice shall be of no force and effect, the City shall not redeem such Series 1997 Bonds, the redemption price shall not be due and payable and the Trustee shall give notice, in the same manner in which the notice of redemption was given, that such moneys were not so received and that such Series 1997 Bonds will not be redeemed.

    The Trustee will give a notice of redemption under "MANDATORY REDEMPTION UPON EXPIRATION OF LETTER OF CREDIT" or "MANDATORY REDEMPTION UPON DELIVERY OF AN ALTERNATE LETTER OF CREDIT" in Section 8 of the Series 1997 Bonds under the circumstances described in Section 5.01.

    Failure to give any required notice of redemption as to any particular
Bonds shall not affect the validity of the call for redemption of any Bonds in respect of which no such failure has occurred. Any notice mailed as provided in the Bonds shall be conclusively presumed to have been given, whether or not actually received by the addressee Owner.

    (b) ADDITIONAL NOTICE OF REDEMPTION. In addition to the redemption notice required in subsection (a) above, if the Book-Entry System is not then in effect for the Bonds, a further notice (the "ADDITIONAL NOTICE") shall be given by the Trustee as set out below. No defect in the Additional Notice nor any failure to give all or any portion of the Additional Notice shall in any manner defeat the effectiveness of a call for redemption if the notice required in subsection (a) above is given.

         (1) Each Additional Notice shall contain (i) the CUSIP numbers of all Bonds being redeemed; (ii) the date of original issuance of the Bonds;
    (iii) the interest rate determination method for, or the rate of interest borne by, each Bond being redeemed; (iv) the Maturity Date of the Bonds; and (v) any other descriptive information needed to identify accurately the Bonds being redeemed.

         (2) Each check or other transfer of funds issued for payment of the redemption price of the Bonds being redeemed shall bear the CUSIP number identifying, by issue and maturity, the Bonds being redeemed with the proceeds of such check or other transfer.

         (3) Each Additional Notice shall be sent at least 35 days before the redemption date by registered or certified mail or overnight delivery service to all registered securities depositories then in the business of holding substantial amounts of obligations similar to the Bonds (such depositories now being The Depository Trust Company of New York, New York and Philadelphia Depository Trust Company of Philadelphia, Pennsylvania) and to one or more national information services that disseminate notices of redemption of obligations such as the Bonds.

    The information required in any redemption notice (including an Additional Notice) pursuant to this Section 3.04 and the information required in any notice pursuant to Section 2.02(c) may be combined in a single notice if the same shall be sent to Bondholders in the manner and at the time specified in "NOTICE OF REDEMPTION" in Section 8 of the Bonds.

    SECTION 3.05. PAYMENT OF BONDS CALLED FOR REDEMPTION. Upon surrender to the Trustee, Bonds called for redemption shall be paid or purchased in lieu of redemption as provided in this Article III and the Bonds at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date, or at a purchase price calculated as set forth in the Bonds, plus accrued interest, if any, to the purchase date; PROVIDED, HOWEVER, that while a Book-Entry System is in effect, the Bond held by the Securities Depository need not be surrendered for a partial redemption.

    SECTION 3.06. BONDS REDEEMED IN PART. Upon surrender of a Bond to be redeemed or purchased in lieu of redemption in part, the City shall execute and the Trustee shall authenticate and deliver to the Owner a new Bond or Bonds of the same series and maturity in authorized denominations equal in aggregate principal amount to the unredeemed or unpurchased portion of the Bond surrendered.

    SECTION 3.07. PURCHASE OF SERIES 1997 BONDS IN LIEU OF REDEMPTION. When Series 1997 Bonds are called for redemption pursuant to the paragraphs captioned "MANDATORY REDEMPTION AT BEGINNING OF A NEW LONG-TERM INTEREST RATE PERIOD," "MANDATORY REDEMPTION UPON A CHANGE IN THE METHOD OF DETERMINING THE INTEREST RATE ON THE BONDS," "MANDATORY REDEMPTION UPON EXPIRATION OF LETTER OF CREDIT," "MANDATORY REDEMPTION UPON DELIVERY OF AN ALTERNATE LETTER OF CREDIT," "MANDATORY REDEMPTION ON DETERMINATION OF TAXABILITY," "MANDATORY REDEMPTION DURING A LONG-TERM INTEREST RATE PERIOD UPON EXTENSION OF BOND MATURITY," "MANDATORY REDEMPTION AT THE DIRECTION OF THE BANK" or "MANDATORY REDEMPTION UPON EXTENSION OF BOND MATURITY" in Section 8 of the Series 1997 Bonds, the Company may purchase some of or all the Series 1997 Bonds (in authorized denominations) called for redemption. Unless the Company and the Bank give written instructions to the Trustee no later than two Business Days prior to the redemption date that the Company is not exercising its option to purchase the Series 1997 Bonds in lieu of redemption, the Company shall be deemed to have exercised such option and on the proposed redemption date the Trustee shall purchase in lieu of redemption Series 1997 Bonds called for redemption pursuant to any of the foregoing paragraphs. The Trustee shall purchase Series 1997 Bonds pursuant to this Section 3.07 only as provided in Section 4.02. Series 1997 Bonds purchased in lieu of redemption shall not be redeemed and shall remain outstanding hereunder.

    SECTION 3.08. DISPOSITION OF PURCHASED SERIES 1997 BONDS. (a) SERIES 1997 BONDS TO BE REMARKETED. Series 1997 Bonds purchased pursuant to tenders as provided in the Bonds or in lieu of redemption as provided in Section 3.07 shall be offered for sale by the Remarketing Agent as provided in this Section 3.08, except as follows:

         (1) Series 1997 Bonds purchased pursuant to a tender after having been called for redemption under a provision in the Series 1997 Bonds that does not provide the Company an option to purchase in lieu of redemption shall be canceled.

         (2) Series 1997 Bonds which are tendered between the date notice of any redemption is given and the redemption date may be remarketed before the redemption date only if the buyer receives a copy of the redemption notice from the Remarketing Agent.

         (3) Series 1997 Bonds purchased with funds obtained by a drawing on the Letter of Credit will be held by the Trustee as pledgeholder for the benefit of the Bank (or, if the Series 1997 Bonds are held in the Book-Entry System, such Series 1997 Bonds shall be recorded in the books of the Securities Depository for the account of the Trustee and shall be deemed pledged to the Bank), all in accordance with the reimbursement agreement or any pledge agreement under which the Letter of Credit is issued. The Bank's security interest in such Series 1997 Bonds shall be released, and the Trustee shall release such Series 1997 Bonds, only after the Trustee has been notified in writing by the Bank that the Letter of Credit has been reinstated by the amount of the funds drawn to purchase such Bonds (A) as a result of reimbursement by the Company to the Bank or (B) because such Series 1997 Bonds have been remarketed and the proceeds of such remarketing have been received by the Securities Depository for the account of the Trustee (for the benefit of the Bank). The Trustee shall promptly give the Bank notice by facsimile transmission that the proceeds referred to in clause (B) above have been credited to its account (for the benefit of the Bank) by the Securities Depository. If such Series 1997 Bonds have been released pursuant to clause (B) above, the Trustee shall instruct the Securities Depository to transfer such Series 1997 Bonds on its records to the account of the Remarketing Agent or its Participant. If such Series 1997 Bonds have been released pursuant to clause (A) above, the Trustee shall instruct the Securities Depository to transfer any such Series 1997 Bonds to the account of a Participant designated by the Company.

         (4)  Series 1997 Bonds shall not be offered for sale under this
    Section 3.08 during the continuance of an Event of Default, but Series 1997 Bonds may be offered for sale under this Section 3.08 in the sole discretion of the Remarketing Agent during the continuance of an event which, with the giving of notice or lapse of time or both, would become an Event of Default.

    (b) REMARKETING EFFORT. Except to the extent the Company directs the Remarketing Agent not to do so, the Remarketing Agent shall offer for sale and use its best efforts to sell all Series 1997 Bonds to be sold as provided in subsection (a) of this Section and, when directed by the Company, any Series 1997 Bonds held by or on behalf of the Bank or the Company. The purchase price of each Series 1997 Bond must be equal to the principal amount of such Series 1997 Bond plus accrued interest, if any, to the purchase date.
 The Company may direct the Remarketing Agent from time to time to cease and to resume sales efforts with respect to some or all of the Series 1997 Bonds.
 The Remarketing Agent may buy as principal any Series 1997 Bonds to be offered under this Section. The Remarketing Agent shall give telephonic or telecopier notice, promptly confirmed in writing, to the Trustee specifying the principal amount of the Series 1997 Bonds for which it has remarketing proceeds (that meet the requirements of Section 4.02, clause FIRST) on hand to purchase Series 1997 Bonds on any purchase date, as well as the principal amount of the Series 1997 Bonds for which it does not have remarketing proceeds on hand to purchase Series 1997 Bonds on such purchase date and the amount of accrued interest, if any, due on such Series 1997 Bonds. When the Series 1997 Bonds bear interest at a Daily Rate, such notice shall be given at or prior to 12:30 p.m., New York City time, on the applicable purchase date; at all other times, such notice shall be given at or prior to 10:00 a.m., New York City time, on the applicable purchase date. When the Book-Entry System is not in effect, the Remarketing Agent shall also provide the Trustee at the time of such notice with the names, addresses and taxpayer identification numbers of the new Owners of the Series 1997 Bonds which have been remarketed in order to enable the Trustee to comply with subsection (c) of this Section. The Remarketing Agent shall deliver directly to the Trustee an amount equal to the principal of and accrued interest, if any, on the Series 1997 Bonds which the Remarketing Agent has advised the Trustee have been remarketed and for which it has remarketing proceeds on hand for direct deposit in the Purchase Fund as described in Section 4.02 no later than 12:00 noon, New York City time (1:00 p.m. when the Series 1997 Bonds bear interest at a Daily Rate), on the applicable purchase date.

    (c) DELIVERY OF REMARKETED SERIES 1997 BONDS. When the Book-Entry System is not in effect, the Trustee shall deliver Series 1997 Bonds sold by the Remarketing Agent under this Section to the Remarketing Agent (or, at the direction of the Remarketing Agent, to the purchasers), registered in the manner directed by the Remarketing Agent, against payment therefor in immediately available funds.

    (d) REMARKETING AFTER EXTENSION OF MATURITY AND THE PURCHASE OF THE SERIES 1997 BONDS IN LIEU OF REDEMPTION. Upon the extension of the maturity of the Series 1997 Bonds pursuant to Section 9 thereof, (1) Series 1997 Bonds may be remarketed as taxable bonds and (2) Series 1997 Bonds may only be remarketed as tax exempt if the City and the Trustee receive a Favorable Opinion of Tax Counsel. Series 1997 Bonds purchased in lieu of redemption in connection with a redemption pursuant to the paragraph entitled "MANDATORY REDEMPTION ON DETERMINATION OF TAXABILITY" may be remarketed as taxable bonds.


                             ARTICLE IV

      APPLICATION OF PROCEEDS AND PAYMENT OF SERIES 1997 BONDS

    SECTION 4.01. APPLICATION OF PROCEEDS. (a) The City will cause the proceeds of the initial sale of the Series 1997 Bonds to be deposited with the Trustee as described below. The Trustee will hold those proceeds in trust for the benefit of the Company and the Bondholders and will apply the proceeds in accordance with this Section.

    The Trustee will deposit $1,092,820 of the proceeds of the initial sale of the Series 1997 Bonds into the "Costs of Issuance Fund" which is hereby created with the Trustee, to pay a portion of the costs of issuing the Series 1997 Bonds, including, without limitation, the underwriting fee for the initial sale of the Series 1997 Bonds, all printing expenses in connection with the Indenture, the Loan Agreement, the Reimbursement Agreement, the preliminary offering memorandum and offering memorandum for the Series 1997 Bonds; legal fees; Rating Agency fees; and the initial fees of the City and the Trustee. The costs described above are payable upon submission of a written request from a Company Representative stating that the amount indicated thereon is justly due and owing, has not been the subject of another written request which has been paid and is a proper cost of issuing the Series 1997 Bonds. Any moneys remaining in the Costs of Issuance Fund on the earlier of the payment of all costs of issuance of the Series 1997 Bonds or April 1, 1998 shall be transferred to the Project Fund and applied as described below.

    The Trustee will deposit all remaining proceeds from the initial sale of the Series 1997 Bonds and any excess proceeds from the Costs of Issuance Fund into the "Project Fund," which is hereby created with the Trustee. Moneys in the Project Fund will be disbursed to pay the Project Costs and certain Non-Qualified Costs, or to reimburse the Company for Project Costs or certain Non-Qualified Costs paid by it, upon receipt of a requisition signed by a Company Representative stating with respect to each disbursement to be made, the following:

         (1) that the costs of an aggregate amount set forth in such requisition have been made or incurred or financed and were necessary for the Project and were made or incurred in accordance with the construction contracts, plans and specifications and building permits therefor then in effect;

         (2) that the amount paid or to be paid, as set forth in such requisition, represents either (i) capitalized interest and is to be used to pay interest on the Series 1997 Bonds or (ii) a part of the amount due and payable for Project Costs and that such payment was not paid in advance of the time, if any, fixed for payment and was made in accordance with the terms of any contracts applicable thereto and in accordance with usual and customary practice under existing conditions;

         (3) that no part of the Project Costs was included within the costs referred to in any requisition previously filed with the Trustee under the provisions of this Indenture;

         (4) that (i) the withdrawal of moneys from the Project Fund and the use of the property financed or reimbursed therefrom has not and will not result in a violation of any representation, term or covenant in the Tax Agreement and (ii) any Opinion of Tax Counsel required to be delivered as a result of changes to the Project pursuant to Section 3.2 of the Loan Agreement has been delivered to the Trustee and the City;

         (5) that the amount remaining in the Project Fund, together with (i) moneys then on hand at the Company or committed to the

    Company which are or will be available, and are anticipated by the Company to be applied, to pay the Project Costs and (ii) expected investment earnings to be deposited into the Project Fund pursuant to this Indenture, will, after payment of the amount requested in said requisition, be sufficient to pay the costs of completing the Project substantially in accordance with the construction contracts, plans and specifications and building permits therefor, if any, then in effect; and

         (6) that the amounts paid or to be paid as set forth in the requisition are properly payable under the terms of this Indenture and that all conditions precedent to payment as prescribed in this Indenture have been satisfied.

    The Company may direct the use of not to exceed $2,165,000 of Series 1997 Bond proceeds (including all earnings thereon) to pay, in the aggregate, (i) certain working capital costs directly related to the Project and to pay interest on the Series 1997 Bonds which does not constitute Project Costs as defined below because such interest costs would not be Capitalizable Costs as defined below; (ii) costs of issuance, and (iii) any fees related to the Letter of Credit (the "NON-QUALIFIED COSTS"). With respect to any requisition from the Project Fund or the Costs of Issuance Fund that requests payment or reimbursement of Non-Qualified Costs, the Company shall additionally certify that, taking into account such requisition of Non-Qualified Costs, the running total of Non-Qualified Costs paid or reimbursed from Series 1997 Bond proceeds does not exceed the lesser of $2,165,000 or 4% of the sum of (i) amount of Series 1997 Bond proceeds paid or reimbursed pursuant to all previous requisitions and (ii) the amount of Series 1997 Bond proceeds requested to be paid or reimbursed pursuant to the requisition to which such certification relates.

    The Company shall attach to each requisition a list of invoices or bills of sale covering all items for which payment is being requested in such requisition issued by the manufacturers, suppliers or other sellers of such items. The invoices or bills shall be available for review by the Trustee in the offices of the Company; PROVIDED that the Trustee shall have no duty or obligation to review such invoices and may conclusively rely on such requisitions.

    To the extent that the Company leases from third parties or otherwise provides items for the Project from sources other than funds on deposit in the Project Fund, the costs thereof shall not be included in the Project Costs referred to above.

    The Trustee will maintain adequate records pertaining to the proceeds of the Bonds held by it and all disbursement from them made by the Trustee.

    "PROJECT COSTS" means all costs that would be properly chargeable to the acquisition, construction, installation or equipping of the Project or to its financing if the City were a corporation subject to federal income taxation ("CAPITALIZABLE COSTS"), including, without limitation, the following:

         (A) The cost of construction and acquisition of all lands, structures, real or personal property, rights, rights-of-way, franchises, easements and interests acquired or used for the Project and infrastructure improvements located on the Project Site or on land owned by the City and related to the Project.

         (B) The cost of demolishing or removing any buildings or structures on land so acquired, including the cost of acquiring any lands to which such buildings or structures may be moved.

         (C)  The cost of all machinery and equipment.

         (D)  Interest during construction of the Project.

         (E) Reserves for extensions, enlargements, additions, replacements, renovations and improvements.

         (F) The cost of architectural, engineering, financial and legal services, plans, specifications, studies, surveys, estimates, administrative expenses and other expenses necessary or incident to determining the feasibility of constructing the Project or incident to its construction, acquisition or financing.

    (b) COMPLETION DATE. The Company shall deliver to the City, the Trustee and the Bank upon completion of the Project a certificate as described below (the "COMPLETION CERTIFICATE") signed by a Company Representative stating the following:

         1. All portions of the Project have been fully completed in accordance with the plans and specifications therefor, as then amended, and the date of completion.

         2. Such persons have made such investigation of such sources of information as are deemed by such persons to be necessary, including pertinent records of the Company, and are of the opinion that the Project has been fully paid for and no claim or claims exist against the Company or against the properties of the Company or, to the best of such persons' knowledge, against the City or against the properties of the City, out of which a lien based on furnishing labor or material for the Project exists or might ripen; PROVIDED, HOWEVER, there may be excepted from the foregoing statement any claim or claims out of which a lien exists or might ripen in the event that the Company intends to contest such claim or claims, in which event such claim or claims shall be described; PROVIDED, FURTHER, HOWEVER, that in such event such certificate shall state that funds are on deposit in the Project Fund which, together with (i) moneys then on hand at the Company or committed to the Company which are or will be available, and are anticipated by the Company to be applied, to pay the Project Costs, and
    (ii) expected investment earnings to be deposited into the Project Fund pursuant to this Indenture, are sufficient to make payment of the full amount which might in any event be payable in order to satisfy such claim or claims. In the event such certificate shall state that there is a claim or claims in controversy which create or might ripen into a lien, there shall be filed with the City and the Trustee a certificate of the Company Representative stating that such claim or claims have been paid when the same has in fact occurred.

         3. The withdrawal of moneys from the Project Fund and the use of the property financed or reimbursed therefrom has not and will not result in a violation of any representation, term or covenant in the Tax Agreement.

         4. All Opinions of Tax Counsel required to be delivered as a result of changes made pursuant to Section 3.2 of the Loan Agreement have been delivered to the Trustee and the City.

    (c) DISPOSITION OF PROJECT FUND MONEYS AFTER PROJECT IS IN SERVICE OR UPON DETERMINATION NOT TO COMPLETE THE PROJECT. Any moneys ("EXCESS FUNDS") (including investment proceeds) remaining in the Project Fund on the earlier of the following dates (the "REMEDIAL ACTION DATE") (i) the date on which the Company determines that the Project will not be completed; or (ii) the date on which the entire Project is placed in service (I.E., the date the Project is operating at substantially the level for which it is designed), shall be used at the direction of the Company Representative in accordance with Treasury Regulation 1.142-2 (the "PLACED IN SERVICE DATE") for one or more of the following purposes:

         (1) for the payment, in accordance with the provisions of this Indenture, of any Project Costs not theretofore paid;

         (2) for the payment of costs of any additional improvements to be installed or constructed on the Project Site upon compliance with Section
    3.2 of the Loan Agreement;

         (3)  to pay principal or interest on the Bonds when due; or

         (4) (a) to pay, on or before 90 days following the Remedial Action Date, all or part of the price of purchasing a portion of the Series 1997 Bonds on tender, in the open market or at private sale, at a purchase price not in excess of 100 percent of the principal amount of such Series 1997 Bonds plus accrued interest to the date of such purchase for the purpose of cancellation;

              (b) if the Series 1997 Bonds are callable within 90 days following the Remedial Action Date, to pay, on or before 90 days following the Remedial Action Date, all or part of the redemption price of a portion of the Series 1997 Bonds; or

         (c) if the Series 1997 Bonds are not callable within 90 days following the Remedial Action Date, for transfer into an escrow account established with the Trustee, upon filing required notice to the Internal Revenue Service, such transfer and notice to be on or before 90 days following the Remedial Action Date, to be used to pay, on the first date on which Series 1997 Bonds may be redeemed, but in any event within ten and one-half years from the date of issuance of the Series 1997 Bonds, all or part of the redemption price of a portion of the Series 1997 Bonds;

PROVIDED, that, except for the purpose described in subparagraph (1) above, no money, including earnings on the investment on such moneys, may be so used unless and until the Trustee has been furnished with a Favorable Opinion of Tax Counsel; PROVIDED FURTHER that the earnings on the investment of the moneys on deposit in such escrow account described in subparagraph (4)(c) above shall be used to pay interest on the Series 1997 Bonds coming due on each interest payment date on the Series 1997 Bonds (or to reimburse the Bank for draws under the Letter of Credit to pay interest on the Series 1997 Bonds); and PROVIDED FURTHER that, until used for the foregoing purpose described in subparagraph
(4)(c) above, moneys on deposit in such escrow account may be invested in investments authorized by Section 4.03 hereof, but may not be invested to produce a yield on such moneys (computed from the Placed in Service Date and taking into account any investment of such moneys during the period from the Placed in Service Date until such moneys were deposited in such escrow account) greater than the yield on the Series 1997 Bonds from which such proceeds were derived, all as such terms are used in and determined in accordance with the Code and regulations promulgated thereunder.

    (d) INVESTMENT OF PROJECT FUND MONEYS. Moneys on deposit in the Project Fund may be invested only in accordance with the provisions of Sections 5.4 and
5.5 of the Loan Agreement and Section 4.03 hereof, and income resulting therefrom shall be credited to the Project Fund or the Rebate Fund as provided in the Tax Agreement.

    (e) EVENT OF DEFAULT. If an Event of Default occurs and the maturity of the Series 1997 Bonds is accelerated, the Trustee will to the extent necessary use moneys in the Project Fund to reimburse the Bank for draws under the Letter of Credit to make payments on the Series 1997 Bonds, regardless of the other provisions of this Section.

    SECTION 4.02. PAYMENTS OF SERIES 1997 BONDS. When a Letter of Credit is in effect, the Trustee will make payments of principal and purchase price (whether pursuant to tenders or purchase in lieu redemption) of, and interest on, the Series 1997 Bonds FIRST (for payment of purchase price of Series 1997 Bonds only), from the proceeds of the sale of Series 1997 Bonds under Section 3.08, except proceeds from Series 1997 Bonds sold by the Remarketing Agent to the City or the Company or any "insider" of either of the foregoing (as defined in the Bankruptcy Law); SECOND, from moneys drawn under the Letter of Credit; THIRD, from any other moneys or securities if there is delivered to the Trustee an Opinion of Counsel experienced in bankruptcy matters (which may assume that no Owner is an "insider" as defined in the Bankruptcy Law) to the effect that the use of such moneys or securities to pay the principal or purchase price of, premium, if any, or interest on the Series 1997 Bonds would not be avoidable as preferential payments under Section 547 of the Bankruptcy Law recoverable under
Section 550 of the Bankruptcy Law should the City or the Company become a debtor in any proceeding commenced thereunder, which opinion shall also be addressed to and acceptable to any Rating Agency then rating the Series 1997 Bonds; and LAST from any other moneys available to the Trustee. All moneys referred to in clause FIRST of such sentence shall be held in a separate and segregated account by the Trustee in the Purchase Fund, which is hereby created with the Trustee. However, payments of principal and interest on Series 1997 Bonds held by the Company or by the Trustee for the account of the Company will be paid only from the FIRST and LAST categories of moneys. The proceeds of investments of any moneys in any of these categories may be used to the same extent as if the moneys invested could be used had they not been invested. Funds in each category will be held in a separate and segregated account and will not be commingled with funds from the other categories or from any other source. In addition to the funds and accounts established in this Article IV, the Trustee may establish such funds and accounts as it deems necessary and appropriate in order to discharge its duties under this Indenture.

    "BANKRUPTCY FILING" means the filing of a petition by or against the City or the Company under any bankruptcy act or similar act. If the petition has been dismissed and the dismissal is final and not subject to appeal at the relevant time, the filing will not be considered to have occurred.

    When a Letter of Credit is not in effect, the Trustee will make payments of principal of and interest on the Series 1997 Bonds and the purchase price of Series 1997 Bonds FIRST from the proceeds of the initial sale of the Series 1997 Bonds to the extent such proceeds are available for the purpose, SECOND (for payment of purchase price of Series 1997 Bonds only) from the proceeds of the sale of Series 1997 Bonds under Section 3.08, and THIRD from other moneys available to the Trustee for the purpose. The proceeds of investments of any moneys in any of these categories may be used to the same extent as if the moneys invested could be used had they not be invested. All moneys referred to in clauses FIRST and SECOND above shall each be held segregated by the Trustee.

    The Remarketing Agent will pay to the Trustee upon receipt the proceeds of sales of Series 1997 Bonds under Section 3.08. The Trustee shall make payments of the principal of, and premium, if any, and interest on, the Series 1997 Bonds only from moneys available to the Trustee under this Indenture for that purpose. If the Remarketing Agent has been removed or has resigned and no successor Remarketing Agent has been appointed, the Trustee will pay the purchase price of tendered Series 1997 Bonds with any moneys available to it under this Indenture for such purpose.

    SECTION 4.03. INVESTMENTS OF MONEYS. Except as provided below, the Trustee shall invest and reinvest moneys held by the Trustee as directed by the Company Representative in any investment permitted by law and the Tax Agreement. In the absence of any other direction, the Company Representative has directed that such moneys be invested in a money market fund selected by the Trustee with a rating of "Am" or "Am-g" or better by a Rating Agency.

    Notwithstanding anything in this Indenture to the contrary, moneys held by the Trustee which are proceeds of a drawing under the Letter of Credit shall not be invested.

    The Trustee may make investments permitted by this Article IV through its own bond department or the bond department of any bank or trust company under common control with the Trustee. Investments shall be made so as to mature or be subject to redemption at the option of the holder on or before the date or dates on which the Trustee anticipates that moneys from the investments will be required. Investments shall be registered in the name of the Trustee and held by or under the control of the Trustee. The Trustee shall sell and reduce to cash a sufficient amount of investments whenever the cash held by the Trustee is insufficient. The Trustee shall not be liable for any loss from such investments to the extent directed by the Company Representative and to the extent such directions have been complied with by the Trustee.

    SECTION 4.04. MONEYS HELD IN TRUST. The Trustee shall hold in trust for the benefit of the Bondholders all moneys held by it for any payment on the Bonds. Moneys in the Costs of Issuance Fund and the Project Fund shall be held by the Trustee for the benefit of the owners and holders of the Bonds and invested in accordance with Section 4.03 until disbursed as described in Section
4.01. Money received by the Remarketing Agent or the Trustee from the sale of any Series 1997 Bond under Section 3.08 or for the purchase of any Series 1997 Bond shall be held segregated from other funds of the Remarketing Agent or the Trustee in trust for the benefit of the Series 1997 Bondholder from whom such Series 1997 Bond was purchased or the person delivering such purchase money, as the case may be, and shall not be invested. The Trustee shall promptly, but in no event later than 30 days after their original deposit, apply moneys received from the Company in accordance with this Indenture and the Tax Agreement as directed by the Company Representative.

                             ARTICLE V

                          LETTER OF CREDIT

    SECTION 5.01. REQUIREMENTS FOR LETTER OF CREDIT. (a) The initial letter of credit will be an irrevocable letter of credit of a commercial bank providing for direct payments to or upon the order of the Trustee of amounts up to (1) the principal of the Series 1997 Bonds when due, at maturity or upon acceleration, redemption, purchase pursuant to a tender or in lieu of redemption or otherwise; (2) interest on the Series 1997 Bonds for a period of 45 days at the rate of 12 percent per annum or such lower maximum interest rate as may be specified in the Letter of Credit; PROVIDED, HOWEVER that (A) if the Letter of Credit will be in effect during a Commercial Paper Mode, the stated coverage amount of the Letter of Credit will include an amount equal to interest on the Series 1997 Bonds for a period of 375 days (or such other number of days as may be required by any Rating Agency then rating the Series 1997 Bonds) at a stated maximum interest rate; and (B) if the Letter of Credit will be in effect during a Long-Term Interest Rate Period, the stated coverage amount of the Letter of Credit will include interest on the Series 1997 Bonds for a period of 210 days (or such other number of days as may be required by any Rating Agency then rating the Series 1997 Bonds) at the Long-Term Interest Rate plus an amount equal to the premium required for redemption described under the paragraphs captioned "MANDATORY REDEMPTION UPON EXPIRATION OF LETTER OF CREDIT," "MANDATORY REDEMPTION UPON DELIVERY OF AN ALTERNATE LETTER OF CREDIT," "MANDATORY REDEMPTION AT BEGINNING OF A NEW LONG-TERM INTEREST RATE PERIOD" and "MANDATORY REDEMPTION UPON A CHANGE IN THE METHOD OF DETERMINING THE INTEREST RATE ON THE BONDS" and "MANDATORY REDEMPTION DURING A LONG-TERM INTEREST RATE PERIOD UPON EXTENSION OF BOND MATURITY" in Section 8 of the Series 1997 Bonds. The Letter of Credit will expire (A) at its stated expiration date, which will be no earlier than 20 days after an Interest Payment Date that (except for the initial Letter of Credit) is one year from its date of issuance, and if a Long-Term Interest Rate Period will be in effect, its stated expiration date will be no earlier than the first date on which the Series 1997 Bonds are subject to redemption as described under the paragraph "OPTIONAL REDEMPTION DURING LONG-TERM INTEREST RATE PERIOD" in Section 8 of the Series 1997 Bonds, (B) receipt by the Bank of Trustee certificates to the effect that all Bonds have been paid or that an Alternate Letter of Credit has been delivered to and accepted by the Trustee; or (C) 25 days after the Trustee has received the Bank's written notice that an Event of Default has occurred under the Reimbursement Agreement pursuant to which the Letter of Credit was issued and requesting that the principal of all Bonds and accrued interest thereon be declared due and payable or be called for redemption.

    At least 45 days (or such shorter period as shall be acceptable to the Trustee, but not less than 30 days) prior to the Interest Payment Date next preceding the Expiration Date of the current Letter of Credit, the Company may provide for the delivery to the Trustee of an amendment to the Letter of Credit which extends the Expiration Date to a date that is not earlier than one year from its then current Expiration Date. If the Letter of Credit is so extended, the mandatory redemption described under the paragraph "MANDATORY REDEMPTION UPON EXPIRATION OF LETTER OF CREDIT" in Section 8 of the Series 1997 Bonds shall not occur. Unless all of the conditions of this paragraph which are required to be met 45 days (or such shorter period as shall be acceptable to the Trustee, but not less than 30 days) preceding the Interest Payment Date next preceding the Expiration Date of the Letter of Credit have been satisfied, the Trustee shall take all action necessary to call the Series 1997 Bonds for mandatory redemption described under the paragraph "MANDATORY REDEMPTION UPON EXPIRATION OF LETTER OF CREDIT" in Section 8 of the Series 1997 Bonds on the Interest Payment Date next preceding such Expiration Date; PROVIDED that if the Company shall have notified the Trustee in writing that it expects to meet all the conditions for the delivery of an amendment extending the existing Letter of Credit on or before the Interest Payment Date next preceding the Expiration Date of the existing Letter of Credit, then the notice of such mandatory redemption shall state that it is subject to rescission, and the Trustee shall rescind such notice, if such conditions are so met (in which case such mandatory redemption shall not occur).

    (b) ALTERNATE LETTER OF CREDIT. The Company may elect to replace any Letter of Credit with a new Letter of Credit conforming to the requirements of
Section 5.01(a).

    In addition, if the method of determining interest on the Series 1997 Bonds is a Daily, Weekly or Commercial Paper Rate, the Company may elect to terminate the existing Letter of Credit (or elect not to replace an expiring Letter of Credit) by delivering to the Trustee at least 30 days before the end of the last full Interest Period before the termination or expiration of the Letter of Credit, a letter from each Rating Agency then rating the Series 1997 Bonds that the Series 1997 Bonds will be rated at least "A-1" or "P-1" (or its equivalent) after the termination or expiration of the Letter of Credit. If such election is made, the Series 1997 Bonds will be called for redemption as described under the caption "MANDATORY REDEMPTION UPON EXPIRATION OF LETTER OF CREDIT" in Section 8 of the Series
1997 Bonds.

    Notwithstanding anything to the contrary contained herein, (1) unless the requirements of the preceding paragraph are met, while the Series 1997 Bonds bear interest at a Daily, Weekly or Commercial Paper Rate, they shall be secured by a Letter of Credit, and (2) if the Series 1997 Bonds bear interest at a Long-Term Interest Rate, they shall not be secured or supported by a Letter of Credit or any other type of credit enhancement unless, immediately prior to the effective date of any change in the method of determining the interest rate on the Series 1997 Bonds from a Daily, Weekly or Commercial Paper Rate, the Remarketing Agent makes an objective determination in a certificate delivered to the Trustee that the present value of the cost of securing the Series 1997 Bonds with the Letter of Credit or any other type of credit enhancement (including the cost of paying interest on the Series 1997 Bonds at the expected interest rate and all fees associated with the Letter of Credit or any other type of credit enhancement) would be less than the cost of paying interest on the Series 1997 Bonds if it is not so secured (using as a discount rate the yield to maturity on the Series 1997 Bonds being converted to a Long-Term Interest Rate and treating the fees paid and to be paid for the credit enhancement as interest on the Series 1997 Bonds). The Remarketing Agent is required in the event of a change from a Daily, Weekly or Commercial Paper Rate to a Long-Term Interest Rate to perform such analysis and, if present value savings would result under the above formula, must obtain the form of credit enhancement generating the greatest present value savings under the above formula. The provisions of this paragraph shall not apply if (i) the Series 1997 Bonds bore interest at a Long-Term Interest Rate on the day before the effective date of the change or (ii) a Favorable Opinion of Tax Counsel stating that this paragraph need not be applied to such change is delivered to the Trustee. In addition, if a Long-Term Interest Rate will be in effect during the term of the current Letter of Credit, the Company may not furnish an alternate Letter of Credit with a stated expiration date earlier than the stated expiration date in the Letter of Credit then in effect.

    Upon delivery to the Trustee of an Alternate Letter of Credit conforming to the requirements of this Section 5.01 and delivery of the opinions described in
Section 5.01(c), then the Trustee shall accept such Alternate Letter of Credit and promptly surrender for cancellation the previously held Letter of Credit to the issuer thereof in accordance with the terms of such Letter of Credit; PROVIDED that no delivery of such Alternate Letter of Credit shall be effective unless the Company has given written notice to the Trustee (a copy of which shall be delivered to the Bank providing the current Letter of Credit) not less than 45 days prior to such delivery of the Company's intention to provide for delivery of such Alternate Letter of Credit and the anticipated date of such delivery. Upon receipt of such notice, the Trustee shall take all actions necessary to call the Series 1997 Bonds for mandatory redemption as described under the paragraph "MANDATORY REDEMPTION UPON DELIVERY OF AN ALTERNATE LETTER OF CREDIT" in Section 8 of the Series 1997 Bonds on the Interest Payment Date next preceding the proposed effective date of such Alternate Letter of Credit; PROVIDED that the notice of such mandatory redemption shall state that it is subject to rescission, and the Trustee shall rescind such notice (unless the Series 1997 Bonds are then subject to mandatory redemption as described under the paragraph "MANDATORY REDEMPTION UPON EXPIRATION OF LETTER OF CREDIT") if all of the requirements of this Section 5.01(b) are not met on or before the Interest Payment Date on which the Series 1997 Bonds are subject to mandatory redemption as described under the paragraph "MANDATORY REDEMPTION UPON DELIVERY OF AN ALTERNATE LETTER OF CREDIT" (in which case such mandatory redemption shall not occur). Nothing in this Section 5.01(b) shall be construed to modify the provisions relating to the redemption as described under the paragraph "MANDATORY REDEMPTION UPON EXPIRATION OF LETTER OF CREDIT" or Section 5.01(a).

    (c) OPINIONS OF COUNSEL. Any Alternate Letter of Credit or other credit facility delivered to the Trustee must be accompanied by (1) a Favorable Opinion of Tax Counsel as to the delivery of the Alternate Letter of Credit or other facility; (2) an Opinion of Counsel stating that delivery of the Alternate Letter of Credit or other facility is authorized under this

Indenture and complies with its terms; (3) an opinion of counsel to the issuer or provider of such Alternate Letter of Credit or other facility stating that such Alternate Letter of Credit or other facility is a legal, valid, binding and enforceable obligation of such issuer or obligor in accordance with its terms; (4) an Opinion of Counsel that payments made by the Bank of amounts drawn under the Alternate Letter of Credit will not be recoverable from the Bondholders as voidable preferences under the provisions of the U.S. Bankruptcy Code in the event of a bankruptcy or similar insolvency proceeding with respect to the Company or the City; and (5) evidence satisfactory to the Trustee that the unsecured indebtedness of the new Bank (or parent company of the new Bank) is rated by a Rating Agency at "A-1/P-1", or, if a Favorable Opinion of Tax Counsel is delivered with respect to a different rating, some other rating. In addition, if the Company or any natural person, firm, association or public body related to the Company within the meaning of Section 147(a) of the Code grants a security interest in any cash, securities or investment type property to the issuer or provider of such Letter of Credit or other facility, the Company must furnish the Trustee a Favorable Opinion of Tax Counsel with respect to such grant.

    SECTION 5.02. DRAWS. Whenever any amount is payable on the Series 1997 Bonds or for their purchase as provided in this Indenture or the Series 1997 Bonds, the Trustee will draw on the Letter of Credit to the extent necessary to make such full and timely payment of principal and interest when due, whether on an Interest Payment Date, at maturity, upon redemption, acceleration or otherwise, in accordance with this Indenture, the Series 1997 Bonds and the Letter of Credit, except that the Trustee may not draw on the Letter of Credit to pay Series 1997 Bonds held by the Trustee for the benefit of the Bank in accordance with Section 3.08(a)(3). In drawing on the Letter of Credit, the Trustee will be acting on behalf of the Bondholders by facilitating payment of their Series 1997 Bonds and not on behalf of the City or Company and will not be subject to the control of either.

    Upon receiving notice of a tender, or upon the date Series 1997 Bonds are to be purchased by the Company in lieu of redemption, the Trustee promptly shall draw on the Letter of Credit, in accordance with its terms, on the date fixed for any such purchase, an amount to the end that immediately available funds in Chicago, Illinois will be provided on such date from such draw to pay the purchase price. No such drawing need be made to the extent that the Trustee has received telephone notice from the Remarketing Agent, promptly confirmed in writing, that such Series 1997 Bonds have been remarketed and the remarketing proceeds (that meet the requirements of Section 4.02, clause FIRST) on hand are sufficient to pay the purchase price of such Series 1997 Bonds.

                                   ARTICLE VI

                                   COVENANTS

    SECTION 6.01. PAYMENT OF BONDS. The City shall promptly pay the principal of, and the premium, if any, and interest on, the Bonds on the dates and in the manner provided in the Bonds, but only from the amounts assigned to and held by the Trustee under this Indenture.

    SECTION 6.02. FURTHER ASSURANCES. The City shall execute and deliver such supplemental indentures and such further instruments, and do such further acts, as the Trustee may reasonably require for the better assuring, assigning and confirming to the Trustee the amounts assigned under this Indenture for the payment of the Bonds.

    SECTION 6.03. REBATE FUND. (a) The Trustee shall establish and maintain a fund separate from any other fund established and maintained under this Indenture designated as the "Rebate Fund." Within the Rebate Fund, the Trustee shall maintain such accounts as shall be necessary in order to comply with the terms and requirements of the Tax Agreement. Subject to the transfer provisions provided in paragraph (e) below, all money at any time deposited in the Rebate Fund shall be held by the Trustee in trust, to the extent required pursuant to the Tax Agreement, for payment to the federal government of the United States of America, and neither the City, the Company, the Bank nor the owner of any Bonds shall have any rights or claim to such money. All amounts deposited into or on deposit in the Rebate Fund shall be governed by this Section, by Section 6.04 and by the Tax Agreement.

    (b) Upon the Company's written direction, an amount shall be deposited to the Rebate Fund by the Trustee from deposits by the Company or from available investment earnings on amounts held under this Indenture and available for this purpose, if and to the extent required, so that the balance of the amount on deposit thereto shall be equal to the amount required by the Tax Agreement. Computations of the amount required to be deposited into the Rebate Fund shall be furnished by or on behalf of the Company in accordance with the Tax Agreement.

    (c) The Trustee shall have no obligation to rebate any amounts required to be rebated pursuant to this Section, other than from moneys held in the funds and accounts created under this Indenture or from other moneys provided to it by the Company.

    (d) The Trustee shall invest all amounts held in the Rebate Fund as set forth in the Tax Agreement. Money shall not be transferred from the Rebate Fund except as provided in paragraph (e) below.

    (e) Upon receipt of the Company's written directions, the Trustee shall remit part or all of the balances in the Rebate Fund to the United States, as so directed. In addition, if the Company so directs, the Trustee will deposit moneys into or transfer moneys out of the Rebate Fund from or into such accounts or funds as directed by the Company's written directions. Any funds remaining in the Rebate Fund after payment of all of the Bonds and payment and satisfaction of any amount required to be paid pursuant to the Tax Agreement, or provision made therefor satisfactory to the Trustee, shall be withdrawn and remitted to the Company.

    (f) Notwithstanding any other provision of this Indenture, including in particular Article VII, the obligation to remit the amounts required to be paid pursuant to the Tax Agreement to the United States and to comply with all other requirements of this Section and Section 6.04 and the Tax Agreement shall survive the discharge of the lien of this Indenture or payment in full of the Bonds.

    SECTION 6.04. TAX COVENANTS. The City shall not knowingly take or omit to take any action within its control, to the extent permitted by law, that would cause the Series 1997 Bonds to be "arbitrage bonds" within the meaning of Section 148(a) of the Code.

    As long as Series 1997 Bonds are outstanding, the City hereby covenants for the benefit of the Beneficial Owners that it will, solely at the Company's expense, (a) take any action which, in the opinion delivered to City and Company of nationally recognized bond counsel acceptable to the City and the Company, is necessary to preserve the exclusion of interest on the Series 1997 Bonds from federal gross income and (b) refrain from taking any action which, in the opinion delivered to City and Company of nationally recognized bond counsel acceptable to the City and the Company, would adversely affect the exclusion of interest on the Series 1997 Bonds from federal gross income.

    Notwithstanding any provision of this Section, if the Company provides to the Trustee and the City an Opinion of Tax Counsel to the effect that any action required under this Section is no longer required, or to the effect that some further action is required, to maintain the exclusion of interest on the Series 1997 Bonds from federal gross income, the Trustee and the City may conclusively rely on such opinion in complying with the provisions of this Section, and the covenants under this Section shall be deemed to be modified to that extent.

                              ARTICLE VII

                         DISCHARGE OF INDENTURE

    Any Bond shall be deemed paid for all purposes of this Indenture when
(a) payment of the principal of and premium, if any, and interest on such Bond to the due date of such principal and interest (whether at maturity, upon redemption or otherwise) either (1) has been made in accordance with the terms of the Bonds or (2) has been provided for by irrevocably depositing with the Trustee (A) moneys sufficient to make such payment (PROVIDED that with respect to Series 1997 Bonds while a Letter of Credit is in effect, such moneys shall have been derived from the proceeds of a draw under such Letter of Credit) and/or (B) U.S. Government Obligations (PROVIDED that with respect to the Series 1997 Bonds while a Letter of Credit is in effect, they have been purchased with moneys derived from the proceeds of a draw under such Letter of Credit) maturing as to principal and interest in such amounts and at such times as will assure the availability of sufficient moneys to make such payment (PROVIDED that with respect to Series 1997 Bonds, such deposit under this clause (2) is made during a Commercial
Paper Rate Period or a Long-Term Interest Rate Period), and (b) all compensation and reasonable expenses of the Trustee pertaining to such Bond have been paid or provided for to the Trustee's satisfaction. When a Bond is deemed paid, it will no longer be secured by or entitled to the benefits of this Indenture, except for payment from moneys or U.S. Government Obligations under clause (a)(2) above and except that it may be tendered as provided in the Bonds and transferred, exchanged or replaced as provided in Article II.

    "U.S. GOVERNMENT OBLIGATIONS" means (i) noncallable direct obligations of the United States of America for which its full faith and credit are pledged,
(ii) noncallable obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, or (iii) securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in clause (i) or (ii).

    Notwithstanding the first paragraph of this Section 7.01, in the case of any Bond which by its terms may be redeemed prior to the Maturity Date, no deposit under clause (a)(2) thereof shall be deemed a payment of such Bond until the Company has furnished the Trustee (a) an Opinion of Tax Counsel stating that such deposit will not cause the Bonds to become "arbitrage bonds" under Section 148 of the Code and (b) irrevocable instructions in form satisfactory to the
Trustee:

         (i) stating the date when the principal (and premium, if any) of such Bond is to be paid, whether at maturity or on a redemption date;

         (ii) if such Bond is to be redeemed pursuant to this Indenture, to call such Bond for redemption; and

         (iii)     to mail, as soon as practicable, in the manner prescribed by
    Article III, a notice to the Owner of such Bond that the deposit required by clause (a)(2) of the first paragraph of this Section has been made with the Trustee and that such Bond is deemed to have been paid in accordance with this Section and stating the maturity or redemption date upon which moneys are to be available for the payment of such Bond or of its redemption price.

In addition, if the Bonds are to be rated by either Rating Agency on and after the date of such deposit, the Company shall furnish to the Trustee a letter from all such Rating Agencies to the effect that such deposit will not cause the current rating on the Bonds to be reduced or withdrawn.

    When all Outstanding Bonds are deemed paid under the provisions of this Section, the Trustee shall, upon request, acknowledge the discharge of the lien of this Indenture; PROVIDED, HOWEVER, that the obligations under Article II in respect of the transfer, exchange and replacement of Bonds shall survive the discharge of the lien of this Indenture.

    SECTION 7.02. APPLICATION OF TRUST MONEYS. The Trustee shall hold in trust moneys or U. S. Government Obligations deposited with it pursuant to
Section 7.01 and shall apply such moneys and the money derived from such U.S. Government Obligations in accordance with this Indenture only to the payment of the principal of, and the premium, if any, and interest on, the Bonds.

    SECTION 7.03. REPAYMENT TO BANK AND COMPANY. The Trustee shall promptly pay to the Bank (to the extent the Bank certifies to the Trustee that the Company is indebted to it under the Reimbursement Agreement) and then to the Company, upon request, any excess moneys or securities held by the Trustee at any time under this Article VII and any money held by the Trustee under any other provision of this Indenture for the payment of principal, premium, if any, or interest on the Bonds that remains unclaimed for two years.

                             ARTICLE VIII

                        DEFAULTS AND REMEDIES


    SECTION 8.01. EVENTS OF DEFAULT. An "EVENT OF DEFAULT" is any of the following:

         (a) Default in the payment of any interest on any Bond when due and payable.

         (b) Default in the payment of principal or premium on any Bond when due and payable, whether at maturity, upon redemption, by declaration or otherwise.

         (c) Default in the due and punctual payment of the purchase price of any Bond tendered by its Beneficial Owner pursuant to the Series 1997 Bonds.

         (d) The City fails to perform any of its agreements in this Indenture or the Bonds (except a failure that results in an Event of Default under clause (a), (b) or (c) above), the performance of which is material to the Bondholders, and the failure continues after the notice and for the period specified in this Section.

         (e) The Company fails to perform any of its agreements in the Loan Agreement (except a failure that results in an Event of Default under clause (a), (b) or (c) of this Section or a failure under Section 5.4 or
    Section 5.5 of the Loan Agreement, relating to the impairment of the exclusion of interest on the Bonds from federal gross income), and the failure continues after the notice and for the period specified in this Section, PROVIDED that such a failure (other than a failure to perform an agreement in Section 5.6 of the Loan Agreement, relating to maintenance of the Company's existence) is not an Event of Default if it is a result of any cause or event not reasonably within the Company's control.

         (f) The Company pursuant to or within the meaning of any Bankruptcy Law (1) commences a voluntary case, (2) consents to the entry of an order for relief against it in an involuntary case, (3) consents to the appointment of a Custodian for the Company or any substantial part of its property or (4) makes a general assignment for the benefit of its creditors.

         (g) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (1) is for relief against the Company in an involuntary case, (2) appoints a Custodian for the Company or any substantial part of its property or (3) orders the winding up or liquidation of the Company, and the decree or order remains unstayed and in effect for 60 days.

         (h) The Trustee receives written notice from the Bank that an "event of default" has occurred and is continuing (all periods for curing such default having expired without a cure having been made) under the reimbursement agreement pursuant to which the Letter of Credit was issued and a direction to accelerate the Bonds.

         (i) The Trustee receives written notice from the Bank on or before the date or dates specified in the Letter of Credit following a drawing on the Letter of Credit to pay interest on the Bonds that it will not reinstate its Letter of Credit.

    "BANKRUPTCY LAW" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

    A default under clause (d) or (e) of this Section is not an Event of Default until the Trustee or the holders of at least 25 percent in principal amount of the Bonds then outstanding give the City and the Company a notice specifying the default, demanding that it be remedied and stating that the notice is a "Notice of Default," and the City (if the default is under clause
(d)) or the Company (if the default is under clause (e) or if the default is under clause (d) and the Company has elected to perform the City's agreements under this Indenture and the Bonds as described in the last sentence of this paragraph) does not cure the default within 90 days after receipt of the notice, or within such longer period as the Trustee shall agree to. The Trustee shall not unreasonably refuse to agree to a longer period if the default can be cured but cannot reasonably be cured within 90 days after receipt of the notice and the City or the Company has begun within 90 days and continued diligent efforts to correct the default. The City authorizes the Company to perform, in the name and on behalf of the City and for the purpose of preventing the occurrence of an Event of Default, any agreement of the City in this Indenture or the Bonds.

    SECTION 8.02.  ACCELERATION.  If an Event of Default under clause (h) or
(i) of the foregoing Section occurs and is continuing, the Trustee shall declare the principal and accrued interest to the date of declaration of acceleration on the Bonds to be due and payable immediately and at such time interest on the Bonds shall cease to accrue. If any other Event of Default occurs and is continuing, the Trustee by notice to the City and the Company, or the holders of at least 25 percent in principal amount of the Bonds then outstanding by notice to the City, the Company and the Trustee (except for an Event of Default under clause (f) or (g) of the foregoing Section, for which a declaration can be made without any notice) may declare the principal of and accrued interest on the Bonds to the date of declaration of acceleration of the Bonds to be due and payable immediately. Upon any declaration of acceleration, the Trustee shall immediately exercise such rights as it may have under the Loan Agreement.

    If a Letter of Credit is in effect, if the Event of Default is not under clause (h) or (i) of the foregoing Section and is not the result of a failure by the Bank to honor a draw on the Letter of Credit, the Trustee will not declare the Series 1997 Bonds to be due and payable or pursue any other remedy without first obtaining the Bank's consent. Upon a declaration that the principal of and accrued interest on the Series 1997 Bonds shall be due and payable, the Trustee shall immediately draw on the Letter of Credit to pay the principal of and accrued interest on the Series 1997 Bonds. The Trustee shall immediately give notice of acceleration to the Bondholders.

    The Trustee may, and upon the request of holders of a majority in principal amount of the affected Bonds then outstanding shall, rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, and (a) with respect to the Series 1997 Bonds, if, when a Letter of Credit is in effect, the Bank gives its written consent to the waiver of the event of default under the Reimbursement Agreement and gives notice in writing that the Letter of Credit has not expired in accordance with its terms and that the Letter of Credit is reinstated up to an amount equal to the principal of all outstanding Series 1997 Bonds and (except during a Commercial Paper Mode or a Long-Term Interest Rate Period) up to 45 days' interest accrued on the Series 1997 Bonds at a maximum rate of 12 percent;
(b) the rescission would not conflict with any judgment or decree; and (c) all payments due the Trustee and any predecessor Trustee under Section 9.06 have been made.

    SECTION 8.03. OTHER REMEDIES. If an Event of Default has occurred and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the principal of, and the premium, if any, and interest on, the Bonds or to enforce the performance of any provision of the Bonds, this Indenture or the Loan Agreement.

    The Trustee, as the assignee of certain rights, titles and interests of the City in and to the Loan Agreement, may enforce each and every right, title and interest so assigned.

    The Trustee may maintain a proceeding even if it does not possess any of the Bonds or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Bondholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in such Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

    SECTION 8.04. WAIVER OF PAST DEFAULTS. The Owners of not less than a majority in aggregate principal amount of the Bonds then Outstanding together, when a Letter of Credit is in effect, with the Bank, by notice to the Trustee and the Company, may waive an Event of Default and its consequences if the Letter of Credit is reinstated up to the amount specified in Section 5.01 and the Bank has waived in writing all defaults under the reimbursement agreement pursuant to which the Letter of Credit was issued, but taking into account Bonds held for the account of the Bank. When an Event of Default is waived, it is cured and stops continuing, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent to it.

    SECTION 8.05. CONTROL BY MAJORITY. Subject to Section 9.01, the Owners of not less than a majority in aggregate principal amount of the Bonds then Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture. During any period when the Bonds are secured by a Letter of Credit and the Bank has honored draws on the Letter of Credit, any such direction of the Owners shall be followed by the Trustee only with the prior written consent of the Bank.

    SECTION 8.06. LIMITATION ON SUITS. A Bondholder may not pursue any remedy with respect to this Indenture or the Bonds unless (a) such Owner gives the Trustee notice stating that an Event of Default is continuing, (b) the Owners of at least 25 percent in aggregate principal amount of the Bonds then Outstanding make a written request to the Trustee to pursue such remedy, (c) such Owner or Owners offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense incurred in connection therewith and (d) the Trustee does not comply with such request within 60 days after receipt of such request and offer of indemnity.

    A Bondholder may not use this Indenture to prejudice the rights of another Bondholder or to obtain a preference or priority over any other Bondholder.

    SECTION 8.07. RIGHTS OF OWNERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Owner to receive payment of the principal of, and premium, if any, and interest on, a Bond, on or after the due dates expressed in such Bond, or the purchase price of a Bond on or after the date for its purchase as provided in such Bond, or to bring suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such Owner.

    SECTION 8.08.  COLLECTION SUIT BY TRUSTEE.  If an Event of Default under
Section 8.01(a), (b) or (c) has occurred and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount remaining unpaid.

    SECTION 8.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Bondholders allowed in any judicial proceedings relative to the Company or the Bank, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Owners in any election of a trustee in bankruptcy or other person performing similar functions. In the event of a bankruptcy or reorganization of the Company, the Trustee may file a proof of claim on behalf of all Bondholders with respect to the obligations of the Company pursuant to the Loan Agreement.

    SECTION 8.10. PRIORITIES. If the Trustee collects any money pursuant to this Article VIII, it shall pay out such money as soon as practicable in the following order:

         FIRST:    To the Trustee for amounts to which it is entitled under
    Section 9.06, but the Trustee may not pay itself for such amount from moneys drawn under the Letter of Credit;

         SECOND:   To the Bondholders for amounts due and unpaid on the Bonds for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Bonds for principal, premium, if any, and interest, respectively;

         THIRD:    To the Bank to the extent the Bank certifies to the Trustee that the Company is indebted to the Bank under the Reimbursement Agreement; and

         FOURTH:   To the Company.

The Trustee may fix a payment date for any payment to the Bondholders.

    SECTION 8.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by an Owner pursuant to Section 8.07 or a suit by Owners of more than 10 percent in aggregate principal amount of the Bonds then Outstanding.


                                  ARTICLE IX

                        TRUSTEE AND REMARKETING AGENT


    SECTION 9.01. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

    (b)  Except during the continuance of an Event of Default:

         (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and applicable laws and regulations and no others and no implied duties or covenants shall be read into this Indenture against the Trustee, and

         (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed, upon certificates, opinions, requisitions or any other writing furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the same to determine whether they conform to the requirements of this Indenture.

    (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (1) this subsection (c) shall not limit the effect of subsection (b) of this Section 9.01;

         (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

         (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.05; and

         (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

    (d) Every provision of this Indenture that in any way relates to the Trustee is subject to all the provisions of this Section 9.01.

    (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense, but the Trustee may not require indemnity as a condition to declaring the principal of and interest on the Bonds to be due immediately under Section 8.02, to drawing on the Letter of Credit or to making any payment of principal, premium or interest on the Series 1997 Bonds.

    (f) The Trustee shall not be liable for interest on any cash held by it, except as the Trustee may agree with the Company or the City with the consent of the Company.

    (g) The Trustee may rely on a Company Representative's certificate as to whether a Bankruptcy Filing has occurred.

    (h) In addition to the funds and accounts established by this Indenture, the Trustee may establish such funds and accounts as it deems necessary and appropriate in order to discharge its duties under this Indenture.

    (i) The Trustee, on behalf of the City, shall appoint an authenticating agent acceptable to the Company to authenticate Bonds if required pursuant to
Section 9.07. An authenticating agent may authenticate Bonds whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee shall include authentication by such authenticating agent.

    SECTION 9.02.  RIGHTS OF TRUSTEE.   Subject to Section 9.01:

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in such document.

         (b) The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any certificate of an appropriate officer or officers of the City or the Company or any Opinion of Counsel.

         (c) The Trustee may act through agents or, as provided in Section 9.16, through co-trustees so long as each such co-trustee shall agree in writing to be bound by the standards of conduct for the Trustee specified in this Indenture, and the Trustee shall not be responsible for the willful misconduct or negligence of any agent or co-trustee appointed by it with due care.

    SECTION 9.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the Owner or a pledgee of Bonds and may otherwise deal with the City or with the Company or its affiliates with the same rights it would have if it were not the Trustee.

    SECTION 9.04. TRUSTEE'S DISCLAIMER. The Trustee makes no representation as to the validity or adequacy of this Indenture, the Loan Agreement or the Bonds, except for its execution hereof and its authentication of any Bond hereunder. The Trustee shall not be accountable for the Company's use of Bond proceeds, nor shall it be responsible for any statement in the Bonds other than its certificate of authentication.

    SECTION 9.05. NOTICE OF DEFAULTS. If an event occurs which, with the giving of notice or lapse of time or both, would become an Event of Default, and if such event is continuing and is known to the Trustee, the Trustee shall mail to the City and to each Bondholder notice of such event within 90 days after it occurs. Except in the case of a default in the payment or purchase on any Bonds, the Trustee may withhold such notice from the Bondholders if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the best interests of the Bondholders.

    SECTION 9.06. COMPENSATION OF TRUSTEE. For acting under this Indenture, the Trustee shall be entitled to payment as previously agreed upon in writing by the Company and the Trustee.

    To secure the payment or reimbursement to the Trustee provided for in this Section, the Trustee shall have a senior claim, to which the Bonds are made subordinate, on all money or property held or collected by the Trustee, except any money or property held under Section 4.04 or Article VII or otherwise held in trust to pay the principal of, and the premium, if any, and interest on, or the purchase price of, particular Bonds and except amounts drawn under the Letter of Credit.

    SECTION 9.07. ELIGIBILITY OF TRUSTEE. This Indenture shall always have a Trustee that is a corporation or association organized and doing business under the laws of the United States of America or any state or the District of Columbia, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by United States of America, state or District of Columbia authority and has a combined capital, surplus and undivided profits of at least $10,000,000 as set forth in its most recent published annual report of condition. If at any time the Trustee ceases to be eligible in accordance with this Section, the Trustee shall resign immediately as set forth in Section 9.08. If the Bonds are then rated by Moody's Investors Service, Inc., any successor Trustee shall be rated at least Baa3/P-3 or otherwise be acceptable to Moody's Investors Service, Inc.

    SECTION 9.08. REPLACEMENT OF TRUSTEE. (a) The Trustee may resign by notifying the City and the Company in writing and by mailing notice thereof by first-class mail to the Bondholders.

    Upon receiving such notice of resignation, the Company, with the consent of the City, shall promptly appoint a successor trustee by an instrument in writing; PROVIDED that the Company may not make such appointment if an Event of Default has occurred and is continuing, or if an event has occurred and is continuing which, with the giving of notice or lapse of time or both, would become an Event of Default. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee or any Bondholder who has been a bona fide Owner of a Bond for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and may prescribe, appoint a successor trustee.

    (b)  In case at any time either of the following shall occur:

         (1) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.07 and shall fail to resign after written request therefor by the Company, the City or any Bondholder who has been a bona fide Owner of a Bond for at least six months, or

         (2) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company shall remove the Trustee and appoint a successor trustee by an instrument in writing; PROVIDED that the Company may not make such appointment if an Event of Default has occurred and is continuing, or if an event has occurred and is continuing which, with the giving of notice or lapse of time or both, would become an Event of Default, in which case the successor trustee shall be appointed by a court as provided in subsection (a) of this Section.

    (c) Owners of a majority in aggregate principal amount of the Bonds at the time Outstanding may at any time remove the Trustee by an instrument or concurrent instruments in writing signed by such Bondholders and delivered to the Trustee and the Company. Upon receiving such notice of removal, the Company shall promptly appoint a successor trustee by an instrument in writing; PROVIDED that the Company may not make such appointment if an Event of Default has occurred and is continuing, or if an event has occurred and is continuing which, with the giving of notice or lapse of time or both, would become an Event of Default, in which case the successor trustee shall be appointed by a court as provided in subsection (a) of this Section.

    (d) Any resignation or removal of the Trustee and the appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective only upon acceptance of appointment by the successor trustee as provided in Section 9.09. The Company shall give written notification to any Rating Agency then rating the Bonds if a successor trustee shall be appointed pursuant to this Section.

    SECTION 9.09. ACCEPTANCE OF TRUST BY SUCCESSOR TRUSTEE. Any successor trustee appointed as provided in Section 9.08 shall execute, acknowledge and deliver to the City and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor in the trusts hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the City or the written request of the successor trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Trustee so ceasing to act. Upon request of any such successor trustee, the City shall execute any and all instruments in writing necessary or desirable for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee to secure the amounts due it as compensation, reimbursement, expenses and indemnity afforded to it by Section 9.06.

    No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.07.

    At the time of appointment, the Company and the successor trustee shall execute an agreement with respect to the compensation of the successor trustee.

    Upon acceptance of appointment by a successor trustee as provided in this Section, the City or such successor trustee shall give the Bondholders notice of the succession of such trustee to the trusts hereunder in the manner prescribed in Section 9.08 for the giving of notice of resignation of the Trustee.

    SECTION 9.10. DUTIES OF REMARKETING AGENT. The Remarketing Agent shall set the interest rates on the Series 1997 Bonds and perform the other duties provided for in Section 2.02 and will remarket Series 1997 Bonds as provided in
Section 3.08, subject to any provisions of the Remarketing Agreement, which shall control in the case of any conflict with this Indenture. So long as the Series 1997 Bonds are held in the Book-Entry System, the Remarketing Agent must be the sole Participant in such system with respect to the Series 1997 Bonds, except under the circumstances described in Section 3.08(3). The Remarketing Agent may for its own account or as broker or agent for others deal in the Bonds and may do anything any other Bondholder may do to the same extent as if the Remarketing Agent were not serving as such.

    SECTION 9.11. ELIGIBILITY OF REMARKETING AGENT. The initial Remarketing Agent appointed under this Indenture is First National Bank of

Chicago, Chicago, Illinois. The Remarketing Agent shall be a bank, trust company or member of the National Association of Securities Dealers, Inc. organized and doing business under the laws of the United States of America or any state or the District of Columbia, shall have a combined capital stock, surplus and undivided profits of at least $15,000,000 as set forth in its most recent published annual report and shall be authorized by law to perform all the duties imposed upon the Remarketing Agent by this Indenture and the Remarketing Agreement. If the Series 1997 Bonds are then rated by Moody's Investors Service, Inc., any successor Remarketing Agent shall be rated at least Baa3/P-3 or otherwise be acceptable to Moody's Investors Service, Inc.

    SECTION 9.12. REPLACEMENT OF REMARKETING AGENT. The Remarketing Agent may resign by notifying the City, the Trustee and the Company. Such resignation will take effect only on the day a successor Remarketing Agent appointed in accordance with this Section has accepted the appointment. The Company may remove the Remarketing Agent at any time by an instrument signed by the Company and delivered to the Remarketing Agent, the City and the Trustee at least 30 days prior to the effective date of such removal (which shall not in any event occur prior to the appointment of a successor Remarketing Agent). A new Remarketing Agent may be appointed by the Company with the consent of the City upon the resignation or removal of the Remarketing Agent. The Trustee shall promptly notify the holders of Series 1997 Bonds and all Rating Agencies of any change in the Remarketing Agent.

    SECTION 9.13. COMPENSATION OF REMARKETING AGENT. The Remarketing Agent shall not be entitled to any compensation from the City, the Trustee or any property held under this Indenture but must make separate arrangements with the Company for compensation.

    SECTION 9.14. SUCCESSOR TRUSTEE OR REMARKETING AGENT BY MERGER. If the Trustee or the Remarketing Agent consolidates with, merges or converts into, or transfers all or substantially all its assets (or, in the case of a bank or trust company, its corporate trust assets) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee or Remarketing Agent, PROVIDED that such successor shall be eligible under the applicable provisions of this Article IX.

    SECTION 9.15. SEPARATE OR CO-TRUSTEE. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the laws of the State) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in the case of litigation under this Indenture, and in particular in the case of the enforcement of this Indenture upon the occurrence of an Event of Default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers, trusts or remedies herein granted to the Trustee or hold title to the trust estate, as herein granted and described in the Granting Clause, or take any other action which may be desirable or necessary in connection therewith, it may be necessary or desirable for the Trustee to appoint an individual or institution as a separate or co-trustee. The Trustee is hereby authorized to appoint a separate or co-trustee under such circumstances, and the following provisions of this Section shall apply to any separate or co-trustee so appointed.

    In the event that the Trustee appoints an individual or institution as a separate or co-trustee, each and every right, power, trust, remedy, estate, title, interest, claim, cause of action and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee shall be exercisable by and vested in such separate or co-trustee, but only to the extent necessary to enable the separate or co-trustee to exercise such rights, powers, trusts and remedies.

    Should any deed, conveyance or instrument in writing from the City be reasonably required by any separate trustee or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such estates, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the City. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a successor, separate or co-trustee.

    Except as otherwise required by applicable law, no right or power granted by this Indenture to any separate or co-trustee shall be exercised by such separate or co-trustee alone unless such separate or co-trustee shall have obtained the written consent of the Trustee to do so.

    The Trustee may at any time, by an instrument in writing executed by it, remove any separate or co-trustee, and in such event may, in its discretion, by an instrument in writing executed by it, appoint a successor to such separate or co-trustee.

                                  ARTICLE X

                AMENDMENTS OF AND SUPPLEMENTS TO INDENTURE

    SECTION 10.01. WITHOUT CONSENT OF BONDHOLDERS. The City and the Trustee may amend or supplement this Indenture or the Bonds without notice to or the consent of any Bondholder:

         (a) to cure any ambiguity, inconsistency or formal defect or omission;

         (b) to grant to the Trustee for the benefit of the Bondholders additional rights, remedies, powers or authority;

         (c) to subject to this Indenture additional collateral, but only upon receipt of a Favorable Opinion of Tax Counsel, or to add other agreements of the City;

         (d) to modify this Indenture or the Bonds to permit qualification under the Trust Indenture Act of 1939, as amended, or any similar federal statute at the time in effect, or to permit the qualification of the Bonds for sale under the securities laws of any state of the United States of America;

         (e) to authorize different authorized denominations of the Bonds and to make correlative amendments and modifications to this Indenture regarding exchangeability of Bonds of different authorized denominations, redemptions of portions of Bonds of particular authorized denominations and similar amendments and modifications of a technical nature;

         (f) to increase or decrease the number of days specified for the giving of notices under Section 2.02 and to make corresponding changes to the period for notice of redemption of the Bonds; PROVIDED that no decreases in any such number of days shall become effective except while the Series 1997 Bonds bear interest at a Daily Rate or a Weekly Rate and until 30 days after the Trustee has given notice to the Owners of the Series 1997 Bonds;

         (g) to provide for an uncertificated system of registering the Bonds or to provide for the change to or from the Book-Entry System for the Bonds;

         (h) to evidence the succession of a new Trustee or the appointment by the Trustee or the City of a co-trustee;

         (i) to make any change (including a change in Section 4.01 to reflect any amendment to the Code or interpretations by the Internal Revenue Service of the Code) that does not materially adversely affect the rights of any Bondholder;

         (j) to make any change necessary to secure from a Rating Agency a rating on the Series 1997 Bonds equal to the rating on the unsecured indebtedness of the Bank (or parent company of the Bank) or the issuer of any other type of credit enhancement;

         (k)  to provide for the issuance of Additional Bonds; or

         (l) in connection with the extension of the maturity of the Series 1997 Bonds as provided in Section 9 of the Series 1997 Bonds.

Prior to consenting to such amendment or supplement, the Trustee may request, and may conclusively rely, on an Opinion of Counsel that such amendment or supplement complies with this Section.

    SECTION 10.02. WITH CONSENT OF BONDHOLDERS. If an amendment of or supplement to this Indenture or the Bonds without the consent of Bondholders is not permitted by Section 10.01, the City and the Trustee may enter into such amendment or supplement with the consent of the Owners of at least a majority in the aggregate principal amount of the Bonds then Outstanding. However, without the consent of each Bondholder affected, no amendment or supplement may (a) extend the maturity of the principal of, or interest on, any Bond, (b) reduce the principal amount of, or rate of interest on, any Bond (other than an extension of the maturity of Series 1997 Bonds as provided in Section 9 of the Series 1997 Bonds), (c) effect a privilege or priority of any Bond or Bonds over any other Bond or Bonds, (d) reduce the percentage of the aggregate principal amount of the Bonds the Owners of which are required to consent to such amendment or supplement, (e) impair the exclusion from federal gross income of interest on any Bond, (f) eliminate the Owners' rights to tender the Bonds or any mandatory redemption of the Bonds, or extend the due date for the purchase of Bonds tendered by the Owners thereof or any call date for mandatory redemption, or reduce the purchase or redemption price of the Bonds, (g) create a lien ranking prior to or on a parity with the lien of this Indenture on the property described in the Granting Clause of this Indenture or (h) deprive any Bondholder of the lien created by this Indenture on such property. In addition, if moneys or U.S. Government Obligations have been deposited or set aside with the Trustee pursuant to Article VII for the payment of Bonds and such Bonds shall not have in fact been actually paid in full, no amendment to the provisions of such Article VII shall be made without the consent of the Owner of each affected Bond.

    SECTION 10.03. EFFECT OF CONSENTS. After an amendment or supplement becomes effective, it will bind every Bondholder unless it makes a change described in clauses (a) through (h) of the second sentence of Section 10.02, in which case the amendment or supplement will bind each Bondholder who consented to it and each subsequent Owner of a Bond or portion of a Bond evidencing the same debt as the consenting Owner's Bond.

    SECTION 10.04. NOTATION ON OR EXCHANGE OF BONDS. If an amendment or supplement changes the terms of a Bond, the Trustee may require the Owner to deliver such Bond to the Trustee. The Trustee may place an appropriate notation on such Bond about the changed terms and return it to the Owner. Alternatively, if the Trustee, the City and the Company so determine, the City, in exchange for such Bond, shall execute and the Trustee shall authenticate and deliver a new Bond that reflects the changed terms.

    SECTION 10.05. SIGNING BY TRUSTEE OF AMENDMENTS AND SUPPLEMENTS. The Trustee shall sign any amendment or supplement to this Indenture or the Bonds authorized by this Article X if such amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If such amendment or supplement has such an adverse effect, the Trustee may, but need not, sign it. In signing such an amendment or supplement, the Trustee shall be entitled to receive and (subject to Section 9.01) shall be fully protected in relying on an Opinion of Counsel stating that such amendment or supplement is authorized by this Indenture.

    SECTION 10.06. COMPANY AND BANK CONSENT REQUIRED. No amendment or supplement to this Indenture or the Bonds shall become effective unless the Company and, when a Letter of Credit is in effect or any amounts are owed to the Bank under the Reimbursement Agreement, the Bank deliver to the Trustee and to the City their written consents to the amendment or supplement.

    SECTION 10.07. NOTICE TO BONDHOLDERS. The Trustee shall cause notice of the execution of each amendment or supplement to this Indenture or the Loan Agreement to be mailed to the Bondholders by first-class mail. The notice shall, at the option of the Trustee, either (i) briefly state the nature of the amendment or supplement and that copies of it are on file with the Trustee for inspection by the Bondholders or (ii) enclose a copy of such amendment or supplement.

                                  ARTICLE XI

               AMENDMENTS OF AND SUPPLEMENTS TO LOAN AGREEMENT

    SECTION 11.01. WITHOUT CONSENT OF BONDHOLDERS. The City may enter into, and the Trustee may consent to, any amendment of or supplement to the Loan Agreement without notice to or the consent of any Bondholder if such amendment or supplement is required or permitted (a) by the provisions of the Loan Agreement or this Indenture (including, in connection with transactions permitted by Section 5.6 of the Loan Agreement, relating to maintenance of the Company's existence), (b) to cure any ambiguity, inconsistency or formal defect or omission, (c) to identify more precisely the Project, (d) in connection with any authorized amendment of or supplement to this Indenture, (e) to make any change that does not materially adversely affect the rights of any Bondholder,
(f) to make any change necessary to secure from a Rating Agency a rating on the Bonds equal to the rating on the unsecured indebtedness of the Bank (or the parent company of the Bank) or the issuer of any other type of credit enhancement or (g) in connection with the issuance of Additional Bonds. Prior to consenting to such amendment or supplement, the Trustee may request, and may conclusively rely, on an Opinion of Counsel that such amendment or supplement complies with this Section.

    SECTION 11.02. WITH CONSENT OF BONDHOLDERS. If an amendment of or supplement to the Loan Agreement without the consent of Bondholders is not permitted by Section 11.01, the City may enter into, and the Trustee may consent to, such amendment or supplement with the consent of the Owners of at least a majority in the aggregate principal amount of the Bonds then Outstanding. However, without the consent of each Bondholder affected, no amendment or supplement may result in any occurrence described in clauses (a) through (h) of the second sentence of Section 10.02.

    SECTION 11.03. CONSENTS BY TRUSTEE TO AMENDMENTS OR SUPPLEMENTS. The Trustee shall consent to any amendment or supplement to the Loan Agreement authorized by this Article XI if such amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If such amendment or supplement has such an adverse effect, the Trustee may, but need not, sign it. In signing a consent to such an amendment or supplement, the Trustee shall be entitled to receive and (subject to Section 9.01) shall be fully protected in relying on an Opinion of Counsel stating that such amendment or supplement is authorized by this Indenture.

                                 ARTICLE XII

                                MISCELLANEOUS


    SECTION 12.01. NOTICES. (a) Any notice, request, direction, designation, consent, acknowledgment, certification, appointment, waiver or other communication required or permitted by this Indenture or the Bonds must be in writing except as expressly provided otherwise in this Indenture or the Bonds.

    (b) Any notice or other communication shall be sufficiently given and deemed given when delivered by hand or mailed by first-class mail, postage prepaid, addressed as follows: if to the City, to Office of Chief Financial Officer, Room 501, City Hall, 121 North LaSalle Street, Chicago, Illinois 60602,
Attention: Chief Financial Officer; if to the Trustee, to 33 North LaSalle Street, 13th Floor, Chicago, Illinois 60690, Attention: Corporate Trust Division; if to the Company, to 401 North Michigan Avenue, 30th Floor, Chicago, Illinois 60611, Attention: Chief Financial Officer; if to the Remarketing Agent, to The First National Bank of Chicago, One First National Plaza, Suite 0826, Chicago, Illinois 60670, Attention: Mary Duff; if to the Bank, to The First National Bank of Chicago, One First National Plaza, 14th Floor, Chicago, Illinois 60670, Attention: Kevin L. Gillen, and if to the Bondholders, as provided in the Bond registration books kept pursuant to this Indenture. Any addressee may designate additional or different addresses for purposes of this
Section 12.01.

    SECTION 12.02. BONDHOLDERS' CONSENTS. Any consent or other instrument required by this Indenture to be signed by Bondholders may be in any number of concurrent documents and may be signed by a Bondholder or by the Bondholder's agent appointed in writing. Proof of the execution of such document or of the instrument appointing an agent and of the ownership of Bonds, if made in the following manner, shall be conclusive for any purposes of this Indenture with regard to any action taken by the Trustee under such document or instrument:

         (a) The fact and date of a person's signing any document or instrument may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments within that jurisdiction that the person signing such document or instrument acknowledged before such officer the execution of such document or instrument, or by an affidavit of any witness to the signing.

         (b) The fact of ownership of any Bond, the principal amount thereof, the number and other identification thereof and the date of holding shall be proved by the registration books kept pursuant to this Indenture.

    In determining whether the Owners of the required aggregate principal amount of Bonds Outstanding have taken any action under this Indenture, Bonds owned by the Company or any person controlling, controlled by or under common control with the Company shall be disregarded and deemed not to be Outstanding. In determining whether the Trustee shall be protected in relying on any such action, only Bonds which the Trustee knows to be so owned shall be disregarded.

    Any consent or other instrument shall be irrevocable and shall bind any subsequent Owner of a Bond or of any Bond delivered in substitution therefor.

    SECTION 12.03. LIMITATION OF RIGHTS. Nothing expressed or implied in this Indenture or the Bonds shall give to any person other than the Trustee, the City, the Bank, the Company, the Remarketing Agent and the Bondholders any right, remedy or claim under or with respect to this Indenture.

    SECTION 12.04. SEVERABILITY. If any provision of this Indenture shall be determined to be unenforceable, such unenforceability shall not affect the enforceability of any other provision of this Indenture.

    SECTION 12.05. PAYMENTS DUE ON NON-BUSINESS DAYS. If a payment date is not a Business Day at the place of payment, then payment may be made at that place on the next Business Day, and no interest shall accrue for the intervening period.

    SECTION 12.06. GOVERNING LAW. This Indenture shall be governed exclusively by and construed in accordance with the applicable laws of the State.

    SECTION 12.07. CAPTIONS. The captions in this Indenture are for convenience only and do not define or limit the scope or intent of any provisions or Sections of this Indenture.

    SECTION 12.08. NO RECOURSE AGAINST CITY'S OFFICERS. No officer, member, director, agent or employee of the City shall be individually or personally liable for any payment on the Bonds or be subject to any personal liability or accountability by reason of the issuance of the Bonds.

    SECTION 12.09. LIMITATION OF LIABILITY. Notwithstanding anything contained in this Indenture to the contrary, the Bonds shall be limited obligations of the City and shall be payable solely from the revenues and receipts and other amounts received by or on behalf of the City pursuant solely to the Loan Agreement. Anything herein to the contrary notwithstanding, neither the Trustee, the Owners nor the Beneficial Owners shall have any interest in the Ground Lease or any amounts payable thereunder or in the Project or in any property at the Airport.

    SECTION 12.10. COUNTERPARTS. This Indenture may be signed in several counterparts, each of which shall be an original, but all of which together shall constitute the same instrument.

    SECTION 12.11. NOTICE TO RATING AGENCIES. The Trustee will promptly notify in writing each Rating Agency then rating the Bonds of the following events:

         (1) the expiration, termination, substitution or extension of the Letter of Credit;

         (2)  the redemption, purchase or payment of all outstanding Bonds;

         (3) changes in the Loan Agreement, this Indenture, the Letter of Credit, the Reimbursement Agreement or any other legal agreements relating to the Bonds of which the Trustee has notice;

         (4) a change in the method of determining interest on the Series 1997 Bonds to a Commercial Paper Rate or a Long-Term Interest Rate; and

         (5)  any contemplated change in the Trustee or the Remarketing
    Agreement.

    IN WITNESS WHEREOF, the City of Chicago has caused this Indenture to be signed in its name and its corporate seal to be hereunto affixed and attested by its duly authorized officers, and American National Bank and Trust Company of Chicago, in token of its acceptance of the trust created hereunder, has caused this Indenture to be signed in its name by its duly authorized officer, all as of the day and year first above written.



                                                      CITY OF CHICAGO

                                                   By
                                                     -----------------------
                                                     Chief Financial Officer

[SEAL]

ATTEST:



---------------------
 City Clerk



                                            AMERICAN NATIONAL BANK AND TRUST
                                            COMPANY OF CHICAGO, as Trustee


                                            By
                                               ----------------------------



[SEAL]


ATTEST:

                                   EXHIBIT A


                                 [FORM OF BOND]



UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CITY OR THE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC ( AND ANY PAYMENT IS MADE TO CEDE & CO. OR THE SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                             UNITED STATES OF AMERICA

                                STATE OF ILLINOIS



No. ________                                               $_________________

_________________


                      CITY OF CHICAGO VARIABLE/FIXED RATE DEMAND

                       SPECIAL FACILITIES AIRPORT REVENUE BOND

                         (CENTERPOINT O'HARE, L.L.C. PROJECT)

                                     SERIES 1997



INITIAL MATURITY DATE               DATED DATE               CUSIP  167495 AD 2
  September 1, 2032             September 18, 1997


REGISTERED OWNER:

PRINCIPAL AMOUNT:

    The City of Chicago, a home rule unit of local government, duly organized and validly existing under the laws of the State of Illinois, in accordance with the provisions of Section 6(a) of the 1970 Constitution of the State of Illinois, hereby promises to pay, solely from the sources described in this Bond, to the Registered Owner identified above, or registered assigns, on the Maturity Date stated above or on the Maturity Date as it may be extended as provided in Section 9 of this Bond (or if this Bond is called for earlier redemption as described herein, on the redemption date) the principal amount identified above and to pay interest and premium, if any, as provided in this Bond.

    1. INDENTURE; LOAN AGREEMENT. This Bond is one of the bonds (the "BONDS"), limited to $55,000,000 in aggregate principal amount, issued under the Indenture of Trust dated as of September 1, 1997 (the "INDENTURE") between the City of Chicago (the "CITY") and American National Bank and Trust Company of Chicago, as trustee (the "TRUSTEE"). The terms of the Bonds include those in the Indenture. Bondholders are referred to the Indenture for a statement of those terms. The Indenture also provides for the issuance, under the conditions, limitations and restrictions therein set forth, of additional series of bonds on a parity with the Bonds and all other bonds issued under the Indenture. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture.

    The City will provide the proceeds of the Bonds to CenterPoint O'Hare, L.L.C. an Illinois limited liability company (the "COMPANY"), pursuant to a Loan Agreement dated as of September 1, 1997 (the "LOAN AGREEMENT") between the City and the Company. The Company will use the proceeds of the Bonds to pay a portion of the costs of funding the designing, constructing, rehabilitating, furnishing and equipping and leasing of air cargo facilities used for the receiving and storing of cargo being transported at Chicago-O'Hare International Airport (the "AIRPORT") and other incidental uses and other improvements related to the operation of the Airport (the "PROJECT"). The Company has agreed in the Loan Agreement to pay the City amounts sufficient to pay all amounts coming due on the

Bonds, and the City has assigned its right to such payments under the Loan Agreement to the Trustee as security for the Bonds.

    The Indenture and the Loan Agreement may be amended, and references to them include any amendments.

    The City has established a book-entry only system of registration for the Bonds (the "BOOK-ENTRY SYSTEM"). Except as specifically provided otherwise in the Indenture, the Securities Depository (or its nominee) will be the Registered Owner of this Bond. By acceptance of a confirmation of purchase, delivery or transfer, the Beneficial Owner of this Bond shall be deemed to have agreed to this arrangement. The Securities Depository (or its nominee), as Registered Owner of this Bond, shall be treated as its owner for all purposes.

    2. SOURCE OF PAYMENTS. The Bonds are issued pursuant to and in full compliance with the Constitution and laws of the State of Illinois and pursuant to an ordinance adopted by the City on September 10, 1997, which ordinance authorizes the execution and delivery of the Loan Agreement and the Indenture. The Bonds are limited obligations of the City and, as provided in the Indenture, are payable solely from payments to be made by the Company under the Loan Agreement, from a Letter of Credit as described below (but only so long as a Letter of Credit is in effect) and from any other moneys held by the Trustee under the Indenture for such purpose, and there shall be no recourse against the City or any other property now or hereafter owned by it. THE BONDS SHALL NOT CONSTITUTE AN INDEBTEDNESS OF THE CITY OR A LOAN OF CREDIT THEREOF WITHIN THE MEANING OF ANY CONSTITUTIONAL OR STATUTORY PROVISION OF THE STATE OF ILLINOIS. NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE CITY, THE STATE OF ILLINOIS OR ANY POLITICAL SUBDIVISION THEREOF, IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF THE BONDS, OR THE INTEREST OR ANY PREMIUM THEREON, OR OTHER COSTS INCIDENT THERETO. THE BONDS ARE PAYABLE SOLELY FROM THE REVENUES IN THE INDENTURE PLEDGED TO SUCH PAYMENT AND NO OWNER OR OWNERS OF THE BONDS SHALL EVER HAVE THE RIGHT TO COMPEL ANY EXERCISE OF THE TAXING POWER OF THE CITY, THE STATE OF ILLINOIS OR ANY POLITICAL SUBDIVISION THEREOF NOR TO ENFORCE THE PAYMENT OF THE BONDS AGAINST ANY PROPERTY OF THE CITY, THE STATE OF ILLINOIS OR ANY SUCH POLITICAL SUBDIVISION. THE PROJECT IS NOT SECURITY FOR THE BONDS, AND THE BONDS ARE NOT SECURED BY

ANY OTHER PROPERTY OR IMPROVEMENTS AT THE AIRPORT OR ANY REVENUES DERIVED BY THE CITY FROM THE OPERATION OF THE AIRPORT GENERALLY.

    3.   INTEREST RATE.  Interest on this Bond will be paid at the lesser of
(a) a Daily Rate, a Weekly Rate, a Commercial Paper Rate or a Long-Term Interest Rate, as selected by the Company and as determined in accordance with the Indenture, and (b) 12 percent per annum or, when a Letter of Credit secures the Bonds, such lower maximum rate as may be specified in the Letter of Credit. Interest will initially be payable at a Weekly Rate as set forth in the Indenture. The Company may change the interest rate determination method from time to time. A change in the interest rate determination method will result in redemption of the Bonds (see "REDEMPTION" below). While there exists an Event of Default under the Indenture, the interest rate on the Bonds will be the interest rate on the Bonds in effect on the day before the Event of Default occurred.

    When interest is payable at a Daily, Weekly or Commercial Paper Rate, it will be computed on the basis of the actual number of days elapsed over a year of 365 days (366 in leap years), and when payable at a Long-Term Interest Rate, it will be computed on the basis of a 360-day year of twelve 30-day months. Interest on overdue principal and, to the extent lawful, on overdue premium and interest will be payable at the interest rate on each Bond in effect on the day before the default occurred.

    4. INTEREST PAYMENT AND RECORD DATES. Interest will accrue on the unpaid portion of the principal of this Bond from the last date to which interest was paid or, if no interest has been paid, from the date of the original issuance of the Bonds until the entire principal amount of this Bond is paid. When interest on this Bond is payable at the rate shown in the first column below, interest accrued during the period (an "INTEREST PERIOD") shown in the second column below will be paid on the date (an "INTEREST PAYMENT DATE") shown in the third column below to the Registered Owner on the date (a "RECORD DATE") shown in the fourth column below:


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



                                                                    INTEREST
        RATE                   INTEREST PERIOD                    PAYMENT DATE                    RECORD DATE

       Daily*          First Business Day of each           First Business Day of the        Last Business Day before
                      calendar month through the day        next succeeding Interest          Interest Payment Date
                     prior to the first Business Day of              Period
                     the next succeeding calendar month

       Weekly*          First Business Day of each          First Business Day of the        Last Business Day before
                      calendar month through the day         next succeeding Interest         Interest Payment Date
                     prior to the first Business Day of                Period
                     the nextsucceeding calendar month

  Commercial Paper        From one to 365 days as            Day after the last day of        Last Business Day before
                         determined for each Bond             Commercial Paper Period          Interest Payment Date
                     pursuant to Section 2.02(a)(3) of
                        the Indenture ("COMMERCIAL
                             PAPER PERIOD")

     Long-Term**       Six-month period or portion                 Next March 1 or             Fifteenth of the month
                        thereof ending March 1 or                    September 1             before the Interest Payment
                              September 1                                                       Date (February 15 or
                                                                                                    August 15)***

--------------------

* If there shall be a change from a Daily Rate or a Weekly Rate on a day other than the first Business Day of a calendar month, the then current Interest Period relating to such Daily Rate or Weekly Rate shall end on the day immediately preceding the date on which the new interest rate on the Bonds shall become effective, which date shall be the Interest Payment Date for such Interest Period, for which the Record Date shall be the immediately preceding Business Day. If such new interest rate shall be a Daily Rate or a Weekly Rate, the first Interest Period relating thereto shall begin on the effective date of such new interest rate and end on the day prior to the first Business Day of the next succeeding calendar month, for which the Interest Payment Date and the Record Date shall be as prescribed in this Table.

** If there shall be a change from a Long-Term Interest Rate on a day other than the day after the last day of the then current Long-Term Interest Rate Period, or if there shall be an early termination of such Long-Term Interest Rate Period and a new Long-Term Interest Rate shall be set, such Long-Term Interest Rate Period

"BUSINESS DAY" is defined in the Indenture. Any interest on this Bond which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, will forthwith cease to be payable to the Registered Owner on the relevant Record Date and will be paid to the Registered Owner on the fifth Business Day preceding the date of payment of such defaulted interest.

    5. METHOD OF PAYMENT. Owners must surrender Bonds to the Trustee to collect principal at maturity or upon redemption. See "Tenders" below for the method of collecting the payment of the purchase price of tendered Bonds. Interest on Bonds bearing interest at a Commercial Paper Rate is payable only upon presentation of such Bonds to the Trustee. Interest on Bonds bearing interest at a Daily Rate, Weekly Rate or Long-Term Interest Rate will be paid to the Registered Owner as of each Record Date by check mailed by first-class mail on the Interest Payment Date to such Registered Owner's registered address. A Registered Owner of $1,000,000 or more in aggregate principal amount of Bonds may be paid interest at a Daily Rate, Weekly Rate or Commercial Paper Rate by wire transfer to an account in the continental United States if such Registered Owner makes written request to the Trustee (in form satisfactory to the Trustee) at least two Business Days before the Record Date specifying the account number and address. The notice may provide that it will remain in effect for all later interest payments until changed or revoked by another written notice.
Principal, premium, if any, and interest will be paid in money of the United States that at the time of payment is legal tender for
------------------------------------------------------------------------------
    shall end on the day immediately preceding the date on which the new interest rate shall become effective, which date shall be the Interest Payment Date for such Long-Term Interest Rate Period, for which the Record Date shall be 15 days prior to such Interest Payment Date or, if sooner, the first day of such Long-Term Interest Rate Period. If such new interest rate shall be a Daily Rate or a Weekly Rate, the first Interest Period relating thereto shall begin on the effective date of such new interest rate and end on the day prior to the first Business Day of the next succeeding calendar month, for which the Interest Payment Date and the Record Date shall be prescribed in this Table.

*** If an Interest Payment Date occurs less than 15 days after the first day of a Long-Term Interest Rate Period, the first day of such Long-Term Interest Rate Period is the Record Date for such Interest Payment Date.

payment of public and private debts. If any payment on the Bonds is due on a non-Business Day, it will be made on the next Business Day, and no interest will accrue as a result of such later payment.

    6. TENDERS. "TENDER" means to require, or the act of requiring, the Trustee to purchase a Bond at its Owner's option under the provisions of this
Section 6 at 100 percent of the principal amount thereof plus accrued interest, if any, to the date of purchase.

         DAILY RATE TENDER. When interest on the Bonds is payable at a Daily Rate and the Book-Entry System is in effect, a Beneficial Owner of a Bond may tender such Bond (or any portion thereof in an authorized denomination) by delivering an irrevocable written notice or an irrevocable telephone notice, promptly confirmed in writing, to the Remarketing Agent by 11:00 a.m., New York City time, on any Business Day, stating the principal amount of the Bond (or portion thereof) being tendered, the name, address and taxpayer identification number of such Beneficial Owner, payment instructions for the purchase price and the Business Day (which may be the date the notice is delivered) on which such Bond (or portion thereof) is to be purchased.

         When interest on the Bonds is payable at a Daily Rate and the Book-Entry System is not in effect, an Owner of a Bond may tender such Bond (or any portion thereof in an authorized denomination) by delivering a notice as described above (which shall include the certificate number of such Bond), and shall also deliver such Bond to the Remarketing Agent by 1:00 p.m., New York City time, on the date of purchase (see Section 7).

         WEEKLY RATE TENDER. When interest on the Bonds is payable at a Weekly Rate and the Book-Entry System is in effect, a Beneficial Owner of a Bond may tender such Bond (or any portion thereof in an authorized denomination) by delivering an irrevocable written notice or an irrevocable telephone notice, promptly confirmed in writing, to the Remarketing Agent on any Business Day, stating the principal amount of the Bond (or portion thereof) being tendered, the name, address and taxpayer identification number of such Beneficial Owner, payment instructions for the purchase price and the date (which must be a Business Day at least seven days after the notice is delivered) on which such Bond (or portion thereof) is to be purchased.

         When interest on the Bonds is payable at a Weekly Rate and the Book-Entry System is not in effect, an Owner of a Bond may tender such Bond (or any portion thereof in an authorized denomination) by delivering a notice as described above (which shall include the certificate number of such Bond), and shall also deliver such Bond to the Remarketing Agent by 10:00 a.m., New York City time, on the date of purchase (see Section 7).

    PAYMENT OF PURCHASE PRICE. The purchase price for a tendered Bond will be paid in immediately available funds to the Owner of the Bond by the close of business on the date of purchase.

    7. DELIVERY ADDRESS; ADDITIONAL DELIVERY REQUIREMENTS. Notices in respect of tenders and Bonds tendered must be delivered to the Remarketing Agent as follows:

    The First National Bank of Chicago
    One First National Plaza, Suite 0463
    Chicago, Illinois 60670-0463
    Attention:  Municipal Department
    Telephone:  (312) 732-9274
    Fax:  (312) 732-8733

The address of the Remarketing Agent may be changed by notice mailed by first-class mail to the Bondholders at their registered addresses.

    All tendered Bonds must be duly endorsed for transfer or accompanied by an instrument of transfer satisfactory to the Remarketing Agent and the Trustee duly executed in blank by the Owner or his duly authorized attorney, with the signature guaranteed by a bank, trust company or member firm of the New York Stock Exchange, Inc.

    LIMITATION ON TENDERS. No Bonds may be tendered while they bear interest at a Commercial Paper Rate or a Long-Term Interest Rate or during the existence of an Event of Default under Section 8.01(h) or (i) of the Indenture which has led to an acceleration of the Bonds.

    IRREVOCABLE NOTICE DEEMED TO BE TENDER OF BOND; UNDELIVERED BONDS. The giving of any notice of tender by a Beneficial Owner of a Bond as provided in
Section 6 constitutes the irrevocable tender for purchase of each Bond with respect to which such notice was given, irrespective of whether such Bond is delivered as provided in Section 6. The determination of the Remarketing Agent as to whether a notice of tender has been properly delivered shall be conclusive and binding upon such Beneficial Owner. Any notice received by the Remarketing Agent from any person reasonably believed by the Remarketing Agent to be the Beneficial Owner of a Bond may be conclusively relied upon by the Remarketing Agent as an effective irrevocable notice of tender for such Bond.

    The Remarketing Agent may refuse to accept delivery of any Bond not duly endorsed for transfer or for which a proper instrument of transfer has not been provided. If any Beneficial Owner of a Bond who gives notice of tender fails to deliver such Bond to the Remarketing Agent at the place and on the applicable date and time specified, or fails to deliver such Bond properly endorsed or with a proper instrument of transfer, such Bond shall constitute an Undelivered Bond as described in the Indenture. BY ACCEPTANCE OF THIS BOND, THE OWNER AGREES TO SELL AND SURRENDER THIS BOND, PROPERLY ENDORSED OR WITH A PROPER INSTRUMENT OF TRANSFER, TO THE REMARKETING AGENT AFTER THE GIVING OF IRREVOCABLE NOTICE OF TENDER FOR PURCHASE AS DESCRIBED ABOVE.

    8. REDEMPTIONS. As provided below, the Company has the right to purchase Bonds in lieu of certain redemptions. BY ACCEPTANCE OF THIS BOND, THE OWNER AGREES TO SELL AND SURRENDER THIS BOND, PROPERLY ENDORSED OR WITH A PROPER INSTRUMENT OF TRANSFER, TO THE COMPANY IN LIEU OF REDEMPTION UNDER THE CONDITIONS DESCRIBED BELOW. All redemptions and purchases in lieu of redemption will be paid in funds immediately available on the redemption or purchase date at a redemption or purchase price of 100 percent of the principal amount of the Bonds being redeemed or purchased (plus any premium required as provided below), plus accrued interest, if any, to the relevant redemption or purchase date; PROVIDED, HOWEVER, that installments of interest which shall have become due and payable on or prior to such redemption or purchase date shall be payable to the Owners of the Bonds being redeemed or purchased (or any predecessor Bonds) at the close of business on the relevant Record Date. Bonds tendered for purchase on a date after a call for redemption but before the redemption date will be purchased pursuant to the tender. No purchase of Bonds by or on behalf of the Company shall be deemed to be a payment or redemption of such Bonds or of any portion thereof, and such purchase will not operate to extinguish or discharge the indebtedness evidenced by such Bonds.

    OPTIONAL REDEMPTION DURING DAILY OR WEEKLY RATE PERIOD. When interest on the Bonds is payable at a Daily Rate or Weekly Rate, the Bonds may be redeemed, without premium, at the option of the Company, in whole or in part, on any Business Day.

    OPTIONAL REDEMPTION DURING LONG-TERM INTEREST RATE PERIOD. During any Long-Term Interest Rate Period, the Bonds may be redeemed at the option of the Company, in whole at any time or in part from time to time, as follows:

         (a) until interest on the Bonds shall have been payable at the same Long-Term Interest Rate for more than 10 consecutive years, the Bonds will not be redeemable pursuant to this option; and

         (b) after the elapse of such 10-year period, the Bonds may be redeemed at the redemption price specified in the introductory paragraph of this Section 8, plus a premium of two percent of the principal amount thereof during the first year after such 10-year period, a premium of one percent of the principal amount thereof during the second year after such 10-year period and thereafter without premium.

    Upon receipt by the Trustee of a Favorable Opinion of Tax Counsel, the redemption periods and prices required by the preceding paragraph may be changed by the Remarketing Agent (with the written consent of the Company) with respect to any Long-Term Interest Rate Period prior to the establishment thereof. In order to effectuate such a change, the

Remarketing Agent will determine and certify to the Trustee, on a date which is no later than the date of establishment of the related Long-Term Interest Rate, the period during which the Bonds will not be subject to redemption (the "CALL PROTECTION PERIOD"), the redemption premium or premiums (the "CALL PREMIUMS"), if any, applicable to the redemption of the Bonds after the Call Protection Period and the period or periods during which the Call Premiums shall be effective (the "CALL PREMIUM PERIODS") necessary to establish such Long-Term Interest Rate. Such Call Protection Period, Call Premiums and Call Premium Periods shall be established in accordance with optional call redemption provisions which the Remarketing Agent certifies, and demonstrates to the satisfaction of the Trustee and the Company, are generally accepted as the standard features for obligations such as the Bonds, based on the duration of such Long-Term Interest Rate Period.

    EXTRAORDINARY OPTIONAL REDEMPTION. The Bonds may be redeemed, without premium, at the option of the Company, in whole at any time within 180 days of the occurrence of any of the following:

         (a) all or substantially all of the Project shall be damaged or destroyed and the Company shall determine that it is not practicable or desirable to rebuild, repair and restore the Project; or

         (b) all or substantially all of the Project shall be condemned or such use or control thereof shall be taken by eminent domain as to render the Project unsatisfactory to the Company for continued operation; or

         (c) unreasonable burdens or excessive liabilities shall be imposed upon the City or the Company with respect to the Project or the operation thereof; or

         (d) as a result of any changes in the Constitution of Illinois or in the Constitution of the United States of America or of legislative or administrative action (whether state or federal), or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Company in good faith, the Loan Agreement shall have become impossible of performance in accordance with the intent and purposes of the parties as expressed in the Loan Agreement.

    MANDATORY REDEMPTION ON DETERMINATION OF TAXABILITY. The Bonds will be redeemed or purchased by the Company in lieu of redemption, without premium, in whole (or in part as provided below) on any day within 120 days after the Company receives written notice from a Beneficial Owner or former Beneficial Owner or the Trustee of a final determination by the Internal Revenue Service or a court of competent jurisdiction that, as a result of a failure by the Company to perform any of its agreements in the Loan Agreement or the Tax Agreement or the inaccuracy of any of its representations in the Loan Agreement or the Tax Agreement, the interest paid or to be paid on any Bond (except to a "substantial user" of the Project or a "related person" within the meaning of Section 147(a) of the Code) is or will be includible in the gross income of the Beneficial Owner thereof for federal income tax purposes. No such determination will be considered final unless the Beneficial Owner or former Beneficial Owner involved in the determination gives the Company and the Trustee prompt written notice of the commencement of the proceedings resulting in such determination and offers the Company, subject to the Company's agreeing to pay all reasonable expenses of the proceedings and to indemnify such Beneficial Owner or former Beneficial Owner against all liabilities that might result from it, the opportunity to control the defense of the proceedings and either the Company does not agree within 30 days to pay such reasonable expenses, to so indemnify and to control the defense or the Company exhausts or chooses not to exhaust available procedures to contest or obtain review of the result of the proceedings. Fewer than all the Bonds may be redeemed if redemption of fewer than all would result in the interest payable on the Bonds remaining Outstanding being not includible in the gross income for federal income tax purposes of any Beneficial Owner other than a "substantial user" or "related person." If fewer than all Bonds are redeemed, the Trustee will select the Bonds to be redeemed as provided in the Indenture and as may be specified in an Opinion of Tax Counsel.

    MANDATORY REDEMPTION UPON A CHANGE IN THE METHOD OF DETERMINING THE INTEREST RATE ON THE BONDS. On the effective date of any change in the method of determining the interest rate on the Bonds, the Bonds will be redeemed or purchased by the Company in lieu of redemption, without premium, on the effective date of such change, but if interest on the Bonds is payable at a Long-Term Interest Rate and if such effective date is before the day after the last day of the then current Long-Term Interest Rate Period, the Bonds will be redeemed or purchased at the redemption or purchase price specified in the introductory paragraph of this Section 8, plus such premium as would be payable at such time upon a redemption described under "OPTIONAL REDEMPTION DURING LONG-TERM INTEREST RATE PERIOD" above.

    MANDATORY REDEMPTION UPON EXPIRATION OF LETTER OF CREDIT. The Bonds will be redeemed or purchased by the Company in lieu of redemption on the Interest Payment Date next preceding the Expiration Date of the Letter of Credit unless the Trustee has received notice that the Letter of Credit has been or will be extended as provided in the Indenture. When the Bonds bear interest at a Long-Term Interest Rate, the Bonds will be redeemed or purchased at the percentage of their principal amount which would be payable upon a redemption described under the paragraph "OPTIONAL REDEMPTION DURING LONG-TERM INTEREST RATE PERIOD" above. If Bonds are to be redeemed under another paragraph of this Section on the same day, the Bonds will be called under, and redemption will be governed by, the other paragraph and not by this paragraph, except that any premium required by this paragraph shall be paid upon such redemption.

    MANDATORY REDEMPTION UPON DELIVERY OF AN ALTERNATE LETTER OF CREDIT. The Bonds will be redeemed or purchased by the Company in lieu of redemption on the Interest Payment Date next preceding the effective date of any Alternate Letter of Credit delivered to the Trustee. When the Bonds bear interest at a Long-Term Interest Rate, the Bonds will be redeemed or purchased at the percentage of their principal amount which would be payable upon a redemption described under the paragraph "OPTIONAL REDEMPTION DURING LONG-TERM INTEREST RATE PERIOD" above. If Bonds are to be redeemed under another paragraph of this Section on the same day, the Bonds will be called under, and redemption will be governed by, the other paragraph and not by this paragraph, except that any premium required by this paragraph shall be paid upon such redemption.

    MANDATORY REDEMPTION AT BEGINNING OF A NEW LONG-TERM INTEREST RATE PERIOD. When the Bonds bear interest at a Long-Term Interest Rate and a new Long-Term Interest Rate Period is to be determined, the Bonds will be redeemed or purchased by the Company in lieu of redemption, without premium, on the first day of the new Long-Term Interest Rate Period. If such first day is before the day after the last day of the then current Long-Term Interest Rate Period, the Bonds will be redeemed or purchased at the redemption or purchase price specified in the introductory paragraph of this
Section 8, plus such premium as would be payable at such time upon a redemption described under "OPTIONAL REDEMPTION DURING LONG-TERM INTEREST
RATE PERIOD" above.

    MANDATORY REDEMPTION ON EACH INTEREST PAYMENT DATE DURING COMMERCIAL PAPER MODE. When the Bonds bear interest at a Commercial Paper Rate, each Bond will be redeemed or purchased by the Company in lieu of redemption, without premium, on the Interest Payment Date of such Bond. If the Bonds are also required to be redeemed under the paragraph "MANDATORY REDEMPTION UPON A CHANGE IN THE METHOD OF DETERMINING THE INTEREST RATE ON THE BONDS" above, the Bonds will be called under, and the redemption will be governed by, that paragraph and not this paragraph.

    MANDATORY REDEMPTION UPON TERMINATION OF THE GROUND LEASE. The Bonds will be redeemed as a whole, without premium, on the effective date of any termination of the Ground Lease.

    MANDATORY REDEMPTION DURING A LONG-TERM INTEREST RATE PERIOD UPON EXTENSION OF BOND MATURITY. When the Bonds bear interest at a Long-Term Interest Rate, the Bonds will be redeemed or purchased by the Company in lieu of redemption at the percentage of their principal amount which would be payable upon a redemption described under the paragraph "OPTIONAL REDEMPTION DURING LONG-TERM INTEREST RATE PERIOD" above, on the effective date of the extension of the maturity of the Bonds pursuant to the Company's exercise of its option under
Section 7.4(a) of the Loan Agreement.

    MANDATORY REDEMPTION UPON EXTENSION OF BOND MATURITY. The Bonds will be redeemed or purchased by the Company in lieu of redemption, without premium, on the effective date of the extension of the maturity of the Bonds pursuant to the Company's exercise of its option under Section 7.4(b) of the Loan Agreement.

    MANDATORY REDEMPTION AT THE DIRECTION OF THE BANK. The Bonds will be redeemed or purchased by the Company in lieu of redemption, without premium, on a Business Day specified by the Bank (which Business Day must be no more than four days after the receipt by the Trustee of such notice) if the Bank has delivered to the Trustee a written notice (a) that an event of default under the reimbursement agreement pursuant to which the Letter of Credit was issued has occurred and (b) directing the Trustee to call all Bonds for redemption pursuant to this paragraph.

    NOTICE OF REDEMPTION. The Trustee will mail a notice of redemption by first-class mail to each Bondholder at its registered address at least 30 days before each redemption of the Bonds except for (a) a redemption described in "MANDATORY REDEMPTION ON EACH INTEREST PAYMENT DATE DURING COMMERCIAL PAPER MODE" as described above, for which no notice will be given; (b) redemptions as described in "MANDATORY REDEMPTION UPON A CHANGE IN THE METHOD OF DETERMINING THE INTEREST RATE ON THE BONDS" or "MANDATORY REDEMPTION AT BEGINNING OF A NEW LONG-TERM INTEREST RATE PERIOD," for which notice of redemption will be given at least 15 days before the redemption date if a Long-Term Interest Period is not then in effect; PROVIDED, HOWEVER, that when the Book-Entry System is not in effect, such notice will be mailed not more than five Business Days after receipt by the Trustee of the Company's notice of a change in the method of determining the interest rate on the Bonds which will result in a "MANDATORY REDEMPTION UPON A CHANGE IN THE METHOD OF DETERMINING THE INTEREST RATE ON THE BONDS" as described above and (c) a redemption described in "MANDATORY REDEMPTION AT THE DIRECTION OF THE BANK" shall be given at least two days prior to the redemption date. Failure to give any required notice of redemption as to any particular Bonds will not affect the validity of the call for redemption of any Bonds in respect of which no such failure has occurred. Any notice mailed as provided in this paragraph will be conclusively presumed to have been given, whether or not actually received by the addressee.

    EFFECT OF NOTICE OF REDEMPTION. When notice of redemption is required and duly given, or when Bonds are to be redeemed without notice, all Bonds called for redemption will become due and payable on the redemption date at the applicable redemption price, subject to the Company's right to purchase such Bonds in lieu of redemption as provided above; in any such case, when funds are deposited with the Trustee sufficient for such redemption or for such purchase, interest on the Bonds to be so redeemed or purchased will cease to accrue as of the date of such redemption or purchase.

    9. EXTENSION OF MATURITY OF THE BONDS. The maturity of the Bonds may be extended at the option of the Company as provided in Section 7.4 of the Loan Agreement. Upon compliance with all conditions to such extension contained in
Section 7.4 of the Loan Agreement, on the effective date the maturity date of the Bonds shall for all purposes be extended to the date specified in the Company's notice exercising such option.

    10. LETTER OF CREDIT. The Bonds are initially secured by a letter of credit issued by The First National Bank of Chicago in favor of the Trustee. This letter of credit entitles the Trustee to draw an amount sufficient to pay the principal of the Bonds, plus an amount equal to 45 days' interest accrued on the Bonds at a maximum rate of 12 percent. It expires September 23, 2002, or on the earlier occurrence of events specified in it. On its expiration, unless the Company has provided another credit facility meeting the requirements of the Indenture, the Bonds will be redeemed or purchased by the Company in lieu of redemption (see "REDEMPTION" above).

    11. DENOMINATIONS; TRANSFER; EXCHANGE. The Bonds are issuable in registered form without coupons in denominations as follows: (1) when interest is payable at a Long-Term Interest Rate, $5,000 and integral multiples of $5,000 up to $100,000 and integral multiples of $100,000 thereafter; and (2) when interest is payable at a Daily Rate, Weekly Rate or Commercial Paper Rate, $100,000 or any integral multiple of $100,000. An Owner may transfer or exchange Bonds in accordance with the Indenture. The Trustee may require an Owner, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Except in connection with the purchase of Bonds tendered for purchased in lieu of redemption, the Trustee shall not be required to transfer or exchange any Bond which has been called for redemption or during the period beginning 15 days before the mailing of a notice calling the Bonds or any portion of the Bonds for redemption and ending on the redemption date.

    12. PERSONS DEEMED OWNERS. The Registered Owner of this Bond will be treated as the owner for all purposes, and all payments of principal, premium, interest and purchase price shall be made only to or upon the written order of the Registered Owner or the Registered Owner's legal representative.

    13. UNCLAIMED MONEY. If money for the payment of principal, premium, interest or purchase price with respect to any Bond remains unclaimed for two years after all outstanding Bonds have become due at maturity or through redemption, the Trustee will pay the money to or for the account of the Company. After such payment, the persons entitled to such money must look only to the Company (unless an abandoned property law designates another person) and not to the Trustee, the City, the Bank or the Remarketing Agent for payment.

    14. DISCHARGE BEFORE REDEMPTION OR MATURITY. If the Company at any time deposits with the Trustee moneys or U.S. Government Obligations as described in the Indenture sufficient to pay at maturity or on redemption the principal of and premium, if any, and interest on the Outstanding Bonds, and if the Company also pays all other sums then payable by the Company under the Indenture, the lien of the Indenture with respect to the Bonds will be discharged. After discharge, Bondholders must look only to the deposited moneys and securities for payment. U.S. Government Obligations means (i) noncallable direct obligations of the United States of America for which its full faith and credit are pledged, (ii) noncallable obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, or
(iii) securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in clause (i) or (ii).

    15. AMENDMENT, SUPPLEMENT. Subject to certain exceptions, the Indenture, the Loan Agreement and the Bonds may be amended or supplemented with the consent of the Owners of a majority in aggregate principal amount of the Bonds and any additional parity bonds then Outstanding. Any such consent shall be irrevocable and shall bind any subsequent Owner of this Bond or any Bond delivered in substitution for this Bond. Without the consent of any Bondholder, the City may amend or supplement the Indenture, the Loan Agreement and the Bonds as described in the Indenture, among other things, to cure any ambiguity, inconsistency or formal defect or omission, to provide for the issuance of additional parity bonds, to provide for uncertificated Bonds in addition to or in place of certificated Bonds, to provide for the Book-Entry System for the Bonds, to make any change necessary to secure from a Rating Agency a rating on these Bonds equal to the rating on the unsecured indebtedness of the Bank (or the parent company of the Bank) or to make any change that does not materially adversely affect the rights of any Bondholder.

    16. DEFAULTS AND REMEDIES. The Indenture provides that the occurrence of certain events constitute Events of Default. If an Event of Default has occurred and is continuing, Bank or, with the prior consent of the Bank in certain instances, the Trustee, or the holders of at least 25 percent in principal amount of the Bonds and any additional parity bonds then Outstanding may declare the principal of all the Bonds to be due and payable immediately.
An Event of Default and its consequences (including any acceleration) may be waived as provided in the Indenture. Bondholders may not enforce the Indenture or the Bonds except as provided in the Indenture. Except as specifically provided in the Indenture, the Trustee may refuse to enforce the Indenture or the Bonds unless it receives indemnity satisfactory to it. Subject to certain limitations, Owners of a majority in aggregate principal amount of the Bonds and any additional parity bonds then Outstanding may direct the Trustee in its exercise of any trust or power.

    17. NO RECOURSE AGAINST OTHERS. No recourse shall be had for the payment of the principal of, or the premium, if any, and interest on, this Bond or for any claim based hereon or upon any obligation, covenant or agreement contained in the Indenture, the Loan Agreement or the Tax Agreement against any past, present or future member, officer, official, director, agent or employee of the City, as such, either directly or through the City, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such member, officer, official, director, agent or employee as such is hereby expressly waived and released as a condition of and consideration for the execution of the Indenture, the Loan Agreement, the Tax Agreement and the issuance of the Bonds.

    18. AUTHENTICATION. This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been duly executed by the Trustee.

    19. ABBREVIATIONS. Customary abbreviations may be used in the name of the Registered Owner or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

    A copy of the Indenture may be inspected at the office of the Trustee located at 33 North LaSalle Street, 13th Floor, Chicago, Illinois 60690.

    IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Indenture and the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by law; and the issuance of this Bond and the issue of which it forms a part, together with all other obligations of the City, does not exceed or violate any constitutional or statutory limitation.

    IN WITNESS WHEREOF, the City of Chicago has caused this Bond to be executed in its name by its Chief Financial Officer by his manual or facsimile signature and its corporate seal to be hereunto affixed or printed and attested by the manual or facsimile signature of its City Clerk.



                                       CITY OF CHICAGO



                                      By
                                         ------------------------------------
                                         Chief Financial Officer

[SEAL]


ATTEST:

-----------------------------
     City Clerk

                      TRUSTEE'S CERTIFICATE OF AUTHENTICATION




Date of Authentication:  ___________________, ________.



                                      AMERICAN NATIONAL
                                        BANK AND TRUST
                                        COMPANY OF CHICAGO,
                                        Trustee, certifies that this
                                        is one of the Bonds
                                        referred to in the
                                        Indenture.



                                      By
                                         ------------------------------------
                                            Authorized Signatory

The following abbreviations, when used in the inscription on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN-COM   as tenants in   UNIF GIFT MIN ACT - ____________Custodian_________
          common                                  (Cust)            (Minor)
TEN ENT-  as tenants by the
          entireties                           under Uniform Gifts to Minors
 JT TEN-  as joint tenants
          with right of                        Act___________________________
          survivorship and                                 (State)
          not as tenants in
          common

Additional abbreviations may also be used though not in list above.


                                      ASSIGNMENT


        FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto
________________

___________________________________________________________________________

________________

    PLEASE INSERT SOCIAL SECURITY OR
    OTHER IDENTIFYING NUMBER OF ASSIGNEE
-----------------------------------------------

-----------------------------------------------

___________________________________________________________________________
                            (Name and Address of Assignee)

___________________________________________________________________________

the within Bond and does hereby irrevocably constitute and appoint

___________________________________________________________________________
attorney to transfer the said Bond on the books kept for registration thereof with full power of substitution in the premises.

Dated: _________________________

Signature guaranteed:

__________________________________        ____________________________________

                                          NOTICE:  The signature to this
                                          assignment must correspond with the
                                          name of the registered owner as it
                                          appears upon the face of the within
                                          Bond in every particular, without
                                          alteration or enlargement or any
                                          change whatever.  Signatures must be
                                          guaranteed by an "eligible guarantor
                                          institution" meeting the requirements
                                          of the Trustee, which requirements
                                          include membership or participation
                                          in the Securities Transfer Agents
                                          Medallion Program ("STAMP"), the
                                          Stock Exchange Medallion Program
                                          ("SEMP") or the New York Stock
                                          Exchange, Inc. Medallion Signature
                                          Program ("MSP").

                                   EXHIBIT B


                             REQUISITION CERTIFICATE

                                  $55,000,000
                            CITY OF CHICAGO, ILLINOIS
                            VARIABLE/FIXED RATE DEMAND
                     SPECIAL FACILITIES AIRPORT REVENUE BONDS
                  (CENTERPOINT O'HARE, L.L.C. PROJECT) SERIES 1997


American National Bank
  and Trust Company of Chicago
33 North LaSalle Street, 13th Floor
Chicago, Illinois  60690


Attention:  Corporate Trust Division


    Re:                              $55,000,000
                                   City of Chicago
                             Variable/Fixed Rate Demand
                       Special Facilities Airport Revenue Bonds
                    (CenterPoint O'Hare, L.L.C. Project) Series 1997
                     _______________________________________________


    Pursuant to Section 4.1 of the Indenture of Trust dated as of September 1, 1997 (the "INDENTURE"), from the City of Chicago (the "CITY") to American National Bank and Trust Company of Chicago, as Trustee, you are hereby directed to disburse from the Project Fund established by the Indenture (the "PROJECT FUND") the amount indicated below.

    As required by the Indenture, the undersigned hereby certifies as follows:

    1.   This requisition number ____ from the Project Fund.

    2. The name and address of the person, firm or corporation, to whom the disbursement is due and the method of payment thereof is as follows:

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

    3.   The amount to disbursed is $__________.

    4. The costs of an aggregate amount set forth in this requisition have been made or incurred or financed and were necessary for the Project and were made or incurred in accordance with the construction contracts, plans and specifications and building permits therefor currently in effect.

    5. The amount paid or to be paid represents either (a) capitalized interest and is to be used to pay interest on the Series 1997 Bonds, (b) a part of the amount due and payable for Project Costs or (c), if applicable, Non-Qualified Costs and that such payment will not be paid in advance of the time, if any, fixed for payment and was made in accordance with the terms of any contracts applicable thereto and in accordance with usual and customary practice under existing conditions.

    6. No part of the Project Costs or Non-Qualified Costs was included with the costs referred to in any requisition previously filed with the Trustee under the provision of the Indenture.

    7. The withdrawal of moneys from the Project Fund and the use of the property financed or reimbursed therefrom has not and will not result in a violation of any representation, term or covenant in the Tax Agreement and any Opinion of Tax Counsel required to be delivered as a result of changes to the Project pursuant to Section 3.2 of the Loan Agreement has been delivered to the Trustee and the City.

    8. The amount remaining in the Project Fund, together with (a) moneys then on hand at the Company or committed to the Company which are or will be available, and are anticipated by the Company to be applied, to pay the Project Costs and Non-Qualified Costs and (b) expected investment earnings to be deposited into the Project Fund pursuant to the Indenture, will, after payment of the amount requested in this requisition, be sufficient to pay the costs of completing the Project substantially in accordance with the construction contracts, plans and specifications and building permits therefor, if any, currently in effect.

    9. The amounts paid or to be paid as set forth in the requisition are properly payable under the terms of the Indenture and that all conditions precedent to payment as prescribed in the Indenture have been satisfied.

    10. Paragraph 3 includes $__________ of Non-Qualified Costs. The Company certifies that, taking into account this requisition and any requisition made on this date from the Cost of Issuance Fund, the running total of Non-Qualified Costs paid or reimbursed from Bond Proceeds does not exceed the lesser of $2,165,000 or 4% of the sum of (i) amount of Bond proceeds paid or reimbursed pursuant to all previous requisitions from the Project Fund and the Costs of Issuance Fund and (ii) the amount of Bond proceeds requested to be paid or reimbursed pursuant to this requisition.

    Attached to this requisition a list of invoices or bills of sale covering all items for which payment is being requested issued by the manufacturers, suppliers or other sellers of such items. The invoices or bills are available for review by the Trustee in the offices of the Company.

    Dated this ___ day of __________, 199__.


                                       CENTERPOINT O'HARE, L.L.C.


                                       By
                                          -----------------------------------
                                           Authorized Company Representative

                               CITY OF CHICAGO



                                    AND




                          CENTERPOINT O'HARE, L.L.C.



                               LOAN AGREEMENT




                         Dated as of September 1, 1997

                               TABLE OF CONTENTS


SECTION                                             HEADING                PAGE


            Recitals . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

Article I   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .1

Article II  Representations. . . . . . . . . . . . . . . . . . . . . . . . . .2

    Section 2.1.   Representations by the City . . . . . . . . . . . . . . . .2

    Section 2.2.   Representations by the Company. . . . . . . . . . . . . . .2


Article III  Completion and Operation of Project. . . . . . . . . . . . . . ..3

    Section 3.1.   Construction of Project.. . . . . . . . . . . . . . . . . .3

    Section 3.2.   Plans and Specifications. . . . . . . . . . . . . . . . .. 4

    Section 3.3.   Records.. . . . . . . . . . . . . . . . . . . . . . . . .. 4

    Section 3.4.   Operation of Project. . . . . . . . . . . . . . . . . . .. 4

    Section 3.5.   Right of Access to the Project and Inspection of Records.. 4

    Section 3.6.   Company Representative. . . . . . . . . . . . . . . . . .. 5

Article IV  Loan of Bond Proceeds; Payments by Company; Assignment by Issuer5

    Section 4.1.   The Loan. . . . . . . . . . . . . . . . . . . . . . . . .. 5

    Section 4.2.   Payments by Company . . . . . . . . . . . . . . . . . . .. 5

    Section 4.3.   No Defense or Set-Off . . . . . . . . . . . . . . . . . .. 6

    Section 4.4.   Assignment of City's Rights . . . . . . . . . . . . . . .. 6

    Section 4.5.   Additional Bonds. . . . . . . . . . . . . . . . . . . . .. 6


Article V     Covenants of the Company . . . . . . . . . . . . . . . . . . .. 7

    Section 5.1.   Trustee and City Expenses . . . . . . . . . . . . . . . .. 7

    Section 5.2.   No Liability of City. . . . . . . . . . . . . . . . . . .. 7

    Section 5.3.   Indemnification . . . . . . . . . . . . . . . . . . . . .. 7

    Section 5.4.   Company's Obligation with Respect to Exclusion of
                   Interest Paid on the Bonds. . . . . . . . . . . . . . . .. 9

    Section 5.5.   Covenants and Representations with Respect to Arbitrage .. 9

    Section 5.6.   Merger and Consolidation. . . . . . . . . . . . . . . . .. 9

    Section 5.7.   Taxes and Governmental Charges. . . . . . . . . . . . . ..10

    Section 5.8.   Agreement to Supply Letter of Credit. . . . . . . . . . ..10

    Section 5.9.   Ground Lease Amendments . . . . . . . . . . . . . . . . ..10

    Section 5.10.  No Amendment of Ground Lease. . . . . . . . . . . . . . ..10

    Section 5.11.  Remarketing Agreement . . . . . . . . . . . . . . . . . ..11


Article VI    Defaults and Remedies. . . . . . . . . . . . . . . . . . . . ..11

    Section 6.1.   Remedies. . . . . . . . . . . . . . . . . . . . . . . . ..11

    Section 6.2.   Certain Fees and Expenses . . . . . . . . . . . . . . . ..11

    Section 6.3.   No Remedy Exclusive . . . . . . . . . . . . . . . . . . . 11

    Section 6.4.   Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . 12


Article VII   Special Options and Obligations. . . . . . . . . . . . . . . . 12

    Section 7.1.   Obligation to Prepay. . . . . . . . . . . . . . . . . . . 12

    Section 7.2.   Option to Prepay. . . . . . . . . . . . . . . . . . . . . 12

    Section 7.3.   Option to Change Modes. . . . . . . . . . . . . . . . . . 12

    Section 7.4.   Additional Company Options. . . . . . . . . . . . . . . . 12


Article VIII  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . 13

    Section 8.1.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . 13

    Section 8.2.   Assignments . . . . . . . . . . . . . . . . . . . . . . . 13

    Section 8.3.   Amendments. . . . . . . . . . . . . . . . . . . . . . . . 13

    Section 8.4.   Right of Company to Perform City's Agreements . . . . . . 14

    Section 8.5.   Applicable Law. . . . . . . . . . . . . . . . . . . . . . 14

    Section 8.6.   Severability. . . . . . . . . . . . . . . . . . . . . . . 14

    Section 8.7.   Counterparts. . . . . . . . . . . . . . . . . . . . . . . 14

    Section 8.8.   Term of Loan Agreement. . . . . . . . . . . . . . . . . . 14

    Section 8.9.   No Personal Liability . . . . . . . . . . . . . . . . . . 14

    Section 8.10.  City's Obligations Limited. . . . . . . . . . . . . . . . 14

                                 LOAN AGREEMENT

    THIS LOAN AGREEMENT, made and entered into as of the first day of September 1, 1997, by and between the CITY OF CHICAGO (the "CITY"), a home rule unit duly organized and validly existing under the laws of the State of Illinois, and CENTERPOINT O'HARE, L.L.C. (the "COMPANY"), a limited liability company duly organized and validly existing under the laws of the State of Illinois.

                                   WITNESSETH:

    WHEREAS, the City is a home rule unit of local government, duly organized and validly existing under the laws of the State of Illinois, and, in accordance with the provisions of Section 6(a) of the 1970 Constitution of the State of Illinois, is authorized to issue bonds for the purpose of financing a portion of the costs of funding the designing, constructing, rehabilitating, furnishing and equipping and leasing of air cargo facilities used for the receiving and storing of cargo being transported at Chicago-O'Hare International Airport (the "AIRPORT") and other incidental uses and other improvements related to the operation of the Airport to be operated by the Company (the "PROJECT"); and

    WHEREAS, the City intends to issue its Variable/Fixed Rate Demand Special Facilities Airport Revenue Bonds (CenterPoint O'Hare Project) Series 1997 in the aggregate principal amount of $55,000,000 (the "BONDS") and loan the proceeds to the Company; and

    WHEREAS, all Bonds issued under the Indenture, as hereinafter defined, will be secured by a pledge of certain of the City's rights under this Loan Agreement;

    NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto formally covenant, agree and bind themselves as follows, to wit:

                                 ARTICLE I

                                DEFINITIONS


    All words and terms defined in Article I of the Indenture shall have the same meanings in this Loan Agreement. In addition, the following words and terms shall have the following meanings when used in this Loan Agreement:

    "BONDS" means the Series 1997 Bonds defined in the Indenture.

    "INDENTURE" means the Indenture of Trust dated as of September 1, 1997, as amended or supplemented from time to time in accordance with its terms, between the City and American National Bank and Trust Company of Chicago, as trustee, pursuant to which the Bonds are authorized to be issued.

                                ARTICLE II

                              REPRESENTATIONS


    SECTION 2.1. REPRESENTATIONS BY THE CITY. The City makes the following representations as the basis for the undertakings on its part contained in this Loan Agreement:

         (a) The City (1) is a municipal corporation and a home rule unit of local government duly organized and existing under the laws of the State and (2) has full power and authority to enter into this Loan Agreement, the Indenture and the Tax Agreement and to issue the Bonds.

         (b) Each of this Loan Agreement, the Bonds, the Indenture and the Tax Agreement has been duly authorized, executed and delivered by the City and each constitutes the legal, valid and binding obligation of the City enforceable against the City in accordance with its terms, except to the extent that the enforcement thereof may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws and equitable principles of general application affecting the rights and remedies of creditors and secured parties.

         (c) So long as any of the Bonds remain outstanding and except as may be authorized by the Indenture, the City will not issue or sell any bonds or obligations, other than the Bonds or Additional Bonds, the principal of or interest on which will be payable from the property described in the granting clause of the Indenture.

    SECTION 2.2. REPRESENTATIONS BY THE COMPANY. The Company makes the following representations as the basis for the undertakings on its part contained in this Loan Agreement:

         (a) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State, has full corporate power to enter into, and by proper corporate action has duly authorized (1) the execution and delivery of this Loan Agreement, the Reimbursement Agreement, the Tax Agreement and the Ground Lease Amendment and (2) the assumption of the Ground Lease by the Company.

         (b) The execution and delivery of this Loan Agreement, the Reimbursement Agreement and the Tax Agreement by the Company and the performance of the Company's obligations thereunder and hereunder will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under the terms of Company's Certificate of Formation, as amended, the Ground Lease, or any indenture, mortgage deed of trust, loan agreement or other agreement or instrument to which the Company is bound or to which any of the property or assets of the Company is subject, which would cause a material adverse change in the financial position or results of operations of the Company or affect the validity of this Loan Agreement, the Reimbursement Agreement, the Tax Agreement or the Ground Lease or the legal authority of the Company to comply with the terms thereof or hereof; nor will such action result in a violation of any statute or any rule or regulation of any court or governmental agency or other body in the United States having jurisdiction over the Company or any of its properties which would cause a material adverse change in the financial position or results of operations of the Company or affect the validity of this Loan Agreement, the Reimbursement Agreement, the Ground Lease, the Tax Agreement or the legal authority of the Company to comply with the terms thereof or hereof.

         (c) This Loan Agreement, the Reimbursement Agreement, the Ground Lease Amendment, the Tax Agreement and the assumption of the Ground Lease by the Company have each been duly authorized, executed and delivered by the Company and each constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that the enforcement thereof may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws and equitable principles of general application affecting the rights and remedies of creditors and secured parties.

         (d) There is no litigation or proceeding pending, or to the knowledge of the Company after due inquiry threatened, against the

    Company, or affecting it, which could adversely affect the validity of this Loan Agreement, the Ground Lease Amendment, the Tax Agreement or the ability of the Company to comply with its obligations under either such document.

         (e) The information contained in the Tax Agreement and the Project Certificate is, and at the time of issuance of the Bonds will be, true and correct in all material respects.

         (f) The Project consists and will consist of the facilities described in Exhibit A, and no changes shall be made in the Project except as permitted by Section 3.2.

         (g) To the knowledge of the officers of the Company executing this Loan Agreement, no member, director, officer or official of the City has any interest (financial, employment or other) in the Company or the transactions contemplated by this Loan Agreement which is prohibited by law.

                                ARTICLE III

                    COMPLETION AND OPERATION OF PROJECT

    SECTION 3.1. CONSTRUCTION OF PROJECT. The Company will complete the construction, installation and equipping of the Project as soon as practicable in accordance with the plans and specifications kept, and as they may be revised, under the following Section. The City does not represent that the proceeds of the Bonds will be sufficient to pay the costs of completing the Project. If the proceeds from the Bonds are not sufficient for completion of the Project, the Company will complete the Project with its own funds and will not thereby be entitled to reimbursement of any amount from the City, the Trustee or any Bondholder or to any reduction of any amounts payable by the Company hereunder.

    SECTION 3.2. PLANS AND SPECIFICATIONS. Subject to the provisions of the next paragraph and to any applicable provisions of the Ground Lease, the Company may make, authorize or permit changes or amendments in the components of the Project or may determine not to complete any portion of the Project for which Bond proceeds (and investment income thereon) are available, or may finance such portion of the Project from any other source;

PROVIDED, HOWEVER, that Bond proceeds (and investment income) otherwise allocable to such portion of the Project must be used either (i) to pay costs of the remaining parts of the Project, (ii) to pay the cost of other air cargo facilities as approved by an Opinion of Tax Counsel, subject to the provisions of the next paragraph or (iii) to pay or redeem principal on the Bonds in accordance with the provisions of this Loan Agreement and the Indenture, PROVIDED that in the case of (ii) or (iii), the Company shall have received a Favorable Opinion of Tax Counsel with respect to such application. If the Company determines not to complete any portion of the Project or to fund such portion from any other source, such portion of the Project shall no longer be deemed to be within the meaning of the term "Project" for any purpose of this Loan Agreement or the Indenture.

    No change or amendment in the components of the Project pursuant to the terms of the preceding paragraph shall be made if such change or amendment causes the economic life of the Project to be reduced unless the Company shall have delivered to the Trustee a Favorable Opinion of Tax Counsel with respect to such change or amendment. A copy of each such change in or amendment to EXHIBIT A hereof shall be filed promptly with the City and the Trustee. In addition, the Company shall deliver to the Trustee a certificate of a Company Representative detailing the proposed changes.

    SECTION 3.3. RECORDS. The Company will maintain such records in connection with the Project as are required to permit ready identification of the Project and items of Project Costs.

    SECTION 3.4. OPERATION OF PROJECT. The Company will operate the Project, or cause the Project to be operated, as airport facilities as contemplated by Section 142(a)(1) of the Code and as Airport Support Services within the meaning of such term in the Ground Lease.

    SECTION 3.5. RIGHT OF ACCESS TO THE PROJECT AND INSPECTION OF RECORDS. The Company agrees that during the term of this Loan Agreement the City, the Trustee and the duly authorized agents of either of them shall have the right (but not any duty or obligation) at all reasonable times upon reasonable notice to the Company during normal business hours to inspect the records maintained by the Company pursuant to Section 3.3 and to enter upon the site of the Project to examine and inspect the Project; PROVIDED, HOWEVER, that this right is subject to federal and State laws and regulations applicable to the Project Site. The rights of inspection and access hereby reserved to the City and the Trustee may be exercised only after such agent shall have executed release of liability and secrecy agreements if requested by the Company in the form then currently used by the Company, and nothing contained in this Section or in any other provision of this Loan Agreement shall be construed to entitle the City or the Trustee to any information or inspection involving the confidential know-how of the Company. Notwithstanding the foregoing, the City shall have all rights of access and inspection to the Project as are set forth in the Ground Lease.

    SECTION 3.6. COMPANY REPRESENTATIVE. The Company has appointed the Company Representative for the purpose of acting on behalf of the Company and taking all actions and making all certificates required to be taken and made by a Company Representative under the provisions of this Loan Agreement and the Indenture. The Company may appoint alternative Company Representatives to take any such action or make any such certificate if the same is not taken or made by the Company Representative. In the event any of said persons, or any successor appointed pursuant to the provisions of this Section, should resign or become unavailable or unable to take any action or make any certificate provided for in this Loan Agreement or the Indenture, another Company Representative or alternate Company Representative shall thereupon be appointed by the Company. If the Company fails to make such designation within 10 days following the date when the then incumbent resigns or becomes unavailable or unable to take any of the said actions, the Treasurer of the Company shall serve as the Company Representative.

    Whenever under the provisions of this Loan Agreement or the Indenture the approval of the Company is required or the City is required to take some action at the request of the Company, such approval or such request shall be made by the Company Representative or alternate Company Representative unless otherwise specified in this Loan Agreement or the Indenture, and the City or the Trustee shall be authorized to act on any such approval or request.

                                ARTICLE IV

                 LOAN OF BOND PROCEEDS; PAYMENTS BY COMPANY;

                            ASSIGNMENT BY CITY


    SECTION 4.1. THE LOAN. The City agrees, upon the terms and conditions in this Loan Agreement, to lend to the Company the proceeds received by the City from the sale of the Bonds, in order to pay Project Costs, by depositing the same as provided in Section 4.01 of the Indenture.

    SECTION 4.2. PAYMENTS BY COMPANY. The Company agrees to pay to the Trustee, as assignee of the City, for so long as any Bonds are Outstanding, on or before each date upon which the principal of, or the premium, if any, or interest on, the Bonds is payable in accordance with the provisions of the Indenture, a sum which, together with other money available therefor under the Indenture, will equal the sum of the principal of, and the premium, if any, and interest on, the Bonds which will be payable on such date (whether at maturity or by redemption or otherwise in accordance with the terms of the Indenture). The Company will further pay to the Trustee, on each day on which a payment of the purchase price of a tendered Bond shall become due and payable, an amount which, together with other money held by the Trustee under the Indenture and available therefor, will enable the Trustee to make such payment in full in a timely manner. In furtherance of the foregoing, so long as any Bonds are Outstanding, the Company will pay or cause to be paid all amounts required to prevent any deficiency or default in any payment of the principal of, the premium, if any, and interest on, and the purchase price of, the Bonds, including any deficiency caused by an act or failure to act by the Trustee, the Company, the City, the Remarketing Agent or any other person. In the event the Company should fail to make or cause to be made any of the payments required in this Section 4.2, the payment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon (to the extent permitted by law) until paid at the rate or rates then borne by the Bonds.

    SECTION 4.3. NO DEFENSE OR SET-OFF. The obligation of the Company to make the payments required under this Loan Agreement shall be absolute and unconditional, without defense, recoupment or set-off by reason of any default by the City under this Loan Agreement, the Ground Lease or under any other agreement between the Company and the City or for any other reason, including, without limitation, any acts or circumstances that might constitute failure of consideration, destruction of or damage to the Project, condemnation or failure of title of the Project or the Project Site, commercial frustration of purpose or failure of the City to perform and observe any agreement, whether express or implied, or any duty, liability or obligation to the Company, whether arising out of or connected with this Loan Agreement, it being the intention of the parties that the payments required by this Loan Agreement will be paid in full when due without any delay or diminution whatsoever.

    SECTION 4.4. ASSIGNMENT OF CITY'S RIGHTS. As security for the payment of the Bonds, the City will upon the issuance of the Bonds pledge and assign to the Trustee the City's rights under this Loan Agreement (except the right to receive payments, if any, under Sections 5.1, 5.3, 6.2 and 8.4). The City directs the Company, and the Company agrees, to pay to the Trustee at its principal corporate trust office all payments due and payable to the Trustee hereunder. The Company will make payments directly to the Trustee without defense or set-off by reason of any dispute between the Company and the Trustee or the City. The City and the Company hereby agree that the Trustee as assignee may enforce any and all rights and remedies hereunder, but the City retains the right to proceed in its own name against the Company for the enforcement or the specific performance of any obligation of the Company under Sections 5.1, 5.3, 6.2 and 8.4.

    SECTION 4.5. ADDITIONAL BONDS. Subject to approval of the City Council, Additional Bonds may be authorized by the City upon the request of the Company for the purpose of (i) completing the Project, (ii) financing the cost of expansion to or improvements of the Project which the Company may deem necessary or desirable, (iii) funding the cost of the Company's exercise of its option to extend the term of the Ground Lease pursuant to Section 1(b) of the Ground Lease Amendment, or (iv) refunding the Bonds. Additional Bonds may be issued if the Company and the City enter into an amendment to this Loan Agreement to describe any additional properties not described in Exhibit A hereto with respect to (ii) above, and to provide for such increase in the loan payments to be paid by the Company to the City as shall be sufficient to pay the principal of, premium, if any, and interest on the Additional Bonds. The City will deposit the proceeds from the sale of Additional Bonds with the Trustee as may be provided in the supplemental indenture pertaining to such Additional Bonds.

                                ARTICLE V

                       COVENANTS OF THE COMPANY


    SECTION 5.1. TRUSTEE AND CITY EXPENSES. (a) The Company agrees that there shall be paid to the City as an administrative fee on the date of issuance of the Bonds an amount equal to one-quarter of one percent of the principal amount of the Bonds. Such amount shall be paid from Bond proceeds from the Costs of Issuance Fund;

         (b) the Company agrees to pay to the Trustee until the principal of, and the premium, if any, and interest on, all Outstanding Bonds shall have been fully paid:

              (i) an amount, as previously agreed upon in writing between the Company and the Trustee, equal to the annual fee of the Trustee for its ordinary services, plus its ordinary expenses, as and when the same become due;

             (ii) the reasonable fees, charges and expenses of the Trustee for its necessary extraordinary services, as and when the same become due; and

            (iii) the cost of registering and transferring any Bonds under the provisions of the Indenture.

    The Company will pay all reasonable expenses of the City incurred in connection with this Loan Agreement and the Indenture or arising out of the issuance of the Bonds, including the fees of Rudnick & Wolfe, special counsel to the City.

    SECTION 5.2. NO LIABILITY OF CITY. The Bonds, together with premium, if any, and interest thereon, shall be limited obligations of the City giving rise to no pecuniary liability of the City nor a charge against its general credit or taxing powers and shall be payable by the City solely out of the amounts payable by the Company pursuant to Section 4.2 of this Loan Agreement. No Owner or Beneficial Owner of any Bond shall have the right to compel any exercise of the taxing power of the City or the State or any political subdivision thereof to pay the Bonds, the interest or premium, if any, thereon and the Bonds shall not constitute an indebtedness of the City or the State or any political subdivision thereof or a loan of credit thereof within the meaning of any constitutional or statutory provision or limitation of indebtedness applicable to the City. No moneys payable by the Company to the City under the Ground Lease are assigned hereunder. Neither the Trustee, the Owners nor the Beneficial Owners shall have any interest in the Ground Lease or any amounts payable thereunder. The Bonds are not secured by the Project, nor are the Bonds secured by any property or improvements at the Airport or any revenues derived by the City from the operation of the Airport generally.

    SECTION 5.3. INDEMNIFICATION. The Company will pay, and will protect, indemnify and save the City harmless from and against any and all liabilities, losses, damages, costs and expenses (including attorneys fees and expenses of the Company and the City), causes of action, suits, claims, demands and judgments of whatsoever kind and nature (including those arising or resulting from any injury to or death of any person or damage to Project) arising out of the following except when caused by the City's gross negligence or willful misconduct as determined by final judicial proceedings:

         (a) the financing, design, construction and installation of the Project;

         (b)  the use by the Company of the Project;

         (c) violation by the Company of any agreement, warranty, covenant or condition of this Loan Agreement;

         (d) violation by the Company of any other contract, agreement or restriction relating to the Project;

         (e) violation by the Company of any law, ordinance, regulation or court order applicable to the Project or the ownership, occupancy or use thereof.

         (f) compliance by the Company with Sections 5.4 and 5.5 hereof and compliance by the City with Section 6.04 of the Indenture or any tax or project certificate delivered in connection with issuance the of Bonds (including in each case, but not limited to, the use of insurance or condemnation proceeds in a manner different from that set forth in the Ground Lease or any restriction or limitation imposed on the use of the "Project" or the "Premises" as defined in the Ground Lease or any portion thereof following any termination, in whole or in part of the Ground Lease).

    The City shall promptly notify the Company in writing of any claim or action brought against the City in respect of which indemnity may be sought against the Company, setting forth the particulars of such claim or action, and the Company will assume the defense thereof, including the employment counsel, and the payment of all expenses. The City may employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall not be payable by the Company unless such employment has been specifically authorized by the Company or unless the City concludes that there may be defenses available to it that are different from or in addition to those available to the Company.

    So long as no Event of Default has occurred and is continuing under the Ground Lease or the Loan Agreement, the Company shall have the right to exercise its option to redeem Bonds in lieu of the City taking or refraining from taking an action described in the opinion of nationally recognized bond counsel delivered in connection with Section 6.04 of the Indenture or any tax or project certificate delivered in connection with the Bonds, if such optional redemption shall be sufficient, in the opinion of such nationally recognized bond counsel to cause any tax or use restriction imposed upon the related portion of the Project or Premises (as each are defined in the Ground Lease) or upon proceeds belonging to the City by reason of the Bonds to be no longer applicable.

    Except as provided below, the indemnity provided for in this Section 5.3 shall be independent of, and shall not supersede or in any way limit, any indemnities to which the City may be entitled under the provisions of the Ground Lease, the Bond Placement Agreement relating to the Bonds and any other agreements between the City and the Company; provide that, as regards clauses (b) and (d) above, in the event that and only to the extent that the claim or action in respect to which the indemnity may be sought against the Company arises from matters independent of the issuance of the Bonds and which matters are directly covered by provisions relating to indemnification and hazardous substances in the Ground Lease, then such provisions in the Ground Lease shall control.

    The Company agrees to indemnify the Trustee, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the Indenture, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Indenture.

    SECTION 5.4. COMPANY'S OBLIGATION WITH RESPECT TO EXCLUSION OF INTEREST PAID ON THE BONDS. Notwithstanding any other provision hereof or in the Ground Lease, the Company covenants and agrees that it will not knowingly take or authorize or permit, to the extent such action is within the control of the Company, any action to be taken with respect to the Project, the proceeds of the Bonds (including investment earnings thereon) or any insurance, condemnation or other proceeds derived directly or indirectly in connection with the Project which will result in the loss of the exclusion of interest on the Bonds from federal gross income under Section 103 of the Code (except for any Bond during any period while such Bond is held by a person referred to in Section 147(a) of the Code and except for Bonds which may be remarketed as taxable Bonds as provided in the first sentence of Section 3.08(d) of the Indenture); and the Company also will not knowingly omit to take any action in its power which, if omitted, would cause such result. The preceding sentence shall control in case of conflict or ambiguity with any other provision of this Loan Agreement. The Company covenants for the benefit of the Beneficial Owners to comply with all of the requirements of
Section 6.03 of the Indenture.

    The Company covenants and agrees to notify the Trustee and the City of the occurrence of any event of which the Company has notice and which event would require the Company to prepay the amounts due hereunder because of a redemption of the Bonds upon a determination of taxability.

    SECTION 5.5. COVENANTS AND REPRESENTATIONS WITH RESPECT TO ARBITRAGE. The Company covenants and represents to the City and to and for the benefit of the Beneficial Owners that so long as any of the Bonds remain Outstanding, moneys on deposit in any fund in connection with the Bonds, whether such moneys were derived from the proceeds of the sale of the Bonds or from any other sources, will not be used in a manner which will cause the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code and any lawful regulations promulgated thereunder, as the same exist on this date or may from time to time hereafter be amended, supplemented or revised. The Company also covenants to the City and for the benefit of the Beneficial Owners to comply with all of the provisions of the Tax Agreement. The Company reserves the right, however, to make any investment of such moneys permitted by State law, if, when and to the extent that said Section 148 or regulations promulgated thereunder shall be repealed or relaxed or shall be held void by final judgment of a court of competent jurisdiction, but only upon receipt of a Favorable Opinion of Tax Counsel with respect to such investment.

    SECTION 5.6. MERGER AND CONSOLIDATION. The Company agrees that during the term of this Loan Agreement it will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation, business entity or trust (each such corporation, business entity or trust is herein called a "CORPORATION") or permit one or more Corporations to consolidate with or merge into it unless the Company is the surviving, resulting or transferee Corporation, as the case may be; provided that the Company may, without violating the agreements contained in this Section, consolidate with or merge into another domestic Corporation (I.E., a Corporation incorporated or created and existing under the laws of the United States of America or any state, district or territory thereof) or permit one or more other domestic Corporations to consolidate with or merge into it, or sell or otherwise transfer to another domestic Corporation all or substantially all of its assets as an entirety and thereafter dissolve, notwithstanding that the Company is not the surviving, resulting or transferee Corporation, as the case may be, if the surviving, resulting or transferee Corporation (i) is a domestic Corporation qualified to do business in the State and (ii) assumes in writing all of the obligations of the Company under this Loan Agreement and the Tax Agreement. Notwithstanding the foregoing, any such transaction shall be subject to the terms of the Ground Lease and shall be subject to the restrictions, prohibitions and conditions contained in the Ground Lease.

    SECTION 5.7. TAXES AND GOVERNMENTAL CHARGES. The Company will promptly pay, as the same become due, all lawful taxes, assessments and governmental charges of any kind whatsoever including, without limitation, income, profits, property and excise taxes levied or assessed by any federal, state or municipal government upon the City with respect to any payments under this Loan Agreement. The City agrees to give the Company prompt notice of any such taxes, assessments or governmental charges.

    The Company may, at its expense and in its own name and behalf, or in the name and behalf of the City if it is a necessary party thereto, contest in good faith any such taxes, assessments and governmental charges and, in the event of any such contest, permit the taxes, assessments or governmental charges so contested to remain unpaid during the period of such contest and any appeal therefrom, provided during such period enforcement of any such contested item shall be effectively stayed. The City, at the expense of the Company, will cooperate fully with the Company in any such contest.

    SECTION 5.8. AGREEMENT TO SUPPLY LETTER OF CREDIT. The Company shall provide for the delivery of a Letter of Credit meeting the requirements of
Section 5.01 of the Indenture to the Trustee upon the original issuance of the Bonds.

    SECTION 5.9. GROUND LEASE AMENDMENTS. The Company agrees that the provisions of Section 1 of the Ground Lease Amendment may not be amended, and that it will not otherwise extend the term of the Ground Lease unless, in each case, a Favorable Opinion of Tax Counsel is delivered to the Trustee with respect to such amendment or extension.

    SECTION 5.10. NO AMENDMENT OF GROUND LEASE. This Loan Agreement shall not be deemed to amend or in any way supersede or alter the Ground Lease; although by its terms, the provisions of Section 5.4 could, under certain circumstances, require acts of the Company inconsistent with the Ground Lease. Nothing herein shall limit the City's exercise of any right or remedy under the Ground Lease in the event of a default by the Company under the Ground Lease.

    SECTION 5.11. REMARKETING AGREEMENT. The Company agrees in the Remarketing Agreement to cooperate with the Remarketing Agent to comply with applicable provisions of Rule 15c2-12 of the Exchange Act (the "RULE"). The Company hereby covenants to provide notice to the City, the Trustee and any institution which is subject to the Rule and which is then making a market in the Bonds of any material events requiring disclosure, pursuant to any undertaking to provide continuing information required by the Rule.

                                  ARTICLE VI

                           DEFAULTS AND REMEDIES


    SECTION 6.1. REMEDIES. Whenever any Event of Default has occurred and is continuing, the Trustee may take whatever reasonable action may appear necessary or desirable to collect the payments then due and to become due or to enforce performance of any agreement of the Company in this Loan Agreement.

    In addition to such remedies, the City (on its behalf to enforce the Unassigned Rights and without the consent of the Trustee) or the Trustee, as assignee of certain rights of the City hereunder, may at any time take any action at law or in equity to collect any payments then due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Loan Agreement, it being understood that the City shall not be obligated to exercise any such remedies.

    Any amounts collected pursuant to action taken under this Section shall be applied in accordance with the Indenture.

    SECTION 6.2. CERTAIN FEES AND EXPENSES. If an Event of Default occurs and the City employs attorneys or incurs other expenses for the collection of payments due under this Loan Agreement or for the enforcement of performance or observance of any obligation, agreement or covenant on the part of the Company contained in this Loan Agreement, the Company will on demand therefor reimburse the reasonable fees of such attorneys and other reasonable expenses so incurred.

    SECTION 6.3. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the City or the Company is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the City to exercise any remedy reserved to it in this Article VI, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. Such rights and remedies as are given the City hereunder shall also extend to the Trustee, and the Trustee, as assignee of the City (except for the Unassigned Rights) and the Bondholders and the Beneficial Owners, subject to the provisions of the Indenture, shall be entitled to the benefit of all covenants and agreements contained in this Loan Agreement.

    SECTION 6.4. WAIVER. In the event that any agreement contained in this Loan Agreement shall be breached by either party and such breach shall thereafter be waived by the other party with the consent of the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach under this Loan Agreement.

                               ARTICLE VII


                      SPECIAL OPTIONS AND OBLIGATIONS


    SECTION 7.1. OBLIGATION TO PREPAY. The Company shall, under Section 4.2, make payments on such dates and in such amounts as will enable the City to redeem Bonds called for redemption pursuant to the Indenture.

    SECTION 7.2. OPTION TO PREPAY. Whenever the Bonds are subject to optional redemption, the City will, but only upon the direction of the Company, redeem the same in accordance with such direction. The Company shall, pursuant to Section 4.2, make payment on the redemption date specified of an amount sufficient to pay the principal of, and the premium, if any, and interest on, the Bonds so called for redemption.

    SECTION 7.3. OPTION TO CHANGE MODES. The Company shall have, and is hereby granted, the option to elect from time to time to change the method of determining the interest rate on the Bonds in accordance with the provisions of the Indenture.

    (a) The Company shall have the option to extend the stated maturity of the Bonds from the initial Bond maturity of September 1, 2032 to August 1, 2042. This option cannot be exercised during a Long-Term Interest Rate Period unless the Bonds are then callable under the paragraph captioned "OPTIONAL REDEMPTION DURING LONG-TERM INTEREST RATE PERIOD" as set forth in
Section 8 of the Bonds, but may be exercised in conjunction with the commencement of a new Long-Term Interest Rate Period. The Company shall give the City and the Trustee written notice of its intent to exercise this option. Such notice shall be accompanied by a Favorable Opinion of Tax Counsel and shall state an effective date. The effective date of such extension shall be set forth in the notice and may not be earlier than 30 days after the giving of such notice, but must be no later than the day before the Bonds are then scheduled to mature. On the effective date the Company must deliver to the Trustee a Favorable Opinion of Tax Counsel. If such opinion is received on the effective date, the maturity of the Bonds shall be August 1, 2042 as provided in Section 9 of the Bonds. Promptly after the effective date, the Trustee will mail notice to Bondholders of the extension of the maturity.

    (b) The Company shall have the option to extend the maturity of the Bonds to the extended term of the Ground Lease as such term may be extended by the Company pursuant to Section 1(b) of the Ground Lease Amendment (the "EXTENDED GROUND LEASE TERMINATION DATE"). The Company shall give the City and the Trustee written notice of its intent to exercise this option no later than 90 days prior to the stated maturity of the Bonds (or the extended maturity of the Bonds if the Company has exercised the option set forth in
(a) above). Such notice shall be accompanied by a Favorable Opinion of Tax Counsel (it being understood that the opinion relating to the tax exemption of the Bonds may be limited to interest paid on the Bonds prior to the effective date). The effective date of such extension shall be the day before the date the Bonds are then scheduled to mature. On the effective date the Company must deliver to the Trustee such Favorable Opinion of Tax Counsel (it being understood that the opinion relating to the tax exemption of the Bonds may be limited to interest paid on the Bonds prior to the effective date). If such opinion is received on the effective date, the maturity of the Bonds shall be the Extended Ground Lease Termination Date as provided in Section 9 of the Bonds. After the effective date the

Bonds may be remarketed as tax-exempt Bonds only under the circumstances set forth in Section 3.08(d) of the Indenture. Promptly after the effective date the Trustee will mail notice to Bondholders of the extension of the maturity.

                                   ARTICLE VIII

                                   MISCELLANEOUS


    SECTION 8.1. NOTICES. All notices, requests, certificates or other communications shall be sufficiently given and shall be deemed given when delivered or mailed as provided in the Indenture.

    SECTION 8.2. ASSIGNMENTS. This Loan Agreement may not be assigned except as provided herein. The City shall assign to the Trustee its rights under this Loan Agreement as and to the extent provided by Section 4.4. The Company may assign its rights hereunder to any transferee or any surviving or resulting Corporation permitted by Section 5.6. In addition to the foregoing, this Loan Agreement may be assigned in whole or in part by the Company without the necessity of obtaining the consent of the Trustee, subject however, to each of the following conditions:

         (a) no assignment (other than pursuant to Section 5.6) shall relieve the Company from liability for any of its obligations hereunder in the event that its assignee does not perform, and in the event of any such assignment the Company shall continue to remain liable for the performance and observance of the covenants, warranties, representations and agreements on its part herein provided to be performed and observed to the same extent as though no assignment had been made;

         (b) the assignee shall assume, in writing, the obligations of the Company hereunder to the extent of the interest assigned; and

         (c) the Company shall, at least five days prior to any such assignment, provide the Trustee with written notice thereof and, within five days after any such event, furnish to or cause to be furnished to the Trustee a true and complete copy of such assignment and an executed counterpart of the assumption of obligations agreement; and

         (d) the Company shall obtain the written consent of the City to such assignment.

    SECTION 8.3. AMENDMENTS. This Loan Agreement may not be amended except by an instrument in writing signed by the parties and concurred in by the Trustee in accordance with the Indenture.

    SECTION 8.4. RIGHT OF COMPANY TO PERFORM CITY'S AGREEMENTS. The City irrevocably authorizes and empowers the Company to perform in the name and on behalf of the City any agreement made by the City in this Loan Agreement or in the Indenture which the City fails to perform in a timely fashion if the continuance of such failure could affect the tax-exempt status of the Bonds or the validity thereof provided that the Company shall have given the City written notice of any action the Company proposes to take and the City shall not have cured such failure within 30 days of receipt of such notice. This Section does not require the Company to perform any agreement of the City. The Company covenants and agrees to pay the expenses of the City incurred under, and to use its best efforts to cause the City to perform the obligations of the City under, Section 6.02 of the Indenture at the expense of the Company.

    SECTION 8.5. APPLICABLE LAW. This Loan Agreement shall be governed by and construed in accordance with the laws of the State.

    SECTION 8.6. SEVERABILITY. If any provision of this Loan Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

    SECTION 8.7. COUNTERPARTS. This Loan Agreement may be signed in several counterparts, each of which shall be an original and all of which shall constitute the same instrument.

    SECTION 8.8. TERM OF LOAN AGREEMENT. When no Bonds are Outstanding under the Indenture, the Company and the City shall not have any further obligations under this Loan Agreement; provided that the Company's covenants in Sections 5.4 and 5.5 shall survive so long as any Bond remains unpaid and the Company's obligations to the City and the Trustee under Section 5.3 shall survive the term of this Agreement and shall apply to all claims whenever made.

    SECTION 8.9. NO PERSONAL LIABILITY. No covenant contained herein shall be deemed a covenant or agreement of any official, employee or agent of the City.

    SECTION 8.10. CITY'S OBLIGATIONS LIMITED. Anything in this Loan Agreement to the contrary notwithstanding, it is expressly understood and agreed by the parties hereto that (a) the City may rely conclusively on the truth and accuracy of any certificate, opinion, notice or other instrument furnished to the City by the Trustee or the Company as to the existence of any fact or state of affairs required hereunder to be noticed by the City;
(b) the City shall not be under any obligation hereunder to perform any record keeping or to provide any legal services, it being understood that such services shall be performed either by the Trustee or the Company; and
(c) none of the provisions of this Loan Agreement shall require the City to expend or risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder.

    Notwithstanding anything herein contained to the contrary, any obligation that the City may incur under this Loan Agreement or under any instrument executed in connection herewith that shall entail the expenditure of money shall not be a general obligation of the City but shall be a limited obligation payable solely from payments to be made by the Company hereunder.

    IN WITNESS WHEREOF, the City and the Company have caused this Loan Agreement to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.

                                         CITY OF CHICAGO



                                         By
                                           ---------------------------
                                            Chief Financial Officer

  (SEAL)


  Attest:



  ______________________________
             City Clerk



                                            CENTERPOINT O'HARE, L.L.C.


                                            By
                                              ------------------------
                                               Title

 (SEAL)


  Attest:


______________________________


Title__________________________


    All right, title and interest of the City in and to this Loan Agreement, except for the rights of the City under Sections 5.1, 5.3, 6.2 and 8.4, have been assigned to the Trustee pursuant to the Indenture.

                                 EXHIBIT A

                        DESCRIPTION OF THE PROJECT


    The Project consists of the development of approximately 53 acres of land located at O'Hare International Airport, including the acquisition, improvement, construction and related development of a multi tenant airfreight targeted for cargo related carriers and handlers, freight forwarders, trucking companies and distribution firms, including the installation of infrastructure improvements at or in connection with the site of the Project. The Project consists of rive building phases expected to be financed with Bond proceeds in the following amounts with the following completion dates.

                           FIRST AMENDMENT TO GROUND LEASE

    This First Amendment to Ground Lease ("Amendment") is executed and entered into as of the first day of September, 1997 by and between the City of Chicago, a municipal corporation and home rule unit of local government organized and existing under Article VII, Sections 1 and (6)(a), respectively, of the 1970 Constitution of the State of Illinois ("Landlord"), as landlord, and CenterPoint O'Hare L.L.C., an Illinois limited liability company ("Tenant"), as tenant.

                                      RECITALS:

    A. Landlord and Tenant's predecessor in interest, O'Hare Tech Center Associates, L.P., an Illinois limited partnership ("OTCA"), entered into a Ground Lease for Site 19/O'Hare International Airport dated August 15, 1995 ("Ground Lease"), relating to certain real estate consisting of approximately
50 acres of land defined as the "Land" and described on Exhibit A to the Ground Lease, together with all improvements thereon, situated at O'Hare International Airport ("Airport"), pursuant to an ordinance of the City Council of Chicago dated June 14, 1995 (C.J.P., pp. 2480-2700). Landlord and OTCA entered into a Corrective and Implementing Supplement to Ground Lease dated May 8, 1996 ("First Supplement") to reflect certain corrections to the Ground Lease dated August 15, 1995, and provide for certain easements. OTCA assigned all of its right, title and interest in and to the Lease to Tenant by an Assignment and Assumption of Ground Lease dated May 10, 1996, consented to in advance by Landlord in a letter to OTCA dated April 22, 1995. Landlord and Tenant entered into a Second Corrective and Implementing Supplement to the Ground Lease dated October 25, 1996 to reflect additional corrections to the Ground Lease, to delete the Phase A-1 Parcel from the Premises under the Ground Lease and confirm other matters relating to the creation of the Separate Lease with respect to the Phase A-1 Parcel, to provide for a change in use of the Detention Area, modify Design Standards and modify certain drainage easements, among other matters. The Ground Lease as modified by the First Supplement, Second Supplement and Landlord's consent letter herein sometimes referred to as the "Lease."

    B.   The Commencement Date of the Term is August 15, 1995.

    C. Landlord owns and operates the Airport, with the power to lease premises and facilities and to grant rights and privileges with respect thereto.

    D. Execution of this Amendment by Landlord is authorized by Ordinance passed by the City Council of the City of Chicago on September 10, 1997 (C.J.P., pp. _________) ("Ordinance").

    E. Tenant expects to pay certain of the costs of acquiring, constructing, installing and equipping with the proceeds of the City of Chicago Variable/Fixed Rate Demand Special Facilities Airport Revenue Bonds (CenterPoint O'Hare, L.L.C. Project), Series 1997 (the "Bonds") described in the Ordinance, which require a shorter term than the Term provided for in the Lease. Landlord and Tenant agree to shorten the Term, subject to an option to be granted to Tenant to extend the shortened term for a period not to exceed the original Term of the Lease in the aggregate, on the terms provided herein.

    F. Capitalized terms used in this Amendment shall have the meanings set forth in the Lease except as otherwise defined herein.


                           TERMS, COVENANTS, AND CONDITIONS

    NOW, THEREFORE, in consideration of the foregoing premises, and the terms, covenants and conditions hereinafter set forth, Landlord and Tenant agree as follows:

    1.   TERM.

         (a) Section 2.01 of the Lease is amended by amending and restating the last sentence, as follows:

              "The term of this Lease ("Term") shall commence on the commencement Date and terminate on August 1, 2042, (unless terminated sooner or extended as provided in this Lease) on the condition that Tenant shall pay Rent, comply with the terms, covenants and conditions, and yield possession, all as set forth in this Lease."

         (b)  The following provision is added to the Lease as a new Section
    2.06 to the Lease:

              "2.06     EXTENSION OPTION .  Subject to the provisions
              hereinafter set forth, Landlord hereby grants to Tenant an option to extend the Term of this Lease on the same terms, conditions and provisions as contained in this Lease, except as otherwise provided herein, for one period (the "Extension Period") after the stated expiration date of the Term, which Extension Period shall commence on August 2, 2042 (the "Extension Period Commencement Date") and end on the day before the sixtieth (60th) anniversary of the Commencement Date (being September 14, 2055)."

                   (A) Said option shall be exercisable by written notice from Tenant to Landlord of Tenant's election to exercise said option given not later than the date which is twenty four (24) months prior to the Extension Period Commencement Date, time being of the essence. If Tenant's option is not so exercised, said option shall thereupon expire.

                   (B) Tenant may exercise said option, and an exercise thereof shall be effective, only if (1) at the time of Tenant's exercise of said option and on the Extension Period Commencement Date this Lease is in full force and effect and an Event of Default under Section 14.01(A) or (B) or other material Event of Default does not exist under this Lease, (2) an Event of Default in payment of principal or interest under the Bonds or other material Event of Default does not exist under the Loan Agreement or Indenture (as such terms are defined on Exhibit A), and (3) Tenant has received and furnished to Landlord a Favorable Opinion of Tax Counsel (as defined on Exhibit A hereto) and Tenant's determination of Bond-Financed Property Rent (as defined on Exhibit A hereto).

                   (C) Rent during the Extension Period shall include the following:

                        (i) Base Rent at the rate set forth in Sections 3.01 and 3.02 of the Lease;

                        (ii) Percentage Rent as provided in Section 3.03 of the
                             Lease; and

                        (iii)     Bond-Financed Property Rent.

                   (D) If Tenant has validly exercised said option, then within sixty (60) days after request by either party hereto, Landlord and Tenant shall enter into a written amendment to this Lease confirming the terms, conditions and provisions applicable to the Extension Period as determined in accordance herewith, with such revisions to the rental provisions of this lease as may be necessary to include the Bond Financed Property Rent. As the Extension Period does not extend beyond the original Term of the Lease, no additional act by the City Council shall be required with respect to any such extension or amendment on the terms stated herein, the Commissioner having authority to execute or approve the confirmatory amendment and all documents in connection therewith.

    2.   APPLICATION OF CERTAIN DEFINITIONS UNDER LEASE.

         (a) The financing transaction described in the Ordinance, including the issuance of the Bonds by the Landlord, the loaning of the proceeds thereof by the Landlord to the Tenant pursuant to the Loan Agreement and the incurrence by the Tenant, the Guarantor or any Affiliate thereof of any obligations currently set forth in the Loan Agreement to pay principal, purchase price, interest and premium owing with respect to the Bonds or under or in connection therewith either to the holders of the Bonds or as reimbursement to any national banking association, bank, trust company or other financial institution issuing a letter of credit or similar credit enhancement instrument to secure the Bonds, shall be collectively referred to herein as the "Bond Related Indebtedness."

         (b) The Bond Related Indebtedness shall not be deemed to constitute a Sale under the Lease.

         (c) A portion of the Bond Related Indebtedness not to exceed seventy-five percent (75%) of the Costs of Construction shall be deemed to constitute "Construction Debt" and "Financing" for all purposes under the Lease, including, without limitation, for the purpose of applying the following defined terms in the Lease: "Construction Debt," "Debt," "Free Cash Flow," "Gross Proceeds," "Net Financing Proceeds," "Net Rent," Net Residual Proceeds," "Net Sales Proceeds," and "Reinvested Funds." The remainder of the Bond Related Indebtedness shall not be deemed to constitute "Debt," "Construction Debt" or "Financing" for any purpose under the Lease. Statements required under Section 3.03(B) of the Lease shall also include computation of Debt Service (including its components) and Construction Debt used in any calculation of Percentage Rent. No later than nineteen (19) months after Substantial Completion of Phase 3, Tenant shall furnish to Landlord the exact amount of the Construction Debt, together with such detail as will enable Landlord to verify its calculation as being an amount not to exceed seventy-five percent (75%) of the Costs of Construction. Within nineteen (19) months after Substantial Completion of a Phase, Tenant shall furnish Landlord information on the allocation of actual Construction Costs to such Phase. Within thirty (30) days after disbursement of the Bond proceeds, Tenant shall furnish Landlord the allocation of Costs of Construction for Phases which have previously been Substantially Completed and which are being reimbursed from the Bond proceeds. Tenant shall retain information on Costs of Construction and their allocation between Phases for future use and furnish Landlord such information as may be required from time to time to calculate Percentage Rent throughout the Term.

         (d) Tenant represents that the Bond Related Indebtedness to be incurred in connection with the initial issuance of the Bonds is not secured by a Leasehold Mortgage; provided, however, if at any time hereafter Tenant grants a Leasehold Mortgage in connection with the Bond Related Indebtedness, all provisions of the Lease relating to Leasehold Mortgages shall become applicable to the Bond Related Indebtedness from and after the date of such Leasehold Mortgage.

         (e) With respect to certain definitions as applied to the portion of Bond Related Indebtedness deemed to constitute Construction Debt,

              (i) the term "Costs of Construction" shall not include those extraordinary costs of issuance of the Bonds, as may be excluded by

                   Landlord, which Landlord determines exceed, in the aggregate, those costs which would reasonably have been incurred in connection with more conventional Construction Debt secured by a Leasehold Mortgage;

              (ii) for any Lease Year, the term "Net Rent" shall not
                   include interest earned during such Lease Year on proceeds of the Bonds pending disbursement to pay Costs of Construction, and the term "Debt Service" shall not include any interest, principal or letter of credit fees paid on Bonds allocable to the undisbursed Bond proceeds during such Lease Year;

             (iii) for any Lease Year, the term "Debt Service"
                   shall include payments of letter of credit fees in connection with the Bonds during such Lease Year, if any such payment is determined to be an interest cost under Section 148 of the Internal Revenue Code in calculating the yield of the Bonds.

         (f) The renewal, extension or replacement of the initial letter of credit securing the Bonds, or any renewal, extension or replacement thereof or any refunding or reissuance of the Bonds, including without limitation the execution and delivery by Tenant, Guarantor or any Affiliate of either of them of a reimbursement agreement or similar financing agreement with the issuer of such letter of credit or similar credit enhancement instrument securing the Bonds issued by the Landlord to finance the Project or any amendment, supplement or restatement of the Indenture, shall not be deemed to constitute a new "Financing" under the Lease if: (i) the outstanding principal amount of the Bonds is not increased in connection therewith, (ii) the Bonds remain outstanding under the Indenture, as amended, supplemented, or restated by Landlord, and (iii) interest on the Bonds is excludable from gross income of the holders thereof.

         (g) The Landlord hereby acknowledges receipt of the Loan Agreement and the Indenture as the loan agreement described in Section 6.01(H) of the Lease without regard to the provisions of Article 12 and acknowledges that no assignment of the financing commitment is required by Landlord under
    Section 6.01(G) of the Lease.

         (h) There shall be no double counting of the same payment of principal (i.e., deducting as both principal paid and Debt discharged) in calculating Net Cash Flow or Net Financing Proceeds.

    3. BASE RENT AND COMMENCEMENT OF CONSTRUCTION. The following changes are made to Articles 3 and 6 of the Lease:

         (a) The phrase "five (5) years" in Section 6.01(A)(4) is changed to "three (3) years."

         (b)  The phrase "twenty-four months" in the first sentence of
    Section 6.01(I) is changed to "eighteen months."

         (c) The phrase "forty-two (42) months" in Section 3.01(B)(3) is changed to "thirty-six (36) months."

    4. LOAN AGREEMENT. The Loan Agreement shall not be deemed to amend or supersede the terms of the Lease. If, in order to comply with its obligations under Section 5.4 of the Loan Agreement, Tenant is obligated to take an action at variance with the terms of the Lease, Tenant may not take such action unless it either redeems the Bonds or first obtains Landlord's consent in writing to such action. Landlord may condition its consent on receiving indemnification and security satisfactory to Landlord in its sole discretion. A breach or default by Landlord of its obligations under the Loan Agreement shall not be deemed a breach or default of its obligations under the Lease.

    5. AMENDMENT. Except as expressly modified herein, the provisions of the Lease, including Article 21, remain unmodified and in full force and effect.

    6. SHORT FORM OF LEASE. Landlord and Tenant shall amend the Short Form of Lease recorded on August 21, 1995 in the Recorder's Office of Cook County, Illinois, as Document No. 95552388, as amended and recorded on May 13, 1996 in the Recorder's Office of Cook County, Illinois, as Document No. 96362099, as amended and recorded on October 25, 1996, 1996, in the Recorder's Office of Cook County, Illinois, as Document No. 96828939, to reflect the change in Term of the Lease.

    7.   CERTIFICATES REGARDING STATUS OF LEASE.

         (a) TENANT CERTIFICATE. Tenant hereby states that: (a) this Lease is unmodified and in full force and effect (amendments to the Lease, being this Amendment, Second Supplement, Landlord's Consent Letter and the First Supplement), (b) Base Rent has been paid to September 1, 1997 and Impositions have been paid to the date hereof, and (c) to the best knowledge of Tenant, neither Tenant nor Landlord is in default in the observance or performance of any covenant, agreement or condition contained in this Lease.

         (b) LANDLORD CERTIFICATE. Landlord hereby states that: (a) this Lease is unmodified and in full force and effect (amendments to the Lease, being this Amendment, Second Supplement, Landlord's Consent Letter and the First Supplement), (b) Base Rent has been paid to September 1, 1997.

    IN WITNESS WHEREOF, the parties have executed this Amendment as of the date above stated.

                                     LANDLORD:

                                     CITY OF CHICAGO,
                                     a municipal corporation


                                     By:______________________________________
                                         Commissioner, Department of Aviation
APPROVED AS TO FORM AND LEGALITY:


_____________________________________
Deputy or Assistant
Corporation Counsel

                                     TENANT:

                                     CENTERPOINT O'HARE L.L.C., an
                                     Illinois limited liability company

                                     By:  CENTERPOINT PROPERTIES CORPORATION,
                                          a Maryland corporation,
                                          its managing member


                                          By:_________________________________
                                             Name:____________________________
                                             Title:___________________________


                                          By:_________________________________
                                             Name:____________________________
                                             Title:___________________________

The undersigned Guarantor under the Guaranty dated May 10, 1996 hereby consents to the Amendment and agrees that its Guaranty is unmodified and in full force and effect. Guarantor has no offsets or defenses to its performance under the Guaranty which it may assert against Landlord.

                                           CENTERPOINT PROPERTIES
                                           CORPORATION, a Maryland corporation

                                           ___________________________________
                                           Name:______________________________
                                           Title:_____________________________

The undersigned Guarantor under the Guaranty dated September ___, 1997 hereby consents to the Amendment and agrees that its Guaranty is unmodified and in full force and effect. Guarantor has no offsets or defenses to its performance under the Guaranty which it may assert against Landlord.

                                           CENTERPOINT PROPERTIES
                                           CORPORATION, a Maryland corporation

                                           ___________________________________
                                           Name:______________________________
                                           Title:_____________________________

                                    EXHIBIT A

    "Bond-Financed Property" shall mean that portion of the Premises under the Lease financed with the proceeds of the Bonds.

    "Bond-Financed Property Rent" shall mean such rent as Tenant may be required to pay with respect to Bond-Financed Property under the Internal Revenue Code of 1986, as amended, as determined by Tenant, subject to Tenant having received a Favorable Opinion of Tax Counsel it being acknowledged and agreed that Tenant has surrendered a portion of the Term without compensation for the sole purpose of qualifying the Project for tax-exempt financing under
Section 142 of the Internal Revenue Code of 1986, as amended, and the parties intend that the Bond Financed Property Rent shall be no greater than is deemed necessary in order to permit delivery of the Favorable Opinion of Tax Counsel.

    "Favorable Opinion of Tax Counsel" shall have the meaning given thereto in the Indenture.

    "Indenture" shall mean that certain Indenture of Trust dated as of September 1, 1997 between the City of Chicago and American National Bank and Trust Company of Chicago, as Trustee, as such Indenture of Trust is thereafter amended, supplemented or restated with respect to the Bond Financed Property.

    "Loan Agreement" shall mean the Loan Agreement between Landlord and Tenant dated as of September 1, 1997, with respect to the Bonds as such Loan Agreement thereafter amended, supplemented or restated.

                                       A-1